As filed with the Securities and Exchange Commission on March 15, 2005

                                                     Registration No. 333-103799
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                                   ----------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including, area code of principal executive offices)

                                   ----------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
          (Name and address, including zip code, and telephone number, including area code of agent for service)

                                   ----------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLP
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700

--------------------------------------------------------------------------------
================================================================================

This Post-Effective Amendment No. 8 consists of the following:

1. Supplement No. 57 dated March 15, 2005 to the Registrant's Prospectus dated September 15, 2003, included herewith, which will be delivered as an unattached document along with the Prospectus dated September 15, 2003.

2. The Registrant's final form of Prospectus dated September 15, 2003, previously filed pursuant to Rule 424(b)(1) on September 15, 2003 and refiled herewith.

3.  Part II, included herewith.

4.  Signatures, included herewith.

                                SUPPLEMENT NO. 57
                              DATED MARCH 15, 2005
                   TO THE PROSPECTUS DATED SEPTEMBER 15, 2003
                OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 57 to you in order to supplement our prospectus. This supplement updates information in the sections of our prospectus noted in the table of contents below. This Supplement No. 57 supplements, modifies or supersedes certain information contained in our prospectus, and prior Supplements No. 1 through 56 (dated October 23, 2003 through March 11, 2005) and must be read in conjunction with our prospectus.

                                TABLE OF CONTENTS

                                                           Supplement      Prospectus
                                                            Page No.        Page No.
                                                         ----------------------------
Prospectus Summary                                             1                   6
Risk Factors                                                   6                   12
How We Operate                                                 10                  34
Conflicts of Interest                                          10                  36
Compensation Table                                             14                  40
Prior Performance of Our Affiliates                            17                  47
Management                                                     38                  68
Principal Stockholders                                         46                  85
Investment Objectives and Policies                             47                  88
Real Property Investments                                      50                  98
Management's Discussion and Analysis of Our Financial
  Condition and Results of Operations                          63                 105
Shares Eligible for Future Sale                                78                 121
Stockholders' Meeting                                          79                 123
Summary of Our Organizational Documents                        79                 123
Plan of Distribution                                           79                 148
How to Subscribe                                               81                 157
Litigation                                                     81                 165
Relationships and Related Transactions                         81                 166
Experts                                                        84                 172

We filed a registration statement on Form S-11 to register an additional 250,000,000 shares of common stock and up to 20,000,000 shares of our common stock for participants in our distribution reinvestment program. The registration statement was declared effective by the Securities and Exchange Commission on December 28, 2004.

                               PROSPECTUS SUMMARY

THE FOURTH PARAGRAPH UNDER THIS SECTION ON "THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE", WHICH STARTS ON PAGE 1 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire quality properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties and properties that we currently have under contract for purchase are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance. As a result, we may have clusters of properties east of the Mississippi.

THE LAST PARAGRAPH UNDER THIS SECTION ON THE "OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP" WHICH STARTS ON PAGE 2 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, and our advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. The principal executive offices of our property managers are located at 2907 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

ORGANIZATIONAL CHART

THE ORGANIZATIONAL CHART UNDER THIS SECTION; WHICH IS LISTED ON PAGE 3 OF OUR PROSPECTUS IS SUPERCEDED WITH THE FOLLOWING:

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
                       ====================================================================
                                   ||                 ||                   ||
                            ----------------    ----------------    ----------------
                                Inland              Inland              Inland
                               Northwest           Southwest            Western
                               Management          Management          Management
                                 Corp.               Corp.               Corp.
                            ----------------    ----------------    ----------------
                                   ||                 ||                   ||
                            --------------------------------------------------------
                                         Inland Holdco Management LLC
                            --------------------------------------------------------
                                                      ||
                                    =============================================
                                    ||                    ||                    ||
                                    ||                    ||                    ||
                            --------------------  --------------------  --------------------
                                 Inland US          Inland Southwest      Inland Pacific
                                 Management       Property Management    Property Services
                                    LLC                  LLC                    LLC
                             (property manager)    (property manager)    (property manager)
                            --------------------  --------------------  --------------------
                                    |                     |                     |
                                    |                     |                     |
                                    =============================================
                                                          |
                                                          |
                                                          |
                                                          |
                            --------------------------------------------------------
                                    Property Management and Related Services
                            --------------------------------------------------------
                                                          |
                                                          |
                                                          |
                                                          |
  --------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
               We are principally owned by public investors. Ownership is represented by shares of our common stock
  --------------------------------------------------------------------------------------------------------------------------------

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
                       ====================================================================
                                                          ||
                                               -----------------------
                                               THE INLAND GROUP, INC.*
                                               -----------------------
                                                          ||
                                                          ||
        =======================================================================================================================
        ||                                    ||                                       ||                        ||         ||
        ||                                    ||                                       ||                        ||         ||
---------------------           ----------------------------------------------------------------------  ------------------- ||
     The Inland                                               Inland Real                                 The Inland Real   ||
      Services                                       Estate Investment Corporation                      Estate Transactions ||
     Group, Inc.                                            (our sponsor)                                    Group, Inc.    ||
---------------------           ----------------------------------------------------------------------  ------------------- ||
        ||                                                      ||                                       ||                 ||
        ||                              ====================================================             ||                 ||
        ||                              ||                      ||                        ||             ||                 ||
        ||                              ||                      ||                        ||             ||                 ||
---------------                 -----------------  -------------------------------  ------------------   ||  ----------------------
Inland Risk and                 Inland Securities    Inland Western Retail Real     Inland Partnership   ||      Inland Mortgage
   Insurance                       Corporation     Estate Advisory Services, Inc.     Property Sales     ||  Investment Corporation
  Management                                       (our business manager/advisor)      Corporation       ||
 Services, Inc.                                                                                          ||
---------------                 -----------------  -------------------------------  ------------------   ||  ----------------------
         |                             |                 |                                               ||              ||
         |                             |                 |         ========================================        ============
         |                             |                 |         ||           ||                       ||        ||         ||
         |                             |                 |    -----------   -----------   ------------------ ----------- ----------
    ------------                       |                 |    Inland Real   Inland Real       Inland Real      Inland      Inland
      Insurance                        |                 |      Estate        Estate            Estate        Mortgage    Mortgage
      Services                         |                 |    Sales, Inc.   Development   Acquisitions, Inc. Corporation  Servicing
    ------------                       |                 |                  Corporation                                  Corporation
         |                             |                 |    -----------   -----------   ------------------ ----------- -----------
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |   --------------      |                 |              |            |
         |                             |                 |    Real Estate        |                 |              |            |
         |                             |                 |   Sales Services      |                 |              |            |
         |                             |                 |   --------------      |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                    ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                    Securities Sales    Organization,    |     Construction and       Property    Mortgage     Mortgage
         |                                      Advisory and Real  |        Development        Acquisition  Brokerage      Loan
         |                                       Estate Services   |         Services           Services    Services     Servicing
         |                    ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
  --------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
  --------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

Double lines indicate 100% ownership.
Single lines indicate service.

CONFLICTS OF INTEREST

THE FIRST PARAGRAPH UNDER THE SECTION REGARDING "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 5 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR BUSINESS MANAGER/ADVISOR. THESE AFFILIATES INCLUDE INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC., INLAND REAL ESTATE EXCHANGE CORPORATION AND INLAND AMERICAN REAL ESTATE TRUST, INC. INLAND REAL ESTATE CORPORATION IS A PUBLICLY TRADED REIT THAT IS SELF-ADMINISTERED AND GENERALLY PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS SELF-ADMINISTERED AND GENERALLY PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. ON FEBRUARY 11, 2005, INLAND AMERICAN REAL ESTATE TRUST, INC. FILED A REGISTRATION STATEMENT ON FORM S-11 TO REGISTER 500,000,000 SHARES OF COMMON STOCK AND UP TO 40,000,000 SHARES OF THEIR COMMON STOCK FOR PARTICIPANTS IN THEIR DISTRIBUTION REINVESTMENT PROGRAM. THE REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, AND THERE IS NO ASSURANCE WHEN AND IF IT WILL BE DECLARED EFFECTIVE. INLAND AMERICAN REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND AMERICAN REAL ESTATE TRUST, INC. HAS BEEN FORMED TO ACQUIRE COMMERCIAL REAL ESTATE, PRIMARILY RETAIL PROPERTIES AND MULTI-FAMILY, OFFICE AND INDUSTRIAL BUILDINGS, LOCATED IN THE UNITED STATES AND CANADA. INLAND AMERICAN REAL ESTATE TRUST, INC. MAY INVEST IN THOSE ASSETS DIRECTLY BY PURCHASING THE PROPERTY ALSO KNOWN AS A "FEE INTEREST" OR INDIRECTLY BY PURCHASING INTERESTS, INCLUDING CONTROLLING INTERESTS, IN "REAL ESTATE OPERATING COMPANIES." INLAND AMERICAN REAL ESTATE TRUST, INC. MAY ALSO INVEST IN OTHER REAL ESTATE ASSETS AND ENTITIES OWNING THOSE ASSETS, SUCH AS MORTGAGE LOANS SECURED BY COMMERCIAL REAL ESTATE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

THE SECOND BULLET POINT AFTER THE SECOND PARAGRAPH UNDER THE SECTION "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 5 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

         - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

WE HAVE ADDED A FOURTH PARAGRAPH WITH RELATED BULLET POINTS UNDER THE SECTION "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 5 OF OUR PROSPECTUS TO READ AS
FOLLOWS:

If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

         - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

         - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

         - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

         - Inland American Real Estate Trust, Inc. will compete for the same properties we may be interested in;

         - Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

         - potential time and effort spent by Inland Securities Corporation on the selling of our securities and their sales effort related to the sales of shares for Inland American Real Estate
              Trust, Inc.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

THE DISCUSSION UNDER THIS SECTION REGARDING "ACQUISITION EXPENSES", WHICH STARTS ON PAGE 6 OF OUR PROSPECTUS, SHOULD READ:

We will reimburse Inland Real Estate Acquisitions, Inc., for costs incurred, on our behalf, in connection with the acquisition of properties. We will pay an amount, estimated to be up to 0.5% of the total of (1) the gross offering proceeds from the sale of 250,000,000 shares, (2) the gross proceeds from the sale of up to 20,000,000 shares pursuant to the distribution reinvestment programs. The acquisition expenses for any particular property will not exceed 6% of the gross purchase price of the property.

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED UNDER THE SECTION "COMPENSATION TO BE PAID TO OUR BUSINESS MANAGER/ADVISOR AND AFFILIATES" WHICH STARTS ON PAGE 6 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS FOLLOWS:

Property management fee     4.5% of the gross income from the properties.
This fee terminates upon    (cannot exceed 90% of the fee which would be payable
a business combination      to an unrelated third party). We will pay the fee
with our property           for services in connection with the rental, leasing,
managers.                   operation and management of the properties. For the
                            year ended December 31, 2004, and the period from March 5, 2003 (inception) to December 31, 2003
                            (inception) we have incurred and paid property management fees of $5,381,721 and $16,627, of which $5,381,721 and $16,627 were retained by Inland US
                            Management LLC, Inland Southwest Property
                            Management LLC and Inland Pacific Property
                            Services LLC. Actual amounts we will incur in the future cannot be determined at the present time.

THE DISCUSSION UNDER THIS SECTION ON THE "INCENTIVE ADVISORY FEE", WHICH STARTS ON PAGE 7 OF OUR PROSPECTUS, SHOULD READ:

After our stockholders have first received a 10% cumulative, non-compounded return and a return of their net investment, an incentive advisory fee equal to 15% on net proceeds from the sale of a property will be paid to our advisor.

                                  RISK FACTORS

THE SECOND SENTENCE UNDER THE DISCUSSION REGARDING "WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL " WHICH STARTS ON PAGE 12 OF OUR PROSPECTUS HAS BEEN MODIFIED TO READ AS FOLLOWS:

These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation, Inland American Real Estate Trust, Inc., and other entities to be formed by The Inland Group.

THE LAST SENTENCE OF THIS DISCUSSION ON PAGE 12, UNDER THE ABOVE SUBHEADING, IS MODIFIED TO READ AS FOLLOWS:

We will be acquiring properties that are located primarily west of the Mississippi River and single user net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

THE SECOND PARAGRAPH ON PAGE 13, UNDER THIS HEADING, IS DELETED.

THE DISCUSSION REGARDING "WE DEPEND ON OUR BOARD OF DIRECTOR, BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS " WHICH STARTS ON PAGE 19 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

         WE DEPEND ON OUR BOARD OF DIRECTORS, BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the business manager/advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the business manager/advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the business manager/advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Specific conflicts of interest between us and Inland American Real Estate Trust, Inc include:

         - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

         - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors; and

         - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retail centers, and office buildings, located in the United States.

Our business manager/advisor must reimburse us for certain operational stage expenses exceeding 15% of the gross offering proceeds. If the business manager/advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

THE DISCUSSION REGARDING "THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES" WHICH STARTS ON PAGE 19 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our business manager/advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the business manager/advisor and affiliates will provide to us. Those affiliates could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our business manager/advisor, Inland Real Estate Corporation, Inland Real Estate Exchange Corporation, and Inland American Real Estate Trust, Inc., and entities to be formed by The Inland Group, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and generally purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is self-administered and generally purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Specific conflicts of interest between us and our affiliates include:

         - We may acquire properties from affiliates of our sponsor in transactions in which the price will not be the result of arm's length negotiations. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely affect our cash flow and our ability to pay your distributions.

         - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR BUSINESS MANAGER/ADVISOR OR ITS' AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR BUSINESS MANAGER/ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our business manager/advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

         - OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our business manager/advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

         - OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The resolution of this conflict of interest may cause the business manager/advisor to sacrifice our best interest in favor of the seller of the property or in favor of Inland American Real Estate Trust, Inc. and therefore, we may enter into a transaction that is not in our best interest or not enter into a transaction at all. The resolution of this conflict of interest may negatively impact our financial performance.

         - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR AND OUR BUSINESS MANAGER/ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

         - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to the sales effort related to the sales of shares by Inland American Real Estate Trust, Inc. These personnel could spend more time and attention in Inland American Real Estate Trust, Inc.'s offering. The resolution of this conflict of interest could have a negative impact on our financial performance.

         - WE MAY ACQUIRE THE BUSINESS OF OUR BUSINESS MANAGER/ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our business manager/advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our business manager/advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do, and therefore could have a negative impact on our financial performance.

         - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our business manager/advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

                                 HOW WE OPERATE

THE THIRD AND FOURTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 34 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

In addition to the services of our business manager/advisor, we contract with Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their services as our property managers. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC provide the day-to-day property management services for all of our properties.

Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our business manager/advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, are owned by individuals who are affiliates of the Inland Group.

                              CONFLICTS OF INTEREST

THE SECOND PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR AND THE INLAND GROUP. Affiliates of our business manager/advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to the sales effort related to the sales of shares by Inland American Real Estate Trust, Inc. Therefore, our sponsor, our business manager/advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

THE THIRD AND FOURTH PARAGRAPHS UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions are owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

WE HAVE ADDED A SIXTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS TO READ AS FOLLOWS:

Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

         - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

         - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

         - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

         - Inland American Real Estate Trust, Inc. will compete for the same properties we are interested in;

         - Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

         - potential time and effort spent by Inland Securities Corporation on the selling of our securities and the effort related to the sales of shares offered by Inland American Real Estate Trust, Inc.

THE SIXTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY AND BECOMES THE SEVENTH PARAGRAPH AND SHOULD READ AS FOLLOWS:

We currently focus on purchase of properties in the states west of the Mississippi River. We have acquired and will continue to acquire properties east of the Mississippi River. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest may arise in connection with the sale of shares and use of the offering's proceeds. Those conflicts of interest are discussed above. However, if any conflicts do arise, they will be resolved as provided in the agreement with our business manager/advisor discussed above.

THE NINTH THROUGH FIFTEENTH PARAGRAPHS UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY SHOULD READ AS FOLLOWS:

WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our business manager/advisor has a fiduciary obligation to us.

PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY COMPANIES OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property managers. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the business manager/advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our business manager/advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our business manager/advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the business manager/advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our business manager/advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

While we will not make loans to our business manager/advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

Our business manager/advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our business manager/advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our business manager/advisor.

OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our business manager/advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to the effort related to the sale of shares offered by Inland American Real Estate Trust, Inc.

THE DISCUSSION UNDER THE SECTION WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS HAS BEEN MODIFIED TO INCLUDE THE FOLLOWING NINETEENTH PARAGRAPH:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions are owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

THE DISCUSSION UNDER "TERM OF THE ADVISORY AGREEMENT" SECTION WHICH STARTS ON PAGE 79 OF OUR PROSPECTUS HAS BEEN MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

                               COMPENSATION TABLE

THE DISCUSSION UNDER THIS SECTION "NONSUBORDINATED PAYMENTS - OFFERING STAGE" ON THE MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE PAID TO THE MANAGING DEALER AND SOLICITING DEALERS, WHICH STARTS ON PAGE 40 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:

          TYPE OF COMPENSATION                                                                ESTIMATED MAXIMUM
             AND RECIPIENT                         METHOD OF COMPENSATION                       DOLLAR AMOUNT
-----------------------------------------  ---------------------------------------  --------------------------------------
Marketing contribution and due diligence   We will pay an amount equal to 2.5% of   The actual amount depends on the
expense allowance paid to the managing     the gross offering proceeds to the       number of shares.  If there are no
dealer and soliciting dealers.             managing dealer, all or a portion of     special sales, approximately the
                                           which may be passed on to soliciting     following amounts will be paid for the
                                           dealers, in lieu of reimbursement of     marketing contribution and the due
                                           specific expenses associated with        diligence expense allowance:
                                           marketing.  We may pay an additional
                                           0.5% of the gross offering proceeds to   -    $60,000 if we sell the minimum
                                           the managing dealer, which may be             number of shares; or
                                           passed on to the soliciting dealers,
                                           for due diligence expenses.  We will     -    $75,000,000 if we sell the
                                           not pay the marketing contribution and        maximum number of shares.
                                           due diligence expense allowance in
                                           connection with any special sales,
                                           except those receiving volume
                                           discounts and those described in "Plan
                                           of Distribution - Volume Discounts."

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED WHICH STARTS ON PAGE 41 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS
FOLLOWS:

                                                                                           ESTIMATED MAXIMUM DOLLAR
   TYPE OF COMPENSATION AND RECIPIENT              METHOD OF COMPENSATION                           AMOUNT
-----------------------------------------  ---------------------------------------  --------------------------------------
   Property management fee paid to our      We will pay a monthly fee of 4.5% of        For the year ended December 31,
property managers, Inland US Management    the gross income from the properties.       2004, and the period from March 5,
LLC, Inland Southwest Management LLC and   We will also pay a monthly fee for any      2003 (inception) to December 31, 2003
Inland Pacific Property Services LLC. We    extra services equal to no more than       we have incurred and paid  property
    will pay the fee for services in       90% of that which would be payable to       management fees of $5,381,721 and
  connection with the rental, leasing,        an unrelated party providing the         $16,627, of which $ 5,381,721 and
     operation and management of the        services. The property managers may        $16,627 were retained by Inland US
               properties                    subcontract their duties for a fee        Management LLC, Inland Southwest
                                           that may be less than the fee provided      Management LLC and Inland Pacific
                                               for in the management services            Property Services LLC. If we
                                                        agreements.                      acquire the businesses of our
                                                                                        business manager/advisor and/or
                                                                                          our property managers, the
                                                                                         property management fees will
                                                                                       cease. The actual amounts we will
                                                                                       incur in the future are dependent
                                                                                        upon results of operations and,
                                                                                      therefore, cannot be determined at
                                                                                              the present time.

THE DISCUSSION UNDER THIS SECTION ON THE "NONSUBORDINATED PAYMENTS - OPERATIONAL STAGE", WHICH STARTS ON PAGE 41 OF OUR PROSPECTUS, IS MODIFIED AS FOLLOWS:

The last entry "Advisor asset management fee" at the bottom of the page is deleted.

THE DISCUSSION UNDER THIS SECTION "SUBORDINATED PAYMENTS - OPERATIONS STAGE" ON THE ADVISOR ASSET MANAGEMENT FEE PAID TO OUR ADVISOR, WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:

        TYPE OF COMPENSATION AND                                                           ESTIMATED MAXIMUM DOLLAR
               RECIPIENT                           METHOD OF COMPENSATION                          AMOUNT
-----------------------------------------  ---------------------------------------  --------------------------------------
                                                     OPERATIONAL STAGE

Advisor asset management fee payable to    We pay an annual advisor asset           The actual amounts to be received
our advisor.                               management fee of not more than 1% of    depend upon the sale price of our
                                           our average assets. Our average assets   properties and, therefore, cannot be
                                           means the average of the total book      determined at the present time. If we
                                           value including acquired intangibles     acquire the advisor, the advisor asset
                                           of our real estate assets plus the       management fee will cease.
                                           total value of our loans receivables
                                           secured by real estate, before
                                           reserves for depreciation or bad debts
                                           or other similar non-cash reserves. We
                                           will compute our average assets by
                                           taking the average of these values at
                                           the end of each month during the
                                           quarter for which we are calculating
                                           the fee. The fee is payable quarterly
                                           in an amount equal to 1/4of 1% of
                                           average assets as of the last day of
                                           the immediately preceding quarter. For
                                           any year in which we qualify as a
                                           REIT, our advisor must reimburse us
                                           for the following amounts if any:

                                           (1)  the amounts by which our total
                                                operating expenses, the sum of
                                                the advisor asset management fee
                                                plus other operating expenses,
                                                paid during the previous fiscal
                                                year exceed the greater of:

                                                -  2% of our average assets for
                                                   that fiscal year, or

                                                -  25% of our net income for that
                                                   fiscal year.

                                           (2)  plus an amount, which will not
                                                exceed the advisor asset
                                                management fee for that year,
                                                equal to any difference between
                                                the total amount of distributions
                                                to stockholders for that year and
                                                the 6% annual return on the net
                                                investment of stockholders.

                                           Items such as organization and
                                           offering expenses, property expenses,
                                           interest payments, taxes, non-cash
                                           expenditures, the incentive advisory
                                           fee and acquisition expenses are
                                           excluded from the definition of total
                                           operating expenses.

                                           See "Management -- Our Advisory
                                           Agreement" for an explanation of
                                           circumstances where the excess amount
                                           specified in clause (1) may not need
                                           to be reimbursed.

THE DISCUSSION UNDER THIS SECTION "COMPENSATION TO OFFICERS AND DIRECTORS" ON THE DIRECTOR FEES, WHICH STARTS ON PAGE 45 OF OUR PROSPECTUS, SHOULD READ AS
FOLLOWS:

        TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
               RECIPIENT                           METHOD OF COMPENSATION                       DOLLAR AMOUNT
-----------------------------------------  ---------------------------------------  --------------------------------------
Director fees                              Independent directors receive an         We will pay the five independent
                                           annual fee of $5,000 (increasing to      directors $25,000 in the aggregate
                                           $10,000 effective October 1, 2004) and   (increasing to $50,000 effective
                                           a fee of $500 for attending each         October 1, 2004), plus fees for
                                           meeting of the board or one of its       attending meetings. The actual amounts
                                           committees in person and $350 for        to be received for future meetings
                                           attending a meeting via the telephone.   depends upon the number of meetings
                                           Our officers who are also our            and their attendance and, therefore,
                                           directors do not receive director        cannot be determined at the present
                                           fees.                                    time.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending December 31, 2004, The Inland Group and its affiliates have sponsored two other REITs and 34 real estate exchange private placements, which altogether have raised more than $3,157,236,000 from over 68,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $3,005,648,000 from over 68,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, both Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., are now self-administered REITs. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this Post-effective amendment as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending December 31, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this post-effective amendment. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                       INLAND RETAIL REAL     INLAND REAL ESTATE    INLAND REAL ESTATE
                                                       ESTATE TRUST, INC.        CORPORATION         EXCHANGE PRIVATE
                                                              REIT                   REIT                PLACEMENT
                                                          PROGRAM AS OF         PROGRAM AS OF         OFFERINGS AS OF
                                                        DECEMBER 31, 2004     DECEMBER 31, 2004      DECEMBER 31, 2004
---------------------------------------------------    ------------------     ------------------     -----------------
Number of programs sponsored                                            1                      1                    34
Aggregate amount raised from investors                 $    2,301,884,000            703,764,000           151,588,000
Approximate aggregate number of investors                          59,000                  9,300                   386
Number of properties purchased                                        276                    151                    30
Aggregate cost of properties                           $    4,061,050,000          1,326,000,000           363,005,000
Number of mortgages/notes                                               0                      0                     0
Principal amount of mortgages/notes                                     0                      0                     0
Principal of properties (based on cost) that were:
Commercial--
  Retail                                                            90.00%                 86.00%                48.72%
  Single-user retail net-lease                                      10.00%                 14.00%                11.68%
  Nursing homes                                                      0.00%                  0.00%                 0.00%
  Offices                                                            0.00%                  0.00%                24.12%
  Industrial                                                         0.00%                  0.00%                15.48%
  Health clubs                                                       0.00%                  0.00%                 0.00%
  Mini-storage                                                       0.00%                  0.00%                 0.00%
    Total commercial                                               100.00%                100.00%                100.0%
Multi-family residential                                             0.00%                  0.00%                 0.00%
Land                                                                 0.00%                  0.00%                 0.00%
Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)                    37.00%                 40.00%                60.00%
Existing construction                                               63.00%                 60.00%                40.00%

Number of properties sold in whole or in part                           0                     11                     0

Number of properties exchanged                                          0                      0                     0

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

     During the three years prior to December 31, 2004, Inland Real Estate Corporation purchased 27 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 237 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our post-effective amendment. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

     INLAND REAL ESTATE CORPORATION. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of December 31, 2004, Inland Real Estate Corporation issued 14,467,082 shares of common stock through its distribution reinvestment program. As of December 31, 2004, Inland Real Estate Corporation repurchased 5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $703,764,000 as of December 31, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

     Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of December 31, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of December 31, 2004, Inland Real Estate Corporation owned interest in 140 properties for a total investment of approximately $1,325,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of December 31, 2004, Inland Real Estate Corporation financed approximately $599,567,000 on its properties and had $85,000,000 outstanding through an unsecured line of credit.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

     INLAND RETAIL REAL ESTATE TRUST, INC. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of December 31, 2004, Inland Retail Real Estate Trust, Inc. issued 21,278,452 shares through its distribution reinvestment program, and has repurchased a total of 3,367,019 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total net offering proceeds of approximately $2,301,884,000 as of December 31, 2004. On December 29, 2004 Inland Retail Real Estate Trust, Inc., issued 19,700,060 shares as a result of merging with their advisor.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

     As of December 31, 2004, Inland Retail Real Estate Trust, Inc. owned 276 properties for a total investment of approximately $4,061,050,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of December 31, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,257,842,000 on its properties.

     On December 29, 2004, and pursuant to an agreement and plan of merger entered into on September 10, 2004, Inland Retail Real Estate Trust, Inc. (IRRETI) acquired, by merger, four entities affiliated with its former sponsor, Inland Real Estate Investment Corporation, which entities provided business management, advisory and property management services to it. The four entities acquired were Inland Retail Real Estate Advisory Services, Inc., Inland Southern Mangement Corp., Inland Mid-Atlantic Management Corp. and Inland Southeast Property Management Corp. (the acquired companies). Shareholders of the acquired companies received an aggregate of 19,700,060 shares of IRRETI common stock, valued under the merger agreement at $10.00 per share.

     The following table summarizes distributions for each of the publicly registered REITS through December 31,2004:

                                REIT PERFORMANCE
                     Distributions through December 31, 2004

                                              INLAND REAL ESTATE CORPORATION
                                                  OFFERING COMPLETED 1999
             ------------------------------------------------------------------------------------------------
                                                                                   Average         Average
                                                                                 Annualized      Annualized
                                                                                Distribution    Distribution
                                                                                for Purchases   for Purchases
                Total          Ordinary        Non taxable     Capital Gain      at $10 per      at $11 per
             Distribution       Income         Distribution    Distribution         Share           Share
                 ($)             ($) *            ($) **          ($) ***            ($)             ($)
             ------------------------------------------------------------------------------------------------
    1995          736,627        694,213             42,414           -              7.6             N/A
    1996        3,704,943      3,093,525            611,418           -              8.1             N/A
    1997       13,127,597      9,739,233          3,388,364           -              8.6             N/A
    1998       35,443,213     27,015,143          8,428,070           -              8.8             7.9
    1999       48,379,621     35,640,732         12,738,889           -              8.9             8.0
    2000       52,964,010     40,445,730         12,518,280           -              9.0             8.1
    2001       58,791,604     45,754,604         12,662,414         374,586          9.3             8.4
    2002       60,090,685     41,579,944         18,315,640         195,101          9.4             8.5
    2003       61,165,608     47,254,096         13,577,679         333,833          9.4             8.6
    2004       62,586,577     53,458,760          7,883,026       1,244,791          9.4             8.6
             --------------------------------------------------------------

              396,990,485    304,675,980         90,166,194       2,148,311
             ==============================================================

                        INLAND RETAIL REAL ESTATE TRUST, INC.
                               OFFERING COMPLETED 2003
             ----------------------------------------------------------
                                                              Average
                Total         Ordinary      Non Taxable     Annualized
             Distribution      Income      Distribution    Distribution
                 ($)            ($) *         ($) **            (%)
             ----------------------------------------------------------
    1999        1,396,861        318,484      1,078,377        7.2
    2000        6,615,454      3,612,577      3,002,877        7.7
    2001       17,491,342     10,538,534      6,952,808        8.0
    2002       58,061,491     36,387,136     21,674,355        8.2
    2003      160,350,811     97,571,099     62,779,712        8.3
    2004      190,630,575    110,922,403     79,708,172        8.3
             ------------------------------------------

              434,546,534    259,350,233    175,196,301
             ==========================================

         ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

                 * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
                ** Represents a return of capital for federal income tax purposes.
               *** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

         Since our inception and through December 31, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

         From October 1, 1995 through December 31, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $269,026,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

         Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

         Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

         Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own corporate interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

         - CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

         - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

         - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

         IREIC, the corporate general partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of December 31, 2004, seven of the Category 1 K-Mart properties have been sold and the remaining two are under contract. Two of the Category 3 properties have been sold, one is under contract and one has an offer pending as of December 31, 2004.

         - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The corporate general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

         In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through December 31, 2004, IREX offered the sale of 34 properties with a total property value of $404,899,000.

         LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

         SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

         PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

         1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

         LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2001 when the maximum offering amount was raised.

         INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

         TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

         BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

         BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

         INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

         COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant-in-common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

         DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

         FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

         DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

         GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

         MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

         WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

         PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $3,900,000 consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co., and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

         BED, BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 10920-

10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

         BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. The total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

         PORT RICHEY 1031, L.L.C. Port Rickey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the Property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Port Richey 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $5,975,000 consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

         WALGREENS STORE HOBART INDIANA. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $6,534,000 consists of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

         KRAFT COLD STORAGE FACILITY, MASON CITY, IOWA. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $11,000,000 consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

         HUNTINGTON SQUARE PLAZA, NEW YORK. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $39,200,000 consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering is currently selling.

         BEST BUY STORE, REYNOLDSBURG, OHIO. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchase a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $10,345,000 consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

         DEERE & COMPANY DISTRIBUTION FACILITY IN JEFFERSON CITY, TENNESSEE. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,735,000, consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. As of December 31, 2004 there were no investors.

         INDIANAPOLIS ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $2,190,000, consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         MOBILE ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $1,578,000, consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         KOHL'S STORE IN STOUGHTON, MASSACHUSETTS. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $19,950,000, consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering is currently selling.

         The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                          Sentry                                    Lansing      Inland 220
                                        Landings of       Office                       1031         Shopping    Celebration
                                          Sarasota       Building     Pets Bowie    Chattanooga      Center        Place
                                            DBT             DBT          DBT            DBT           DBT           DBT
                                        -----------------------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.5%    Up to 8.5%    Up to 8.5%     Up to 8.5%    Up to 8.5%    Up to 8.5%
Selling Commission To 3rd Party Reps            6.00%         6.00%         6.00%          6.00%         6.00%         6.00%
Due Diligence Fee                               0.50%         0.50%         0.50%          0.50%         0.50%         0.50%
Marketing  Expenses                             1.00%         1.50%         1.50%          1.50%         1.50%         1.00%
Offering & Organization                         1.00%         0.50%         0.50%          0.50%         0.50%         1.00%
Mortgage Broker Fee (IMC)(2)                    0.50%         0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                  N/A          0.71%         0.77%          0.90%         0.88%         1.18%
Bridge Financing Fees                            N/A           N/A          1.49%          0.50%         0.20%         0.10%
Total Load(4)                           11.25%-12.75%        14.23%        13.68%         14.39%        13.68%        13.23%
Asset Management Fees(5)                         N/A          0.75%         1.00%          0.56%         0.55%         0.52%
                                                                         Paid by
Property Management Fees(6)                      4.5%          5.0%   Asset Mgr.            5.0%          5.0%          4.5%
Backend Sales Commission                         3.5%          3.5%          3.5%           3.5%          3.5%          N/A

                                                                                                                 Janesville
                                                                                      Inland 210      CompUSA       Deere
                                           Taunton        Broadway                   Celebration      Retail    Distribution
                                           Circuit        Commons      Bell Plaza       Place        Building     Facility
                                             DBT            DBT         1031 LLC         DBT           LLC        1031 LLC
                                        ------------------------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.0%   Up to 8.77%   Up to 9.19%    Up to 5.27%   Up to 8.56%    Up to 8.6%
Selling Commission To 3rd Party Reps            6.00%         6.00%         6.00%          3.81%         6.00%         6.00%
Due Diligence Fee                               0.50%         0.50%         0.50%          0.00%         0.50%         0.50%
Marketing  Expenses                             1.00%         1.00%         1.00%          0.50%         1.00%         1.00%
Offering & Organization                         0.50%         1.27%         1.69%          0.96%         1.06%         1.10%
Mortgage Broker Fee (IMC)(2)                    0.61%         0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                 0.69%         0.75%          N/A           0.89%         0.82%         0.87%
Bridge Financing Fees                           0.07%         0.23%          N/A           0.23%         0.23%         0.23%
Total Load(4)                                  11.89%        12.98%        23.02%         10.52%        14.93%        13.93%
Asset Management Fees(5)                        0.57%          N/A          0.53%          0.53%         0.63%         0.49%
Property Management Fees(6)                      4.0%          5.0%          5.0%           4.5%          4.5%          4.5%
Backend Sales Commission                         N/A           N/A           3.5%           N/A           N/A           N/A

                                                         Davenport                                        White
                                                           Deere                                       Settlement
                                        Fleet Office    Distribution                                      Road         Plainfield
                                          Building        Facility      Grand Chute    Macon Office    Investment     Marketplace
                                          1031 LLC        1031 LLC          DST            DST             LLC          1031 LLC
                                        -----------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.52%     Up to 8.42%    Up to 8.82%     Up to 8.52%    Up to 8.52%    Up to 8.76%
Selling Commission To 3rd Party Reps            6.00%           6.00%          6.00%           6.00%          7.04%          6.00%
Due Diligence Fee                               0.50%           0.50%          0.50%           0.50%          0.60%          0.50%
Marketing  Expenses                             1.00%           1.00%          1.00%           1.00%          1.16%          1.00%
Offering & Organization                         1.02%           0.92%          1.32%           1.02%          1.66%          1.26%
Mortgage Broker Fee (IMC)(2)                    0.50%           0.71%          0.50%           0.50%          0.97%          0.57%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                 0.85%           0.77%          0.84%           0.72%          8.99%          3.89%
Bridge Financing Fees                           0.35%           0.72%          0.13%           0.81%          0.12%          0.92%
Total Load(4)                                  14.57%          13.18%         12.96%          14.24%         30.90%         20.44%
Asset Management Fees(5)                        0.49%           0.50%          0.66%           0.66%          0.00%          0.04%
Property Management Fees(6)                      4.5%            4.5%           5.0%            4.5%           5.0%           5.0%
Backend Sales Commission                         N/A              NA             NA              NA             NA             NA

                                                                                                                          BJ's
                                          Pier 1 Retail                                 Bed, Bath &    Cross Creek      Shopping
                                             Center        Long Run     Forestville       Beyond         Commons         Center
                                            1031 LLC       1031 LLC       1031 LLC       1031 LLC        1031 LLC       1031 LLC
                                        -----------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.73%     Up to 8.37%    Up to 8.40%     Up to 8.70%    Up to 8.64%    Up to 8.59%
Selling Commission To 3rd Party Reps            6.00%           5.84%          5.54%           6.00%          6.00%          6.00%
Due Diligence Fee                               0.50%           0.49%          0.46%           0.50%          0.50%          0.50%
Marketing  Expenses                             1.00%           0.97%          0.93%           1.00%          1.00%          1.00%
Offering & Organization                         1.23%           1.07%          1.46%           1.20%          1.14%          1.09%
Mortgage Broker Fee (IMC)(2)                    0.50%           0.47%          0.43%           0.55%          0.40%          0.50%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                 4.29%           5.31%          5.00%           5.15%          5.04%          5.00%
Bridge Financing Fees                           0.94%
Total Load(4)                                  23.84%          22.38%         21.34%          23.13%         22.99%         26.04%
Asset Management Fees(5)                        0.06%           0.20%          0.00%           0.15%          0.11%          0.12%
Property Management Fees(6)                      5.0%            5.0%           5.0%            5.0%           5.0%           5.0%
Backend Sales Commission                          NA              NA             NA             N/A             NA             NA

                                          Barnes &                                     Kraft Cold                      Best Buy
                                        Noble Retail                     Walgreen        Storage      Huntington        Store
                                           Center       Port Richey    Store Hobart     Facility     Square Plaza    Reynoldsburg
                                          1031 LLC       1031 LLC        1031 LLC       1031 LLC       1031 LLC        1031 LLC
                                        ------------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.69%     Up to 8.4%     Up to 8.52%    Up to 8.75%    Up to 8.02%      Up to 8.64%
Selling Commission To 3rd Party Reps            6.00%          5.55%           6.00%          6.00%          6.00%            6.00%
Due Diligence Fee                               0.50%          0.46%           0.50%          0.50%          0.50%            0.50%
Marketing  Expenses                             1.00%          0.93%           1.00%          1.00%          1.00%            1.00%
Offering & Organization                         1.19%          1.46%           1.02%          1.25%           .52%            1.14%
Mortgage Broker Fee (IMC)(2)                    0.50%          0.43%            N/A           0.50%          0.58%            0.50%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                 5.00%          5.00%           4.22%          5.03%          4.31%            5.00%
Bridge Financing Fees                           0.49%          0.56%           1.25%          0.56%          0.47%            0.69%
Total Load(4)                                  23.80%         22.80%          14.77%         22.94%         12.14%           23.08%
Asset Management Fees(5)                        0.13%          0.08%           0.08%          0.05%          0.03%            0.06%
Property Management Fees(6)                      5.0%           5.0%            4.5%           4.5%           4.5%             2.9%
Backend Sales Commission                          NA            N/A             N/A            N/A            N/A              N/A

                                                                         Mobile          Indianapolis
                                        Jefferson City   Stoughton    Entertainment     Entertainment
                                           1031 LLC       1031 LLC       1031 LLC         1031 LLC
                                        --------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.63%    Up to 8.61%     Up to 9.88%       Up to 9.07%
Selling Commission To 3rd Party Reps            6.00%          6.00%           5.86%             5.82%
Due Diligence Fee                               0.50%          0.50%           0.49%             0.48%
Marketing  Expenses                             1.00%          1.00%           0.98%             0.97%
Offering & Organization                         1.13%          1.11%           2.56%             1.80%
Mortgage Broker Fee (IMC)(2)                    0.61%          0.56%           0.50%             0.50%
Acquisition Fee & Carrying Costs(3)
Acquisition Fee                                 7.32%          4.39%           3.00%             4.92%
Bridge Financing Fees                           0.30%          0.42%           0.73%             0.73%
Total Load(4)                                  16.25%         21.60%          12.66%            23.09%
Asset Management Fees(5)                        0.09%          0.10%           0.37%             0.27%
Property Management Fees(6)                      2.9%           2.9%            2.9%              2.9%
Backend Sales Commission                         N/A            N/A             N/A               N/A

(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

         Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however shall never exceed $10,000, nor be less than $1,200 monthly.

         Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

         The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through December 31, 2004:

                            1031 EXCHANGE PERFORMANCE
                     DISTRIBUTIONS THROUGH DECEMBER 31, 2004

                                                    Number     Offering   Offering    Distributions
                                                      of        Equity   Completed       To Date
Name of Entity                                    Investors       ($)       ($)            ($)
---------------------------------------------------------------------------------------------------
Landings of Sarasota DBT                              9       4,000,000  05/2002            967,036
Sentry Office Building DBT                            7       3,500,000  04/2002            838,352
Pets Bowie DBT                                        7       2,600,000  07/2002            583,006
1031 Chattanooga DBT                                  9       1,900,000  05/2002            396,165
Lansing Shopping Center DBT                           5       5,000,000  09/2001            966,308
Inland 220 Celebration Place DBT                     35      15,800,000  09/2003          2,461,974
Taunton Circuit DBT                                   1       3,750,000  09/2002            678,650
Broadway Commons DBT                                 32       8,400,000  12/2003            981,185
Bell Plaza 1031, LLC                                  1         890,000  11/2003            254,491
Inland 210 Celebration Place DBT                      1       6,300,000  01/2003          1,020,331
CompUSA Retail Building, LLC                         11       3,950,000  02/2004            386,560
Janesville Deere Distribution Facility 1031, LLC     35      10,050,000  01/2004            858,827
Fleet Office Building 1031, LLC                      30      10,000,000  01/2004            796,941
Davenport Deere Distribution Facility 1031, LLC      35      15,700,000  04/2004          1,063,928
Grand Chute DST                                      29       5,370,000  03/2004            400,400
Macon Office DST                                     29       6,600,000  03/2004            515,838
White Settlement Road Investment, LLC                 1       1,420,000  12/2003            115,084
Plainfield Marketplace 1031, LLC                     31      12,475,000  06/2004            406,197
Pier 1 Retail Center 1031, LLC                       22       4,300,000  06/2004            134,212
Long Run 1031, LLC                                    1       4,935,000  05/2004            215,000
Forestville 1031, LLC                                 1       3,900,000  05/2004            148,563

Bed, Bath & Beyond 1031, LLC                         19       6,633,000     *                49,536
Cross Creek Commons 1031, LLC                        26       6,930,000  08/2004            122,412
BJ's Shopping Center 1031, LLC                        7       8,365,000     *                 8,606
Barnes & Noble Retail Center 1031, LLC                1       3,930,000     *                 1,507
Port Richey 1031, LLC                                 1       3,075,000  07/2004             47,330
Walgreen Store Hobart 1031, LLC                      11       6,534,000     *                19,907
Kraft Cold Storage Facility 1031, LLC                19      11,000,000     *                28,440
Huntington Square Plaza 1031, LLC                    16      39,200,000     *                     -
Best Buy Store Reynoldsburg 1031, LLC                 4      10,345,000     *                     -
Jefferson City 1031, LLC                              0      10,973,000                           -
Stoughton 1031, LLC                                   1      19,950,000                           -

                                                                 2001          2002          2003          2004
                                                    Number      Annual        Annual        Annual        Annual
                                                      of     Distribution  Distribution  Distribution  Distribution
Name of Entity                                    Investors       (%)           (%)          (%)            (%)
-------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT                              9          8.00          8.00          8.07          8.39
Sentry Office Building DBT                            7                        8.20          8.73          9.25
Pets Bowie DBT                                        7                        8.89          8.89          9.12
1031 Chattanooga DBT                                  9                        8.19          8.26          8.26
Lansing Shopping Center DBT                           5                        8.47          8.29          8.96
Inland 220 Celebration Place DBT                     35                        8.08          8.10          8.10
Taunton Circuit DBT                                   1                        8.22          8.31          8.31
Broadway Commons DBT                                 32                        8.14          8.22          8.26
Bell Plaza 1031, LLC                                  1                       13.53         14.67         16.05
Inland 210 Celebration Place DBT                      1                                      8.23          8.23
CompUSA Retail Building, LLC                         11                                      8.05          8.17
Janesville Deere Distribution Facility 1031, LLC     35                                      7.23          7.35
Fleet Office Building 1031, LLC                      30                                      7.19          7.19
Davenport Deere Distribution Facility 1031, LLC      35                                      7.36          7.36
Grand Chute DST                                      29                                      8.48          8.49
Macon Office DST                                     29                                      8.20          8.20
White Settlement Road Investment, LLC                 1                                                    8.34
Plainfield Marketplace 1031, LLC                     31                                                    7.09
Pier 1 Retail Center 1031, LLC                       22                                                    7.20
Long Run 1031, LLC                                    1                                                    9.42
Forestville 1031, LLC                                 1                                                    7.55

Bed, Bath & Beyond 1031, LLC                         19                                                    7.58
Cross Creek Commons 1031, LLC                        26                                                    7.30
BJ's Shopping Center 1031, LLC                        7                                                    7.69
Barnes & Noble Retail Center 1031, LLC                1                                                    6.65
Port Richey 1031, LLC                                 1                                                    9.24
Walgreen Store Hobart 1031, LLC                      11                                                    5.78
Kraft Cold Storage Facility 1031, LLC                19                                                    7.00
Huntington Square Plaza 1031, LLC                    16                                                     N/A
Best Buy Store Reynoldsburg 1031, LLC                 4                                                     N/A
Jefferson City 1031, LLC                              0                                                     N/A
Stoughton 1031, LLC                                   1                                                     N/A

                                                    Number     Offering   Offering  Distributions
                                                      of        Equity   Completed     To Date
Name of Entity                                    Investors       ($)       ($)         ($)
Indianapolis Entertainment 1031, LLC                  1       2,190,000                         -
Mobile Entertainment 1031, LLC                        1       1,578,000       *                 -
                                                            -----------             -------------
                                                            261,543,000                14,466,786
                                                            ===========             =============

                                                                2001          2002          2003          2004
                                                    Number      Annual        Annual        Annual        Annual
                                                      of    Distribution  Distribution  Distribution  Distribution
Name of Entity                                    Investors      (%)           (%)          (%)            (%)
Indianapolis Entertainment 1031, LLC                  1                                                    N/A
Mobile Entertainment 1031, LLC                        1                                                    N/A

*    Offering was not complete as of December 31, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

WE HAVE ADDED A FOURTEENTH PARAGRAPH, UNDER THIS SECTION ON "INLAND AFFILIATED COMPANIES" WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS TO READ AS FOLLOWS:

On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group.

THE BIOGRAPHY UNDER THIS SECTION, WHICH STARTS ON PAGE 67 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

         ROBERT D. PARKS is a Director of The Inland Group, Inc. and one of its four original principals; Chairman of Inland Real Estate Investment Corporation, Director of Inland Securities Corporation, and a Director of Inland Investment Advisors, Inc. Mr. Parks is Chairman, Chief Executive Officer, and Affiliated Director of Inland American Real Estate Trust, Inc. and President, Chief Executive Officer and a Director of Inland Real Estate Corporation. He is Chairman, and Director of Inland Retail Real Estate Trust, Inc., and Mr. Parks is Affiliated Director of Inland Real Estate Exchange Corporation.

         Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for Inland Real Estate Investment Corporation. He oversees and coordinates the marketing of all investments and investor relations.

         Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts (NAREIT).

OUR DIRECTORS AND EXECUTIVE OFFICERS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 68 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Effective April 1, 2004, Catherine L. Lynch resigned from her position as Treasurer of our advisor. Effective April 30, 2004, Kelly E. Tucek resigned from her position as our Treasurer, Principal Accounting Officer and Principal Financial Officer. Steven P. Grimes has been appointed as our Treasurer and Principal Financial Officer, and Lori Foust has been appointed as our Principal Accounting Officer.

THE BIOGRAPHIES INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 68 OF OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

         ROBERTA S. MATLIN joined Inland Real Estate Investment Corporation (IREIC) in 1984 as director of investor administration and currently serves as Senior Vice President of IREIC, directing the day-to-day internal operations. Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of Inland American Advisory Services, Inc. Since 2004, she has been vice president of administration of Inland American Real Estate Trust, Inc. She was Vice President of Administration of Inland Real Corporation from 1995 until 2000 and of Inland Retail Real Estate Trust, Inc from 1998 until 2004.

From June 2001 until April 2004, she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the Untied States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers.

         SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. From 1998 through 2004, Mr. Wilton was secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange Corporation. In 2004, he became secretary of Inland American Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

         BRENDA G. GUJRAL is President, Chief Operating Officer and a director of Inland Real Estate Investment Corporation (IREIC) and President, Chief Operating Officer and a director of Inland Securities Corporation (ISC) - a member firm of the National Association of Securities Dealers (NASD). Mrs. Gujral is also a director of Inland Investment Advisors, Inc.; Chairman of the Board of Inland Real Estate Exchange Corporation; and Mrs. Gujral is Director and President of Inland American Real Estate Trust, Inc.

Mrs. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, review of periodic communications to those investors, the filing of quarterly and annual reports for Inland's publicly registered investment programs with the Securities and Exchange Commission, compliance with other SEC and NASD securities regulations both for IREIC and ISC, review of asset management activities, and marketing and communications with the independent broker/dealer firms selling Inland's current and prior programs. Mrs. Gujral works with internal and outside legal counsel in structuring IREIC's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining Inland, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD. Mrs. Gujral is a member of the National Association of Real Estate Investment Trusts (NAREIT), the Financial Planning Association
(FPA), the Foundation for Financial Planning (FFP) and the National Association for Female Executives.

         KENNETH H. BEARD is president and chief executive officer of Midwest Mechanical Group, a mechanical construction and service company. From 1999-2002 he was president and chief executive officer of Exelon Services, a subsidiary of Exelon Corporation, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974, Mr. Beard was employed by The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization and serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering. Mr. Beard is a past member of the Oak Brook, Illinois Plan Commission (1981-1991) and a past board member of Harris Bank, Hinsdale (1985-2004).

         PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003.

Mr. Gauvreau holds a MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees, Chairman of the Advancement Committee, and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and vice president of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

COMPENSATION OF DIRECTORS AND OFFICERS

THE DISCUSSION INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 71 OF OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

We pay our independent directors an annual fee of $5,000 (increased to $10,000 effective October 1, 2004) plus $500 for each in person meeting, and $350 for each meeting of the board or a committee (excluding the audit committee) of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Effective December 1, 2004, we pay our audit committee members $750 for each in personal audit committee meeting and $500 for each audit committee meeting attended by telephone. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

OUR ADVISOR

THE DISCUSSION UNDER THIS SECTION ON "OUR ADVISORY AGREEMENT" WHICH STARTS ON PAGE 73 OF OUR PROSPECTUS HAS BEEN MODIFIED TO INCLUDE THE FOLLOWING SIXTEENTH
PARAGRAPH:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions are owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 73 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION:

Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. Our advisor/business manager reviews and updates our mission statement, determines our businesses' direction, selects the criteria for acquisitions and financing, adjusts the demographic and geographic parameters, analyzes strategic alternatives, adjusts our rate of growth to maximize shareholder value, and updates our business plan that is performed by Inland employees on our behalf involving the combined efforts of highly skilled technical people with many years of experience.

Mr. Steven Grimes (age 38) joined our advisor as its Chief Financial Officer on February 18, 2004. He is responsible for our finances and borrowings. Prior to joining the advisor, Mr. Grimes was a director with Cohen Financial and was a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University.

Ms. Lori Foust (age 40) joined our advisor as Vice President on November 17, 2003. Ms. Foust is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Foust was a senior manager in the real estate division with Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from University of Central Florida.

Ms. Debra J. Randall (age 49) joined our advisor as assistant vice president on January 30, 2004. Ms. Randall is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Randall was a corporate controller for a privately held real estate company and has over 10 years of real estate experience at several public accounting firms. She received her B.A. Degree in Liberal Arts and is in the process of completing her M.A. Degree from DePaul University. She is a certified public accountant, a member of the Illinois CPA Society, and a licensed real estate salesperson.

THE DISCUSSION UNDER "TERM OF THE ADVISORY AGREEMENT" SECTION WHICH STARTS ON PAGE 74 OF OUR PROSPECTUS HAS BEEN MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

On December 28, 2004, the advisory agreement between Inland Western Retail Real Estate Trust, Inc. (the "Company") and Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager/Advisor") was amended and restated. The Business Manager/Advisor is owned by the Company's sponsor, and all of the Company's agreements and arrangements with the Business Manager/Advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations but the Company believes that the fee it pays is equal to or less than the fee that would be payable to an unaffiliated third-party providing such service. The advisory agreement was amended and restated to include an initial term of one year instead of three years.

THE LAST PARAGRAPH, UNDER THE SECTION "OUR ADVISORY AGREEMENT", SUBSECTION "LIABILITY AND INDEMNIFICATION OF BUSINESS MANAGER/ADVISOR WHICH STARTS ON PAGE 76 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

When it becomes effective, Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT.

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 77 OF OUR PROSPECTUS IS DELETED IN ITS ENTIRETY AND SUPPLEMENTED BY THE FOLLOWING:

         Our present property managers provide property management services to us under the terms of the management agreements. The property managers provide services in connection with the rental, leasing, operation and management of the properties. Our property managers are each Delaware corporations, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property managers a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the relevant management agreement, from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property managers if it provides us with services other than those specified in the management agreement. There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property managers may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property managers may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 77 OF OUR PROSPECTUS IS FURTHER MODIFIED BY THE FOLLOWING:

         Inland Western Management Corp. and Inland Management Corp. have merged and the surviving entity is Inland Southwest Management LLC. Inland Northwest Management Corp. has been renamed as Inland US Property Management LLC, which is the surviving entity. Inland Pacific Management Corp has merged with Inland Pacific Management LLC, (subsequently renamed as Inland Pacific Property Services LLC) which is the surviving entity. As a result of the reorganizations, none of property management personnel or terms of management agreements have changed. These companies continue to provide the property management services to us under our property management agreements.

         Our property manager, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, conduct their activities at their principal executive office at 2907 Butterfield Road in Oak Brook, Illinois.

         See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

         The following sets forth information with respect to the executive officers and managers of Inland Holdco Management LLC.

                                                   POSITION AND OFFICE WITH
         NAME                       AGE*         INLAND HOLDCO MANAGEMENT LLC
         ----                       ----         ----------------------------
         Thomas P. McGuinness       48           President and manager
         Robert M. Barg             51           Senior vice president/treasurer, secretary and manager
         James H. Neubauer          63           Senior vice president
         Linda Centanni             50           Vice president
         Elizabeth D. McNeely       50           Vice president
         Frank Natanek              37           Vice president
         Ulana B. Horalewskyj       58           Manager
         Alan F. Kremin             58           Manager
         Frances C. Panico          55           Manager

----------
         *As of January 1, 2005

         THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

         ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp., and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp., and secretary and treasurer of Inland Southern Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Masters Degree from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CRP Society.

         JAMES H. NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of Inland Western Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and rejoined Inland Southeast Property Management Corp. in 1999 as senior vice president and in May 2002 was promoted to president. In June 2004, he became a senior vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

         LINDA CENTANNI joined Mid-America Management Corp. in 1978 in the business office and in 1979 she began working in the accounting department specializing in the area of property management accounts receivable. In 1997 she was promoted to assistant vice president. Her current responsibilities include supervision of 12 people as department head of both accounts receivable and records. In July 2004 she was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. Centanni holds an Illinois real estate salesperson license.

         ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January of 2002. In January of 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the

Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the Middle School and Jr. College level. Ms. McNeeley holds a BA from North Central College and an MA from DePaul University. She is a licensed Real Estate Sales Agent.

         FRANK NATANEK joined The Inland Group in July 2004 as a vice president of Inland Northwest Property Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Mr. Natanek worked for the Hallmark Greeting Card Company from October 2002 to March 2004. Mr. Natanek has a degree from St. Xavier College, and a law degree from Loyola University. In addition Mr. Natanek holds an MBA from the University of Chicago.

         ULANA B. HORALEWSKYJ joined The Inland Group in 1990 and is currently treasurer of Inland Real Estate Exchange Corporation, vice president of Inland Real Estate Investment Corporation and president of Partnership Ownership Corporation. In her capacity as vice president of Inland Real Estate Investment Corporation, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining Inland, she spent four years working for an accounting firm and 10 years in the banking industry. Ms. Horalewskyj received her B.A. from Roosevelt University in Chicago.

         ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, cash budgeting and corporate taxes for the consolidated group and serving as a director for various Inland Group subsidiaries and outside affiliated entities, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. In November 2002, he became a director of Mid-Atlantic Management, LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, where he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

         FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $4,200,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default analysis and resolution process. Ms. Panico received her BA Degree in Business and Communication from Northern Illinois University.

         The following sets forth information with respect to the executive officers and managers of Inland US Management LLC

                                                POSITION AND OFFICE WITH INLAND US
         NAME                       AGE*                  MANAGEMENT LLC
         ----                       ----                  --------------
         Thomas P. McGuinness       48          President and manager
         Robert M. Barg             51          Senior vice president/treasurer, secretary and manager
         Linda Centanni             50          Vice President
         Elizabeth D. McNeely       50          Vice President
         Frank Natanek              31          Vice President
         Lawrence R. Sajdak, Jr.    25          Assistant vice president
         Steven Yee                 38          Assistant vice president
         Anthony A. Casaccio        49          Manager
         Alan F. Kremin             58          Manager
         Pamela C. Stewart          48          Manager

----------
         *As of January 1, 2005

         The biographies of Mr. McGuinness, Mr. Barg, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

         LAWRENCE R. SAJDAK. Mr. Sajdak joined The Inland Group in September 1998 as a college intern, working every summer and holiday season. He started in the marketing department and soon became proficient in other departments in management. He has degrees in chemistry and business from North Central College. Prior to joining Inland he was employed Cintas Corporation. Mr. Sajdak returned to Inland in December 2002 as a department head in the business management department, and subsequently became a property manager. In July 2004 Mr. Sajdak was promoted to an assistant vice president of Inland Western Property Management Corp. and an assistant vice president of Inland Northwest Property Management Corp. He is a member of the International Council of Shopping Centers.

         STEVEN YEE joined The Inland Group in February of 2004 as a senior property manager, and in July 2004, Mr. Yee was promoted to assistant vice president of Inland Northwest Property Management Corp. Prior to joining Inland he worked for Manulife Financial. His was also the director of operations for MB real estate and a retail property manager for Trammel Crow. His real estate experience includes managing and leasing retail shopping centers in the greater Chicagoland area. Mr. Yee attended DePaul University, receiving a degree in real estate finance. He is a licensed real estate broker, and a member of the International Council of Shopping Centers, and holds CPM and CCIM designations.

         ANTHONY A. CASACCIO joined The Inland Group in 1984 working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, and in 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the DuPage Association of Realtors, the National Association of Realtors, Northern Illinois Commercial Association of Realtors, the National Home Builders Association, the Realtor Association of the Western Suburbs, The Urban Land Institute, and the Oswego Economic Development Corporation. Mr. Casaccio is a licensed real estate broker in the state of Illinois.

         PAMELA C. STEWART joined Midwest Real Estate Equities, Inc., an affiliate of The Inland Group in 1995 as an acquisition specialist. Prior to joining Midwest Equities, Ms. Stewart worked for another affiliate company, New Directions Housing Corporation (NDHC), a not-for-profit organization that develops affordable housing. In 2002, Ms. Stewart became an assistant vice president and in 2004, she was promoted to vice president of Midwest Real Estate Equities, Inc. Ms. Stewart is responsible for acquiring commercial real estate properties for the company's portfolio and investing corporate funds into redevelopment projects, including rental properties, shopping centers, office buildings and industrial buildings. Ms. Stewart is also the corporate asset management director for The Inland Real Estate Group of Companies. Ms. Stewart has a B.A. degree in Marketing from Roosevelt University. She is a member of the National Association of Realtors, the Northern Illinois Commercial Association of Realtors and she is a Certified Commercial Investment Member (CCIM) and Candidate. She holds a real estate broker's license in the state of Illinois.

         The following sets forth information with respect to the executive officers and managers of Inland Pacific Property Services LLC

                                                           POSITION AND OFFICE WITH
              NAME                       AGE*        INLAND PACIFIC PROPERTY SERVICES LLC
              ----                       ----        ------------------------------------
              Thomas P. McGuinness       48          President and manager
              Robert M. Barg             51          Senior vice president/treasurer, secretary and manager
              James H. Neubauer          63          Senior vice president and manager
              Linda Centanni             50          Vice President
              Elizabeth D. McNeely       50          Vice President
              Frank Natanek              31          Vice President
              David M. Benjamin          50          Manager
              Alan F. Kremin             58          Manager

----------
         *As of January 1, 2005

         The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

         DAVID M. BENJAMIN joined The Inland Group in 1983 in the accounting department and is controller of The Inland Real Estate Group. Mr. Benjamin has spent his entire accounting career in the real estate industry, working for American Invesco and Draper and Kramer before coming to Inland. Mr. Benjamin is responsible for the accounting and corporate income tax preparation of various Inland entities and he assists in the day to day oversight of The Inland Real Estate Group accounting department. Mr. Benjamin is a CPA.

         The following sets forth information with respect to the executive officers and managers of Inland Southwest Management LLC

                                                      POSITION AND OFFICE
                                                     WITH INLAND SOUTHWEST
              NAME                       AGE*            MANAGEMENT LLC
              ----                       ----            --------------
              Thomas P. McGuinness       48          President and manager
              Robert M. Barg             51          Senior vice president/treasurer, secretary and manager
              James H. Neubauer          63          Senior vice president
              Linda Centanni             50          Vice President
              Elizabeth D. McNeely       50          Vice President
              Frank Natanek              31          Vice President
              Alan F. Kremin             58          Manager
              Ulana B. Horalewskyj       58          Manager
              Frances C. Panico          55          Manager

----------
         *As of January 1, 2005

         The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek, Ms. Horalewskyj, Mr. Kremin and Ms. Panico are set forth above.

INLAND SECURITIES CORPORATION

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 80 OF OUR PROSPECTUS IS SUPPLEMENTED BY THE FOLLOWING INFORMATION:

     ROBERT J. BABCOCK (age 28) joined Inland Securities Corporation as a vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor's degree from Gustavus Adolphus College. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     FRANK V. PINELLI (age 57) joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973-1983 where he worked in property management, real estate sales, and real estate acquisitions. Prior to rejoining the Inland staff, from 1984-2003 Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc and also is licensed as a real estate broker in Illinois and Oregon.

     MATTHEW PODOLSKY (age 32) joined Inland Securities Corporation as a vice president in April 2003. Mr. Podolsky started his career in real estate in 1994 on the commercial sales and leasing side with Cushman and Wakefield of California, Inc. Prior to joining Inland Securities Corporation he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona with a B.S. in Regional Development/Urban Planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the state of California.

     DARRELL RAU (age 48) joined Inland Securities Corporation in 2004 as a vice president of the Midwest region where he develops sales and new broker/dealer relationships. Prior to joining Inland in 2004, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated magna cum laude from Northwood University in Midland, Michigan with a degree in Business Administration. He holds Series 6,7,62 and 63 licenses with the National Association of Securities Dealers, Inc.

     ANDREW DORNBUSCH (age 27) joined Inland Securities Corporation as a vice president in September 2004. Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota. Mr. Dornbusch graduated from the University of Minnesota with a bachelor degree in International Relations. He obtained his law degree from Cornell Law School. Mr. Dornbusch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     JEFFREY S. HERTZ (age 30) joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds. Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen. Mr. Hertz graduated from the University of Oregon with a bachelor degree in psychology. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     CARL PIKUS (age 37) joined Inland Securities Corporation as a vice president in September 2004. His responsibilities include development of new broker/dealer relationships for Inland in the midwest. Prior to joining Inland Securities Corporation, Mr. Pikus was a midwest sales manager for Ultimus, a software company, managing existing clients, and establishing new accounts. Mr. Pikus is a graduate of the University of Wisconsin.

     NATHAN RACHELS (age 29) joined Inland Securities Corporation as a vice president in September 2004. Prior to joining Inland Securities Corporation, Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States. Mr. Rachels began his career in financial services in 1997 on the retail side of the business with a planning firm and then as an account manager at Deutsche Bank. He graduated from the University of Alabama with degrees in public relations and business. Mr. Rachels holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     MICHELE SORCE (age 39) joined Inland Securities Corporation as assistant vice president and controller in November 2003. However, Ms. Sorce started her career with Inland almost nineteen years ago. She previously served as controller for Inland commercial, residential and real estate auction companies. She received a bachelor degree in accounting from Elmhurst College. She is registered with the National Association of Securities Dealers, Inc., as a financial operations principal and also holds an Illinois real estate broker's license.

     SANDRA L. PERION (age 47) joined Inland in 1994 as an Administrative Assistant to the Senior Vice President of Inland Real Estate Investment Corporation. Mrs. Perion's responsibilities included expense accounts, time and attendance reports, supervising file room clerk, furniture and supply orders, shareholder correspondence, arranging board of directors and annual shareholder meetings, proxy tabulation and scheduling seminars and classes for employees. In 2002, Mrs. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and shareholder records, and in 2003 she was promoted to Assistant Vice President of Inland Securities Corporation. Mrs. Perion holds Series 7, 24 and 63 licenses from the National Association of Securities Dealers.

THE SUBSECTION BELOW IS ADDED UNDER THE MANAGEMENT SECTION AND WILL START ON PAGE 82 IN THE PROSPECTUS AND IS INCLUDED IN ITS ENTIRETY:

COMPLIANCE AND GOVERNANCE

On October 12, 2004, our board of directors unanimously adopted a Code of Business Conduct and Ethics, Nonretaliation Policy, and Complaint Procedures for Accounting and Auditing Matters.

                             PRINCIPAL STOCKHOLDERS

THE FOLLOWING REPLACES THE INFORMATION CONTAINED ON PAGE 85 OF OUR PROSPECTUS UNDER THE HEADING "PRINCIPAL STOCKHOLDERS".

The following table provides information as of March 8, 2005 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of March 8, 2005, no stockholder beneficially owned more than 5% of our outstanding shares. As of March 8, 2005, we had approximately 73,200 stockholders of record and approximately 264,280,614 shares of common stock outstanding for our two offerings. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                     Number of shares
        Beneficial Owner            beneficially owned       Percent of class
---------------------------------   ---------------------    ----------------
Robert D. Parks                           120,228.8188(1)      *
Roberta S. Matlin                             179.7517         *
Scott W. Wilton                                      0         0
Steven P. Grimes                                     0         0
Lori A. Foust                                        0         0
Brenda G. Gujral                                     0         0
Frank A. Catalano, Jr.                           3,000(2)      *
Kenneth H. Beard                           53,831.3063(2)      *
Paul R. Gauvreau                          114,731.8436(2)      *
Gerald M. Gorski                            5,035.3673(2)      *
Barbara A. Murphy                                3,000(2)      *
All directors and executive
officers as a group (12 persons)          300,007.0877(1)      *

----------
  *Less than 1%

(1) Includes 20,000 shares owned by our business manager/advisor. Our business manager/advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our business manager/advisor.

(2) Includes 3,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                       INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 88 OF OUR PROSPECTUS, IS SUPPLEMENTED BY THE FOLLOWING:

At the March 19, 2004 regularly scheduled Board meeting, the Board of Directors unanimously approved a resolution to delegate to our management committee the authority to make monthly distributions to stockholders on our common stock in an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2004 calendar year.

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 88 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING DISTRIBUTIONS.

At the January 27, 2005 regularly scheduled Board meeting, the Board of Directors unanimously approved a resolution to delegate to our management committee the authority to continue to determine the amount of the monthly distributions to stockholders on our common stock to be an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2005 calendar year.

Our Board of Directors approved the following distributions payable to holders of our common stock:

     -    $.30 per share per annum for the stockholders of record on October 31, 2003, payable on November 10, 2003
     -    $.50 per share per annum for the stockholders of record on November 30, 2003, payable on December 10, 2003
     -    $.70 per share per annum for the stockholders of record on December 31, 2003, payable on January 10, 2004
     -    $.70 per share per annum for the stockholders of record on January 31, 2004, payable on February 10, 2004
     -    $.70 per share per annum for the stockholders of record on February 29, 2004, payable on March 10, 2004
     -    $.70 per share per annum for the stockholders of record on March 31, 2004, payable on April 10, 2004
     -    $.67 per share per annum for the stockholders of record on April 30, 2004, payable on May 10, 2004
     -    $.675 per share per annum for the stockholders of record on May 31, 2004, payable on June 10, 2004
     -    $.675 per share per annum for the stockholders of record on June 30, 2004, payable on July 10, 2004
     -    $.65 per share per annum for the stockholders of record on July 31, 2004, payable on August 10, 2004
     -    $.65 per share per annum for the stockholders of record on August 31, 2004, payable on September 10, 2004
     -    $.65 per share per annum for the stockholders of record on September 30, 2004, payable on October 10, 2004
     -    $.65 per share per annum for the stockholders of record on October 31, 2004, payable on November 10, 2004
     -    $.65 per share per annum for the stockholders of record on November 30, 2004, payable on December 10, 2004
     -    $.65 per share per annum for the stockholders of record on December 31, 2004, payable on January 10, 2005

     -    $.63 per share per annum for the stockholders of record on January 31, 2005, payable on February 10, 2005; and
     -    $.6325 per share per annum for the stockholders of record on February 28, 2005, payable on March 10, 2005.

THE DISCUSSION UNDER THIS SECTION ON "PROPERTY ACQUISITION STANDARDS", WHICH STARTS ON PAGE 89 OF OUR PROSPECTUS HAS BEEN MODIFIED TO INCLUDE THE FOLLOWING FOURTH PARAGRAPH:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions is owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

BORROWING

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 91 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING OUR BORROWING POLICIES.

Our board of directors adopted a policy to delegate to management the ability to obtain an unsecured line of credit facility with Key Bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. On December 16, 2004, an unsecured line of credit facility was executed with Key Bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. The facility has an initial term of one year with two one-year extension options, with an annual variable interest rate.

Our board of directors unanimously approved that consistent with our borrowing policies, we may commit up to the aggregate of $25 million in cash for letters of credit in order to obtain financing for properties.

Our board of directors adopted a policy to delegate to management the ability to obtain unsecured general financing facilities up to $150,000,000 requiring a deposit not to exceed 3% of the facility amount without prior approval by the board of directors. These facilities would then be matched with specific properties, which would secure the amounts due under the specific financings.


OTHER INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 93 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Our advisor has informed our board of directors that it is increasingly concerned about the potential that mortgage interest rates we can borrow at will increase during 2004. Management believes that mortgage interest rates we can borrow at will increase during 2005. Our board of directors, including all of the independent directors, unanimously approved a resolution for the following:

We may invest in interest rate futures, an interest rate hedging strategy designed to offset the risks of potential interest rate increases on our long-term borrowings. Should conditions warrant, this interest rate hedging strategy will be implemented over a period of time. We intend to invest in up to $100 million in interest rate futures, both five and seven year treasuries, with maturities of 90 days. Our initial cash outlay in this interest rate hedging strategy is expected to be between 1 to 2% of the value of our investment in the interest rate futures. Risks associated with this interest rate hedging strategy are primarily associated with declines in interest rates. As rates decline, we risk having to increase our initial cash outlay, and may incur losses on our investments in interest rate futures.

     1) An affiliate of our advisor, Inland Investment Advisors, Inc., the investment advisor, will be managing this interest rate hedging strategy. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

     2) We may also retain the investment advisor to invest up to $10 million of our cash in publicly traded investment securities. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

     3) We may enter into an initial $50 million (which could increase to $100 million) twelve month credit facility with an affiliate of our advisor, Inland Real Estate Exchange Corporation (IREX) for its 1031 exchange program. IREX will use the funds to purchase real estate investments that meet the criterion consistent with our real estate investment policies.

                            REAL PROPERTY INVESTMENTS

SUMMARY TABULAR PRESENTATION OF PROPERTIES OWNED

         As of March 8, 2005, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of, or a leasehold interest in, 128 properties consisting of an aggregate of approximately 22,893,000 gross leasable square feet located in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Washington and Ontario, Canada. The following table summarizes these properties in alphabetical order.

                                                                             GROSS     % OF
                                                                 MORTGAGE   LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE RENOVATED   ACQUIRED   PRICE ($)  2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
23rd Street Plaza           NC  2003        Dec-04     7,258,000          -   53,376      0.2%        95%    2    Bed, Bath & Beyond
Panama City, Florida                                                                                              Ross Dress for
                                                                                                                  Less

Academy Sports              SU  2004        Jul-04     5,250,000  2,920,000   60,001      0.3%       100%    1    Academy Sports
Houma, Louisiana

Academy Sports              SU  2004        Oct-04     4,250,000  2,337,500   61,150      0.3%       100%    1    Academy Sports
Midland, Texas

Academy Sports              SU  2004        Oct-04     5,000,000  2,775,000   61,001      0.3%       100%    1    Academy Sports
Port Arthur, Texas

Academy Sports              SU  2004        Jan-05     7,150,000  3,933,000   70,910      0.3%       100%    1    Academy Sports
San Antonio, Texas

Alison's Corner             NC  2003        Apr-04     7,042,000  3,850,000   55,066      0.2%       100%    4    Ross Dress for
San Antonio, Texas                                                                                                Less Shoe Carnival
                                                                                                                  Mattress Firm

American Express            SU  2000        Dec-04    18,000,000 11,623,000  132,336      0.6%       100%    1    American Express
Depere, Wisconsin

American Express            SU  1975        Dec-04    63,000,000 37,170,000  376,348      1.6%       100%    1    American Express
Fort Lauderdale, Florida

American Express            SU  1986        Dec-04    56,000,000 33,040,000  389,377      1.7%       100%    1    American Express
Greensboro, North
  Carolina

American Express            SU  1983 &      Feb-05    42,000,000 25,380,000  306,710      1.3%       100%    1    American Express
Markham, Ontario, Canada        1987

American Express            SU  1989        Dec-04    95,000,000 56,050,000  541,542      2.4%       100%    1    American Express
Minneapolis, Minnesota

American Express-19th Ave.  SU  1983        Dec-04    14,000,000  8,260,000  117,556      0.5%       100%    1    American Express
Phoenix, Arizona

American Express-31st Ave.  SU  1985        Dec-04    54,000,000 31,860,000  337,439      1.5%       100%    1    American Express
Phoenix, Arizona

Arvada Connection and                                                                                             Old Country Buffet
                            RC  1987 -1990  Apr-04    51,550,000 28,510,000   61,079      0.3%        91%   13    Pier 1 Imports
Arvada Marketplace                                                           313,559      1.4%        92%   26    Sam's Club
Arvada, Colorado                                                                                                  Gart Sports

                                                                             GROSS     % OF
                                                                 MORTGAGE   LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE RENOVATED   ACQUIRED   PRICE ($)  2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Azalea Square               RC  2004        Oct-04    30,013,000 16,535,000  190,142      0.8%        99%   21    T.J. Maxx
Summerville, South                                                                                                Linens 'N Things
  Carolina                                                                                                        Ross Dress for
                                                                                                                  Less Cost Plus
                                                                                                                  World Market
                                                                                                                  PETsMART

Bed, Bath & Beyond Plaza    NC  2004        Oct-04    20,350,000 11,192,500   97,456      0.4%        99%   15    Bed, Bath & Beyond
Miami, Florida                                                                                                    Office Depot
                                                                                                                  Pier 1 Imports
                                                                                                                  Party City

Best on the Boulevard       RC  1996 - 1999 Apr-04    35,500,000 19,525,000  204,427      0.9%        79%    9    Best Buy
Las Vegas, Nevada                                                                                                 Barnes & Noble
                                                                                                                  Copeland
                                                                                                                  Enterprises

Bluebonnet Parc             RC  2002        Apr-04    22,000,000 12,100,000  135,289      0.6%        95%    7    Best Buy
Baton Rouge, Louisiana                                                                                            Linens 'N Things
                                                                                                                  Cost Plus World
                                                                                                                  Market

Boulevard at the Capital    JV  2004        Sept-04  127,499,000 71,500,000  479,072      2.1%        94%   64    Lowe's Theaters
  Centre                                                                                                          Magic Johnson
Largo, Maryland

CarMax                      SU  1998        Mar-05    14,600,000          -   60,772       0.3%       100%    1    CarMax
San Antonio, Texas

The Columns                 RC  2004        Aug-04    26,510,000 14,865,400  173,427      0.8%        96%   15    Best Buy
Jackson, Tennessee                                                                                                Ross Dress for
                                                                                                                  Less Marshalls
                                                                                                                  Bed, Bath & Beyond

Coram Plaza                 RC  2004        Dec-04    37,292,000 20,755,300  144,191      0.6%        92%   22    Stop & Shop
Coram, New York

CorWest Plaza               RC  1999 - 2003 Jan-04    33,000,000 18,150,000  115,011      0.5%        99%   10    Super Stop & Shop
New Britain, Connecticut                                                                                          Liquor Depot
                                                                                                                  CVS Pharmacy

Cottage Plaza               NC  2004-2005   Feb-05    23,440,000 13,025,000   85,363      0.4%        91%    5    Stop & Shop
Pawtucket, Rhode Island

Cranberry Square            RC  1996 - 1997 Jul-04    20,220,000 10,900,000  195,566      0.9%        92%    5    Barnes & Noble
Cranberry Township,                                                                                               Dick's Sporting
  Pennsylvania                                                                                                    Goods Best Buy
                                                                                                                  OfficeMax
                                                                                                                  Toys "R" Us

CVS Pharmacy (Eckerd        SU  2003        Dec-03     3,364,000  1,850,000   13,824      0.1%       100%    1    CVS Pharmacy
  Drug Store)
Edmund, Oklahoma

CVS Pharmacy (Eckerd        SU  2003        Dec-03     5,288,000  2,900,000   13,824      0.1%       100%    1    CVS Pharmacy
  Drug Store)
Norman, Oklahoma

CVS Pharmacy                SU              Mar-05     5,895,000          -   13,824      0.1%       100%    1    CVS Pharmacy
Jacksonville, Florida

                                                                             GROSS     % OF
                                                                 MORTGAGE   LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE RENOVATED   ACQUIRED   PRICE ($)  2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
CVS Pharmacy                SU  2004        Oct-04     3,066,000  1,685,000   10,055      0.1%       100%    1    CVS Pharmacy
Sylacauga, Alabama

Darien Towne Center         RC  1994        Dec-03    30,000,000 16,500,000  223,844      1.0%        93%   11    Home Depot
Darien, Illinois                                                                                                  Circuit City
                                                                                                                  PETsMART

Davis Towne Crossing        NC  2003 & 2004 Jun-04     8,141,000  5,365,200   34,091      0.1%        91%   12    Lady USA Fitness
North Richland Hills,                                                                                             Cotton Patch Cafe
Texas

Denton Towne Crossing       RC  2003 &      Oct-04    54,688,000 35,200,000  283,040      1.2%        99%   33    Oshman's Sporting
Denton, Texas                   2004                                                                              Goods Best Buy
                                                                                                                  T.J. Maxx

Dorman Center - Phase       RC  2003 - 2004 Mar-04 &  50,200,000 27,610,000  388,067      1.7%        98%   27    Wal-Mart
  I & II                                    Jul-04                                                                Supercenter
Spartanburg, South
  Carolina

Eastwood Towne Center       RC  2002        May-04    85,000,000 46,750,000  332,131      1.5%        98%   62    Dick's Sporting
Lansing, Michigan                                                                                                 Goods

Eckerd Drug Store           SU  2003 - 2004 Jun-04     3,260,000  1,750,000   13,440      0.1%       100%    1    Eckerd Drug Store
Columbia, South Carolina

Eckerd Drug Store           SU  2003 - 2004 Jun-04     2,625,000  1,425,000   13,824      0.1%       100%    1    Eckerd Drug Store
Crossville, Tennessee

Eckerd Drug Store           SU  2003 - 2004 Jun-04     3,069,000  1,650,000   13,824      0.1%       100%    1    Eckerd Drug Store
Greer, South Carolina

Eckerd Drug Store           SU  2003 - 2004 Jun-04     3,650,000  1,975,000   13,824      0.1%       100%    1    Eckerd Drug Store
Kill Devil Hills, North
  Carolina

Edgemont Town Center        NC  2003        Nov-04    15,639,000  8,600,000   77,655      0.3%        90%   14    Publix
Homewood, Alabama

Evans Town Center           NC  1995        Dec-04     8,795,000  5,005,000   75,695      0.3%        97%   14    Publix
Evans, Georgia

Fairgrounds Plaza           NC  2002 - 2004 Jan-05    21,994,000 15,965,749   58,970      0.3%       100%    1    Super Stop & Shop
Middletown, New York

Five Forks                  NC  1999        Dec-04     8,086,000  4,482,500   64,173      0.3%        95%    8    Bi-Lo
Simpsonville, South
  Carolina

Forks Town Center           NC  2002        Jul-04    18,199,000 10,395,000   92,660      0.4%        96%   16    Giant Food Stores
Easton, Pennsylvania

Fox Creek Village           RC  2003 - 2004 Nov-04    20,883,000 11,485,000  114,033      0.5%        87%   16    King Soopers
Longmont, Colorado

Fullerton Metrocenter       RC  1988        Jun-04    51,275,000 28,050,000  253,296      1.1%        96%   43    Sportmart
Fullerton, California                                                                                             Henry's
                                                                                                                  Marketplace

                                                                             GROSS     % OF
                                                                 MORTGAGE   LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE RENOVATED   ACQUIRED   PRICE ($)  2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Gateway Pavilions           RC  2003 - 2004 Dec-04    65,141,000 35,842,000  301,233      1.3%        93%   36    Circuit City
Avondale, Arizona                                                                                                 The Sports
                                                                                                                  Authority Mor
                                                                                                                  Furniture

Gateway Plaza               RC  2000        Jul-04    33,025,000 18,163,000  358,091      1.6%        93%   26    Kohl's
Southlake, Texas

Gateway Station             NC  2003 - 2004 Dec-04     5,093,000          -   19,537      0.1%       100%   6     Kirland's
College Station, Texas                                                                                            Talbots
                                                                                                                  Joseph A. Banks
                                                                                                                  Chicos

Gateway Village             JV  1996        Jul-04    53,150,000 31,458,000  273,307      1.2%        99%   15    Safeway
Annapolis, Maryland                                                                                               Burlington Coat
                                                                                                                  Factory Best Buy

GMAC Insurance Building     SU  1980/1990   Sept-04   59,997,000 33,000,000  501,064      2.2%       100%   1     GMAC Insurance
Winston-Salem, North
  Carolina

Governor's Marketplace      RC  2001        Aug-04    32,654,000 20,625,000  231,915      1.0%        94%   20    Bed, Bath & Beyond
Tallahassee, Florida                                                                                              Sports Authority
                                                                                                                  Marshalls Michaels

Green's Corner              NC  1997        Dec-04    12,768,000  7,022,366   85,271      0.4%       100%   12    Kroger
Cumming,Georgia

Gurnee Towne Center         RC  2000        Oct-04    44,256,000 24,360,000  179,602      0.8%        96%   26    Linens 'N Things
Gurnee, Illinois                                                                                                  Old Navy Borders
                                                                                                                  Books & Music
                                                                                                                  Cost Plus World
                                                                                                                  Market

Harris Teeter               SU  1977/1995   Sept-04    7,200,000  3,960,000   57,230      0.2%       100%   1     Harris Teeter
Wilmington, North
Carolina

Harvest Towne Center        NC  1996-1999   Sept-04    8,950,000  5,005,000   42,235      0.2%        92%   11    CVS Pharmacy
Knoxville, Tennessee                                                                                              Pet Supplies Plus
                                                                                                                  Ruby Tuesday

Henry Town Center           RC  2002        Dec-04    61,397,000 35,814,616  444,296      1.9%        99%   43    BJ's Wholesale
McDonough, Georgia                                                                                                Club Belk's

Heritage Towne Crossing     NC  2002        Mar-04    16,123,000  8,950,000   80,639      0.4%        91%   30    N/A
Euless, Texas

Hickory Ridge               RC  1999        Jan-04    41,900,000 23,650,000  380,487      1.7%       100%   21    Best Buy Kohl's
Hickory, North Carolina                                                                                           Dick's Sporting
                                                                                                                  Goods

High Ridge Crossing         NC  2004        Mar-05    13,200,000          -   76,857      0.3%        95%   7     Shop'N Save
High Ridge, Missouri                                                                                              Warehouse

Hobby Lobby                 SU  2004        Jan-05     5,500,000  3,025,000   60,000      0.3%       100%   1     Hobby Lobby
Concord, North Carolina

                                                                             GROSS     % OF
                                                                  MORTGAGE  LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE  RENOVATED  ACQUIRED  PRICE ($)   2005 ($)    FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Holliday Towne Center       RC  2003         Feb-05   14,828,000  8,050,000   83,122      0.4%        85%   8     Martin's Food
Duncansville, Pennsylvania

Huebner Oaks Center         RC  1997 & 1998  Jun-04   79,721,000 48,000,000  286,684      1.3%        98%   56    Bed, Bath & Beyond
San Antonio, Texas

Irmo Station                NC  1980 &       Dec-04   12,800,000  7,085,000   99,619      0.4%        91%   17    Kroger
Irmo, South Carolina            1985

John's Creek Village        RC  2003 & 2004  Jun-04   34,255,000 23,300,000  156,582      0.7%       100%   21    LA Fitness Ross
Duluth, Georgia                                                                                                   Dress for Less
                                                                                                                  T.J. Maxx

Kohl's/Wilshire Plaza III   SU  2004         Nov-04   10,099,000  5,417,500   88,248      0.4%       100%   1     Kohl's
Kansas City, Missouri

La Plaza Del Norte          RC  1996/1999    Jan-04   59,143,000 32,528,000  320,345      1.4%        97%   18    Oshman's Sporting
San Antonio, Texas                                                                                                 Goods Best Buy
                                                                                                                  Beall's

Lake Mary Pointe            NC  1999         Oct-04    6,620,000  3,657,500   51,052      0.2%        94%   8     Publix
Lake Mary, Florida

Lakewood Towne Center       RC  1988         Jun-04   81,100,000 51,260,000  578,913      2.5%        95%   27    Gottschalk's
Lakewood, Washington            Rebuilt                                                                           Burlington Coat
                                2002-2003                                                                          Factory

Larkspur Landing            RC  1978/2001    Jan-04   61,145,000 33,630,000  172,433      0.8%        92%   39    Bed, Bath & Beyond
Larkspur, California                                                                                              24 Hour Fitness

Lincoln Park                RC  1998         Sept-04  47,515,000 26,153,000  148,806      0.6%       100%   14    Tom Thumb
Dallas, Texas                                                                                                     Barnes & Noble The
                                                                                                                  Container Store

Low Country Village         NC  2004         Jun-04   11,090,000 10,810,000   76,385      0.3%       100%   8     Ross Dress for
Bluffton, South Carolina                                                                                          Less Michaels
                                                                                                                  PETsMART

MacArthur Crossing          RC  1995 - 1996  Feb-04   23,102,000 12,700,000  109,755      0.5%        98%   28    Stein Mart
Los Colinas, Texas

Magnolia Square             RC  2004         Feb-05   19,114,000 10,265,000  116,049      0.5%        91%   10    Ross Dress for
Houma, Louisiana                                                                                                  Less PETsMART
                                                                                                                  Circuit City

Manchester Meadows          RC  1994 - 1995  Aug-04   56,200,000 31,064,550  454,172      2.0%        97%   21    Wal-Mart Home
Town and Country,                                                                                                 Depot
 Missouri

Mansfield Towne Crossing    RC  2004         Nov-04   18,322,000 10,982,300  105,286      0.5%        93%   19    Ross Dress for
Mansfield, Texas                                                                                                  Less Staples

Maytag Distribution Center  SU  2004         Jan-05   23,159,000 12,740,000  750,000      3.3%       100%   1     Maytag
Iowa City, Iowa

McAllen Shopping Center     NC  2004         Dec-04    4,150,000  2,455,000   17,625      0.1%       100%   7     Hollywood Video
McAllen, Texas

                                                                             GROSS     % OF
                                                                  MORTGAGE  LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE    PURCHASE    MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE  RENOVATED  ACQUIRED  PRICE ($)   2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Mesa Fiesta                 RC  2004         Dec-04   36,855,000 23,500,000  194,892      0.9%       100%   8     Best Buy
Mesa, Arizona                                                                                                     Marshalls
                                                                                                                  Borders Books &
                                                                                                                  Music
                                                                                                                  CompUSA Oak
                                                                                                                  Showcase

Midtown Center              RC  1986-1987    Jan-05   53,000,000 28,227,617  319,072      1.4%        98%   24    Wal-Mart
Milwaukee, Wisconsin                                                                                              Pick 'N Save

Mitchell Ranch Plaza        RC  2003         Aug-04   34,000,000 18,700,000  200,404      0.9%        97%   38    Publix Marshalls
New Port Richey, Florida                                                                                          Ross Dress for
                                                                                                                  Less

Newnan Crossing I & II      RC  1999-2004    Dec-03 & 52,360,000 23,766,191  392,050      1.7%       100%   29    BJ's Wholesale
Newnan, Georgia                              Feb-04                                                                Club

Newton Crossroads           NC  1997         Dec-04   10,072,000  5,547,622   78,896      0.3%       100%   11    Kroger
Covington, Georgia

North Ranch Pavilions       NC  1992         Jan-04   18,468,000 10,157,400   62,812      0.3%        91%   25    Savvy Salon
Thousand Oaks, California

North Rivers Town Center    RC  2003 - 2004  Apr-04   20,100,000 11,050,000  141,204      0.6%       100%   16    Ross Dress for
Charleston, South Carolina                                                                                        Less Bed, Bath &
                                                                                                                  Beyond Office
                                                                                                                  Depot Babies "R"
                                                                                                                  Us

Northgate North             RC  1999 - 2003  Jun-04   48,455,000 26,650,000  302,095      1.3%        98%   8     Target
Seattle, Washington                                                                                               Best Buy

Northpointe Plaza           RC  1991 - 1993  May-04   54,524,000 30,850,000  377,949      1.7%        99%   31    Safeway
Spokane, Washington                                                                                               Gart Sports
                                                                                                                  Best Buy

Northwoods Center           NC  2002 - 2004  Dec-04   13,964,000 11,192,500   74,647      0.3%       100%   16    Marshalls
Wesley Chapel, Florida                                                                                            PETCO

Oswego Commons              RC  2002 - 2004  Nov-04   35,022,000 19,262,100  187,651      0.8%       100%   24    Dominick's
Oswego, Illinois                                                                                                  T.J. Maxx
                                                                                                                  OfficeMax

Paradise Valley             NC  2002         Apr-04   28,510,000 15,680,500   92,158      0.4%        76%   16    Whole Foods
  Marketplace                                                                                                     Eckerd Drug Store
Phoenix, Arizona

Pavilion at King's Grant    NC  2002/2003    Dec-03    8,151,000  5,342,000   79,109      0.3%       100%   7     Toys "R" Us
Concord, North Carolina                                                                                           Olive Garden

Peoria Crossings            RC  2002 - 2003  Mar-04   37,368,000 20,497,400  213,733      0.9%        98%   21    Kohl's
Glendale, Arizona                                                                                                 Ross Dress for
                                                                                                                  Less Michaels

Phenix Crossing             NC  2004         Dec-04   10,065,000          -   56,563      0.2%        95%   9     Publix
Phenix City, Alabama

Pine Ridge Plaza            RC  1998 - 2004  Jun-04   26,982,000 14,700,000  230,510      1.0%       100%   14    T.J. Maxx
Lawrence, Kansas                                                                                                  Bed, Bath & Beyond
                                                                                                                  Kohl's

                                                                             GROSS     % OF
                                                                  MORTGAGE  LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT AREA      GROSS    PHYSICAL
                                YEAR BUILT/   DATE    PURCHASE    MARCH 8,  (SQ.     LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE  RENOVATED  ACQUIRED  PRICE ($)   2005 ($)  FT.)       AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Placentia Town Center       RC  1973/2000    Dec-04   24,865,000 13,695,000  110,962      0.5%        97%   20    Ross Dress for
Placentia, California                                                                                             Less OfficeMax
                                                                                                                  Bank of America

Plaza at Marysville         RC  1995         Jul-04   21,266,000 11,800,000  115,656      0.5%        97%   26    Safeway
Marysville, Washington

Plaza at Riverlakes         RC  2001         Oct-04   17,000,000          -  102,836      0.4%       100%   22    Ralph's Grocery
Bakersfield, California                                                                                           Store

Plaza Santa Fe II           RC  2000 - 2002  Jun-04   30,971,000 17,342,953  222,389      1.0%        98%   21    Linens 'N Things
Santa Fe, New Mexico                                                                                              Best Buy
                                                                                                                  T.J. Maxx

Pleasant Run Towne Center   RC  2004         Dec-04   35,370,000 22,800,000  201,587      0.9%       100%   22    Oshman's Sporting
Cedar Hill, Texas                                                                                                 Goods Circuit City

Promenade at Red Cliff      NC  1997         Feb-04   19,537,000 10,590,000   94,445      0.4%        90%   17    Staples
St. George, Utah                                                                                                  Old Navy Big 5
                                                                                                                  Sporting Goods

Reisterstown Road Plaza     JV  1986/2004    Aug-04   94,762,000 49,650,000  789,926      3.5%        98%   86    Home Depot
Baltimore, Maryland                                                                                               Dept. of Public
                                                                                                                  Safety National
                                                                                                                  Wholesale
                                                                                                                   Liquidators

Saucon Valley Square        NC  1999         Sept-04  16,043,000  8,850,900   80,695      0.4%       100%   14    Super Fresh Food
Bethlehem, Pennsylvania                                                                                            Market

Shaw's Supermarket          SU  1995         Dec-03   13,656,000  6,450,000   65,658      0.3%       100%   1     Shaw's Supermarket
New Britain, Connecticut

Shoppes at Lake Andrew      RC  2003         Dec-04   28,300,000 15,656,511  144,733      0.6%       100%   18    Ross Dress for
Viera, Florida                                                                                                    Less Linens 'N
                                                                                                                  Things The Rag
                                                                                                                  Shop

The Shoppes at Park West    NC  2004         Nov-04   12,047,000  6,655,000   64,832      0.3%        95%   11    Publix
   (Publix Center)
Mount Pleasant, South
  Carolina

Shoppes at Quarterfield     NC  1999         Jan-04   11,031,000  6,067,183   61,817      0.3%        96%   2     Shoppers Food
  (Metro Square Center)                                                                                            Warehouse
Severn, Maryland

Shoppes of New Hope         NC  2004         Jul-04   13,052,000  7,178,700   70,610      0.3%       100%   17    Publix
  (Shoppes of Dallas)
Dallas, Georgia

Shoppes of Prominence       NC  2004         Jun-04   15,155,000  9,954,300   78,058      0.3%        98%   18    Publix
  Point
Canton, Georgia

The Shops at Boardwalk      RC  2003 & 2004  Jul-04   36,642,000 20,150,000  122,916      0.5%        87%   25    Borders Books
Kansas City, Missouri

Shops at Forest Commons     NC  2002         Dec-04    7,505,000  5,220,981   34,756      0.2%       100%   16    Blockbuster Video
Round Rock, Texas

                                                                             GROSS     % OF
                                                                  MORTGAGE  LEASABLE  TOTAL
                                                     APPROXIMATE PAYABLE AT   AREA    GROSS    PHYSICAL
                                YEAR BUILT/   DATE     PURCHASE   MARCH 8,    (SQ.   LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY                   TYPE  RENOVATED  ACQUIRED  PRICE ($)   2005 ($)     FT.)    AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Shops at Park Place         RC  2001         Oct-03   24,000,000 13,127,000  116,300      0.5%        99%   11    Bed, Bath & Beyond
Plano, Texas                                                                                                      Michaels
                                                                                                                  OfficeMax
                                                                                                                  Walgreens

Southgate Plaza             NC  1998-2002    Mar-05   12,253,000          -   86,010      0.4%       100%   7     Best Buy
Heath, Ohio                                                                                                       Office Depot
                                                                                                                  Michaels

Southlake Town Square       RC  1998-2004   1Dec-04   35,606,000 81,000,000  456,569      2.0%        99%  152    N/A
Southlake, Texas

Stanley Works/Mac Tools     SU  2004         Jan-05   10,000,000          -   72,500      0.3%       100%   1     Mac Tools
Westerville, Ohio

Stateline Station           RC  2003-2004    Mar-05   32,000,000          -  141,686      0.6%        93%   17    Linens 'N Things
High Ridge, Missouri                                                                                              Cost Plus World
                                                                                                                   Market Petco

Stilesboro Oaks             NC  1997         Dec-04   12,640,000  6,951,971   80,772      0.4%       100%   13    Kroger
Acworth, Georgia

Stony Creek Marketplace     RC  2003         Dec-03   25,750,000 14,162,000  153,796      0.7%       100%   20    T.J. Maxx
Noblesville, Indiana                                                                                              Linens 'N Things
                                                                                                                  Barnes & Noble

Tollgate Marketplace        JV  1979/1994    Jul-04   72,300,000 39,765,000  392,587      1.7%       100%   34    Giant Food
Bel Air, Maryland                                                                                                 Jo Ann Fabrics

Towson Circle               JV  1998         Jul-04   28,450,000 19,197,500  116,012      0.5%        94%   13    Barnes & Noble
Towson, Maryland                                                                                                  Trader Joe's East
                                                                                                                  Bally's Total
                                                                                                                  Fitness
                                                                                                                  Pier 1 Imports

Trenton Crossing            RC  2003         Feb-05   29,212,000 19,307,037  215,220      0.9%        99%   19    Hobby Lobby
McAllen, Texas                                                                                                    Ross Dress for
                                                                                                                  Less Marshalls
                                                                                                                  Beall's

University Town Center      NC  2002         Nov-04   10,569,000  5,810,000   57,250      0.3%       100%   15    Publix
Tuscaloosa, Alabama

The Village at Quail        RC  2003-2004    Feb-05   10,429,000  5,740,000  100,404      0.4%       100%   2     Gordman's
Springs Oklahoma City,                                                                                            Best Buy
Oklahoma

Village Shoppes at          NC  2004         Aug-04   13,750,000  7,561,700   66,415      0.3%        87%   10    Publix
  Simonton
Lawrenceville, Georgia

Wal-Mart Supercenter        SU  1999         Jul-04   13,248,000  7,100,000  183,047      0.8%       100%   1     Wal-Mart
Blytheville, Arkansas                                                                                             Supercenter

Wal-Mart Supercenter        SU  1997         Aug-04   11,071,000  6,088,500  149,704      0.7%       100%   1     Wal-Mart
Jonesboro, Arkansas                                                                                               Supercenter

Watauga Pavilion            RC  2003/2004    May-04   35,668,000 19,617,000  205,195      0.9%        97%   17    Oshman's Sporting
Wautauga, Texas                                                                                                    Goods Ross Dress
                                                                                                                  for Less Bed, Bath
                                                                                                                  & Beyond

                                                                               GROSS      % OF
                                                                MORTGAGE     LEASABLE    TOTAL
                                                 APPROXIMATE   PAYABLE AT     AREA       GROSS    PHYSICAL
                           YEAR BUILT/   DATE     PURCHASE      MARCH 8,      (SQ.      LEASABLE  OCCUPANCY  NO. OF        MAJOR
PROPERTY              TYPE  RENOVATED  ACQUIRED   PRICE ($)     2005 ($)       FT.)       AREA        %      TENANTS      TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Winchester Commons     NC  1999         Nov-04     13,023,000     7,235,000     93,024       0.4%        98%   15   Kroger
Memphis, Tennessee

Wrangler               SU  1993         Jul-04     18,477,000    11,300,000    316,800       1.4%       100%    1   Wrangler
El Paso, Texas

Zurich Towers          SU  1988 - 1990  Nov-04    138,000,000    81,420,000    895,418       3.9%       100%    1   Zurich American
Schaumburg, Illinois                                                                                                 Insurance
                                                                                                                    Company
                                                ------------------------------------------------             -------

PORTFOLIO TOTAL                                 3,777,302,000 2,088,440,547 22,893,430       100%             2,037
                                                ================================================             =======

* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC   Neighborhood and Community Retail Shopping Center
SU   Single-User Property
RC   Retail Shopping Center
JV   Joint Venture

In addition to the properties listed above, we consolidate one 124-unit apartment property, Cardiff Hall East, in which we made an investment through a joint venture arrangement on October 15, 2004. This property which is located in Towson, Maryland had a mortgage payable with a balance of $5,108,656 at December 31, 2004.

We have a 95% ownership interest in the limited liability companies which own Boulevard at the Capital Centre, Gateway Village, Reisterstown Road Plaza, Tollgate Marketplace, and Towson Circle.

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 98 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING PROPERTIES WE HAVE ACQUIRED OR INTEND TO ACQUIRE.

DESCRIPTION OF PROPERTIES

AMERICAN EXPRESS - SALT LAKE CITY, UTAH

We anticipate purchasing the following office building constructed in 1982 and leasing the entire building back to American Express Travel Related Services Company, Inc.

                                                          APPROXIMATE                            APPROXIMATE
LOCATION                                                  SQUARE FEET         LEASE TERM      PURCHASE PRICE ($)
--------                                                  -----------         ----------      ------------------
4315 South 2700 West                                        395,787            10 years           48,000,000
Salt Lake City, UT

For financial information of American Express, please see the financial statements filed with the Securities and Exchange Commission

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the properties listed below. Our decision to acquire these properties will generally depend upon:

     - no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
     - our receipt of sufficient net proceeds from this offering and financing proceeds to make these acquisition; and
     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including, overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. These properties will be subject to competition from similar shopping centers within their market area, and their economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to our decision to acquire these properties.

                                                  APPROXIMATE
                                                  ACQUISITION        GROSS        PHYSICAL
                                                  COSTS              LEASABLE     OCCUPANCY
                                    YEAR          INCLUDING          AREA         AS OF        NO. OF         MAJOR
PROPERTY                   TYPE     BUILT         EXPENSES ($) *     (SQ. FT.)    03/01/05     TENANTS        TENANTS
-------------------------  -------  ------------  -----------------  -----------  -----------  -------------  ----------------------
                                                                                                              Advance Auto
Advance Auto Parts         SU       2004           1,483,675           7,000      100%          1             Parts
8603 Culebra
San Antonio, TX

                                                                                                              Advance Auto
Advance Auto Parts         SU       2004           1,547,609           7,000      100%          1             Parts
465 E. Central Texas
Expressway
Harker Heights, Texas

                                                                                                              Advance Auto
Advance Auto Parts         SU       2004           1,433,113           7,000      100%          1             Parts
3915 E. Stan Schlueter
Killeen, Texas

                                                                                                              Ross Dress for
Four Peaks Plaza           RC       2004           8,252,000         140,571       87%         21             Less
Shea Boulevard and
Saguaro Boulevard                                                                                             Dollar Tree
Fountain Hills, Arizona

                                                                                                              Sportsman's
Lakepointe Towne Crossing  RC       2004          39,482,000         192,679       70%         10             Warehouse
715 Hebron Parkway                                                                                            Circuit City
Lewisville, TX                                                                                                Ross Stores

                                                                                                              Ross Dress for
Metro Town Center          RC       1988-1990     31,266,000         147,056       78%         19             Less
2821 West Peoria                    Renovated                                                                 PETsMART
Phoenix, Arizona                    2003 &
                                    2004

As of March 8, 2005, we have over of $131,464,000 in pending acquisitions and we believe, based in part on projected sales of our common stock, that cash on hand and future financings will provide us with sufficient cash to close these properties at the time of their projected closings.

TERMINATED CONTRACTS

Our Board of Directors previously approved the acquisition of Albertson's Grocery Store in Loveland, Colorado, Mall 205 and Plaza 205 in Portland, Oregon, Eckerd Drug Store in Danforth and Santa Fe in Edmond, Oklahoma, Casa Paloma in Chandler, Arizona (disclosed as probable) Woodbury Village Shopping Center in Woodbury, Minnesota (disclosed as probable), Shaw's Supermarket in Bristol, Connecticut (disclosed as probable), Peoria Station in (disclosed as probable), Thunderbird Crossing in Peoria, Arizona (disclosed as probable), Shoppes at Warner Robins in Warner Robins, Georgia (disclosed as probable), Poinciana Place in Kissimmee, Florida (disclosed as probable), and Cross Creek Shopping Center in Memphis, Tennessee (disclosed as probable). Based on information received during our due diligence process, we have decided not to acquire the properties and our affiliate has terminated the contracts on these acquisitions.

TENANT LEASE EXPIRATION

The following table sets forth, as of March 8, 2005, lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                                                                                                         AVERAGE
                                                                                                                           BASE
                                 APPROX.        % TOTAL OF                                                                RENTAL
                                  GROSS          PORTFOLIO                           % OF TOTAL                           INCOME
                                LEASABLE           GROSS          TOTAL ANNUAL       ANNUAL BASE                        PER SQUARE
                                 AREA OF       LEASABLE AREA      BASE RENTAL       RENTAL INCOME                         FOOT
                 NUMBER OF      EXPIRING        REPRESENTED        INCOME OF         REPRESENTED      TOTAL ANNUAL        UNDER
YEAR ENDING       LEASES       LEASES (SQ.      BY EXPIRING        EXPIRING          BY EXPIRING       BASE RENTAL       EXPIRING
DECEMBER 31,     EXPIRING         FT.)            LEASES           LEASES ($)          LEASES           INCOME ($)      LEASES ($)
----------------------------------------------------------------------------------------------------------------------------------
Consolidated

2005                   102         279,122           1.2%            4,837,157            1.7%         277,562,063         17.33

2006                   171         685,392           3.0%           10,684,785            3.9%         274,958,831         15.59

2007                   245         691,373           3.0%           13,321,125            5.0%         266,276,629         19.14

2008                   291         952,614           4.2%           17,450,917            6.8%         255,115,134         18.32

2009                   392       1,510,884           6.6%           26,428,701           11.0%         240,096,729         17.49

2010                    85         624,989           2.7%            9,497,915            4.4%         216,326,081         15.20

2011                    76       1,065,789           4.7%           15,697,641            7.6%         207,517,353         14.73

2012                   105       1,053,894           4.6%           15,476,718            8.2%         192,578,444         14.94

2013                   175       1,787,522           7.8%           24,412,504           13.7%         177,614,088         13.66

2014                   170       4,476,160          19.6%           55,637,512           36.1%         154,067,257         12.43

TENANT CONCENTRATION

The following table sets forth information regarding the ten individual tenants at our properties comprising the greatest gross leasable area and greatest 2004 annualized base rent based on the properties owned as of March 8, 2005.

                                                                                      % OF TOTAL                       % OF
                                                                        GROSS           GROSS         ANNUALIZED     ANNUALIZED
                                                          TOTAL     LEASABLE AREA      LEASABLE       BASE RENTAL    BASE RENTAL
DESCRIPTION                                               NUMBER      (SQ. FT.)          AREA           INCOME         INCOME
------------------------------------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

American Express                                             7       2,201,308           9.62%         22,202,988       7.9%
Zurich American Insurance Company                            1         895,418           3.91%          8,883,864       3.2%
Wal-Mart                                                     5         864,883           3.78%          5,856,476       2.1%
Maytag                                                       1         750,000           3.28%          1,726,500      .0.6%
Ross Dress for Less                                         15         620,529           2.71%          6,408,672       2.3%
Best Buy                                                    14         603,802           2.64%          8,311,980       3.0%
GMAC                                                         1         501,064           2.19%          5,164,449       1.8%
Bed, Bath & Beyond                                          16         434,002           1.90%          5,055,608       1.8%
Kohl's                                                       5         431,317           1.88%          2,969,342       1.1%
Publix                                                      10         423,005           1.85%          4,510,234       1.6%
Linens 'N Things                                            13         403,908           1.80%          4,332,814       1.5%
Michaels                                                    15         347,945           1.50%          3,715,597       1.3%

PROPERTY ALLOCATION

The following table provides a summary of the properties in our investment portfolio by type of investment and by state as of March 8, 2005.

                                                                       % OF TOTAL                             % OF
                                                        GROSS            GROSS            ANNUALIZED       ANNUALIZED
                                          TOTAL        LEASABLE        LEASABLE           BASE RENTAL     BASE RENTAL
             DESCRIPTION                 NUMBER      AREA (SQ. FT.)      AREA               INCOME           INCOME
------------------------------------------------------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY TYPE

Neighborhood and Community Retail          38              2,639,716      11.5%            36,817,904        13.1%
Shopping Center

Single-User Property                       31              5,761,250      25.2%            49,907,762        17.8%

Retail Shopping Center                     54             12,441,560      54.3%           165,271,229        58.9%

Joint Venture*                              5              2,050,904       9.0 %           28,426,502        10.1%
                                       --------------------------------------------------------------------------------

Total                                     128             22,898,430     100.0%           280,011,995       100.0%
                                       ================================================================================

* In addition to the properties listed above, we consolidate one 124-unit apartment property, Cardiff Hall East, in which we made and investment through a joint venture arrangement on October 15, 2004.

                                                                       % OF TOTAL                             % OF
                                                        GROSS            GROSS            ANNUALIZED       ANNUALIZED
                                          TOTAL        LEASABLE        LEASABLE           BASE RENTAL     BASE RENTAL
             DESCRIPTION                 NUMBER      AREA (SQ. FT.)      AREA               INCOME           INCOME
------------------------------------------------------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY STATE

Alabama                                     4                201,523       0.9%             2,943,475         1.0%

Arizona                                     6              1,257,011       5.5%            15,570,448         5.6%

California                                  5                702,339       3.1%            13,775,483         4.9%

Florida                                     9              1,243,755       5.4%            16,159,536         5.8%

Georgia                                    10              1,528,645       6.7%            17,526,456         6.2%

Illinois                                    4              1,486,515       6.5%            16,803,336         6.0%

Maryland                                    6              2,112,721       9.2%            29,299,015        10.4%

Missouri                                    5                883,879       3.9%            10,152,916         3.6%

North Carolina                              7              1,481,091       6.5%            14,421,942         5.1%

Pennsylvania                                4                452,043       2.0%             5,464,949         1.9%

South Carolina                              9              1,051,686       4.6%            11,418,989         4.1%

Tennessee                                   4                322,510       1.4%             3,888,775         1.4%

Texas                                      23              3,619,225      15.8%            51,744,610        18.5%

Washington                                  4              1,374,613       6.0%            14,705,162         5.2%

Other                                      28              5,175,874      22.6%            56,548,304        20.2%
                                       --------------------------------------------------------------------------------

Total                                     128             22,893,430       100%           280,423,397         100%
                                       ================================================================================

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We electronically file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the Securities and Exchange Commission (SEC). The public may read and copy any of the reports that are filed with the SEC at the SEC's Public Reference Room at 405 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at (800)-SEC-0330. The SEC maintains an Internet site at (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

CERTAIN STATEMENTS IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS FORM 10-K CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

The following discussion and analysis relates to the year ended December 31, 2004 and for the period from March 5, 2003

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(inception) to December 31, 2003. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this report.

Overview

We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers and single-user buildings. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail and single-user net lease properties in locations throughout the United States. We have also begun to acquire properties improved with commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy including property taxes, insurance and repairs and maintenance. Inland Western Retail Real Estate Advisory Services, Inc. or our business manager/advisor has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of February 28, 2005 we have purchased 12 additional properties located in the states of Florida, Iowa, Louisiana, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, Texas, Wisconsin, and Ontario, Canada.

For the year ended December 31, 2004, we purchased 103 properties, of which 55 were not located in our primary geographical area of interest. We purchased these 55 properties because we had the unique opportunity of taking advantage of our business manager/advisor's acquisition pipeline of properties located east of the Mississippi River which generally, continue to have rates of return above those located in the Western United States. We expect this trend to continue into the next year. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

During the fourth quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite potential terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

Our goal is to maximize the possible return to our stockholders through the acquisition, development, re-development and management of our properties consisting of neighborhood and community shopping centers and single-tenant buildings. We actively manage our assets by leasing and releasing space at favorable rates, controlling costs, maintaining strong tenant relationships and creating additional value through redeveloping and repositioning our centers. We distribute funds generated from operations to our stockholders, and intend to continue distributions in order to maintain our REIT status.

Overall, the retail segment of the real estate industry has undergone a fundamental shift in consumer spending patterns while the grocery, drug and discount retail sectors have remained relatively stable over the past few years. The majority of consumer purchases for general merchandise occur at discount stores or warehouse club/supercenters following the lead of industry giants Wal-Mart and Home Depot. Strength in this segment has come at a detriment to older, established retailers, whose operating costs are relatively higher, and who do not offer bulk purchasing opportunities to consumers. In addition, relatively low interest rates have resulted in the increased purchasing power of the general public, further accelerating these retail trends.

Selecting properties with high quality tenants and mitigating risk through diversifying our tenant base is at the forefront of our acquisition strategy. We believe our strategy of purchasing properties, primarily in the fastest growing areas of the country and focusing on acquisitions with tenants who provide basic goods and services will produce stable earnings and growth opportunities in future years.

We are in the process of completing our initial offering of common stock and have raised $2,172,047,447 as of December 31, 2004. We raised on average approximately $237 million per month during the fourth quarter of 2004.

                                      -64-
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On December 28, 2004, our second offering was declared effective for up to
250,000,000 shares of common stock at $10 each and the issuance of up to 20,000,000 shares at $9.50 each, which may be distributed pursuant to our DRP. We began selling shares of the second offering in January 2005.

As of December 31, 2004, we owned through separate limited partnership, limited liability company, or joint venture agreements, a portfolio of 111 properties located in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin containing an aggregate of approximately 20,231,000 square feet of gross leasable area. As of December 31, 2004, approximately 97% of gross leasable area in the properties was physically leased and 99% was economically leased.

Critical Accounting Policies and Estimates

GENERAL

The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of

                                      -65-
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analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time. No impairment losses have been taken in 2003 or 2004.

COST CAPITALIZATION AND DEPRECIATION POLICIES

Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

The application of SFAS No. 141 and SFAS No. 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the year ended December 31, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $3,118,699 was applied as a reduction to rental income for the year ended December 31, 2004 and $5,227 for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $4,703,357 was applied as an increase to rental income for the year ended December 31, 2004 and $15,386 for the period from March 5, 2003 (inception) to December 31, 2003.

The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $9,923,630 for the year ended December 31, 2004 and $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

The portion of the purchase price allocated to customer relationship value is amortized on a straight-line basis over the life of the related lease.

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The table below presents the amortization during the next five years related to the acquired in-place lease intangibles, customer relationship value, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2004:

                                       2005            2006            2007           2008            2009          Thereafter
                                       ----            ----            ----           ----            ----          ----------
Amortization of:
Acquired above
  market lease costs         $       (5,576,668)     (5,391,370)     (4,558,366)    (4,275,216)     (3,783,749)       (17,188,977)

Acquired below
  market lease costs                  9,930,801       9,166,611       8,238,008      7,337,557       6,580,442         44,732,278
                             ------------------------------------------------------------------------------------------------------

Net rental income
  increase                   $        4,354,133       3,775,241       3,679,642      3,062,341       2,796,693         27,543,301
                             ======================================================================================================

Acquired in-place lease
  intangibles                $      (25,857,397)    (25,857,397)    (25,857,397)   (25,803,230)    (24,532,397)      (110,207,994)

Customer relationship
  value                      $         (200,000)       (200,000)       (200,000)      (200,000)       (200,000)        (1,000,000)

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

REVENUE RECOGNITION

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

INTEREST RATE FUTURES CONTRACTS

We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the

                                      -67-
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method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

For the year ended December 31, 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts. On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings.

Liquidity and Capital Resources

GENERAL

Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our business manager/advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the acquisition of properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers and net leased properties, (ii) begin to develop additional shopping center sites and (iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

OFFERING. As of December 31, 2004, subscriptions for the initial public offering for a total of 217,467,878 shares had been received from the public, which include the 20,000 shares issued to the business manager/advisor and 3,079,003 shares sold pursuant to the DRP as of December 31, 2004. As a result of such sales, we received a total of $2,172,047,447 of gross offering proceeds for the initial public offering as of December 31, 2004.

On December 28, 2004, our second offering was declared effective for up to 250,000,000 shares of common stock at $10 each and the issuance of up to 20,000,000 shares at $9.50 each, which may be distributed pursuant to our DRP. We began selling shares of the second offering in early January 2005.

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MORTGAGE DEBT. Mortgage loans outstanding as of December 31, 2004 were
$1,782,538,627 and had a weighted average interest rate of 4.58%. Of this amount, $1,635,745,627 had fixed rates ranging from 3.96% to 8.02% and a weighted average fixed rate of 4.67% at December 31, 2004. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which we consolidate. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004. As of December 31, 2004, scheduled maturities for our outstanding mortgage indebtedness had various due dates through August 2023.

During the period from January 1, 2005 through February 28, 2005 we obtained mortgage financing on properties that we purchased during 2004 and 2005 totaling approximately $276 million that require monthly payments of interest only and bear interest at a range of 4.30% to 5.69% per annum.

LINE OF CREDIT. On December 24, 2003, we entered into a $150,000,000 unsecured line of credit arrangement with a bank for a period of one year. The funds from this line of credit were used to provide liquidity from the time a property was purchased until permanent debt was placed on the property. We were required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. We were also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit required compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, we were in compliance with such covenants. In connection with obtaining this line of credit, we paid fees in an amount totaling approximately $1,044,000 (which included a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

On December 16, 2004, we terminated the existing line of credit agreement and executed a new unsecured line of credit facility with a bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. The facility has an initial term of one year with two one-year extension options, with an annual variable interest rate. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.34% to 2.42% during the quarter ended December 31, 2004. We are also required to pay, on a quarterly basis, an amount ranging from ..15% to .25%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2004, we were in compliance with such covenants. There was no outstanding balance on the line as of December 31, 2004.

STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

The DRP allows stockholders who purchase shares pursuant to the offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of December 31, 2004, we issued 3,079,003 shares pursuant to the DRP for an aggregate amount of $29,250,830.

Subject to certain restrictions, the SRP provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

          One year from the purchase date, at $9.25 per share;
          Two years from the purchase date, at $9.50 per share;
          Three years from the purchase date, at $9.75 per share; and Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds available for distribution" per weighted average shares outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of December 31, 2004, 10,350 shares have been repurchased for a total of $192,667.

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CAPITAL RESOURCES

We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

During the year ended December 31, 2004, we closed on mortgage debt with a principal amount of $1,753,086,923. Of this amount, $1,606,293,923 represented fixed rate loans which bear interest rates between 3.96% and 8.02%. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which we consolidate. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004.

With the exception of the mortgage loans on Plaza Santa Fe II, Shops at Forest Commons and Henry Town Center, all of the loans that closed during the year ended December 31, 2004 may be prepaid with a penalty after specific lockout periods. The mortgage loans on Plaza Santa Fe II, Shops at Forest Commons and Henry Town Center, have no prepayment privileges.

We have entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties we currently own or will purchase in the future. We have outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

During the period from January 1, 2005 to February 28, 2005, we entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

Distributions are determined by our board of directors with the advice of our business manager/advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

Net cash generated from operating activities was approximately $63,520,000 for the year ended December 31, 2004 and $724,000 for, the period from March 5, 2003 (inception) to December 31, 2003. The increase in net cash provided by operating activities for the year ended December 31, 2004 compared to prior year is due primarily to the additional rental revenues and income generated from the operations of 103 additional properties purchased during the year ended December 31, 2004, compared to eight properties purchased for the period from March 5, 2003 (inception) to December 31, 2003.

CASH FLOWS FROM INVESTING ACTIVITIES

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Cash flows used in investing activities were approximately $3,243,055,000 for the year ended December 31, 2004 and $133,425,000 for the period from March 5, 2003 (inception) to December 31, 2003. The cash flows used in investing activities were primarily due to the acquisition of 103 and eight properties for approximately $3,201,247,000 and $127,196,000 during the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of February 28, 2005, we had approximately $550 million available for investment in additional properties. As of February 28, 2005, we are considering the acquisition of approximately $226 million in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offerings, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

Cash flows provided by financing activities were approximately $3,356,378,000 for the year ended December 31, 2004 and $197,082,000 for the period from March 5, 2003 (inception) to December 31, 2003. We generated proceeds from the sale of shares, net of offering costs paid and shares repurchased, of approximately $1,774,231,000 and $166,552,000, respectively. We generated approximately $1,653,523,000 and $29,627,000 from the issuance of new mortgages secured by 97 and two of our properties. We generated $165,000,000 and $5,000,000 from funding on the line of credit. We paid approximately $16,613,000 and $4,023,000 for loan fees and approximately $54,542,000 and $358,000 in distributions to our stockholders. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds available for distribution are sufficient to cover distributions. In addition, $170,000,000 and $0 was paid off on the line of credit for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

Given the current size of our offerings, as of February 28, 2005, we could raise approximately $2.4 billion of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

Effects of Transactions with Related and Certain Other Parties

SERVICES PROVIDED BY AFFILIATES OF THE BUSINESS MANAGER/ADVISOR As of December 31, 2004 and December 31, 2003, we had incurred $234,014,231 and $22,144,814, respectively of offering costs, of which $175,508,624 and $16,854,779, respectively were paid or accrued to affiliates. In accordance with the terms of our offerings, our business manager/advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of December 31, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offerings. Any excess amounts at the completion of the offerings will be reimbursed by our business manager/advisor.

Our business manager/advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of our business manager/advisor and its affiliates relating to the offerings. In addition, an affiliate of our business manager/advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offerings. Such costs are offset against the stockholders' equity accounts. Such costs totaled $175,508,624 and $16,859,779, of which $2,879,894 and $1,061,791 were unpaid at December 31, 2004 and December 31, 2003, respectively.

Our business manager/advisor and its affiliates are entitled to reimbursement for general and administrative expenses relating to our administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, we incurred $1,542,986 and $194,017 of these costs, respectively, of which $957,471 and $40,703 remained unpaid as of December 31, 2004 and December 31, 2003, respectively, and are included in Due to affiliates on the Consolidated Balance Sheets.

An affiliate of our business manager/advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $140,859 for the year ended December 31, 2004 and $328 for the period from March 5, 2003 (inception) to December 31, 2003.

We use the services of an affiliate of our business manager/advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003, we paid loan fees totaling $3,475,472 and $59,523, respectively, to this affiliate.

We may pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee would be payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, we neither paid nor accrued such fees because our business manager/advisor agreed to forego such fees for those periods.

The property managers, entities owned principally by individuals who are affiliates of our business manager/advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $5,381,721 and $16,627 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively. None remained unpaid as of December 31, 2004 or December 31, 2003.

We established a discount stock purchase policy for our affiliates and affiliates of our business manager/advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 605,060 and 59,497 shares of common stock to affiliates and recognized an expense related to these discounts of $427,122 and $62,472 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of December 31, 2004 and December 31, 2003, we were due funds from our affiliates in the amount of $654,004 and $918,750, respectively, which is comprised of $654,004 and $845,000, respectively, which is due from our sponsor for reimbursement of a portion of distributions paid. The remaining $73,750 as of December 31, 2003 is due from an affiliate for costs paid on their behalf by us. Our sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds available for distribution are sufficient to cover the distributions. Our sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of December 31, 2004 and December 31, 2003, we owe funds to our sponsor in the amount of $3,522,670 and $1,202,519, respectively, for repayment of the funds advanced for payment of distributions.

Off-Balance Sheet Arrangements, Contractual Obligations, Liabilities and Contracts and Commitments

The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of December 31, 2004.

Contractual Obligations               Payments due by period
-----------------------               ----------------------

                                                                Less than                                                More than
                                             Total                1 year         1-3 years            3-5 years           5 years
                                      ----------------------------------------------------------------------------------------------
Long-Term Debt:
  Fixed rate                          $      2,065,626,447     77,170,997       210,970,182        1,136,399,595      641,085,673
  Variable rate                                168,873,039     20,552,746        10,900,759          119,705,631       17,713,903

Ground lease payments                 $        358,535,876      3,186,464         6,426,415            6,642,246      342,280,751

The table includes interest payments to which we are contractually obligated under long term debt agreements.

We lease land under non-cancelable leases at certain of the properties expiring in various years from 2028 to 2096. The property attached to the land will revert back to the lessor at the end of the lease.

CONTRACTS AND COMMITMENTS

We have closed on several properties which have earnout components, meaning that we did not pay for portions of these properties that were not rent producing. We are obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, we will own that space without any further obligation. Based on pro forma leasing rates, we may pay as much as $189,042,868 in the future, as retail space covered by earnout agreements is occupied and becomes rent producing.

During 2004, we entered into two installment note agreements in which we are obligated to fund up to a total of $33,398,314. The notes maintain stated interest rates of 6.993% and 7.5572% per annum and mature in July 2005 and August 2005, respectively. Each note requires monthly interest payments with the entire principal balance due at maturity. The combined receivable balance at December 31, 2004 was $31,771,731. Therefore, we may be required to fund up to an additional $1,626,583 on these notes.

We have obtained three irrevocable letters of credit related to loan fundings against earnout spaces at certain properties. Once we purchase the remaining portion of these properties and meet certain occupancy requirements, the letters of credit will be released. The balance of outstanding letters of credit at December 31, 2004 is $11,573,100.

In connection with the purchase of one of our properties, we received a price adjustment in the amount of $763,072 related to spaces that were vacant at the time of closing. If at any time during the next two years the seller is able to lease that space under conditions satisfactory to us, we are obligated to pay the seller a pro-rata share of the purchase price reduction.

We have entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties we currently own or will purchase in the future. We have outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

Subsequent to December 31, 2004, we purchased 12 properties for a purchase price of approximately $260 million. In addition, we are currently considering acquiring nine properties for an estimated purchase price of $226 million. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

Results of Operations

GENERAL

The following discussion is based primarily on our consolidated financial statements as of December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003.

                                        Properties        Square
                                         Purchased         Feet
                  Quarter Ended         Per Quarter      Acquired        Purchase Price
                  -------------         -----------    ------------    -----------------
                  March 31, 2003           None             N/A               N/A
                  June 30, 2003            None             N/A               N/A
                  September 30, 2003       None             N/A               N/A
                  December 31, 2003          8              797,551    $     127,195,000
                  March 31, 2004            11            2,115,280    $     384,053,000
                  June 30, 2004             23            4,177,286    $     713,925,000
                  September 30, 2004        26            5,705,453    $     869,128,000
                  December 31, 2004         43            7,435,554    $   1,241,693,000
                                        ------------------------------------------------

                  Total                    111           20,231,124    $   3,335,994,000
                                        ================================================

RENTAL INCOME, TENANT RECOVERIES AND OTHER PROPERTY INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Tenant recovery and other property income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $106,424,663 and $606,646 and all additional property income was $23,979,918 and $137,988 for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003, respectively.

OTHER INCOME. Other income consists of interest income earned primarily on short term investments that are held by us and other non-operating income earned by us. Other income was $3,681,067 and $37,648, respectively, for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, printer costs and fees paid to accountants and lawyers. These expenses were $4,857,101 for the year ended December 31, 2004 and $459,476 for the period from March 5, 2003 (inception) to December 31, 2003 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $32,521,195 for the year ended December 31, 2004 and $143,244 for the period from March 5, 2003 (inception) to December 31, 2003.

DEPRECIATION AND AMORTIZATION. Depreciation expense was $36,113,611 and $140,497 and is due to depreciation on the properties owned during the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively. Amortization expense was $11,859,597 and $76,608, respectively, and is due to the application of SFAS 141 and SFAS 142 resulting from the amortization of intangible assets of approximately $250 million and loan and leasing fees of $12 million during the year ended December 31, 2004 and intangible assets of approximately $9 million and loan and leasing fees of $1 million during the period from March 5, 2003 (inception) to December 31, 2003.

INTEREST. Interest was $33,174,623 for the year ended December 31, 2004 and is due to the financing on 97 properties as of

December 31, 2004 and funds drawn during the first quarter of 2004 on the line of credit. Interest was $135,735 for the period from March 5, 2003 (inception) to December 31, 2003 and is due to the financing on two properties as of December 31, 2003.

Subsequent Events

We issued 42,629,352 shares of common stock and repurchased 28,459 shares of common stock from January 1, 2005 through February 28, 2005, resulting in a total of 260,058,421 shares of common stock outstanding. As of February 28, 2005, subscriptions for a total of 255,692,354 shares were received resulting in total gross offering proceeds of $2,555,826,905. An additional 4,404,876 shares were issued pursuant to the DRP for $41,846,623 of additional gross proceeds and 38,809 were repurchased in connection with the SRP for $455,916.

We paid distributions of $11,377,712 and $12,232,404 to its stockholders in January and February 2005, respectively.

We have acquired the following properties during the period January 1 to February 28, 2005. The respective acquisitions are detailed in the table below.

                                                            APPROXIMATE     GROSS LEASABLE
         DATE                                     YEAR     PURCHASE PRICE       AREA
       ACQUIRED            PROPERTY               BUILT          ($)          (SQ. FT.)         MAJOR TENANTS
       --------  ----------------------------   ---------  --------------   --------------   -------------------
       01/05/05  Fairgrounds Plaza               2002-         21,994,125           59,970   Super Stop N' Shop
                   Middletown, NY                 2004

       01/06/05  Maytag Distribution Center       2004         23,159,499          750,000   Maytag
                   Iowa City, IA

       01/10/05  Midtown Center                  1986-         53,000,000          319,108   Wal-Mart
                   Milwaukee, WI                  1987                                       Pick 'N Save

       01/10/05  Hobby Lobby                      2004          5,500,000           60,000   Hobby Lobby
                   Concord, NC

       01/19/05  Stanley Works/Mac Tools          2004         10,000,000           72,500   Mac Tools
                   Westerville, OH

       01/25/05  American Express               1983 &         42,000,000          306,710   American Express
                   Markham, Ontario, Canada       1987

       01/28/05  Academy Sports                   2004          7,150,000           70,910   Academy Sports
                   San Antonio, TX

       02/01/05  Magnolia Square                  2004         19,113,739          116,079   Ross Dress for Less
                   Houma, LA                                                                 PETsMART
                                                                                             Circuit City

       02/02/05  Cottage Plaza                  2004-2005      23,439,950           75,543   Stop 'N Shop
                   Pawtucket, RI

       02/09/05  The Village at Quail Springs   2003-2004      10,428,978          101,128   Gordmans
                   Oklahoma City, OK                                                         Best Buy

       02/11/05  Holliday Towne Center            2003         14,827,645           83,122   Martin's
                   Duncansville, PA

       02/18/05  Trenton Crossing                 2003         29,212,209          221,019   Hobby Lobby
                   McAllen, TX                                                               Ross Dress for Less
                                                                                             Marshalls
                                                                                             Bealls

The mortgage debt and financings obtained during the period January 1 to February 28, 2005, are detailed in the table below.

         DATE                                                                 MATURITY     PRINCIPAL BORROWED
        FUNDED         MORTGAGE PAYABLE            ANNUAL INTEREST RATE         DATE               ($)
       ------------------------------------------------------------------------------------------------------
       01/05/05  Fairgrounds Plaza                         5.690%             02/01/33             15,982,376
                   Middletown, NY

       01/24/05  Hobby Lobby                               5.115%             02/01/10              3,025,000
                   Concord, NC

       01/25/05  American Express                         4.2975%             02/01/15             25,380,000
                   Markham, Ontario, Canada

       01/28/05  Coram Plaza                               4.550%             02/01/10             20,755,300
                   Coram, NY

       01/31/05  Low Country Village II                    5.130%             05/01/09              5,440,000
                   Bluffton, SC

       01/31/05  Irmo Station                             5.1236%             02/01/10              7,085,000
                   Irmo, SC

       02/01/05  Evans Towne Centre                        4.670%             02/01/10              5,005,000
                   Evans, GA

       02/03/05  Magnolia Square                           5.115%             03/01/10             10,265,000
                   Houma, LA

       02/04/05  Green's Corner                            4.500%             02/11/10              7,022,366
                   Cumming, GA

       02/04/05  Newton Crossroads                         4.500%             02/11/10              5,547,622
                   Covington, GA

       02/04/05  Stilesboro Oaks                           4.500%             02/11/10              6,951,971
                   Acworth, GA

       02/09/05  Five Forks                                4.815%             02/11/10              4,482,500
                   Simpsonville, NC

       02/14/05  University Town Center                    4.430%             03/01/10              5,810,000
                   Tuscaloosa, AL

       02/14/05  Edgemont Town Center                      4.430%             03/01/10              8,600,000
                   Homewood, AL

       02/15/05  Southlake Town Square                     4.550%             03/11/10             70,570,880
                   Southlake, TX

       02/17/05  Midtown Center                            4.460%             03/11/10             28,227,617
                   Milwaukee, WI

       02/17/05  McAllen Shopping Center                   5.060%             03/01/10              2,455,000
                   McAllen, TX

       02/18/05  Southlake Town Square II                  4.550%             03/11/10             10,429,120
                   Southlake, TX

       02/18/05  Mesa Fiesta                               5.300%             02/01/10             23,500,000
                   Mesa, AZ

       02/24/05  Academy Sports                            5.060%             03/01/10              3,933,000
                   San Antonio, TX

       02/25/05  The Village at Quail Springs              5.060%             03/01/10              5,740,000
                   Oklahoma City, OK

We are obligated under earnout agreements to pay for certain tenant space in our existing properties after the tenant moves into its space and begins paying rent. During the period from January 1 to February 28, 2005, we funded earnouts totaling $20,552,372 at seven of our existing properties.

We are currently considering acquiring nine properties for an estimated purchase price of $226 million. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

During the period from January 1, 2005 to February 28, 2005, we entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

Inflation

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of net leased properties. As of December 31, 2004, we owned 24 single-user net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

For the year ended December 31, 2004, we entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts. On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. To offset the net loss recognized on the treasury contracts, we took advantage of the lower treasury yields which caused the loss on the treasury contracts and secured permanent financing in the amount of approximately $835,000,000 for pending acquisitions.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy is intended to reduce our exposure to interest rate fluctuations, the result may be a reduction in overall returns on your investment.

The fair value of our debt approximates its carrying amount as of December 31, 2004.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                      2005           2006          2007          2008          2009         Thereafter
                                    --------       --------      --------      --------      --------       -----------
Maturing debt
  Fixed rate debt
    (mortgage loans)                   920,574       981,221     57,906,321    47,322,706    960,152,489    568,462,316
  Variable rate debt
    (including note
    payable)                        15,672,533     1,212,575        637,533       637,533    111,635,533     17,572,335

Average interest rate on debt:
  Fixed rate debt                        5.91%         5.92%          4.50%         4.67%          4.70%          4.63%
  Variable rate debt                     4.23%         3.56%          4.75%         4.75%          3.25%          4.75%

We have $147,368,042 of debt (including note payable) bearing variable rate interest averaging 3.55% as of December 31, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of December 31, 2004, interest expense increases by $1,473,680 on an annual basis.

The table incorporates only those exposures that exist as of December 31, 2004. It does not consider those exposures or positions that could arise after that date. The information presented herein is merely an estimate and has limited predictive value. As a result, the ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period, our hedging strategies at that time, and future changes in the level of interest rates.

                         SHARES ELIGIBLE FOR FUTURE SALE

INDEPENDENT DIRECTOR STOCK OPTION PLAN

THE DISCUSSION INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 121 OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 17,500 shares of our common stock to our independent directors, at the exercise price of $8.95 per share. One-third of the shares will be exercisable upon their grant. An additional 63,500 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

                             STOCKHOLDERS' MEETINGS

Our board of directors has set the annual meeting of the stockholders to be held on June 7, 2005, at 9:00 a.m., at our offices located at 2901 Butterfield Road, Oak Brook, IL. The meeting will be for stockholders of record as of March 31, 2005.

                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

THE DISCUSSION UNDER THIS HEADING, WHICH STARTS ON PAGE 123 OF OUR PROSPECTUS IS MODIFIED TO ADD A THIRD PARAGRAPH AS FOLLOWS:

On February 10, 2005, our Board of Directors approved the second amended and restated bylaws, which was effective as of that date. The bylaws were amended and restated to include the right of the majority of outstanding shares having the ability to vote to amend the articles, terminate our Company or remove any member of our Board of Directors. The bylaws were additionally amended to not allow any shares held by the business manager/advisor or the Board of Directors, and any affiliates the right to vote or consent on matters submitted to the shareholders regarding the removal of the business manager/advisor, Board of Directors or any affiliate or any transaction between us and any of the above referenced affiliated shareholders. The second amended and restated bylaws of Inland Western Retail Real Estate Trust, Inc., is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this filing in its entirety.

                              PLAN OF DISTRIBUTION

THE THIRD PARAGRAPH, UNDER THE SECTION "GENERAL", WHICH STARTS ON PAGE 148 OF OUR PROSPECTUS, HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., and will be the dealer manager for Inland American Real Estate Trust, Inc. once the offering becomes effective. Inland Real Estate Corporation raised approximately $696,827,000 in its offerings. Inland Retail Real Estate Trust, Inc. raised approximately $2,262,000,000 in its offerings. Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective.

THE FOLLOWING NEW SUBSECTION IS INSERTED AT THE END OF THIS SECTION ON PAGE 148 OUR PROSPECTUS.

UPDATE

The following table updates shares sold in our offering as of March 8, 2005:

                                                                                              COMMISSION
                                                                               GROSS           AND FEES            NET
                                                            SHARES         PROCEEDS ($)         ($) (1)        PROCEEDS ($)
                                                       -----------------------------------------------------------------------
From our advisor                                                20,000            200,000           -                200,000

Our offering dated September 15, 2003:                     249,973,479      2,499,654,805     262,046,663      2,237,608,142

Our second offering dated December 21, 2004                  9,349,213         93,492,135      12,109,791         81,382,344

Shares sold pursuant to our distribution
  reinvestment program                                       5,090,125         48,356,188           -             48,356,188

Shares repurchased pursuant to our share
  repurchase program                                          (152,203)        (1,407,877)          -             (1,407,877)
                                                       -----------------------------------------------------------------------

                                                           264,280,614      2,640,295,251     274,156,454      2,366,138,797
                                                       =======================================================================

(1) Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

We filed a registration statement on Form S-11 to register an additional 250,000,000 shares of common stock and up to 20,000,000 shares of our common stock for participants in our distribution reinvestment program. The registration statement was declared effective by the Securities and Exchange Commission on December 28, 2004.

SUBSCRIPTION PROCESS

THE FOLLOWING NEW PARAGRAPH IS INSERTED AT THE END OF THIS SECTION ON PAGE 150 OF OUR PROSPECTUS.

Currently we no longer issue paper stock certificates for all subscriptions for common stock accepted by us. We also are responsible for all stock books and records and serve as our own stock transfer agent, processing stock transfers. We are currently moving to a "book entry" system for our stock records. Under a book entry system, we would no longer issue paper stock certificates. Using this system would eliminate the need for safekeeping by you to protect against loss, theft or destruction of stock certificates. We are currently interviewing firms to serve as our stock transfer agent. When we hire a third party stock transfer agent, we may need to modify our distribution reinvestment program and some of our other stock holding processes. For example, it's likely that we will no longer issue fractional shares. Further it is likely we will ask all stockholders to remit currently outstanding stock certificates so that they may be held in book entry form. Therefore, in order to transition into the book entry form, effective October 1, 2004 we no longer issued stock certificates for new subscriptions or for shares earned through participation in the Distribution Reinvestment Program. All shares will be held in book entry form.

VOLUME DISCOUNTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 152 OF OUR PROSPECTUS, IS CHANGED IN FULL AND SUPPLEMENTED BY THE FOLLOWING:

Investors making an initial purchase of at least $250,010 of common stock (25,001 shares) through the same soliciting dealer will receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                                                  AMOUNT OF PURCHASER'S INVESTMENT                    MAXIMUM
                 AMOUNT OF SELLING                --------------------------------                   COMMISSION
                  VOLUME DISCOUNT                  FROM                       TO                     PER SHARE
            ---------------------------------------------------------------------------------------------------------
                        1%                     $    250,010              $    500,000                    6%
                        2%                     $    500,010              $  1,000,000                    5%
                        3%                     $  1,000,010              $  2,500,000                    4%
                        4%                     $  2,500,010              $  5,000,000                    3%
                        5%                     $  5,000,010              $ 10,000,000                    2%
                        6%                     $ 10,000,010                 more than                    1%
                                                                         $ 10,000,000

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offer will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses will also be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decision are made by the same person. If the investment decisions are made by in independent investment advisor, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,010 breakpoint, which will entitle you to a lower sales commission on your current $50,000 investment.

                                HOW TO SUBSCRIBE

THE FIRST SENTENCE OF THE THIRD BULLET POINT ON PAGE 157, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IWRRETI", along with the completed subscription agreement to the soliciting dealer.

                                   LITIGATION

THE FOLLOWING NEW PARAGRAPH IS INSERTED AT THE END OF THIS SECTION ON PAGE 165 OF OUR PROSPECTUS.

We have received a subpoena from the New York office of the Securities and Exchange Commission regarding an investigation of Carey Financial Corporation. The information and documentation sought involves broker/dealer compensation in the sales of stock. We are cooperating with this request for information and documentation.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED WHICH STARTS ON PAGE 168 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS
FOLLOWS:

    TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                 ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------  ------------------------------------------  ------------------------------------------
    Property management fee paid to our      We will pay a monthly fee of 4.5% of the   For the year ended December 31, 2004, and
  property managers, Inland US Management   gross income from the properties. We will   the period from March 3, 2005 (inception)
 LLC, Inland Southwest Management LLC and      also pay a monthly fee for any extra     to December 31, 2004 we have incurred and
 Inland Pacific Property Services LLC. We   services equal to no more than 90% of that      paid property management fees of
     will pay the fee for services in         which would be payable to an unrelated        $5,381,721 and $16,627, of which
   connection with the rental, leasing,     party providing the services. The property    $5,381,721 and 16,627 were retained by
operation and management of the properties  managers may subcontract their duties for   Inland US Management LLC, Inland Southwest
                                                a fee that may be less than the fee     Management LLC and Inland Pacific Property
                                              provided for in the management services   Services LLC. If we acquire the businesses
                                                            agreements.                 of our business manager/advisor and/or our
                                                                                        property managers, the property management
                                                                                          fees will cease. The actual amounts we
                                                                                          will incur in the future are dependent
                                                                                        upon results of operations and, therefore,
                                                                                         cannot be determined at the present time.

SUBORDINATED PAYMENTS

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 170 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

   TYPE OF COMPENSATION                     METHOD OF COMPENSATION                        ESTIMATED MAXIMUM DOLLAR
       AND RECIPIENT                                                                                 AMOUNT
-----------------------------   ------------------------------------------------   --------------------------------------------
                                               OPERATIONAL STAGE

Advisor asset management fee    We pay an annual advisor asset management fee      The actual amounts to be received
payable to our advisor.         of not more than 1% of our average assets.         depend upon the sale price of our
                                Our average assets means the average of the        properties and, therefore, cannot
                                total book value including acquired                be determined at the present time.
                                intangibles of our real estate assets plus the     If we acquire the advisor, the
                                total value of our loans receivables secured       advisor asset management fee will
                                by real estate, before reserves for                cease.
                                depreciation or bad debts or other similar
                                non-cash reserves.  We will compute our
                                average assets by taking the average of these
                                values at the end of each month during the
                                quarter for which we are calculating the fee.
                                The fee is payable quarterly in an amount equal
                                to 1/4 of 1% of average assets as of the last
                                day of the immediately preceding quarter. For
                                any year in which we qualify as a REIT, our
                                advisor must reimburse us for the following
                                amounts if any:

                                (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                      -   2% of our average assets for that
                                          fiscal year, or
                                      -   25% of our net income for that
                                          fiscal year.

                                (2) plus an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest payments, taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                     EXPERTS

The following financial statements have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Shops at Park Place         of Darien Towne Center for the year
    for the year ended December 31,         ended December 31, 2002,
    2002,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of Properties        of Hickory Ridge for the year ended
    Acquired from Thomas Enterprises        December 31, 2003,
    for the year ended December 31,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of CorWest Plaza for the       of Metro Square Center (SuperValue)
    period from May 29, 2003 through        for the year ended December 31,
    December 31, 2003,                      2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Larkspur Landing for        of North Ranch Pavilion for the year
    the year ended December 31, 2003,       ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of La Plaza Del Norte          of MacArthur Crossing for the year
    for the year ended December 31,         ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Promenade at Red            of Peoria Crossing for the year
    Cliff for the year ended December       ended December 31, 2003,
    31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Dorman Centre for the       of Heritage Towne Crossing for the
    year ended December 31, 2003,           year ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Paradise Valley             of Best on the Boulevard for the
    Marketplace for the year ended          year ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Bluebonnet Parc for         of North Rivers Town Center for the
    the year ended December 31, 2003,       period of October 1, 2003
                                            (commencement of operations) to
                                            December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Arvada Marketplace          of Eastwood Town Center for the year
    and Connection for the year ended       ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Watauga Pavilion for        of Northpointe Plaza for the year
    the period of August 15, 2003           ended December 31,

    (commencement of operations) to         2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Plaza Santa Fe II for       of Pine Ridge Plaza for the year
    the year ended December 31, 2003,       ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Huebner Oaks Center         of John's Creek Village for the
    for the year ended December 31,         period from September 21, 2003
    2003,                                   (commencement of operations) to
                                            December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Lakewood Town Center        of Fullerton Metrocenter for the
    for the year ended December 31,         year ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Davis Towne Crossing        of Northgate North for the year
    for the period from July 18, 2003       ended December 31, 2003,
    (commencement of operations) to
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Cranberry Square for        of Gateway Plaza Shopping Center for
    the year ended December 31, 2003,       the year ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Safeway Plaza at            of Forks Town Center for the year
    Marysville for the year ended           ended December 31, 2003,
    December 31, 2003,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of the               of The Shops at Boardwalk for the
    Properties owned by Capital             period from May 30, 2003
    Centre, LLC, Gateway Village            (commencement of operations) to
    Limited Partnership, Bel Air            December 31, 2003,
    Square Joint Venture, Towson
    Circle Joint Venture LLP, and
    Reisterstown Plaza Holdings, LLC
    for the year ended December 31,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Manchester Meadows          of Governor's Marketplace for the
    for the year ended December 31,         year ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Mitchell Ranch Plaza        of The Columns for the period from
    for the period from June 30, 2003       October 8, 2003 (commencement of
    (commencement of operations) to         operations) to December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Saucon Valley Square        of Lincoln Park for the year ended
    for the year ended December 31,         December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Azalea Square               of Peoria Station
    for the period from July 4, 2003        for the year ended December 31,
    (commencement of operations) to         2002,
    December 31, 2003,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Denton Crossing for         expenses of The Properties Acquired
    the period from August 11, 2003         from Bayer Properties, Inc. for the
    (commencement of operations) to         year ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Gurnee Town Center          expenses of The Properties Acquired
    for the year ended December 31,         from Donahue Schriber for the year
    2003,                                   ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Mansfield Town Center       of Winchester Commons for the year
    for the period from July 23, 2003       ended December 31, 2003,
    (commencement of operations) to
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Gateway Pavilions for       of Fox Creek Village for the period
    the period from February 15, 2003       from November 12, 2003 (commencement
    (commencement of operations) to         of operations) to December 31, 2003,
    December 31, 2003,
-   the consolidated balance sheet of   -   the historical summary of gross
    Inland Western Retail Real Estate       income and direct operating expenses
    Trust, Inc. as of December 31,          of Northwoods Center for the year
    2003 and the related consolidated       ended December 31, 2003,
    statements of operations,
    stockholders' equity and cash       -   the combined historical summary of
    flows for the period from March         gross income and direct operating
    5, 2003 (inception) through             expenses of The Properties Acquired
    December 31, 2003 and related           from Eastern Retail Holdings, LP for
    financial statement schedule,           the year ended December 31, 2003,
-   the historical summary of gross     -   the balance of Inland Western Retail
    income and direct operating             Real Estate Trust, Inc. as of June
    expenses of Southlake Town Square       30, 2003,
    for the year ended December 31,     -   and the historical summary of gross
    2003,                                   income and direct operating expenses
-   the balance of Inland Western           of Oswego Commons for the year ended
    Retail Real Estate Trust, Inc. as       December 31, 2003.
    of June 30, 2003,

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Henry Town Center for       of Shoppes at Lake Andrew for the
    the year ended December 31, 2003,       year ended December 31, 2004,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of the               of Midtown Center for the year ended
    Properties Acquired from FFI            December 31, 2004,
    American Market Fund, L.P. for
    the year ended

    December 31, 2004,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Mesa Fiesta for the         expenses of the Properties Acquired
    year ended December 31, 2004,           from Weber & Company for the year
                                            ended December 31, 2004,
-   the historical summary of gross     -   the consolidated balance sheets of
    income and direct operating             Inland Western Retail Real Estate
    expenses of Trenton Crossing for        Trust, Inc. as of December 31, 2004
    the year ended December 31, 2004,       and 2003 and the related
                                            consolidated statements of
-   the combined historical summary         operations, stockholders' equity and
    of gross income and direct              cash flows for the year ended
    operating expenses of the               December 31, 2004 and the period
    Properties Acquired from Ceruzzi        from March 5, 2003 (inception)
    Holdings the year ended December        through December 31, 2003 and
    31, 2004,                               related financial statement
                                            schedule, management's assessment of
                                            the effectiveness of internal
                                            control over financial reporting as
                                            of December 31, 2004 and the
                                            effectiveness of internal control
                                            over financial reporting as of
                                            December 31, 2004, which reports
                                            appear in the December 31, 2004,
                                        -   and the historical summary of gross
                                            income and direct operating expenses
                                            of the Stateline Station for the
                                            year ended December 31, 2004.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

        Table I           Experience in Raising and Investing Funds

        Table II          Compensation to IREIC and Affiliates

        Table III         Operating Results of Prior Programs

        Table IV          Results of Completed Programs

        Table V           Sales or Disposals of Properties

        Table VI          Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Post Effective Amendment No. 8 to Form S-11 Registration Statement filed with the Securities and Exchange Commission on March 15, 2005. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                 (000's omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.

                                                                                        Inland Retail
                                                                                         Real Estate
                                                                                         Trust, Inc.
                                                                                       ----------------
                                                                                          1 Program
                                                                                       ----------------
Dollar amount offered (A)                                                              $      2,500,000
Dollar amount raised (B)                                                                      2,223,010      100.00%
Less offering expenses:
  Syndication fees (C)                                                                          194,194        8.74
  Other fees (D)                                                                                 20,861         .94
  Organizational fees                                                                                 -           -
Reserves (E)                                                                                     22,230        1.00
                                                                                       ----------------------------

Available for investment                                                               $      1,985,725       89.32%
                                                                                       ============================
Acquisition costs:
  Cash down payments                                                                   $      1,340,382
  Repayment of indebtedness                                                                     543,206
  Investment in securities                                                                        8,052
                                                                                       ----------------
    Total acquisition costs                                                            $      1,891,640
                                                                                       ================

Percent leverage                                                                                                 53%
Date offerings commenced                                                                                      (F)
Length of offering                                                                                            (F)
Months to invest 90% of amount available for investment (measured from
  beginning of offering)                                                                                      (F)

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our advisor which had purchased such properties from unaffiliated third parties.

                                                                                                  Inland's           Inland
                                                            Inland Retail      Inland Real        Monthly            Monthly
                                                             Real Estate          Estate           Income            Income
                                                             Trust, Inc.       Corporation       Fund, L.P.      Fund II, L. P.
                                                           ---------------------------------------------------------------------
Date offering commenced                                           02/11/99          10/14/94         08/03/87           08/04/88
Dollar amount raised                                       $     2,223,010           686,602           30,000             25,324
                                                           =====================================================================

Total amounts paid to general partner or affiliates
  from proceeds of offerings:
  Selling commissions and underwriting fees                        194,194(C)         49,869(C)           273(B)             423(B)
  Other offering expenses (D)                                        2,762             2,350              116                230
  Acquisition cost and expense                                       1,725               925            2,550(E)           1,706(E)
                                                           =====================================================================

Dollar amount of cash available from operations
  before deducting payments to general partner or
  affiliates (F)                                                   264,442           217,142            4,522              3,505
                                                           =====================================================================

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                                      19,526                 0               52                 49
  Advisor asset management fee                                      20,824                 0                0                  0
  Accounting services                                                    0                 0               52                 49
  Data processing service                                                0                 0               25                 24
  Legal services                                                         0                 0               15                 10
  Professional services                                                162                 0                0                  0
  Mortgage servicing fees                                              495                 0                0                  0
  Acquisition costs expensed                                           309                 0                0                  0
  Other administrative services                                      3,303                 0               69                 51

Dollar amount of property sales and refinancings
  before payments to general partner and affiliates (H):
  Cash                                                                   0            22,978               34                  0
  Notes                                                                  0                 0                0                  0

Dollar amounts paid or payable to general partner or
  affiliates from sales and refinancings (I):
  Sales commissions                                                      0                 0                0                  0
  Participation in cash distributions                                    0                 0                0                  0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IRRETI is included in Table III.

     -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988
     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -    Inland Mortgage Investors Fund - II, L.P. - offering terminated in
          1988
     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991
     -    Inland Real Estate Corporation - offering terminated in 1998

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                      INLAND RETAIL REAL ESTATE TRUST INC.

                                                    2003          2002          2001          2000          1999
                                                --------------------------------------------------------------------
Gross revenues                                  $    317,828       116,011        37,755        22,124         6,030
Profit on sale of properties                               0             0             0             0             0

Less:
  Operating expenses                                  78,568        27,614        10,178         6,279         1,872
  Interest expense                                    62,349        23,508         9,712         8,127         2,368
  Program expenses                                    22,069         7,998         1,219           905           369
  Depreciation & amortization                         85,006        29,395         8,653         4,752         1,253
                                                --------------------------------------------------------------------

Net income (loss)-GAAP basis                    $     69,836        27,496         7,993         2,061           168
                                                ====================================================================

Taxable income (loss) (A):                                 0             0             0             0             0
                                                ====================================================================

Cash available (deficiency) from
  operations (B)                                     147,403        55,250        17,170         5,366         2,538
Cash available from sales (C)                            828             0             0             0             0
                                                --------------------------------------------------------------------
Total cash available before                          148,231        55,250        17,170         5,366         2,538
  distributions and special items

Less distributions to investors:
  From operations                                    152,888        52,156        15,963         6,099         1,065
  From sales and refinancings                              0             0             0             0             0
                                                --------------------------------------------------------------------

Cash available after distributions
  before special items                               (4,657)         3,094         1,207          (733)        1,473

Special items:                                             0             0             0             0             0
                                                --------------------------------------------------------------------
Cash available after distributions and
special items                                   $     (4,657)        3,094         1,207          (733)        1,473
                                                ====================================================================

Tax data per $1,000 invested (A):                          0             0             0             0             0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                    .83           .83           .81           .77           .72
  Source (on cash basis):
    Sales                                                  0             0             0             0             0
    Operations (D)                                       .83           .83           .81           .77           .72

Percent of properties remaining unsold                   100%
                                                ============

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                          Inland Retail Real Estate Trust Inc.
                                                     (000's omitted)
                                     2003       2002       2001      2000       1999
                                  ----------------------------------------------------
Net cash provided by
  operating activities per
  the Form 10-K annual
  report                          $ 149,081     55,594    17,427      5,604      2,648
Principal payments on
  long-term debt                     (1,678)      (344)     (257)      (238)      (110)
                                  ----------------------------------------------------

                                  $ 147,403     55,250    17,170      5,366      2,538
                                  ====================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                                                Inland Retail Real Estate Trust, Inc.
                                           2003      2002       2001      2000       1999
                                         ---------------------------------------------------
% of Distribution representing:
  Ordinary income                           60.85      62.65     60.49      54.55      22.23
  Return of Capital                         39.15      37.35     39.51      45.45      77.77
                                         ---------------------------------------------------

                                           100.00     100.00    100.00     100.00     100.00
                                         ===================================================

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.

                                                         Inland Mortgage
Program Name                                           Investors Fund, L.P.
----------------------------------------------------------------------------
Dollar amount raised                                                  10,065
Number of properties/loans purchased                                      15
Date of closing of offering                                            02/87
Date of first sale of property                                         12/88
Date of final sale of property                                         03/99

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                                         547
      Recapture                                                            0

    Capital Gain                                                          30

    Deferred Gain:
      Capital                                                              0
      Ordinary                                                             0

    Cash distributions to investors (cash basis):

    Source (on GAAP basis)
      Investment income                                                  624
      Return of capital                                                  745

    Source (on cash basis)
      Sales                                                              745
      Operations                                                         624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                          Cash       Selling
                                                        Received,  Commissions
                                                         net of      Paid or       Mortgage
                                 Date      Date of      Closing     Payable to    at Time of
                               Acquired      Sale       Costs(B)     Inland         Sale
--------------------------------------------------------------------------------------------
IREC - Lincoln Park Place      01/24/97    04/17/01        1,314             0         1,050
IREC - Antioch Plaza           12/95       03/28/02          943             0           875
IREC - Shorecrest Plaza        07/97       06/12/02        3,107             0         2,978
IREC - Popeye's                06/97       04/08/03          343             0             0
IREC - Summit of Park Ridge    12/96       12/24/03        3,578             0         1,600
IREC - Eagle Country Market    11/97       12/24/03        5,182             0         1,450
IREC - Eagle Ridge Center      04/99       12/30/03        3,185             0         3,000

                                              Adjust.
                                Secured      Resulting
                                 Notes         from           Net      Original     Partnership
                                Received    Application     Selling    Mortgage       Capital
                                at Sale       of GAAP        Price     Financing    Invested (C)    Total
---------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place              0              0       2,364            0          1,897     1,897
IREC - Antioch Plaza                   0              0       1,818          875            753     1,628
IREC - Shorecrest Plaza                0              0       6,085        2,978          2,947     5,925
IREC - Popeye's                        0              0         343            0            346       346
IREC - Summit of Park Ridge            0              0       5,178            0          5,181     5,181
IREC - Eagle Country Market            0              0       6,632            0          6,635     6,635
IREC - Eagle Ridge Center              0              0       6,185            0          6,187     6,187

                                 Excess (deficiency) of        Amount of
                                  property operating       subsidies included   Total Taxable
                                cash receipts over cash    in operating cash     Gain (loss)      Ordinary Income      Capital
                                  expenditures (D)           receipts             from Sale          from Sale       Gain (loss)
--------------------------------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place                        218                        0             467                   0            467
IREC - Antioch Plaza                             130                        0               0(E)                0              0
IREC - Shorecrest Plaza                        1,556                        0               0(E)                0              0
IREC - Popeye's                                  241                        0               3                   0              3
IREC - Summit of Park Ridge                    1,399                        0               0(E)                0              0
IREC - Eagle Country Market                    1,290                        0               0(E)                0              0
IREC - Eagle Ridge Center                      1,441                        0               0(E)                0              0

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

Reports of Independent Registered Public Accounting Firm                                                       F-1

Consolidated Balance Sheets at December 31, 2004 and 2003                                                      F-3

Consolidated Statements of Operations for the year ended December 31, 2004 and                                 F-5
  the period from March 5, 2003 (inception) through December 31, 2003

Consolidated Statement of Stockholders' Equity for the year ended December 31, 2004 and for the                F-6
  period from March 5, 2003 (inception) to December 31, 2003

Consolidated Statements of Cash Flows for the year ended December 31, 2004 and                                 F-7
  the period from March 5, 2003 (inception) to December 31, 2003

Notes to Consolidated Financial Statements                                                                     F-9

Real Estate and Accumulated Depreciation (Schedule III)                                                        F-28

Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004                                          F-35

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004                                 F-37

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004                F-39

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004       F-41

HENRY TOWN CENTER:

(a)  Independent Auditors' Report                                                                              F-46

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-47
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-48
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

THE PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS:

(a)  Independent Auditors' Report                                                                              F-50

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-51
     December 31, 2004

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-52
     year ended December 31, 2004

PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.:

(a)  Independent Auditors' Report                                                                              F-54

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-55
     December 31, 2004

                                                                                                               PAGE
(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-56
     year ended December 31, 2004

SHOPPES AT LAKE ANDREW:

(a)  Independent Auditors' Report                                                                              F-58

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-59
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-60
     December 31, 2004

MESA FIESTA:

(a)  Independent Auditors' Report                                                                              F-62

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-63
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-64
     December 31, 2004

MIDTOWN CENTER:

(a)  Independent Auditors' Report                                                                              F-66

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-67
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-68
     December 31, 2004

TRENTON CROSSING:

(a)  Independent Auditors' Report                                                                              F-70

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-71
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-72
     December 31, 2004

PROPERTIES ACQUIRED FROM WEBER & COMPANY:

(a)  Independent Auditors' Report                                                                              F-74

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-75
     December 31, 2004

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-76
     year ended December 31, 2004

STATELINE STATION:

(a)  Independent Auditors' Report                                                                              F-78

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-79
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-80
     December 31, 2004

MCALLEN SHOPPING CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended                       F-82
     December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-83
     December 31, 2004 (unaudited)

23RD STREET PLAZA:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended                       F-84
     December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-85
     December 31, 2004 (unaudited)

PHENIX CROSSING:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004         F-86
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-87
     for the period from July 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

MAGNOLIA SQUARE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from                      F-88
     February 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-89
     for the period from February 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

COTTAGE PLAZA:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from                      F-90
     November 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-91
     for the period from November 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

VILLAGE AT QUAIL SPRINGS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended                       F-92
     December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-93
     December 31, 2004 (unaudited)

HOLLIDAY TOWN CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended                       F-94
     December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-95
     December 31, 2004 (unaudited)

HIGH RIDGE CROSSING:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004         F-96
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-97
     for the period from May 17, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Inland Western Retail Real Estate Trust, Inc.'s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 3, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

KPMG LLP


Chicago, Illinois
March 3, 2005

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited management's assessment, included in the accompanying Management's Report on Internal Control Over Financial Reporting, that Inland Western Retail Real Estate Trust, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that Inland Western Retail Real Estate Trust, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Inland Western Retail Real Estate Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission
(COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and the period from March 3, 2003 (inception) to December 31, 2003, and our report dated March 3, 2005 expressed an unqualified opinion on those consolidated financial statements. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III.

KPMG LLP

Chicago, Illinois
March 3, 2005

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                     ASSETS

                                                                       December 31,               December 31,
                                                                           2004                       2003
                                                                    ------------------         ------------------
Investment properties:
  Land                                                              $          575,032         $           36,280
  Building and other improvements                                            2,654,585                     86,440
                                                                    ------------------         ------------------

                                                                             3,229,617                    122,720
  Less accumulated depreciation                                                (36,290)                      (141)
                                                                    ------------------         ------------------

Net investment properties                                                    3,193,327                    122,579

Cash and cash equivalents (including cash held by management company of $8,574 and $239 as of December 31, 2004
  and 2003, respectively)                                                      241,224                     64,381
Restricted cash (Note 2)                                                        65,923                          -
Restricted escrows (Note 2)                                                     17,105                          -
Investment in marketable securities and treasury contracts                       1,287                          -
Investment in unconsolidated joint ventures (Note 9)                            75,261                          -
Accounts and rents receivable (net of allowance of $346 and
  $0 as of December 31, 2004 and 2003, respectively)                            19,962                      1,148
Due from affiliates (Note 3)                                                       654                        919
Note receivable (Note 6)                                                        31,772                      7,552
Acquired in-place lease intangibles and customer
  relationship value (net of accumulated amortization of $9,976
  and $52 as of December 31, 2004 and 2003, respectively)                      240,116                      8,754
Acquired above market lease intangibles (net of   accumulated
  amortization of $3,124 and $5 as of December 31, 2004 and
  2003, respectively)                                                           40,774                      1,590
Loan fees, leasing fees and loan fee deposits (net of
  accumulated amortization of $755 and $25 as of December
  31, 2004 and 2003, respectively)                                              19,472                      3,998
Other assets                                                                     8,939                      1,181
                                                                    ------------------         ------------------

Total assets                                                        $        3,955,816         $          212,102
                                                                    ==================         ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)
                             (Amounts in thousands)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                                 December 31,              December 31,
                                                                                     2004                      2003
                                                                              ------------------       -------------------
Liabilities:
Mortgages and notes payable (Note 7)                                          $        1,783,114       $            29,627
Accounts payable                                                                           1,692                       150
Accrued offering costs due to affiliates                                                   2,880                     1,369
Accrued interest payable                                                                   4,306                         -
Tenants improvements payable                                                               5,096                         5
Accrued real estate taxes                                                                  4,254                     1,392
Distributions payable                                                                     11,378                       928
Security deposits                                                                          3,679                       108
Line of credit (Note 8)                                                                        -                     5,000
Prepaid rental income and other liabilities                                                7,765                       179
Advances from sponsor (Note 3)                                                             3,523                     1,203
Acquired below market lease intangibles (net of accumulated
  amortization of $4,718 and $15 as of December 31, 2004 and 2003,
  respectively)                                                                           85,986                     5,910
Restricted cash liability (Note 2)                                                        65,923                         -
Due to affiliates                                                                            957                     2,502
                                                                              ------------------       -------------------

Total liabilities                                                                      1,980,553                    48,373
                                                                              ------------------       -------------------

Minority interests                                                                        89,537                         -

Stockholders' equity:
Preferred stock, $.001 par value, 10,000 shares authorized, none
  outstanding                                                                                  -                         -
Common stock, $.001 par value, 250,000 shares authorized, 217,458 and 18,737 shares issued and outstanding as of December 31, 2004 and
  2003, respectively                                                                         217                        19
Additional paid in capital (net of offering costs of $234,014 and
  $22,145 as of December 31, 2004 and 2003, respectively, of which
  $175,509 and $16,860 was paid or accrued to affiliates as of
  December 31, 2004 and 2003, respectively)                                            1,940,018                   165,169
Accumulated distributions in excess of net income (loss)                                 (54,750)                   (1,459)
Accumulated other comprehensive income                                                       241                         -
                                                                              ------------------       -------------------

Total stockholders' equity                                                             1,885,726                   163,729
                                                                              ------------------       -------------------

Commitments and contingencies (Note 12)
Total liabilities and stockholders' equity                                    $        3,955,816       $           212,102
                                                                              ==================       ===================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                                                                           Period from March 5,
                                                                                                             2003 (inception)
                                                                                   Year Ended                     through
                                                                                December 31, 2004            December 31, 2003
                                                                             ----------------------       ----------------------
Income:
  Rental income                                                              $              106,425       $                  607
  Tenant recovery income                                                                     23,155                          138
  Other property income                                                                         825                            -
                                                                             ----------------------       ----------------------

Total income                                                                                130,405                          745
                                                                             ----------------------       ----------------------

Expenses:
  General and administrative expenses to affiliates                                           1,852                          177
  General and administrative expenses to non-affiliates                                       3,005                          283
  Property operating expenses to affiliates                                                   5,382                           16
  Property operating expenses to non-affiliates                                              14,064                           31
  Real estate taxes                                                                          13,076                           96
  Depreciation and amortization                                                              47,973                          217
                                                                             ----------------------       ----------------------

Total expenses                                                                               85,352                          820
                                                                             ----------------------       ----------------------

Operating income (loss)                                                      $               45,053                          (75)
                                                                             ----------------------       ----------------------

Other income                                                                                  3,681                           38
Interest expense                                                                            (33,175)                        (136)
Realized loss on sale of treasury contracts                                                  (3,667)                           -
Minority interests                                                                              398                            -
Equity in earnings (losses) of unconsolidated entities                                         (589)                           -
                                                                             ----------------------       ----------------------

Net income (loss)                                                            $               11,701                         (173)

Other comprehensive income:
  Unrealized gain on investment securities                                                      241                            -
                                                                             ----------------------       ----------------------

Comprehensive income (loss)                                                  $               11,942       $                 (173)
                                                                             ======================       ======================

Net income(loss) per common share, basic and diluted                         $                  .12       $                 (.07)
                                                                             ======================       ======================

Weighted average number of common shares outstanding,
basic and diluted                                                                            98,563                        2,521
                                                                             ======================       ======================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

   For the year ended December 31, 2004 and for the period from March 5, 2003
                        (inception) to December 31, 2003
                             (Amounts in thousands)

                                                                                              ADDITIONAL
                                                     NUMBER OF             COMMON               PAID-IN
                                                      SHARES                STOCK               CAPITAL
                                                ------------------   ------------------   ------------------
Balance at March 5, 2003 (inception)                             -   $                -   $                -

Net loss                                                         -                    -                    -
Distributions declared (.15 per weighted
  average number of common shares
  outstanding)                                                   -                    -                    -
Proceeds from offering                                      18,718                   19              187,066
Offering costs                                                   -                    -              (22,145)
Proceeds from dividend reinvestment
  program                                                       19                    -                  181
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                   67
                                                ------------------   ------------------   ------------------

Balance at December 31, 2003                                18,737   $               19   $          165,169

Net income                                                       -                    -                    -
Unrealized gain on investment securities                         -                    -                    -
Distributions declared (.66 per weighted
  number of common shares outstanding)                           -                    -                    -
Proceeds from offering                                     195,671                  195            1,955,517
Offering costs                                                   -                    -             (211,869)
Proceeds from dividend reinvestment
  program                                                    3,060                    3               29,067
Shares repurchased                                             (10)                   -                 (193)
Shares obligated to be repurchased as of
  December 31, 2004                                              -                    -                 (472)
Contribution from sponsor advances                               -                    -                2,369
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                  430
                                                ------------------   ------------------   ------------------

Balance at December 31, 2004                               217,458   $              217   $        1,940,018
                                                ==================   ==================   ==================

                                                    ACCUMULATED
                                                 DISTRIBUTIONS IN       ACCUMULATED
                                                   EXCESS OF NET           OTHER
                                                      INCOME           COMPREHENSIVE
                                                      (LOSS)               INCOME                TOTAL
                                                ------------------   ------------------   ------------------
Balance at March 5, 2003 (inception)            $                -   $                -   $                -

Net loss                                                      (173)                   -                 (173)
Distributions declared (.15 per weighted
  average number of common shares
  outstanding)                                              (1,286)                   -               (1,286)
Proceeds from offering                                           -                    -              187,085
Offering costs                                                   -                    -              (22,145)
Proceeds from dividend reinvestment
  program                                                        -                    -                  181
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                   67
                                                ------------------   ------------------   ------------------

Balance at December 31, 2003                    $           (1,459)  $                -   $          163,729

Net income                                                  11,701                    -               11,701
Unrealized gain on investment securities                         -                  241                  241
Distributions declared (.66 per weighted
  number of common shares outstanding)                     (64,992)                   -              (64,992)
Proceeds from offering                                           -                    -            1,955,712
Offering costs                                                   -                    -             (211,869)
Proceeds from dividend reinvestment
  program                                                        -                    -               29,070
Shares repurchased                                               -                    -                 (193)
Shares obligated to be repurchased as of
  December 31, 2004                                              -                    -                 (472)
Contribution from sponsor advances                               -                    -                2,369
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                  430
                                                ------------------   ------------------   ------------------

Balance at December 31, 2004                               (54,750)  $              241   $        1,885,726
                                                ==================   ==================   ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                                            Period from March 5, 2003
                                                                         Year Ended           (inception) through
                                                                      December 31, 2004        December 31, 2003
                                                                     ------------------     -------------------------
Cash flows from operations:
Net income (loss)                                                    $           11,701     $                    (173)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation                                                                   36,149                           140
  Amortization                                                                   11,824                            77
  Amortization of acquired above market leases                                    3,119                             5
  Amortization of acquired below market leases                                   (4,703)                          (15)
  Rental income under master leases                                               3,025                             -
  Straight line rental income                                                    (3,886)                            -
  Straight line lease expense                                                       919                             -
  Minority interests                                                               (398)                            -
  Loss from investments in unconsolidated entities                                  589                             -
  Issuance of stock options and discount on shares issued to
    affiliates                                                                      430                             5
  Realized loss on sale of treasury contracts                                     3,667                             -
Changes in assets and liabilities:
  Accounts and rents receivable net of change in allowance of $346
    and $0 for December 31, 2004 and 2003, respectively.                        (14,928)                       (1,148)
  Other assets                                                                   (3,276)                            -
  Accounts payable                                                                1,542                           307
  Accrued interest payable                                                        4,306                             -
  Accrued real estate taxes                                                       3,674                         1,241
  Security deposits                                                               3,571                           108
  Prepaid rental income and other liabilities                                     6,195                           177
                                                                     ------------------     -------------------------
Net cash flows provided by operating activities                                  63,520                           724
                                                                     ------------------     -------------------------
Cash flows from investing activities:
  Purchase of investment securities and treasury contracts                       (4,713)                            -
  Restricted escrows                                                            (17,105)                            -
  Purchase of investment properties                                          (3,002,437)                     (122,720)
  Acquired in-place lease intangibles and customer relationship
    value                                                                      (241,286)                       (8,806)
  Acquired above market leases                                                  (42,303)                       (1,596)
  Acquired below market leases                                                   84,779                         5,926
  Contributions from minority interests - joint ventures                         95,568                             -
  Distributions to minority interests - joint ventures                           (5,251)                            -
  Purchase of unconsolidated joint ventures                                     (76,232)                            -
  Interest capitalized for real estate under development                            (85)                            -
  Payment of leasing fees                                                          (761)                            -
  Tenant improvements payable                                                     4,570                             -
  Other assets                                                                   (4,482)                         (831)
  Funding of notes receivable                                                   (31,772)                       (7,552)
  Due to affiliates                                                              (1,545)                        2,154
                                                                     ------------------     -------------------------
Net cash flows used in investing activities                                  (3,243,055)                     (133,425)
                                                                     ------------------     -------------------------

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)
                             (Amounts in thousands)

                                                                                             Period from March 5, 2003
                                                                         Year Ended             (inception) through
                                                                      December 31, 2004          December 31, 2003
                                                                      -----------------      -------------------------
Cash flows from financing activities:
  Proceeds from offering                                                      1,955,712                        187,146
  Proceeds from the dividend reinvestment program                                29,070                            181
  Shares repurchased                                                               (193)                             -
  Payment of offering costs                                                    (210,358)                       (20,775)
  Proceeds from mortgage debt and notes payable                               1,653,523                         29,627
  Principal payments on mortgage debt                                              (175)                             -
  Proceeds from unsecured line of credit                                        165,000                          5,000
  Payoff of unsecured line of credit                                           (170,000)                             -
  Payment of loan fees and deposits                                             (16,613)                        (4,023)
  Distributions paid                                                            (54,542)                          (358)
  Due from affiliates                                                             2,585                           (919)
  Advances from advisor                                                               -                          1,203
  Contribution from sponsor advances                                              2,369                              -
                                                                      -----------------      -------------------------
Net cash flows provided by financing activities                               3,356,378                        197,082
                                                                      -----------------      -------------------------

Net increase in cash and cash equivalents                                       176,843                         64,381
Cash and cash equivalents, at beginning of period                                64,381                              -
                                                                      -----------------      -------------------------
Cash and cash equivalents, at end of period                           $         241,224      $                  64,381
                                                                      =================      =========================

Cash paid for interest, net of interest capitalized of $85            $          28,869                            136
                                                                      =================      =========================

Restricted cash                                                       $         (65,923)                             -
Restricted cash liability                                                        65,923                              -
                                                                      =================      =========================

Due from sponsor                                                      $            (654)
Due to sponsor                                                                      654
                                                                      =================      =========================

Share repurchase program                                              $            (472)
Share repurchase program liability                                                  472
                                                                      =================      =========================

Supplement schedule of non-cash investing and financing activities:
Purchase of investment properties                                     $      (3,113,038)                      (121,868)
Assumption of mortgage debt                                                     100,139                              -
 Write-off of acquisition reserve                                                   521                              -
Purchase price adjustments                                                        2,389                           (852)
Conversion of mortgage receivable to investment property                          7,552                              -
                                                                      -----------------      -------------------------

                                                                      $      (3,002,437)                      (122,720)
                                                                      -----------------      -------------------------

Distributions payable                                                 $          11,378                            928
                                                                      =================      =========================

Accrued offering costs payable                                        $           2,880                          1,369
                                                                      =================      =========================

Write-off of fully amortized loan fees                                $           1,170                              -
                                                                      =================      =========================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

(1) Organization and Basis of Accounting

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager" or "Advisor"), an Affiliate of the Company, to be the Business Manager or Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering (the initial public offering) of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. The Company registered a second offering (the second offering) that became effective on December 28, 2004 with the Securities and Exchange Commission for up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program. Sales of shares in the second offering began in early January 2005.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the initial public offering and second offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2004, the Company had repurchased 10,350 shares for $192,667.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC's) and limited partnerships (LP's). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity ("VIE") and it is the primary beneficiary (as defined in FASB Interpretation 46(R) CONSOLIDATION OF VARIABLE INTEREST ENTITIES, an Interpretation of ARB No. 51, as revised ("FIN 46(R)")). For joint ventures that are not VIE's of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has a 95% ownership interest in the LLC's which own Gateway Village, Boulevard at the Capital Centre, Towson Circle, Reisterstown Road Plaza and Tollgate Marketplace, however, the Company shares equally in major decisions. These entities are considered VIE's as defined in FIN 46(R) and the Company is considered the primary beneficiary. Therefore these entities are consolidated by the Company and the 5% outside ownership interest is reflected as minority interest in the accompanying Consolidated Financial Statements.

The Company has a 60.9% ownership interest in, and is the controlling member of the LLC which owns Cardiff Hall East Apartments. The other members' interests in the property are reflected as minority interest in the accompanying Consolidated Financial Statements.

(2) Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin ("SAB") 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions' non-performance.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2004, the Company has accumulated other comprehensive income of $241,015.

Costs associated with the offerings are deferred and charged against the gross proceeds of the offerings upon closing. Formation and organizational costs are expensed as incurred. For the period from March 5, 2003 (inception) through December 31, 2003, $7,500 of organizational costs was expensed. No organizational costs were expensed in the year ended December 31, 2004.

The Company applies the fair value method of accounting as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of the hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

For the year ended December 31, 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts. On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings.

Differences between the carrying amount of the investment in unconsolidated joint ventures and the Company's equity in the underlying assets are depreciated over 30 years.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2004 or December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2004 and December 31, 2003. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $3,118,699 was applied as a reduction to rental income for the year ended December 31, 2004 and $5,227 for the period from March 5, 2003 (inception) through December 31, 2003. Amortization pertaining to the below market lease costs of $4,703,357 was applied as an increase to rental income for the year ended December 31, 2004 and $15,386 for the period from March 5, 2003 (inception) through December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $9,923,630 for the year ended December 31, 2004 and $51,773 for the period from March 5, 2003 (inception) through December 31, 2003.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, customer relationship value, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2004.

Amortization of:                     2005             2006            2007           2008            2009            Thereafter
                                     ----             ----            ----           ----            ----            ----------
Acquired above
  market lease costs            $  (5,576,668)     (5,391,370)     (4,558,366)    (4,275,216)     (3,783,749)       (17,188,977)

Acquired below
  market lease costs                9,930,801       9,166,611       8,238,008      7,337,557       6,580,442         44,732,278
                                -------------------------------------------------------------------------------------------------

Net rental income
  increase                      $   4,354,133       3,775,241       3,679,642      3,062,341       2,796,693         27,543,301
                                =================================================================================================

Acquired in-place lease
  intangibles                   $ (25,857,397)    (25,857,397)    (25,857,397)   (25,803,230)    (24,532,397)      (110,207,994)

Customer relationship
  value                         $    (200,000)       (200,000)       (200,000)      (200,000)       (200,000)        (1,000,000)

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements. The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

A note is considered impaired pursuant to SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's lenders. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, EXCHANGE OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS 153 will have a material impact on its Consolidated Financial Statements.

(3) Transactions with Affiliates

The Business Manager or Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

Certain compensation and fees payable to the Business Manager or Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

   Offering stage:

        Selling commissions                     7.5% of the sale price for each share

        Marketing contribution                  3.0% of the gross offering proceeds
        and due diligence allowance

        Reimbursable expenses                   We will reimburse our sponsor for actual costs incurred, on our
        and other expenses of issuance          behalf, in connection with the offerings

   Acquisition stage:

        Acquisition expenses                    We will reimburse an affiliate of our business manager or
                                                advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

   Operational stage:

        Property management fee                 4.5% of the gross income from the properties.
        THIS FEE TERMINATES UPON A              (cannot exceed 90% of the fee which would be payable to
        BUSINESS COMBINATION WITH THE           an unrelated third party)
        PROPERTY MANAGEMENT COMPANY.

        Loan servicing fee                      .03% per year on the first billion dollars of mortgages
                                                serviced and .01% thereafter

        Other property level services           Compensation for these services will not exceed 90% of
                                                that which would be paid to any third party for such
                                                services

        Reimbursable expenses                   The compensation and reimbursements to our business manager or
        relating to administrative              advisor and its affiliates will be approved by a majority of our
        services                                directors

   Liquidation stage:

        Property disposition fee                Lesser of 3% of sales price or 50% of the customary
        THIS FEE TERMINATES UPON A              commission which would be paid to a third party
        BUSINESS COMBINATION WITH THE ADVISOR

Subordinated payments:

   Operational stage:

        Advisor asset management fee            Not more than 1% per annum of our average assets;
        THIS FEE TERMINATES UPON A              Subordinated to a non-cumulative, non-compounded return,
        BUSINESS COMBINATION WITH               equal to 6% per annum
        THE ADVISOR

   Liquidation stage:

        Incentive advisory fee                  After the stockholders have first received a 10% cumulative,
        THIS FEE TERMINATES UPON A              non-compounded return per year and a return of their net
        BUSINESS COMBINATION WITH               investment, an incentive advisory fee equal to 15% on net
        THE ADVISOR                             proceeds from the sale of a property will be paid to the
                                                business manager or advisor

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

As of December 31, 2004 and December 31, 2003, the Company had incurred $234,014,231 and $22,144,814 of offering costs, of which $175,508,624 and
$16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offerings, the Business Manager or Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offerings or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Business Manager or Advisor and its affiliates relating to the offerings. In addition, an affiliate of the Business Manager or Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings. Such costs are offset against the stockholders' equity accounts. Such costs totaled $175,508,624 and $16,859,779, of which $2,879,894 and $1,061,791 were unpaid at December 31, 2004 and December 31, 2003, respectively.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for general and administrative costs relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003, the Company incurred $1,542,986 and $194,017 of these costs, respectively, of which $957,471 and $40,703 remained unpaid as of December 31, 2004 and 2003, respectively, and are included in due to affiliates on the Consolidated Balance Sheets.

An affiliate of the Business Manager or Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $140,859 for the year ended December 31, 2004 and $328 for the period from March 5, 2003 (inception) through December 31, 2003.

The Company used the services of an affiliate of the Business Manager or Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the year ended December 31, 2004 and for the period from March 5, 2003 (inception) through December 31, 2003, the Company paid loan fees totaling $3,475,472 and $59,523 to this affiliate, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company may pay an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value, including acquired intangibles, of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee would be payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Business Manager or Advisor agreed to forego such fees for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003.

The property managers, entities owned principally by individuals who are affiliates of the Business Manager or Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $5,381,721 and $16,627 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003, respectively. None remained unpaid as of December 31, 2004 or December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Business Manager or Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 605,060 and 59,497 shares of common stock to affiliates and recognized an expense related to these discounts of $427,122 and $62,472 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of December 31, 2004 and 2003, the Company was due funds from affiliates in the amount of $654,004 and $918,750, respectively which is comprised of $654,004 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid. The remaining $73,750 as of December 31, 2003 is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds available for distributions are sufficient to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying Consolidated Financial Statements. As of December 31, 2004 and December 31, 2003, the Company owed funds to the sponsor in the amount of $3,522,670 and $1,202,519, respectively, for repayment of the funds advanced for payment of distributions.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company. The amount due at December 31, 2003 was repaid during 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(4) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2004 and 2003, we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, respectively, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company had recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and is recording the remaining $6,000 in expense related to 2003 grants ratably over the remaining two-year vesting period. During the year ended December 31, 2004, the Company issued an additional 2,500 options with a weighted average fair value at the date of grant of $1,500 and recorded $3,375 of expense related to stock options.

(5) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $3,024,547 as of December 31, 2004. No such payments were received in 2003.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                            Minimum Lease
                                                               Payments
                                                         --------------------
               2005                                      $        227,000,049
               2006                                               221,072,711
               2007                                               212,006,042
               2008                                               201,306,939
               2009                                               184,145,285
               Thereafter                                       1,106,350,470
                                                         --------------------
               Total                                     $      2,151,881,496
                                                         ====================

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2028 to 2096. For the year ended December 31, 2004, ground lease rent was $2,187,286. No ground lease payments were made in 2003. Minimum future rental payments to be paid under the ground leases are as follows:

                                                            Minimum Lease
                                                               Payments
                                                         --------------------
               2005                                      $          3,186,464
               2006                                                 3,187,605
               2007                                                 3,238,811
               2008                                                 3,240,086
               209                                                  3,402,159
               Thereafter                                         342,280,751
                                                         --------------------
               Total                                     $        358,535,876
                                                         ====================

(6) Notes Receivable

The notes receivable balance of $31,771,731 as of December 31, 2004 consisted of two installment notes, one from Newman Development Group of Gilroy, LLC (Gilroy) and one from Newman Development Group of Richland, LLC (Richland) that mature on July 15, 2005 and August 15, 2005, respectively. These notes are secured by first mortgages on Pacheco Pass Shopping Center and Quakertown Shopping Center, respectively and are guaranteed personally by the owners of Gilroy and Richland. Interest only is due in advance on the first of each month at a rate of 6.993% per annum for Gilroy and 7.5572% per annum for Richland. Upon closing, an interest reserve escrow totaling three months of interest payments was established for both notes.

The notes receivable balance of $7,552,155 as of December 31 2003 consisted of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages and Note Payable

Mortgage loans outstanding as of December 31, 2004 were $1,782,538,627 and had a weighted average interest rate of 4.58%. Of this amount, $1,635,745,627 had fixed rates ranging from 3.96% to 8.02% and a weighted average fixed rate of 4.67% at December 31, 2004. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which the Company consolidates. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004. Properties with a net carrying value of $2,906,338,366 at December 31, 2004 and related tenant leases are pledged as collateral. As of December 31, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness had various due dates through August 2023.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The following table shows the mortgage debt maturing during the next five years:

                                  2005            2006            2007             2008             2009          Thereafter
                                --------        --------        --------         --------         --------       ------------
Maturing debt
  Fixed rate debt                 920,574        981,221       57,906,321       47,322,706       960,152,489      568,462,316
  Variable rate debt           15,672,533        637,533          637,533          637,533       111,635,533       17,572,335

The debt is cross-collateralized among the properties in connection with the financing of Heritage Towne Crossing and Eckerd Drug Stores in Norman and Edmond, OK.

As part of the Plaza Santa Fe II loan assumption, a promissory note approximating $414,000 was executed between the Company and the seller for the total amount that the seller had paid into escrows under the loan agreement as of the acquisition date. The note bears interest at the rate of prime less 3.00%, payable to the seller upon maturity of the note in 2006. The seller also agreed to fund the Company's monthly required payments into this escrow for a period of two years. Each monthly payment funded by the seller increases the principal balance of the note payable. The outstanding note payable balance at December 31, 2004 is approximately $575,000.

(8) Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with a bank for a period of one year. The funds from this line of credit were used to provide liquidity from the time a property was purchased until permanent debt was placed on the property. The Company was required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company was also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit required compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which included a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

On December 16, 2004, the Company terminated the existing line of credit agreement and executed a new unsecured line of credit facility with a bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. The facility has an initial term of one year with two one-year extension options, with an annual variable interest rate. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.34% to 2.42% during the quarter ended December 31, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .25%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2004, the Company was in compliance with such covenants. There was no outstanding balance on the line as of December 31, 2004.

(9) Investments in Unconsolidated Joint Ventures

On August 11, 2004, CR Investors, LLC, an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $5,781,600 to purchase a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

On November 5, 2004, CRP Power Plant Investors, LLC, an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $15,000,000 to purchase a 37.5% interest in a retail/office complex known as The Power Plant located in Baltimore, MD. On the same day, CGW Power Plant Investors, LLC, an entity wholly owned by Gateway Village Holding, LLC (a joint venture entity consolidated by the Company), invested $5,000,000 to purchase a 12.5% interest in The Power Plant.

On November 5, 2004, CTC Pier IV Investors, LLC, an entity wholly owned by Towson Circle Holding, LLC (a joint venture entity consolidated by the Company), invested $5,000,000 to purchase a 16.67% interest in a retail/office complex known as Pier IV located in Baltimore, MD. On the same day, CTOLL Pier IV Investors, LLC, an entity wholly owned by Tollgate Marketplace Holding Company, LLC (a joint venture entity consolidated by the Company), invested $15,000,000 to purchase a 50.0% interest in Pier IV.

On December 23, 2004, NP Acquisitions, LLC, an entity wholly owned by CR Investors, LLC an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $2,250,000 to purchase a 25% tenancy in common interest in a retail complex known as North Plaza Shopping Center located in Parkville, MD.

On December 29, 2004, CGW Louisville Investors, LLC, an entity wholly owned by Gateway Village Holding, LLC (a joint venture entity consolidated by the Company), invested $1,900,000 to purchase a 3.3% interest in a retail/office complex known as Louisville Galleria located in Louisville, KY. On the same day, CTOLL Louisville Investors, LLC, an entity wholly owned by Tollgate Marketplace Holding Company, LLC (a joint venture entity consolidated by the Company), invested $7,200,000 to purchase a 12.0% interest in Louisville Galleria. Also, on the same day, CCC Louisville Investors, LLC an entity wholly owned by Capital Centre Holdings, LLC (a joint venture entity consolidated by the Company), invested $19,100,000 to purchase a 31.8% member interest in Louisville Galleria.

These investments are accounted for utilizing the equity method of accounting. Under the equity method of accounting, the net equity investment of the Company is reflected on the Consolidated Balance Sheets and the Consolidated Statements of Operations includes the Company's share of net income or loss from the unconsolidated entity. For the year ended December 31, 2004, all equity in earnings of unconsolidated entities was allocated to the Company's joint venture partners in accordance with the entities' operating agreements.

(10) Segment Reporting

The Company owns and seeks to acquire single-user net lease properties and multi-tenant shopping centers principally in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

Net property operations are summarized in the following table for the year ended December 31, 2004 and for the period from March 5, 2003 through December 31, 2003, along with a reconciliation to net income.

                                                                                        2004                         2003
                                                                                        ----                         ----
Property rental income and additional property income                           $        130,404,581         $            744,633
Total property operating expenses                                                        (32,521,195)                    (143,244)
Interest expense                                                                         (33,174,623)                    (135,735)
                                                                                --------------------         --------------------
Net property operations                                                                   64,708,763                      465,654
                                                                                --------------------         --------------------
Other income                                                                               3,681,067                       37,648
Less non-property expenses:
  General and administrative expenses                                                     (4,857,101)                    (459,476)
  Depreciation and amortization                                                          (47,973,208)                    (217,105)
  Realized loss on sale of treasury contracts                                             (3,666,894)                           -
  Minority interests                                                                         397,357                            -
  Equity in earnings (losses) of unconsolidated entities                                    (589,251)                           -
                                                                                --------------------         --------------------

Net income (loss)                                                               $         11,700,733         $           (173,279)
                                                                                ====================         ====================

The following table summarizes property asset information as of December 31, 2004 and December 31, 2003.

                                                    December 31, 2004             December 31, 2003
                                                    -----------------             -----------------
Total assets:
  Rental real estate                                $   3,601,512,810             $     142,804,128
  Non-segment assets                                      354,302,750                    69,298,035
                                                    -----------------             -----------------

                                                    $   3,955,815,560             $     212,102,163
                                                    =================             =================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(11) Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") are computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of December 31, 2004, options to purchase 17,500 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

The basic and diluted weighted average number of common shares outstanding was 98,562,885 and 2,520,986 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(12) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing. The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $189,042,868 in the future, as retail space covered by earnout agreements is occupied and becomes rent producing.

During 2004, the Company entered into two installment note agreements in which the Company is obligated to fund up to a total of $33,398,314. The notes maintain stated interest rates of 6.993% and 7.5572% per annum and mature in July 2005 and August 2005. Each note requires monthly interest payments with the entire principal balance due at maturity. The combined receivable balance at December 31, 2004 was $31,771,731. Therefore, the Company may be required to fund up to an additional $1,626,583 on these notes.

The Company has obtained three irrevocable letters of credit related to loan fundings against earnout spaces at certain properties. Once the Company purchases the remaining portion of these properties and meet certain occupancy requirements, the letters of credit will be released. The balance of outstanding letters of credit at December 31, 2004 is $11,573,100.

In connection with the purchase of one of our properties, the Company received a price adjustment in the amount of $763,072 related to spaces that were vacant at the time of closing. If at any time during the next two years the seller is able to lease that space under conditions satisfactory to the Company, the Company is obligated to pay the seller a pro-rata share of the purchase price reduction.

The Company has entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

The Company is currently considering acquiring nine properties for an estimated purchase price of $226 million. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(13) Subsequent Events

The Company issued 42,629,352 shares of common stock and repurchased 28,459 shares of common stock from January 1, 2005 through February 28, 2005 in connection with the initial public offering and second offering, resulting in gross proceeds of approximately $425 million.

The Company paid distributions of $11,377,712 and $12,232,404 to its stockholders in January and February 2005, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company has acquired the following properties or joint venture interests in properties during the period January 1 to February 28, 2005. The respective acquisitions are detailed in the table below.

                                                                         APPROXIMATE     GROSS LEASABLE
            DATE                                          YEAR         PURCHASE PRICE         AREA
          ACQUIRED               PROPERTY                 BUILT              ($)            (SQ. FT.)       MAJOR TENANTS
          --------               --------                 -----              ---            ---------       -------------
             01/05/05  Fairgrounds Plaza                2002-2004          21,994,125            59,970  Super Stop N' Shop
                         Middletown, NY

             01/06/05  Maytag Distribution Center          2004            23,159,499           750,000  Maytag
                         Iowa City, IA

             01/10/05  Midtown Center                   1986-1987          53,000,000           319,108  Wal-Mart
                         Milwaukee, WI                                                                   Pick 'N Save

             01/10/05  Hobby Lobby                         2004             5,500,000            60,000  Hobby Lobby
                         Concord, NC

             01/19/05  Stanley Works/Mac Tools             2004            10,000,000            72,500  Mac Tools
                         Westerville, OH

             01/25/05  American Express                1983 & 1987         42,000,000           306,710  American Express
                         Markham, Ontario, Canada

             01/28/05  Academy Sports                      2004             7,150,000            70,910  Academy Sports
                         San Antonio, TX

             02/01/05  Magnolia Square                     2004            19,113,739           116,079  Ross Dress for Less
                         Houma, LA                                                                       PETsMART
                                                                                                         Circuit City

             02/02/05  Cottage Plaza                     2004-2005         23,439,950            75,543  Stop 'N Shop
                         Pawtucket, RI

             02/09/05  The Village at Quail Springs      2003-2004         10,428,978           101,128  Gordmans
                         Oklahoma City, OK                                                               Best Buy

             02/11/05  Holliday Towne Center               2003            14,827,645            83,122  Martin's
                         Duncansville, PA

             02/18/05  Trenton Crossing                    2003            29,212,209           221,019  Hobby Lobby
                         McAllen, TX                                                                     Ross Dress for Less
                                                                                                         Marshalls
                                                                                                         Bealls

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The mortgage debt and financings obtained during the period January 1 to February 28, 2005, are detailed in the table below.

            DATE                                                                         MATURITY     PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE         DATE               ($)
        -----------------------------------------------------------------------------------------------------------------
          01/05/05    Fairgrounds Plaza                               5.690%             02/01/33             15,982,376
                        Middletown, NY

          01/24/05    Hobby Lobby                                     5.115%             02/01/10              3,025,000
                        Concord, NC

          01/25/05    American Express                               4.2975%             02/01/15             25,380,000
                        Markham, Ontario, Canada

          01/28/05    Coram Plaza                                     4.550%             02/01/10             20,755,300
                        Coram, NY

          01/31/05    Low Country Village II                          5.130%             05/01/09              5,440,000
                        Bluffton, SC

          01/31/05    Irmo Station                                   5.1236%             02/01/10              7,085,000
                        Irmo, SC

          02/01/05    Evans Towne Centre                              4.670%             02/01/10              5,005,000
                        Evans, GA

          02/03/05    Magnolia Square                                 5.115%             03/01/10             10,265,000
                        Houma, LA

          02/04/05    Green's Corner                                  4.500%             02/11/10              7,022,366
                        Cumming, GA

          02/04/05    Newton Crossroads                               4.500%             02/11/10              5,547,622
                        Covington, GA

          02/04/05    Stilesboro Oaks                                 4.500%             02/11/10              6,951,971
                        Acworth, GA

          02/09/05    Five Forks                                      4.815%             02/11/10              4,482,500
                        Simpsonville, NC

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

            DATE                                                                         MATURITY     PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE         DATE               ($)
        -----------------------------------------------------------------------------------------------------------------
          02/14/05    University Town Center                          4.430%             03/01/10              5,810,000
                        Tuscaloosa, AL

          02/14/05    Edgemont Town Center                            4.430%             03/01/10              8,600,000
                        Homewood, AL

          02/16/05    Southlake Town Square                           4.550%             03/11/10             70,570,880
                        Southlake, TX

          02/16/05    Midtown Center                                  4.460%             03/11/10             28,227,617
                        Milwaukee, WI

          02/17/05    McAllen Shopping Center                         5.060%             03/01/10              2,455,000
                        McAllen, TX

          02/18/05    Southlake Town Square II                        4.550%             03/11/10             10,429,120
                        Southlake, TX

          02/18/05    Mesa Fiesta                                     5.300%             02/01/10             23,500,000
                        Mesa, AZ

          02/24/05    Academy Sports                                  5.060%             03/01/10              3,933,000
                        San Antonio, TX

          02/25/05    The Village at Quail Springs                    5.060%             03/01/10              5,740,000
                        Oklahoma City, OK

The Company is obligated under earnout agreements to pay for certain tenant space in our existing properties after the tenant moves into its space and begins paying rent. During the period from January 1 to February 28, 2005, the Company funded earnouts totaling $20,552,372 at 7 of its existing properties.

During the period from January 1, 2005 to February 28, 2005, the Company entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(14) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2004 and 2003.

                                                                                           2004
                                                               Dec. 31          Sept. 30          June 30          March 31
                                                           --------------------------------------------------------------------
Total income                                               $     62,433,343       42,199,376        19,935,978        9,516,950
Net income (loss)                                                 7,286,936        2,266,656         2,111,373           35,768

Net income (loss), per common share, basic and diluted:                 .04              .02               .04                -

Weighted average number of common shares outstanding,
  basic and diluted                                             182,739,194      112,887,491        59,688,094       32,314,792

                                                                                           2003
                                                               Dec. 31          Sept. 30          June 30          March 31
                                                           --------------------------------------------------------------------
Total income                                               $        782,281                -                 -                -
Net income (loss)                                                  (132,535)         (32,794)             (450)          (7,500)

Net income (loss), per common share, basic and diluted:                (.02)           (1.64)             (.02)            (.38)

Weighted average number of common shares outstanding,
  basic and diluted                                               8,319,975           20,000            20,000           20,000

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2004

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
23rd Street Plaza                            -    1,300,000       5,318,806
  Panama City, FL
Alison's Corner                      3,850,000    1,045,000       5,700,345
  San Antonio, TX.
Arvada Connection and Arvada
  Marketplace                       28,510,000    8,125,000      39,383,116          17,682
  Arvada, CO
Azalea Square                       16,535,000    6,375,000      21,303,772         (14,793)
  Summerville, SC
Bed, Bath & Beyond Plaza            11,192,500            -      18,367,361
  Miami, FL
Best on the Boulevard               19,525,000    7,460,000      25,583,195         (84,486)
  Las Vegas, NV
Bluebonnet Parc                     12,100,000    4,450,000      16,407,032        (101,955)
  Baton Rouge, LA
Boulevard at the Capital Centre     71,500,000            -     114,702,961        (418,558)
  Largo, MD
The Columns                         14,865,400    5,830,000      19,438,839         (22,200)
  Jackson, TN
Coram Plaza                         20,760,000   10,200,000      26,177,515
  Coram, NY
CorWest Plaza                       18,150,000    6,900,000      23,850,938         (13,950)
  New Britain, CT
Cranberry Square                    10,900,000    3,000,000      18,736,381
  Cranberry Township, PA
Darien Towne Center                 16,500,000    7,000,000      22,468,408         213,305
  Darien, IL
Davis Towne Crossing                 5,365,200    1,850,000       5,681,061
  North Richland Hills, TX.
Denton Crossing                     35,200,000    6,000,000      43,433,763
  Denton, TX
Dorman Center - Phase 1 & II        27,610,000   17,025,000      29,478,484        (103,087)
  Spartanburg, SC
Eastwood Towne Center               46,750,000   12,000,000      65,066,567
  Lansing, MI
Edgemont Town Center                         -    3,500,000      10,956,495
  Homewood, AL
Evans Towne Centre                           -    1,700,000       6,424,805
  Evans, GA

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
23rd Street Plaza                  1,300,000      5,318,806      6,618,806                 -     2003         12/04
  Panama City, FL
Alison's Corner                    1,045,000      5,700,345      6,745,345           139,668     2003         04/04
  San Antonio, TX.
Arvada Connection and Arvada
  Marketplace                      8,125,000     39,400,798     47,525,798           974,072   1987-1990      04/04
  Arvada, CO
Azalea Square                      6,375,000     21,288,979     27,663,979           130,069     2004         10/04
  Summerville, SC
Bed, Bath & Beyond Plaza                   -     18,367,361     18,367,361           168,316     2004         10/04
  Miami, FL
Best on the Boulevard              7,460,000     25,498,709     32,958,709           702,197   1996-1999      04/04
  Las Vegas, NV
Bluebonnet Parc                    4,450,000     16,305,078     20,755,078           419,934     2002         04/04
  Baton Rouge, LA
Boulevard at the Capital Centre            -    114,284,403    114,284,403         1,383,741     2004         09/04
  Largo, MD
The Columns                        5,830,000     19,416,639     25,246,639           224,291     2004        8/04 &
  Jackson, TN                                                                                                 10/04
Coram Plaza                       10,200,000     26,177,515     36,377,515                 -     2004         12/04
  Coram, NY
CorWest Plaza                      6,900,000     23,836,988     30,736,988           875,539  1999 - 2003     01/04
  New Britain, CT
Cranberry Square                   3,000,000     18,736,381     21,736,381           343,369   1996-1997      07/04
  Cranberry Township, PA
Darien Towne Center                7,000,000     22,681,714     29,681,714           847,581     1994         12/03
  Darien, IL
Davis Towne Crossing               1,850,000      5,681,061      7,531,061           103,773   2003-2004      06/04
  North Richland Hills, TX.
Denton Crossing                    6,000,000     43,433,763     49,433,763           258,849   2003-2004      10/04
  Denton, TX
Dorman Center - Phase 1 & II      17,025,000     29,375,397     46,400,397           909,740   2003-2004   3/04 & 7/04
  Spartanburg, SC
Eastwood Towne Center             12,000,000     65,066,567     77,066,567         1,590,128     2002         05/04
  Lansing, MI
Edgemont Town Center               3,500,000     10,956,495     14,456,495            33,474     2003         11/04
  Homewood, AL
Evans Towne Centre                 1,700,000      6,424,805      8,124,805                 -     1995         12/04
  Evans, GA

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
Five Forks                                   -    2,100,000       5,374,421
  Simpsonville, SC
Forks Town Center                   10,395,000    2,430,000      14,835,863
  Easton, PA
Fox Creek Village                   11,485,000    3,755,000      15,563,434         (33,181)
  Longmont, CO
Fullerton Metrocenter               28,050,000            -      47,403,451        (199,396)
  Fullerton, CA
Gateway Pavilions                   35,842,000    9,880,000      55,194,702
  Avondale, AZ
Gateway Plaza                       18,163,000            -      26,370,511
  Southlake, TX
Gateway Station                              -    1,050,000       3,910,500
  College Station, TX
Gateway Village                     31,458,000    8,550,000      39,298,239
  Annapolis, MD
Governor's Marketplace              20,625,000            -      30,377,452         (56,281)
  Tallahassee, FL
Green's Corner                               -    3,200,000       8,663,397
  Cumming, GA
Gurnee Town Center                  24,360,000    7,000,000      35,146,950         (22,965)
  Gurnee, IL
Harvest Towne Center                 5,005,000    3,155,000       5,085,037
  Knoxville, TN
Henry Town Center                   35,814,616   10,650,000      46,813,649
  McDonough, GA
Heritage Towne Crossing              8,950,000    3,065,000      10,729,077
  Euless, TX
Hickory Ridge                       23,650,000    6,860,000      30,517,166
  Hickory, NC
Huebner Oaks Center                 48,000,000   14,080,000      59,825,626          88,560
  San Antonio, TX
Irmo Station                                 -    2,600,000       9,247,308
  Irmo, SC
John's Creek Village                23,300,000    5,750,000      21,269,874
  Duluth, GA
La Plaza Del Norte                  32,528,000   16,005,000      37,744,002        (288,670)
  San Antonio, TX
Lake Mary Pointe                     3,657,500    2,075,000       4,009,147
  Orlando, FL
Lakewood Towne Center               51,260,000   11,200,000      70,796,423        (360,223)
  Lakewood, WA
Larkspur Landing                    33,630,000   20,800,000      32,820,864          480,656
  Larkspur, CA
Lincoln Park                        26,153,000    9,360,000      34,717,980
  Dallas, TX
Low Country Village                  5,370,000    1,550,000       8,778,906          (4,871)
  Bluffton, SC

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
Five Forks                         2,100,000      5,374,421      7,474,421            16,400     1999         12/04
  Simpsonville, SC
Forks Town Center                  2,430,000     14,835,863     17,265,863           226,641     2002         07/04
  Easton, PA
Fox Creek Village                  3,755,000     15,530,253     19,285,253            47,426   2003-2004      11/04
  Longmont, CO
Fullerton Metrocenter                      -     47,204,055     47,204,055           864,861     1998         06/04
  Fullerton, CA
Gateway Pavilions                  9,880,000     55,194,702     65,074,702           168,492   2003-2004      12/04
  Avondale, AZ
Gateway Plaza                              -     26,370,511     26,370,511           403,357     2000         07/04
  Southlake, TX
Gateway Station                    1,050,000      3,910,500      4,960,500            11,932   2003-2004      12/04
  College Station, TX
Gateway Village                    8,550,000     39,298,239     47,848,239           597,527     1996         07/04
  Annapolis, MD
Governor's Marketplace                     -     30,321,171     30,321,171           370,888     2001         08/04
  Tallahassee, FL
Green's Corner                     3,200,000      8,663,397     11,863,397                 -     1997         12/04
  Cumming, GA
Gurnee Town Center                 7,000,000     35,123,985     42,123,985           214,573     2000         10/04
  Gurnee, IL
Harvest Towne Center               3,155,000      5,085,037      8,240,037            62,188   1996-1999      09/04
  Knoxville, TN
Henry Town Center                 10,650,000     46,813,649     57,463,649                 -     2002         12/04
  McDonough, GA
Heritage Towne Crossing            3,065,000     10,729,077     13,794,077           327,196     2002         03/04
  Euless, TX
Hickory Ridge                      6,860,000     30,517,166     37,377,166         1,088,098     1999         01/04
  Hickory, NC
Huebner Oaks Center               14,080,000     59,914,186     73,994,186         1,283,898   1997-1998      06/04
  San Antonio, TX
Irmo Station                       2,600,000      9,247,308     11,847,308                 -  1980 & 1985     12/04
  Irmo, SC
John's Creek Village               5,750,000     21,269,874     27,019,874           392,876   2003-2004      06/04
  Duluth, GA
La Plaza Del Norte                16,005,000     37,455,332     53,460,332         1,276,221   1996/1999      01/04
  San Antonio, TX
Lake Mary Pointe                   2,075,000      4,009,147      6,084,147            24,484     1999         10/04
  Orlando, FL
Lakewood Towne Center             11,200,000     70,436,200     81,636,200         1,294,701 1988/2002-2003   06/04
  Lakewood, WA
Larkspur Landing                  20,800,000     33,301,520     54,101,520         1,211,593   1978/2001      01/04
  Larkspur, CA
Lincoln Park                       9,360,000     34,717,980     44,077,980           424,282     1998         09/04
  Dallas, TX
Low Country Village                1,550,000      8,774,035     10,324,035           160,970     2004         06/04
  Bluffton, SC

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
MacArthur Crossing                  12,700,000    4,710,000      16,264,562
  Los Colinas, TX
Manchester Meadows                  31,064,550   14,700,000      39,737,846         (84,875)
  Town and Country, MO
Mansfield Towne Crossing            10,982,300    3,300,000      12,194,571
  Mansfield, TX
McAllen Shopping Center                  -          850,000       2,958,498
  McAllen, TX
Mesa Fiesta                              -        7,372,000      26,730,387
  Mesa, AZ
Mitchell Ranch Plaza                18,700,000    5,550,000      26,212,826         (65,767)
  New Port Richey, FL
Newnan Crossing I                   21,543,091    4,542,244      12,188,579        (832,534)
  Newnan, GA
Newnan Crossing II                   2,223,100   10,557,591      21,798,114
  Newnan, GA
Newton Crossroads                        -        3,350,000       6,926,760
  Covington, GA
North Ranch Pavilions               10,157,400    9,705,000       8,295,988          43,735
  Thousand Oaks, CA
North Rivers Town Center            11,050,000    3,350,000      15,720,415
  Charleston, SC
Northgate North                     26,650,000    7,540,000      49,077,929
  Seattle, WA
Northpointe Plaza                   30,850,000   13,800,000      37,706,966         (48,029)
  Spokane, WA
Northwoods Center                   11,192,500    3,415,000       9,474,629
  Wesley Chapel, FL
Oswego Commons                      19,262,100    6,250,000      26,629,204
  Oswego, IL
Paradise Valley Marketplace         15,680,500    6,590,000      20,425,319        (147,469)
  Phoenix, AZ
Pavilion at King's Grant             5,342,000    4,300,000       2,741,212          15,748
  Concord, NC
Peoria Crossings                    20,497,400    6,240,000      29,190,441         (68,395)
  Peoria, AZ
Phenix Crossing                          -        2,600,000       6,776,273
  Phenix City, AL
Pine Ridge Plaza                    14,700,000    5,000,000      19,802,170
  Lawrence, KS
Placentia Town Center               13,695,000   11,200,000      11,750,963
  Placentia, CA
Plaza at Marysville                 11,800,000    6,600,000      13,727,658
  Marysville, WA
Plaza at Riverlakes                      -        5,100,000      10,824,341
  Bakersfield, CA

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
MacArthur Crossing                 4,710,000     16,264,562     20,974,562           546,335   1995-1996      02/04
  Los Colinas, TX
Manchester Meadows                14,700,000     39,652,971     54,352,971           608,067   1994-1995      08/04
  Town and Country, MO
Mansfield Towne Crossing           3,300,000     12,194,571     15,494,571            74,502   2003-2004      11/04
  Mansfield, TX
McAllen Shopping Center              850,000      2,958,498      3,808,498                 -     2004         12/04
  McAllen, TX
Mesa Fiesta                        7,372,000     26,730,387     34,102,387                 -     2004         12/04
  Mesa, AZ
Mitchell Ranch Plaza               5,550,000     26,147,060     31,697,060           319,699     2003         08/04
  New Port Richey, FL
Newnan Crossing I                  4,542,244     11,356,045     15,898,289           414,663     1999         12/03
  Newnan, GA
Newnan Crossing II                10,557,591     21,798,114     32,355,705           449,285     2004         02/04
  Newnan, GA
Newton Crossroads                  3,350,000      6,926,760     10,276,760                 -     1997         12/04
  Covington, GA
North Ranch Pavilions              9,705,000      8,339,723     18,044,723           306,554     1992         01/04
  Thousand Oaks, CA
North Rivers Town Center           3,350,000     15,720,415     19,070,415           384,070   2003-2004      04/04
  Charleston, SC
Northgate North                    7,540,000     49,077,929     56,617,929           899,882   1999-2003      06/04
  Seattle, WA
Northpointe Plaza                 13,800,000     37,658,937     51,458,937           807,530   1991-1993      05/04
  Spokane, WA
Northwoods Center                  3,415,000      9,474,629     12,889,629            28,945   2002-2004      12/04
  Wesley Chapel, FL
Oswego Commons                     6,250,000     26,629,204     32,879,204            81,370   2002-2004      11/04
  Oswego, IL
Paradise Valley Marketplace        6,590,000     20,277,850     26,867,850           521,508     2002         04/04
  Phoenix, AZ
Pavilion at King's Grant           4,300,000      2,756,960      7,056,960           107,010   2002-2003      12/03
  Concord, NC
Peoria Crossings                   6,240,000     29,122,046     35,362,046           964,437   2002-2003      03/04
  Peoria, AZ
Phenix Crossing                    2,600,000      6,776,273      9,376,273                 -     2004         12/04
  Phenix City, AL
Pine Ridge Plaza                   5,000,000     19,802,170     24,802,170           421,316   1998-2004      06/04
  Lawrence, KS
Placentia Town Center             11,200,000     11,750,963     22,950,963            35,898   1973/2000      12/04
  Placentia, CA
Plaza at Marysville                6,600,000     13,727,658     20,327,658           207,702     1995         07/04
  Marysville, WA
Plaza at Riverlakes                5,100,000     10,824,341     15,924,341            66,115     2001         10/04
  Bakersfield, CA

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
Plaza Santa Fe II                   17,393,732            -      28,587,813         (59,393)
  Santa Fe, NM
Pleasant Run Towne Center           22,800,000    4,200,000      29,084,836
  Cedar Hill, TX
Promenade at Red Cliff              10,590,000    5,340,000      12,664,907
  St. George, UT
Reisterstown Road Plaza             49,650,000   15,800,000      70,371,762        (260,184)
  Baltimore, MD
Saucon Valley Square                 8,850,900    3,200,000      12,641,881
  Bethlehem, PA
Shoppes at Lake Andrew              15,656,511    4,000,000      22,996,002
  Viera, FL
The Shoppes at Park West
  (Publix Center)                    6,655,000    2,240,000       9,356,781             210
  Mt. Pleasant, SC
Shoppes at Quarterfield
(Metro Square Center)                6,067,183    2,190,000       8,839,520
  Severn, MD
Shoppes of Dallas                    7,178,700    1,350,000      11,045,345          84,202
  Dallas, GA
Shoppes of Prominence Point          9,954,300    2,850,000      11,148,965          (7,331)
  Canton, GA
The Shops at Boardwalk              20,150,000    5,000,000      30,540,431        (203,838)
  Kansas City, MO
Shops at Forest Commons              5,229,789    1,050,000       6,132,547
  Round Rock, TX
Shops at Park Place                 13,127,000    9,096,000      13,174,867         256,937
  Plano, TX
Southlake Town Square                        -   16,350,000     110,778,125
  Southlake, TX
Stilesboro Oaks                              -    2,200,000       9,426,287
  Acworth, GA
Stony Creek Marketplace             14,162,000    6,735,000      17,564,434          20,945
  Noblesville, IN
Tollgate Marketplace                39,765,000    8,700,000      61,247,363
  Bel Air, MD
Towson Circle                       19,197,500    9,050,000      17,840,034         (36,654)
  Towson, MD
University Town Center                       -            -       9,556,971
  Tuscaloosa, AL
Village Shoppes at Simonton          7,561,700    2,200,000      10,873,898         (86,687)
  Lawrenceville, GA
Watauga Pavilion                    17,100,000    5,185,000      27,503,862
  Watauga, TX
Winchester Commons                   7,235,000    4,400,000       7,471,467          (2,918)
  Memphis, TN                   --------------------------------------------------------------
SUBTOTAL MULTI-TENANT            1,423,423,471  506,632,835   2,138,977,574      (2,406,708)

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
Plaza Santa Fe II                          -     28,528,421     28,528,421           610,545   2000-2002      06/04
  Santa Fe, NM
Pleasant Run Towne Center          4,200,000     29,084,836     33,284,836                 -     2004         12/04
  Cedar Hill, TX
Promenade at Red Cliff             5,340,000     12,664,907     18,004,907           425,495     1997         02/04
  St. George, UT
Reisterstown Road Plaza           15,800,000     70,111,578     85,911,578         1,034,081   1986/2004      08/04
  Baltimore, MD
Saucon Valley Square               3,200,000     12,641,881     15,841,881           154,414     1999         09/04
  Bethlehem, PA
Shoppes at Lake Andrew             4,000,000     22,996,002     26,996,002                 -     2003         12/04
  Viera, FL
The Shoppes at Park West
  (Publix Center)                  2,240,000      9,356,991     11,596,991            57,018     2004         11/04
  Mt. Pleasant, SC
Shoppes at Quarterfield
(Metro Square Center)              2,190,000      8,839,520     11,029,520           296,973     1999         01/04
  Severn, MD
Shoppes of Dallas                  1,350,000     11,129,547     12,479,547           204,210     2004         07/04
  Dallas, GA
Shoppes of Prominence Point        2,850,000     11,141,635     13,991,635           204,307     2004         06/04
  Canton, GA
The Shops at Boardwalk             5,000,000     30,336,593     35,336,593           558,200   2003-2004      07/04
  Kansas City, MO
Shops at Forest Commons            1,050,000      6,132,547      7,182,547            18,664     2002         12/04
  Round Rock, TX
Shops at Park Place                9,096,000     13,431,805     22,527,805           593,842     2001         10/03
  Plano, TX
Southlake Town Square             16,350,000    110,778,125    127,128,125                 -   1998-2004      12/04
  Southlake, TX
Stilesboro Oaks                    2,200,000      9,426,287     11,626,287                 -     1997         12/04
  Acworth, GA
Stony Creek Marketplace            6,735,000     17,585,379     24,320,379           733,916     2003         12/03
  Noblesville, IN
Tollgate Marketplace               8,700,000     61,247,363     69,947,363           932,050   1979/1994      07/04
  Bel Air, MD
Towson Circle                      9,050,000     17,803,379     26,853,379           272,109     1998         07/04
  Towson, MD
University Town Center                     -      9,556,971      9,556,971            29,195     2002         11/04
  Tuscaloosa, AL
Village Shoppes at Simonton        2,200,000     10,787,211     12,987,211           165,348     2004         08/04
  Lawrenceville, GA
Watauga Pavilion                   5,185,000     27,503,862     32,688,862           588,588   2003-2004      05/04
  Watauga, TX
Winchester Commons                 4,400,000      7,468,549     11,868,549            45,641     1999         11/04
  Memphis, TN                   -------------------------------------------------------------
SUBTOTAL MULTI-TENANT            506,632,835  2,136,570,866  2,643,203,701        33,742,830

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
SINGLE-USER                       Encumbrances     Land       Improvements   to Basis ( C )
-----------                       ------------     ----       -------------  --------------
Academy Sports                       2,920,000    1,230,000       3,751,721
  Houma, LA
Academy Sports                       2,337,500    1,340,000       2,942,634
  Midland, TX
Academy Sports                       2,775,000    1,050,000       3,954,157
  Port Arthur, TX
American Express                    11,623,000    1,400,000      15,370,089
  De Pere, WI
American Express                    37,170,000    2,900,000      55,966,421
  Fort Lauderdale, FL
American Express                    33,040,000    2,800,000      49,470,089
  Greensboro, NC
American Express                    56,050,000   14,200,000      74,607,812
  Minneapolis, MN
American Express - 19th Ave.         8,260,000    2,900,000      10,170,089
  Phoenix, AZ
American Express - 31st Ave.        31,860,000    5,100,000      45,270,089
  Phoenix, AZ
CVS Pharmacy (Eckerd Drug Store)     1,850,000      975,000       2,400,249           1,336
  Edmund, OK
CVS Pharmacy (Eckerd Drug Store)     2,900,000      932,000       4,369,730
  Norman, OK
CVS Pharmacy                         1,685,000      600,000       2,469,216
  Sylacauga, AL
Eckerd Drug Store                    1,750,000      900,000       2,376,504
  Columbia, SC
Eckerd Drug Store                    1,425,000      600,000       2,033,000
  Crossville, TN
Eckerd Drug Store                    1,650,000    1,050,000       2,047,200
  Greer, SC
Eckerd Drug Store                    1,975,000      700,000       2,960,139
  Kill Devil Hills, NC
GMAC                                33,000,000    8,250,000      50,287,192
  Winston-Salem, NC
Harris Teeter                        3,960,000    1,810,000       5,152,401
  Wilmington, NC
Kohl's/Wilshire Plaza III            5,417,500    2,600,000       6,848,649
  Kansas City, MO
Shaw's Supermarket                   6,450,000    2,700,000      11,532,191        (139,774)
  New Britain, CT
Wal-Mart Supercenter                 7,100,000    1,756,000      10,913,942
  Blytheville, AR
Wal-Mart Supercenter                 6,088,500    2,397,000       8,089,320
  Jonesboro, AR
Wrangler                            11,300,000    1,218,669      16,249,921
  El Paso, TX

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
SINGLE-USER                         Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
-----------                         ----      ------------   -------------  ----------------  -----------   --------
Academy Sports                     1,230,000      3,751,721      4,981,721            57,225     2004         07/04
  Houma, LA
Academy Sports                     1,340,000      2,942,634      4,282,634            17,969     2004         10/04
  Midland, TX
Academy Sports                     1,050,000      3,954,157      5,004,157            24,164     2004         10/04
  Port Arthur, TX
American Express                   1,400,000     15,370,089     16,770,089                 -     2000         12/04
  De Pere, WI
American Express                   2,900,000     55,966,421     58,866,421                 -     1975         12/04
  Fort Lauderdale, FL
American Express                   2,800,000     49,470,089     52,270,089                 -     1986         12/04
  Greensboro, NC
American Express                  14,200,000     74,607,812     88,807,812                 -     1989         12/04
  Minneapolis, MN
American Express - 19th Ave.       2,900,000     10,170,089     13,070,089                 -     1983         12/04
  Phoenix, AZ
American Express - 31st Ave.       5,100,000     45,270,089     50,370,089                 -     1985         12/04
  Phoenix, AZ
CVS Pharmacy (Eckerd Drug Store)     975,000      2,401,585      3,376,585            89,028     2003         12/03
  Edmund, OK
CVS Pharmacy (Eckerd Drug Store)     932,000      4,369,730      5,301,730           163,287     2003         12/03
  Norman, OK
CVS Pharmacy                         600,000      2,469,216      3,069,216            15,090     2004         10/04
  Sylacauga, AL
Eckerd Drug Store                    900,000      2,376,504      3,276,504            52,171   2003-2004      06/04
  Columbia, SC
Eckerd Drug Store                    600,000      2,033,000      2,633,000            43,468   2003-2004      06/04
  Crossville, TN
Eckerd Drug Store                  1,050,000      2,047,200      3,097,200            43,688   2003-2004      06/04
  Greer, SC
Eckerd Drug Store                    700,000      2,960,139      3,660,139            63,299   2003-2004      06/04
  Kill Devil Hills, NC
GMAC                               8,250,000     50,287,192     58,537,192           460,933   1980/1990      09/04
  Winston-Salem, NC
Harris Teeter                      1,810,000      5,152,401      6,962,401            62,960   1977/1995      09/04
  Wilmington, NC
Kohl's/Wilshire Plaza III          2,600,000      6,848,649      9,448,649            20,926     2004         07/04
  Kansas City, MO
Shaw's Supermarket                 2,700,000     11,392,417     14,092,417           431,997     1995         12/03
  New Britain, CT
Wal-Mart Supercenter               1,756,000     10,913,942     12,669,942           166,680     1999         07/04
  Blytheville, AR
Wal-Mart Supercenter               2,397,000      8,089,320     10,486,320           123,525     1997         08/04
  Jonesboro, AR
Wrangler                           1,218,669     16,249,921     17,468,590           248,226     1993         07/04
  El Paso, TX

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
SINGLE-USER                       Encumbrances     Land       Improvements   to Basis ( C )
-----------                       ------------     ----       -------------  --------------
Zurich Towers                       81,420,000    7,900,000     121,312,096
  Schaumburg, IL                -------------------------------------------------------------
SUBTOTAL SINGLE-USER               354,006,500   67,308,669     510,544,848        (138,437)
                                -------------------------------------------------------------

CONSOLIDATED JOINT VENTURES

Cardiff Hall East                    5,108,656    1,090,000       7,607,874                -
  Towson, MD                    -------------------------------------------------------------

TOTAL INVESTMENT PROPERTIES      1,782,538,627  575,031,504   2,657,130,296      (2,545,145)
                                =============================================================

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
SINGLE-USER                         Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
-----------                         ----      ------------   -------------  ----------------  -----------   --------
Zurich Towers                      7,900,000    121,312,096    129,212,096           369,841   1988-1990      11/04
  Schaumburg, IL                -------------------------------------------------------------
SUBTOTAL SINGLE-USER              67,308,669    510,406,411    577,715,080         2,454,475
                                -------------------------------------------------------------

CONSOLIDATED JOINT VENTURES

Cardiff Hall East                  1,090,000      7,607,874      8,697,873            92,725     1990         10/04
  Towson, MD                    -------------------------------------------------------------

TOTAL INVESTMENT PROPERTIES      575,031,504  2,654,585,151  3,229,616,655        36,290,031
                                =============================================================

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            SCHEDULE III (CONTINUED)
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                           December 31, 2004 and 2003

Notes:

   (A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

   (B) The aggregate cost of real estate owned at December 31, 2004 for Federal income tax purposes was approximately $3,029,000,000 (unaudited).

   (C)  Reconciliation of real estate owned:

                                                                   2004                 2003
                                                            ---------------------------------------
          Balance at beginning of period                    $      122,719,914                    -
          Purchases of property                                  3,308,730,780          127,195,469
          Payments received under master leases and
            principal escrow                                        (3,024,547)                   -
          Acquired in-place lease intangibles and
            customer relationship value                           (241,285,534)          (8,805,681)
          Acquired above market lease intangibles                  (42,302,599)          (1,595,673)
          Acquired below market lease intangibles                   84,778,641            5,925,799
                                                            ---------------------------------------

          Balance at end of period                          $    3,229,616,655          122,719,914
                                                            =======================================

   (D)  Reconciliation of accumulated depreciation:

          Balance at beginning of period                    $          140,497                    -
          Depreciation expense                                      36,149,534              140,497
                                                            -------------------- ------------------

          Balance at end of period                          $       36,290,031              140,497
                                                            =======================================

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on December 31, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of March 14, 2005. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of March 14, 2005. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)
                             (Amounts in thousands)

                                                                         Historical            Pro Forma
                                                                             (A)              Adjustments           Pro Forma
                                                                     ------------------------------------------------------------
ASSETS

Net investment properties (B)                                        $        3,193,327              379,006            3,572,333
Cash and cash equivalents                                                       241,224              419,285              660,509
Restricted cash                                                                  65,923                    -               65,923
Restricted escrows                                                               17,105                    -               17,105
Investment in marketable securities and treasury contracts                        1,287                    -                1,287
Investment in unconsolidated joint ventures                                      75,261                    -               75,261
Accounts and rents receivable                                                    19,962                    -               19,962
Due from affiliates                                                                 654                    -                  654
Note receivable                                                                  31,772                  792               32,564
Acquired in-place lease intangibles and customer
  relationship value(B) (D)                                                     240,116               25,278              265,394
Acquired above market lease intangibles (B) (D)                                  40,774                2,877               43,651
Loan fees, leasing fees and loan fee deposits (G)                                19,472               (5,691)              13,781
Other assets (G)                                                                  8,939                 (103)               8,836
                                                                     ------------------------------------------------------------

Total assets                                                         $        3,955,816              821,444            4,777,260
                                                                     ============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable (B) (E)                                            1,783,114              357,650            2,140,764
Accounts payable                                                                  1,692                    -                1,692
Accrued offering costs due to affiliates                                          2,880                    -                2,880
Accrued interest payable                                                          4,306                    -                4,306
Tenant improvements payable                                                       5,096                    -                5,096
Accrued real estate taxes                                                         4,254                    -                4,254
Distributions payable                                                            11,378                    -               11,378
Security deposits                                                                 3,679                    -                3,679
Prepaid rental income and other liabilities                                       7,765                    -                7,765
Advances from sponsor                                                             3,523                    -                3,523
Acquired below market lease intangibles (B) (D)                                  85,986                  730               86,716
Restricted cash liability                                                        65,923                    -               65,923
Due to affiliates                                                                   957                    -                  957
                                                                     ------------------------------------------------------------

Total liabilities                                                             1,980,553              358,380            2,338,933
                                                                     ============================================================

Minority interests                                                               89,537                    -               89,537

Common stock (C)                                                                    217                   53                  270
Additional paid-in capital (net of offering costs) (C)                        1,940,018              463,011            2,403,029
Accumulated distributions in excess of net income (F)                           (54,750)                   -              (54,750)
Accumulated other comprehensive income                                              241                    -                  241
                                                                     ------------------------------------------------------------

Total stockholders' equity                                                    1,885,726              463,064            2,348,790
                                                                     ------------------------------------------------------------

Total liabilities and stockholders' equity                           $        3,955,816              821,444            4,777,260
                                                                     ============================================================

         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of December 31, 2004 as filed with the Securities Exchange Commission on Form 10-K. As of December 31, 2004, the Company had sold 214,368,875 shares to the public and 3,079,003 shares were issued pursuant to the Company's distribution reinvestment program. In addition, the company had repurchased 10,350 shares pursuant to the Company's share repurchase program. As a result, the Company received $2,171,654,780 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties or earnout components. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:

                                                                    Acquisition          Mortgage
                                                                       Price              Payable
                                                                  -----------------------------------
PURCHASES
Fairgrounds Plaza                                                 $    21,994,000          15,982,000
Maytag Distribution Center                                             23,160,000          12,740,000
Midtown Center                                                         53,000,000          28,228,000
Hobby Lobby - Concord                                                   5,500,000           3,025,000
Stanley Works                                                          10,000,000                   -
American Express - Markham, Ontario                                    42,000,000          25,380,000
Academy Sports - San Antonio                                            7,150,000           3,933,000
Magnolia Square                                                        19,114,000          10,265,000
Cottage Plaza                                                          23,440,000          13,025,000
Village of Quail Springs                                               10,429,000           5,740,000
Holliday Towne Center                                                  14,828,000           8,050,000
Trenton Crossing                                                       29,212,000          19,307,000
CVS Pharmacy - Jacksonville                                             6,000,000                   -
CarMax - San Antonio                                                   14,600,000                   -
Southgate Plaza                                                        12,253,000                   -
Stateline Station                                                      32,000,000                   -
High Ridge Crossing                                                    13,200,000                   -
American Express - Salt Lake City                                      48,000,000          28,320,000

EARNOUTS
Reisterstown Road Plaza                                                 3,670,000                   -
John's Creek Village                                                    5,096,000                   -
Denton Crossing                                                         1,286,000                   -
Gateway Village                                                         3,636,000                   -
Mansfield Towne Crossing                                                2,275,000                   -
Heritage Towne Crossing                                                 1,276,000                   -
Boulevard at the Capital Centre                                         3,312,000                   -
                                                                  -----------------------------------

Total                                                             $   406,431,000         173,995,000
                                                                  ===================================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

Allocation of net investments in properties:

Land                                                      $         69,133,000
Building and improvements                                          309,873,000
Acquired in-place lease intangibles and customer
  relationship value                                                25,278,000
Acquired above market lease intangibles                              2,877,000
Acquired below market lease intangibles                               (730,000)
                                                          --------------------
Total                                                     $        406,431,000
                                                          ====================

(C) Additional offering proceeds of $526,210,000, net of additional offering costs of $63,146,000 are reflected as received as of December 31, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of March 14, 2005. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships. The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E) Additional mortgages payable of $357,650,000, reflected as funded as of December 31, 2004, includes $173,995,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $183,655,000 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in loan fees, leasing fees and loan fee deposits of $5,691,000 represents prepaid loan fees applied to mortgage payables obtained as described in (E). Change in other assets of $103,000 represents advance purchase deposits on properties purchased as described in (B).

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2004 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of March 14, 2005. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of March 14, 2005. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur, Academy Sports - Midland, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio or CVS Pharmacy - Jacksonville as the properties were completed in 2004 and there were no significant operations prior to the Company's acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to the Company's funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2004 (unaudited)
                             (Amounts in thousands)

                                                                                Pro Forma         Pro Forma
                                                              Historical       Adjustments       Adjustments
                                                                 (A)               (B)               (C)           Pro Forma
                                                            -------------------------------------------------------------------
Rental income                                               $      106,425            19,929          127,882           254,236
Tenant recovery income                                              23,155             4,031           23,090            50,276
Other property income                                                  825                 -                -               825
                                                            -------------------------------------------------------------------

Total income                                                       130,405            23,960          150,972           305,337
                                                            -------------------------------------------------------------------

General and administrative expenses                                  4,857                 -                -             4,857
Advisor asset management fee (D)                                         -                 -                -                 -
Property operating expenses (G)                                     32,522             6,149           38,481            77,152
Depreciation and amortization (E)                                   47,973             9,904           68,789           126,666
                                                            -------------------------------------------------------------------

Total expenses                                                      85,352            16,053          107,270           208,675
                                                            -------------------------------------------------------------------

Operating income                                                    45,053             7,907           43,702            96,662

Other income                                                         3,681                 -                -             3,681
Interest expense (H)                                               (33,175)           (7,577)         (49,203)          (89,955)
Realized loss on sale of treasury contacts                          (3,667)                -                -            (3,667)
Minority interests                                                     398                 -                -               398
Equity in earnings (losses) of unconsolidated
  entities                                                            (589)                -                -              (589)
                                                            -------------------------------------------------------------------

Net income (loss)                                           $       11,701               330           (5,501)            6,530
                                                            ===================================================================

Other comprehensive income:
  Unrealized gain/loss on investment securities                        241                 -                -               241
                                                            -------------------------------------------------------------------

Comprehensive income (loss)                                 $       11,942               330           (5,501)            6,771
                                                            ===================================================================

Weighted average number of shares of common stock
  outstanding, basic and diluted (F)                                98,563                                              122,413
                                                            ==============                                      ===============

Net income (loss) per share, basic and diluted (F)                     .12                                                  .05
                                                            ==============                                      ===============

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to December 31, 2004 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of March 14, 2005 are as though the properties were acquired January 1, 2004.

                                                         Gross Income
                                                           & Direct                                 Total
                                                           Operating           Pro Forma          Pro Forma
                                                         Expenses (1)         Adjustments        Adjustments
                                                      ----------------------------------------------------------
       Rental income                                  $            20,258              (329)              19,929
       Tenant recovery income                                       4,031                 -                4,031
                                                      ----------------------------------------------------------

       Total income                                                24,289              (329)              23,960
                                                      ----------------------------------------------------------

       Advisor asset management fee                                     -                 -                    -
       Property operating expenses                                  5,071             1,078                6,149
       Depreciation and amortization                                    -             9,904                9,904
       Interest expense                                                 -             7,577                7,577
                                                      ----------------------------------------------------------

       Total expenses                                               5,071            18,559               23,630
                                                      ----------------------------------------------------------

       Net income (loss)                              $            19,218           (18,888)                 330
                                                      ==========================================================

(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Coram Plaza, Mesa Fiesta, Green's Corner, Newton Crossroads, Stilesboro Oaks, Pleasant Run Towne Crossing, Shoppes at Lake Andrew, Fairgrounds Plaza, Midtown Center, Trenton Crossing, Lakepointe Towne Center and Stateline Station.

     As previously reported, an audit of Magnolia Square was going to be performed, however, no audit was required in accordance with Rule 3.14 of Regulation S-X.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

(C) Total pro forma adjustments for acquisitions consummated as of March 14, 2005 are as though the properties were acquired January 1, 2004. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur, Academy Sports - Midland, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio or CVS Pharmacy - Jacksonville as the properties were completed in 2004 and there were no significant operations prior to the Company's acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to the Company's funding of the notes receivable.

                                                         Gross Income
                                                           & Direct                                 Total
                                                           Operating           Pro Forma          Pro Forma
                                                         Expenses (1)         Adjustments        Adjustments
                                                      ---------------------------------------------------------
       Rental income                                  $           130,679            (2,797)            127,882
       Tenant recovery income                                      23,090                 -              23,090
                                                      ---------------------------------------------------------

       Total revenues                                             153,769            (2,797)            150,972
                                                      ---------------------------------------------------------

       Advisor asset management fee                                     -                 -                   -
       Property operating expenses                                 31,779             6,702              38,481
       Depreciation and amortization                                    -            68,789              68,789
       Interest expense                                                 -            49,203              49,203
                                                      ---------------------------------------------------------

       Total expenses                                              31,779           124,694             156,473
                                                      ---------------------------------------------------------

       Net income (loss)                              $           121,990          (127,491)             (5,501)
                                                      =========================================================

(1) Unaudited combined gross income and direct operating expenses from January 1, 2004 through the date of acquisition based on information provided by the Seller for the following properties:

     CorWest Plaza, Hickory Ridge, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes of Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre, Bed, Bath & Beyond Plaza, Denton Crossing, Azalea Square, Lake Mary Pointe, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Publix Center (Shoppes at Park West), Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Five Forks, Placentia Town Center, Gateway Station, Northwoods Center, Shops at Forest Commons, Gateway Pavilions, Henry Town Center, McAllen Shopping Center, 23rd Street Plaza, Southlake Town Square, Irmo Station, Evans Towne Centre, Cottage Plaza, Village at Quail Springs, Phenix Crossing, Magnolia Square, Holliday Towne Center, Southgate Plaza and High Ridge Crossing.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

     Gross rental income from January 1, 2004 through the date of acquisition based on information provided by tenant net leases for the following properties:

     Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Academy Sports - Houma, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Academy Sports - Port Arthur, CVS Pharmacy - Sylacauga, Academy Sports - Midland, Zurich Towers, the American Express portfolio, Maytag Distribution Center, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio, CVS Pharmacy - Jacksonville, and CarMax - San Antonio.

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Academy Sports - Houma                                              2,920,000               5.120%            09/09
      Academy Sports - Midland                                            2,338,000               5.120%            01/10
      Academy Sports - Port Arthur                                        2,775,000               5.120%            11/09
      Adademy Sports - San Antonio                                        3,933,000               5.060%            02/10
      Alison's Corner                                                     3,850,000               4.272%            06/10
      American Express - Markham, Ontario                                25,380,000              4.2675%            02/15
      American Express - Depere, WI                                      11,623,000              4.2975%            01/15
      American Express - 31st Avenue - Phoenix                           31,860,000              4.2675%            01/15
      American Express - 19th Avenue - Phoenix                            8,260,000              4.2675%            01/15
      American Express - Minneapolis                                     56,050,000              4.2675%            01/15
      American Express - Greensboro, NC                                  33,040,000              4.2675%            01/15
      American Express - Fort Lauderdale, FL                             37,170,000              4.2675%            01/15
      American Express - Salt Lake City                                  28,320,000              4.2975%            03/15
      Arvada Marketplace and Arvada Connection                           28,510,000               4.130%            07/09
      Azalea Square                                                      16,535,000               5.010%            12/09
      Bed Bath & Beyond Plaza                                            11,193,000               5.170%            12/09
      Best on the Boulevard                                              19,525,000               3.990%            05/09
      Bluebonnet Parc                                                    12,100,000               4.372%            05/09
      Boulevard at the Capital Centre                                    71,500,000               5.120%            10/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Cardiff Hall East                                                   5,109,000               8.020%            08/10
      Cottage Plaza                                                      13,025,000               4.600%            04/10
      Coram Plaza                                                        20,755,000               4.550%            02/10
      CorWest Plaza                                                      18,150,000               4.560%            02/09
      Cranberry Square                                                   10,900,000               4.975%            08/09
      CVS Pharmacy - Sylacauga                                            1,685,000               5.060%            01/10
      Davis Towne Crossing                                                5,365,000               5.185%            09/09
      Denton Crossing                                                    35,200,000               4.300%            01/10
      Dorman Center                                                      27,610,000               4.180%            05/09
      Eastwood Towne Center                                              46,750,000               4.640%            07/09
      Eckerds Drug Stores (4)                                             6,800,000               5.275%            08/09
      Edgemont Town Center                                                8,600,000               4.430%            03/10
      Evans Towne Centre                                                  5,005,000               4.670%            02/10
      Fairgrounds Plaza                                                  15,982,000               5.690%            01/33
      Five Forks                                                          4,483,000               4.815%            02/10
      Forks Town Center                                                  10,395,000               4.970%            09/09
      Fox Creek Village                                                  11,485,000               5.210%            12/09
      Fullerton Metrocenter                                              28,050,000               5.090%            08/09
      Gateway Pavilions                                                  35,842,000               4.670%            01/10
      Gateway Plaza                                                      18,163,000               5.100%            09/09
      Gateway Village (Note A)                                           27,233,000         LIBOR + 113             07/09
      Gateway Village (Note B)                                            4,225,000         LIBOR + 200             08/05
      GMAC Insurance                                                     33,000,000               4.610%            10/09
      Governor's Marketplace                                             20,625,000               5.185%            09/09
      Green's Corner                                                      7,022,000               4.500%            02/10
      Gurnee Town Center                                                 24,360,000               4.597%            01/10
      Harris Teeter - Wilmington                                          3,960,000               4.915%            11/09
      Harvest Towne Center                                                5,005,000               4.935%            01/10
      Henry Town Center                                                  35,815,000               5.420%            01/13
      Heritage Towne Crossing                                             8,950,000               4.374%            06/09
      Hickory Ridge                                                      23,650,000               4.531%            02/09
      Hobby Lobby - Concord                                               3,025,000              5.1150%            02/10
      Holliday Towne Center                                               8,050,000               5.180%            04/10
      Huebner Oaks Center (Note A)                                       31,723,000               4.200%            07/10
      Huebner Oaks Center (Note B)                                       16,277,000               3.960%            07/10
      Irmo Station                                                        7,085,000               5.124%            02/10
      John's Creek Village                                               23,300,000               5.100%            08/09
      Kohl's - Wilshire Plaza III                                         5,418,000               5.120%            12/09
      La Plaza Del Norte                                                 32,528,000               4.610%            03/10
      Lake Mary Pointe                                                    3,658,000               5.170%            12/09
      Lakewood Towne Center (Note A)                                     44,000,000               2.680%            06/09
      Lakewood Towne Center (Note B)                                      7,260,000               3.830%            07/05
      Larkspur Landing                                                   33,630,000               4.450%            02/09
      Lincoln Park                                                       26,153,000               4.610%            11/09
      Low Country Village - Phase I                                       5,370,000               4.960%            10/09
      Low Country Village - Phase II                                      5,440,000               5.130%            05/09
      MacArthur Crossing                                                 12,700,000               4.290%            05/09
      Magnolia Square                                                    10,265,000               5.115%            03/10
      Manchester Meadows                                                 31,065,000               4.480%            09/07

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Mansfield Towne Crossing                                           10,982,000               5.215%            12/09
      Maytag Distribution Center                                         12,740,000               4.840%            04/10
      McAllen Shopping Center                                             2,455,000               5.060%            03/10
      Mesa Fiesta                                                        23,500,000               5.300%            02/10
      Midtown Center                                                     28,228,000               4.460%            03/10
      Mitchell Ranch Plaza                                               18,700,000               4.480%            10/09
      Newnan Crossing II                                                  2,223,000               4.380%            05/09
      Newton Crossroads                                                   5,548,000               4.500%            02/10
      North Ranch Pavilion                                               10,157,000               4.120%            04/09
      North Rivers Town Center                                           11,050,000               4.760%            05/09
      Northgate North                                                    26,650,000               4.600%            07/08
      Northpointe Plaza                                                  30,850,000               4.272%            05/09
      Northwoods Center                                                  11,192,500               4.815%            01/10
      Oswego Commons                                                     19,262,000               4.750%            12/09
      Paradise Valley Marketplace                                        15,681,000               4.550%            05/09
      Peoria Crossings                                                   20,497,000               4.090%            04/09
      Pine Ridge Plaza                                                   14,700,000               5.085%            08/09
      Plaza at Marysville                                                11,800,000               5.085%            08/09
      Plaza Santa Fe II                                                  17,394,000               6.200%            12/12
      Pleasant Run Towne Crossing                                        22,800,000               5.215%            01/10
      Promenade at Red Cliff                                             10,590,000               4.290%            05/09
      Publix Center                                                       6,655,000               4.597%            01/10
      Reisterstown Road Plaza                                            49,650,000               5.300%            09/09
      Saucon Valley Square                                                8,851,000               5.115%            10/09
      Shoppes at Lake Andrew                                             15,657,000               5.000%            03/14
      Shoppes at Quarterfield                                             6,067,000               4.280%            04/09
      Shoppes of Dallas                                                   7,179,000               4.960%            04/09
      Shoppes of Prominence Point                                         9,954,000               5.235%            09/09
      Shops at Forest Commons                                             5,230,000               6.340%            09/13
      Southlake Town Square                                              70,571,000               4.550%            03/10
      Southlake Town Square II                                           10,429,000               4.550%            03/10
      Stilesboro Oaks                                                     6,592,000               4.500%            02/10
      The Columns - Phase I                                              11,423,000               4.910%            11/09
      The Columns - Phase II                                              3,442,000               4.950%            05/09
      The Shops at Boardwalk                                             20,150,000               4.130%            08/09
      Tollgate Marketplace                                               39,765,000          LIBOR +120             07/09
      Towson Circle (Note A)                                             15,647,500               5.100%            07/09
      Towson Circle (Note B)                                              3,550,000         LIBOR + 200             08/05
      Trenton Crossing                                                   19,307,000               4.460%            05/10
      University Town Center                                              5,810,000               4.430%            03/10
      Village at Quail Springs                                            5,740,000               5.060%            03/01
      Village Shoppes at Simonton                                         7,562,000               4.960%            10/09
      Wal-Mart Supercenter - Blytheville                                  7,100,000               4.390%            09/09
      Wal-Mart Supercenter - Jonesboro                                    6,088,500               5.085%            09/09
      Watauga Pavilion                                                   17,100,000               4.140%            06/10
      Winchester Commons                                                  7,235,000               5.120%            12/09
      Wrangler Company Western Headquarters                              11,300,000               5.090%            08/27
      Zurich Towers                                                      81,420,000               4.247%            12/34

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Henry Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Henry Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 3, 2005

                                HENRY TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                                    FOR THE
                                                                               NINE MONTHS ENDED      FOR THE YEAR ENDED
                                                                               SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                                                               ------------------      -----------------
                                                                                  (unaudited)
Gross income:
  Base rental income                                                           $        3,540,928     $        4,683,921
  Operating expense and real estate tax recoveries                                        915,538              1,147,948
                                                                               ------------------     ------------------

      Total gross income                                                                4,456,466              5,831,869
                                                                               ------------------     ------------------

Direct operating expenses:
  Operating expenses                                                                      331,664                364,629
  Insurance                                                                                78,557                114,931
  Real estate taxes                                                                       514,565                666,104
  Interest expense                                                                      1,486,640              1,978,300
                                                                               ------------------     ------------------

      Total direct operating expenses                                                   2,411,426              3,123,964
                                                                               ------------------     ------------------

      Excess of gross income over direct operating expenses                    $        2,045,040     $        2,707,905
                                                                               ==================     ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                HENRY TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

(1)  Business

Henry Town Center ("the Property") is located in McDonough, GA. The Property consists of approximately 380,942 square feet of gross leasable area and was approximately 100% occupied at December 31, 2003. The Property is leased to a total of 42 tenants and has two ground leases. Of these, one tenant accounts for approximately 22% of base rental revenue for the year ended December 31, 2003. On December 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has two ground leases that are classified as operating leases with terms extending through 2012 and 2022. Total ground lease income was $301,228 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $79,576 for the year ended December 31, 2003.

                                HENRY TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 19 years, as of December 31, 2003, are as follows:

                                             YEAR
                                             ----
                                             2004          $   4,649,668
                                             2005              4,633,825
                                             2006              4,580,016
                                             2007              4,405,775
                                             2008              3,484,283
                                          Thereafter          26,367,048
                                                           -------------

                                                           $  48,120,615
                                                           =============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)  Interest Expense

IWRRETI assumed a $35,814,616 mortgage loan secured by the Property in connection with the acquisition. This mortgage loan had an original balance of $36,000,000, and was paid down by an additional $185,384 in 2004 prior to IWRRETI assuming the loan. The mortgage loan bears a fixed interest rate of 5.42%, payable in monthly installments of principal and interest, and matures on January 11, 2013.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

                                             YEAR
                                             ----
                                             2004          $           -
                                             2005                475,022
                                             2006                501,793
                                             2007                530,073
                                             2008                554,578
                                          Thereafter          33,753,150
                                                           -------------

                                                           $  35,814,616
                                                           =============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from Ceruzzi Holdings for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from Ceruzzi Holdings for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
January 22, 2005

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                                            FOR THE YEAR ENDED
                                                                             DECEMBER 31, 2004
                                                                            ------------------
Gross income:
  Base rental income                                                        $        4,295,301
  Operating expense and real estate tax recoveries                                     444,729
                                                                            ------------------

      Total gross income                                                             4,740,030
                                                                            ------------------

Direct operating expenses:
  Operating expenses                                                                   393,558
  Insurance                                                                             31,380
  Real estate taxes                                                                    207,147
  Interest expense                                                                     931,059
                                                                            ------------------

      Total direct operating expenses                                                1,563,144
                                                                            ------------------

      Excess of gross income over direct operating expenses                 $        3,176,886
                                                                            ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

(1)  Business

The Properties Acquired from Ceruzzi Holdings consist of:

                                          Gross                                          Occupancy At
             Name                     Leasable Area            Location                December 31, 2004
             ----                     -------------            --------                -----------------
       Coram Plaza                       141,780               Coram, NY                      92%

       Fairgrounds Plaza               Ground lease         Middletown, NY

The Properties are leased to a total of 22 tenants and has one ground lease. Of these, one tenant and the ground lease account for 79% of base rental revenue for the year ended December 31, 2004. On December 23, 2004 and January 5, 2005, respectively, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired Coram Plaza and Fairgrounds Plaza from Ceruzzi Holdings, an unaffiliated third party. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned Coram Plaza.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals.

The Properties have one ground lease that is classified as an operating lease with terms extending through January 31, 2028. Total ground lease income was $1,769,970 and is included in base rental income in the accompanying Combined Historical Summary for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $929,878 for the year ended December 31, 2004.

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 35 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        4,233,364
                         2006                        4,142,951
                         2007                        4,048,334
                         2008                        3,948,586
                         2009                        3,971,733
                      Thereafter                    65,540,843
                                            ------------------

                                            $       85,885,811
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(5)  Interest Expense

IWRRETI assumed a $15,982,376 mortgage loan secured by Fairgrounds Plaza in connection with the acquisition. This mortgage loan had an original balance of $16,375,000, and was paid down by an additional $16,547 in 2005 prior to IWRRETI assuming the loan. The mortgage loan bears a fixed interest rate of 5.69%, payable in monthly installments of principal and interest, and matures on February 1, 2033.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

                         YEAR
                         ----
                         2005               $          205,564
                         2006                          235,268
                         2007                          249,206
                         2008                          261,451
                         2009                          279,457
                      Thereafter                    14,751,430
                                            ------------------

                                            $       15,982,376
                                            ==================

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from FFI American Market Fund, L.P. ("the Properties") for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from FFI American Market Fund, L.P. for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Atlanta, Georgia
March 2, 2005

             PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,567,103
  Operating expense and real estate tax recoveries                      549,895
                                                             ------------------

     Total gross income                                               3,116,998
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    336,187
  Insurance                                                             179,097
  Real estate taxes                                                      43,656
                                                             ------------------

     Total direct operating expenses                                    558,940
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,558,058
                                                             ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

           THE PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

The Properties acquired from FFI American Market Fund, L.P. ("the Properties") consist of the following:

                                    Gross                                Occupancy at
           Name                 Leasable Area       Location          December 31, 2004
           ----                 -------------       --------          -----------------
     Green's Corner                82,792          Cumming, GA              100%
     Newton Crossroads             78,896         Covington, GA             100%
     Stilesboro Oaks               80,772          Acworth, GA              100%

The Properties are leased to a total of 36 tenants and has one ground lease. Of these, one tenant, that occupies space in each of the three properties, accounts for approximately 56% of base rental revenue for the year ended December 31, 2004. On December 29, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Properties from FFI American Market Fund, L.P., an unaffiliated third party. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Properties.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

The Properties have one ground lease that is classified as an operating lease with terms extending through July 15, 2017. Total ground lease income was $51,106 and is included in base rental income in the accompanying Combined Historical Summary for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $19,354 for the year ended December 31, 2004.

             PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 18 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,596,907
                         2006                        2,434,256
                         2007                        2,157,007
                         2008                        1,758,671
                         2009                        1,620,053
                      Thereafter                    14,439,590
                                            ------------------

                                            $       25,006,484
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Shoppes at Lake Andrew ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shoppes at Lake Andrew for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 26, 2005

                             SHOPPES AT LAKE ANDREW
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,907,240
  Operating expense and real estate tax recoveries                      385,623
                                                             ------------------

     Total gross income                                               2,292,863
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    138,198
  Insurance                                                              47,877
  Real estate taxes                                                     227,361
                                                             ------------------

     Total direct operating expenses                                    413,436
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,879,427
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                             SHOPPES AT LAKE ANDREW
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Shoppes at Lake Andrew ("the Property") is located in Melbourne, FL. The Property consists of approximately 144,752 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is leased to a total of 18 tenants, of which five tenants account for approximately 65% of base rental revenue for the year ended December 31, 2004. On December 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party. The Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Property.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $46,547 for the year ended December 31, 2004.

                             SHOPPES AT LAKE ANDREW
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 12 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,033,910
                         2006                        2,036,159
                         2007                        2,040,439
                         2008                        2,010,768
                         2009                        1,735,132
                      Thereafter                     6,987,372
                                            ------------------

                                            $       16,843,780
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mesa Fiesta ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mesa Fiesta for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Atlanta, Georgia
March 2, 2005

                                   MESA FIESTA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,491,382
  Operating expense and real estate tax recoveries                      525,213
                                                             ------------------

     Total gross income                                               3,016,595
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    132,419
  Insurance                                                              74,524
  Real estate taxes                                                     320,061
                                                             ------------------

     Total direct operating expenses                                    527,004
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,489,591
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                   MESA FIESTA
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Mesa Fiesta ("the Property") is located in Mesa, Arizona. The Property consists of approximately 194,892 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is leased to a total of 8 tenants, of which 3 tenants account for approximately 57% of base rental revenue for the year ended December 31, 2004. On December 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party. The Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Property.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $25,314 for the year ended December 31, 2004.

                                   MESA FIESTA
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from three to six years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,700,054
                         2006                        2,717,769
                         2007                        2,658,117
                         2008                        2,646,222
                         2009                        1,289,448
                      Thereafter                        48,038
                                            ------------------

                                            $       12,059,648
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Midtown Center ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Midtown Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 19, 2005

                                 MIDTOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,984,727
  Operating expense and real estate tax recoveries                      673,088
  Contingent rent                                                        70,071
  Other income                                                            6,525
                                                             ------------------

     Total gross income                                               3,734,411
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    436,819
  Insurance                                                              21,483
  Real estate taxes                                                     353,680
                                                             ------------------

     Total direct operating expenses                                    811,982
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,922,429
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 MIDTOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Midtown Center ("the Property") is located in Milwaukee, Wisconsin. The Property consists of approximately 319,108 square feet of gross leasable area and was approximately 98% occupied at December 31, 2004. The Property is leased to a total of 24 tenants, of which two tenants account for approximately 62% of base rental revenue for the year ended December 31, 2004. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") purchased the Property on January 10, 2005, from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $70,071 was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $135,609 for the year ended December 31, 2004.

                                 MIDTOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        3,408,623
                         2006                        3,417,970
                         2007                        3,391,311
                         2008                        3,256,084
                         2009                        3,106,530
                      Thereafter                    30,495,875
                                            ------------------

                                            $       47,076,393
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Trenton Crossing ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Trenton Crossing for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP



Chicago, Illinois
February 1, 2005

                                TRENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,700,789
  Operating expense and real estate tax recoveries                      334,703
                                                             ------------------

     Total gross income                                               2,035,492
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    140,992
  Insurance                                                              55,393
  Real estate taxes                                                     294,395
                                                             ------------------

     Total direct operating expenses                                    490,780
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,544,712
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                TRENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Trenton Crossing ("the Property") is located in McAllen, TX. The Property consists of approximately 225,560 square feet of gross leasable area and was approximately 86% occupied at December 31, 2004. The Property is leased to a total of 18 tenants, of which four tenants account for approximately 67% of base rental revenue for the year ended December 31, 2004. On February 10, 2005, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $68,184 for the year ended December 31, 2004.

                                TRENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 10 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,180,569
                         2006                        2,199,706
                         2007                        2,191,491
                         2008                        2,159,838
                         2009                        1,704,403
                      Thereafter                     8,910,041
                                            ------------------

                                            $       19,346,048
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from Weber & Company for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from Weber & Company for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 26, 2005

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        3,213,870
  Operating expense and real estate tax recoveries                      747,932
  Contingent rent                                                         9,934
                                                             ------------------

     Total gross income                                               3,971,736
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    350,520
  Insurance                                                             116,888
  Real estate taxes                                                     785,759
                                                             ------------------

     Total direct operating expenses                                  1,253,167
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,718,569
                                                             ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
 Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

(1)  Business

The Properties acquired from Weber & Company consist of:

                                       Gross                                   Occupancy at
                  Name              Leasable Area         Location           December 31, 2004
                  ----              -------------         --------           -----------------
     Lakepointe Towne Crossing         193,503         Lewisville, TX               69%
     Pleasant Run Towne Crossing       205,230         Cedar Hill, TX               88%

The Properties are leased to a total of 30 tenants and has three ground leases. Of these, eight tenants account for 65% of base rental revenue for the year ended December 31, 2004. On December 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired Pleasant Run Towne Crossing from Weber & Company, an unaffiliated third party. IWRRETI is expected to close on the acquisition of Lakepointe Towne Crossing in the second quarter of 2005. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned Pleasant Run Towne Crossing.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $9,934 was earned the year ended December 31, 2004.

The Properties have three ground leases that are classified as operating leases with terms extending through May 31, 2024. Total ground lease income was $147,177 and included in base rental income in the accompanying Combined Historical Summary of the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $310,065 for the year ended December 31, 2004.

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from two to 20 years, as of December 31, 2004, are as follows:

                         YEAR
                         ----
                         2005               $        4,979,148
                         2006                        5,046,516
                         2007                        5,046,516
                         2008                        4,967,816
                         2009                        4,456,005
                      Thereafter                    27,846,203
                                            ------------------

                                            $       52,342,204
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Stateline Station ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Stateline Station for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 26, 2005

                                STATELINE STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,220,522
  Operating expense and real estate tax recoveries                      304,637
                                                             ------------------

     Total gross income                                               1,525,159
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    172,550
  Insurance                                                              40,220
  Real estate taxes                                                     197,006
                                                             ------------------

     Total direct operating expenses                                    409,776
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,115,383
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                STATELINE STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Stateline Station ("the Property") is located in Kansas City, MO. The Property consists of approximately 132,152 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 16 tenants, of which four tenants account for approximately 76% of base rental revenue for the year ended December 31, 2004. On March 8, 2005, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $30,917 for the year ended December 31, 2004.

                                STATELINE STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 11 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,003,064
                         2006                        2,027,680
                         2007                        2,029,623
                         2008                        2,037,394
                         2009                        1,877,860
                      Thereafter                     7,725,391
                                            ------------------

                                            $       17,701,012
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                             MCALLEN SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          332,768
  Operating expense and real estate tax recoveries                       38,226
                                                             ------------------

Total gross income                                                      370,994
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     22,627
  Real estate taxes                                                      37,784
  Insurance                                                              21,110
                                                             ------------------

Total direct operating expenses                                          64,009
                                                             ------------------

Excess of gross income over direct operating expenses        $          286,421
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                             MCALLEN SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of McAllen Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                                23RD STREET PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          510,380
  Operating expense and real estate tax recoveries                       49,298
                                                             ------------------

Total gross income                                                      370,994
                                                             ==================

Direct operating expenses:
  Operating expenses                                                      8,968
  Real estate taxes                                                      59,455
  Insurance                                                               2,228
                                                             ------------------

Total direct operating expenses                                          70,651
                                                             ------------------

Excess of gross income over direct operating expenses        $          489,027
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                23RD STREET PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of 23rd Street Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                                 PHENIX CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from July 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                                 July 1, 2004
                                                              (commencement of
                                                             operations) through
                                                              December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           298,203
  Operating expense and real estate tax recoveries                        40,844
                                                             -------------------

Total gross income                                                       339,047
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      45,019
  Real estate taxes                                                       26,419
  Insurance                                                                7,154
                                                             -------------------

Total direct operating expenses                                           78,592
                                                             -------------------

Excess of gross income over direct operating expenses        $           260,455
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 PHENIX CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from July 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Phenix Crossing to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2004 (commencement of operations) to December 31, 2004.

                                 MAGNOLIA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from February 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                              February 1, 2004
                                                              (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           703,210
  Operating expense and real estate tax recoveries                       106,846
                                                             -------------------

Total gross income                                                       810,056
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      55,965
  Real estate taxes                                                       39,505
  Insurance                                                                9,876
                                                             -------------------

Total direct operating expenses                                          105,346
                                                             -------------------

Excess of gross income over direct operating expenses        $           704,710
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 MAGNOLIA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from February 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Magnolia Square to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from February 1, 2004 (commencement of operations) to December 31, 2004.

                                  COTTAGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from November 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                               November 1, 2004
                                                               (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $          196,247
  Operating expense and real estate tax recoveries                       10,821
                                                             ------------------

Total gross income                                                      207,068
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     13,398
  Real estate taxes                                                      27,217
  Insurance                                                               3,227
                                                             ------------------

Total direct operating expenses                                          43,842
                                                             ------------------

Excess of gross income over direct operating expenses        $          163,226
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  COTTAGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from November 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Cottage Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from November 1, 2004 (commencement of operations) to December 31, 2004.

                            VILLAGE AT QUAIL SPRINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          522,678
  Operating expense and real estate tax recoveries                       80,998
                                                             ------------------

Total gross income                                                      603,676
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     84,533
  Real estate taxes                                                      22,611
  Insurance                                                              44,546
                                                             ------------------

Total direct operating expenses                                         151,690
                                                             ------------------

Excess of gross income over direct operating expenses        $          451,986
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                            VILLAGE AT QUAIL SPRINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Village at Quail Springs to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                              HOLLIDAY TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          997,591
  Operating expense and real estate tax recoveries                      166,812
                                                             ------------------

Total gross income                                                    1,164,403
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    153,699
  Real estate taxes                                                      81,949
  Insurance                                                              28,475
                                                             ------------------

Total direct operating expenses                                         264,123
                                                             ------------------

Excess of gross income over direct operating expenses        $          900,280
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                              HOLLIDAY TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Holliday Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                               HIGH RIDGE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 17, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                                 May 17, 2004
                                                               (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           347,416
  Operating expense and real estate tax recoveries                       126,501
                                                             -------------------

Total gross income                                                       473,917
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                     106,893
  Real estate taxes                                                       56,962
  Insurance                                                                4,813
                                                             -------------------

Total direct operating expenses                                          168,668
                                                             -------------------

Excess of gross income over direct operating expenses        $           305,249
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                               HIGH RIDGE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 17, 2004 (commencement of operations)
                        to December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of High Ridge Crossing to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from May 17, 2004 (commencement of operations) to December 31, 2004.

                                   PROSPECTUS
              270,000,000 shares of common stock - maximum offering
                200,000 shares of common stock - minimum offering
                  Inland Western Retail Real Estate Trust, Inc.
                         a Real Estate Investment Trust

$10.00 per share: Minimum Initial Purchase - 300 shares (100 shares for Tax-Exempt Entities)

We intend to operate as a real estate investment trust or a REIT beginning with the tax year ending December 31, 2003. We are not currently qualified as a REIT for federal income tax purposes. We will not be requesting a ruling from the Internal Revenue Service to qualify as a REIT. We were formed in 2003 to acquire and manage properties which are located mainly in states west of the Mississippi River. No public market currently exists for our shares of common stock and our shares cannot be readily sold.

We are offering 250,000,000 shares to investors who meet our suitability standards; and up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share).

A minimum of 200,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest within five business days after termination of this offering. Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association. The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the 250,000,000 of our shares. This offering will end no later than September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005 in states that permit us to make this extension.

INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

- our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);
-    we have no operating history nor established financing sources;
- we have identified only one property to be purchased with the proceeds of this offering;
- if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;
- we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;
- our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;
- our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group;
-    there are limits on ownership, transferability and redemption of shares;
- risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees; and
- although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage.

We are unable to specifically quantify the above risk factors. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Any stockholder loss of capital will be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                       Per Share     Min. Offering     Max. Offering
 Public offering price, primary shares (1).......      $   10.00      $ 2,000,000     $ 2,500,000,000
 Public offering price, distribution
 reinvestment program....................              $    9.50      $         0     $   190,000,000
 Selling commissions (1)................               $    1.05      $   210,000     $   262,500,000
 Proceeds, before expenses, to us....                  $    8.95      $ 1,790,000     $ 2,452,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

               The date of this Prospectus is September 15, 2003.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

     In order to purchase shares, you must:

     -    Meet the financial suitability standards, and

     -    Purchase a minimum number of shares.

SUITABILITY STANDARDS

     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

     We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

     GENERAL STANDARDS FOR ALL INVESTORS

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and net worth of at least $45,000. Standards for Maine Residents

     -    Minimum net worth of $200,000, or

     - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

     Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

     -    Minimum net worth of $225,000, or

     - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

     Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

     - In addition to meeting the actual standard for all investors, your investment may not exceed 10% of your liquid net worth.

     In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                                                               PAGE
PROSPECTUS SUMMARY .............................................................................................  1
          Inland Western Retail Real Estate Trust, Inc. ........................................................  1
          The types of real estate that we may acquire and manage ..............................................  1
          Our sponsor, our advisor and The Inland Group ........................................................  2
          Conflicts of interest ................................................................................  5
          Compensation to be paid to our advisor and affiliates ................................................  6
          Primary business objective and strategies ............................................................  7
          Shares sold before the offering ......................................................................  8
          Terms of the offering ................................................................................  8
          Is an investment in us appropriate for you? ..........................................................  8
          Distributions ........................................................................................  9
          Real property investments ............................................................................  9
          Share repurchase program .............................................................................  9
          Estimated Use of Proceeds ............................................................................ 10

RISK FACTORS ................................................................................................... 11
          The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold ........................................................ 11
          Our common stock is not currently listed on an exchange or trading market and cannot be readily sold .................................................................................... 11
          You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board and officers to select them and stockholders will not participate in these decisions .................................................................. 11
          Competition with third parties in acquiring properties will reduce our profitability and the return on your investment ....................................................................... 11
          We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel ................. 12
          We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default ................. 12
          If we have insufficient working capital reserves, we will have to obtain financing from other sources ................................................................................... 12
          The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited ....................................................................... 13
          The aggregate amount we may borrow is limited under our articles of incorporation .................... 13
          We have no operating history,  and so we have no history of earnings upon which you could evaluate our business ........................................................................... 13
          Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change .................................. 13
          Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act ........................................................ 15
          There are many factors which can affect distributions to stockholders ................................ 16
          Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment ................................................... 17
          We could issue more shares in the future, which could reduce the market price of our outstanding shares .............................................................................. 17

          Our share repurchase program is limited to .50% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment ..................................... 17
          Stockholders have limited control over changes in our policies ....................................... 17
          If we invest in joint ventures, the objectives of our partners may conflict with our objectives ...................................................................................... 17
          If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser ................................................................................ 18
          If we do not raise sufficient funds, we may not fulfill our investment objectives, including asset diversification ........................................................................... 18
          Delays in acquisitions of properties may have an adverse effect ...................................... 18
          We may not be able to immediately invest proceeds in real estate, which will harm your returns ......................................................................................... 18
          We depend on our board of directors, advisor and property manager and losing those relationships could negatively affect our operations ............................................ 19
          There are conflicts of interest between us and our affiliates ........................................ 19
          We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates ...................................................................................... 21
          The managing dealer has not made an independent review of us or the prospectus ....................... 21
          Our rights and the rights of our stockholders to take action against our directors and officers and the advisor are limited ............................................................ 21
          The business of our advisor and our property manager may be acquired by us without further action of our stockholders ...................................................................... 22
          Your percentage of ownership may become diluted if we issue new shares of stock ...................... 22
          There are inherent risks with real estate investments ................................................ 22
          Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you .......................................... 23
          Rising expenses could reduce cash flow and funds available for future acquisitions ................... 23
          If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected .............................................................................. 23
          Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant ............................. 24
          If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases ........ 24
          We may incur additional costs in acquiring or re-leasing retail properties ........................... 24
          Our properties will be subject to competition for tenants and customers .............................. 24
          Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions ......................................................................... 25
          We may be restricted from re-leasing space ........................................................... 25
          We may be unable to sell a property if or when we decide to do so .................................... 25
          If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits ................................ 25
          Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
               September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability ................................................... 26
          Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced ...................................................................... 26
          Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry ..... 26

          The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions .................... 27
          Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions ..................................................................... 27
          If a sale or leaseback transaction is recharacterized, our financial condition could be adversely affected............................................................................... 28
          We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you .................................................. 28
          Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations ........................................ 28
          Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation ............................... 28
          We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties ........................................................................ 29
          Your investment has various federal income tax risks ................................................. 29
          If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation .................................... 29
          You may have tax liability on distributions you elect to reinvest in common stock .................... 29
          The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a REIT ........................................................................ 29
          Even REITS are subject to federal and state income taxes ............................................. 30
          An investment in our common stock may not be suitable for every employee benefit plan ................ 30
          The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares ................................................................................... 30

CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................................................... 32

HOW WE OPERATE ................................................................................................. 34

CONFLICTS OF INTEREST .......................................................................................... 36

COMPENSATION TABLE ............................................................................................. 39

ESTIMATED USE OF PROCEEDS ...................................................................................... 46

PRIOR PERFORMANCE OF OUR AFFILIATES ............................................................................ 47
          Prior Investment Programs ............................................................................ 47
          Summary Information .................................................................................. 47
          Publicly Registered REITs ............................................................................ 49
          Publicly Registered Limited Partnerships ............................................................. 51
          Private Partnerships ................................................................................. 51
          Private Placement Real Estate Equity Program ......................................................... 53
          Private Placement Note and Mortgage Program .......................................................... 54
          1031 Exchange Private Placement Offering Program ..................................................... 55
          Summary Tables ....................................................................................... 62

MANAGEMENT ..................................................................................................... 64
          Inland Affiliated Companies .......................................................................... 64
          Our General Management ............................................................................... 67
          Our Directors and Executive Officers ................................................................. 68
          Committees of Our Board of Directors ................................................................. 70
          Compensation of Directors and Officers ............................................................... 71
          Executive Compensation ............................................................................... 71

          Independent Director Stock Option Plan ............................................................... 71
          Our Advisor .......................................................................................... 73
          Our Advisory Agreement ............................................................................... 73
          The Property Manager and the Management Agreement .................................................... 77
          Inland Securities Corporation ........................................................................ 80

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR ............................. 83

PRINCIPAL STOCKHOLDERS ......................................................................................... 85

OUR STRUCTURE AND FORMATION .................................................................................... 86
          Structure ............................................................................................ 86

SELECTED FINANCIAL DATA ........................................................................................ 87

INVESTMENT OBJECTIVES AND POLICIES ............................................................................. 88
          General .............................................................................................. 88
          Distributions ........................................................................................ 88
          Types of Investments ................................................................................. 88
          Property Acquisition Standards ....................................................................... 89
          Description of Leases ................................................................................ 90
          Property Acquisition ................................................................................. 91
          Borrowing ............................................................................................ 91
          Sale or Disposition of Properties .................................................................... 92
          Change in Investment Objectives and Policies ......................................................... 93
          Investment Limitations ............................................................................... 93
          Other Investments .................................................................................... 93
          Appraisals ........................................................................................... 93
          Return of Uninvested Proceeds ........................................................................ 94
          Additional Offerings and Exchange Listing ............................................................ 94
          Joint Ventures ....................................................................................... 95
          Construction and Development Activities .............................................................. 95
          Other Policies ....................................................................................... 96

REAL PROPERTY INVESTMENTS ...................................................................................... 98
          Investing in REITS ................................................................................... 98
          General .............................................................................................. 98
          Insurance Coverage on Properties .....................................................................100
          Properties ...........................................................................................100
          Potential Property Acquisitions ......................................................................101
          Potential Property: Peoria Station, Peoria, Arizona ..................................................102

CAPITALIZATION .................................................................................................104

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION ................................................105
          Liquidity and Capital Resources ......................................................................105
          Capital Resources ....................................................................................106
          Results of Operations ................................................................................108
          Funds from Operations ................................................................................108
          Initial Property .....................................................................................108
          Critical Accounting Policies .........................................................................108
          New Accounting Pronouncement ........................................................................ 111
          Inflation ............................................................................................111
          Quantitative and Qualitative Disclosures About Market Risk ...........................................111

DESCRIPTION OF SECURITIES ......................................................................................113

          Authorized Stock .....................................................................................113
          Common Stock .........................................................................................113
          Preferred Stock ......................................................................................114
          Issuance of Additional Securities and Debt Instruments ...............................................115
          Restrictions on Issuance of Securities ...............................................................115
          Restrictions on Ownership and Transfer ...............................................................115
          Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws ...........................118

SHARES ELIGIBLE FOR FUTURE SALE ................................................................................120
          Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding
               Securities ......................................................................................120
          Securities Act Restrictions ..........................................................................120
          Independent Director Stock Option Plan ...............................................................121
          Effect of Availability of Shares on Market Price of Shares ...........................................121
          Registration Rights ..................................................................................121

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS ........................................................................123
          Articles of Incorporation and Bylaw Provisions .......................................................123
          Stockholders' Meetings ...............................................................................123
          Board of Directors ...................................................................................124
          Stockholder Voting Rights ............................................................................124
          Rights of Objecting Stockholders .....................................................................125
          Stockholder Lists; Inspection of Books and Records ...................................................125
          Amendment of the Organizational Documents ............................................................126
          Dissolution or Termination of the Company ............................................................126
          Advance Notice of Director Nominations and New Business ..............................................126
          Restrictions on Certain Conversion Transactions and Roll-Ups .........................................127
          Limitation on Total Operating Expenses ...............................................................129
          Transactions with Affiliates .........................................................................130
          Restrictions on Borrowing ............................................................................130
          Restrictions on Investments ..........................................................................131

FEDERAL INCOME TAX CONSIDERATIONS ..............................................................................134
          Federal Income Taxation as a REIT ....................................................................134
          Federal Income Taxation of Stockholders ..............................................................140
          Other Tax Considerations .............................................................................143

ERISA CONSIDERATIONS ...........................................................................................145

PLAN OF DISTRIBUTION ...........................................................................................148
          General ..............................................................................................148
          Escrow Conditions ....................................................................................148
          Subscription Process .................................................................................149
          Representations and Warranties in the Subscription Agreement .........................................150
          Determination of Your Suitability as an Investor .....................................................150
          Compensation We Will Pay for the Sale of Our Shares ..................................................151
          Volume Discounts .....................................................................................152
          Deferred Commission Option ...........................................................................153
          Indemnification ......................................................................................155

HOW TO SUBSCRIBE ...............................................................................................157

SALES LITERATURE ...............................................................................................159

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS ........................................................160

          Distribution Reinvestment Program ....................................................................160
          Share Repurchase Program .............................................................................161

REPORTS TO STOCKHOLDERS ........................................................................................164

PRIVACY POLICY NOTICE ..........................................................................................165

LITIGATION .....................................................................................................165

RELATIONSHIPS AND RELATED TRANSACTIONS .........................................................................166

LEGAL MATTERS ..................................................................................................172

EXPERTS ........................................................................................................172

WHERE YOU CAN FIND MORE INFORMATION ............................................................................172

Index to Financial Statements ..................................................................................F-i

Appendix A - Prior Performance Tables ..........................................................................A-1

Appendix B - Dividend Reinvestment Plan ........................................................................B-1

Appendix C - Subscription Agreement ............................................................................C-1

Appendix D - Transfer on Death Designation .....................................................................D-1

Appendix E1 - Letter of Direction .............................................................................E1-1

Appendix E2 - Notice of Revocation ............................................................................E2-1

Appendix F - Privacy Policy Notice .............................................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     We are a Maryland corporation formed in March 2003. We intend to operate as a real estate investment trust, or a REIT, for federal and state income tax purposes beginning with the tax year ending December 31, 2003. We intend that our company will own all of our assets, either directly or indirectly. We currently have one stockholder, our advisor, Inland Western Retail Real Estate Advisory Services, Inc. In March 2003, our advisor purchased from us 20,000 shares for $10 per share for an aggregate purchase price of $200,000 in connection with our organization.

     Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance. We have, however, only identified one property in Phoenix, Arizona, to purchase from the proceeds of this offering.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP

     Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland Western Management Corp., our property manager, is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, our advisor and our property manager are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                    ||                          ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                      |                            |                                     |                  |
      |                      |             ==========================================           |                  |
      |                      |             ||                ||                    ||           |                  |
      |                      |         -----------  ---------------------  ------------------   |        ----------------------
      |                      |           Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        ----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                      |              |              |     ================================            =================
      |                      |              |              |     ||                ||          ||            ||             ||
      |                      |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------                  |              |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance                  |              |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                   |              |              |                   Corporation     Inc.
  ---------                  |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |     Real Estate        |            |             |             |
      |                      |              |              |    Sales Services      |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |       Development     Acquisition    Brokerage   Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors. Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

     Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

          - the negotiation of the terms of the advisors and property management agreements;

          - the allocation of their time between us and their other business ventures;

          -    decisions whether to acquire and dispose of properties;

          - the purchase and sale of properties to or from the advisor and our affiliates; and

          - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

CONFLICTS OF INTEREST

CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR ADVISOR. THESE AFFILIATES INCLUDE, INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY REGISTERED REIT. INLAND REAL ESTATE CORPORATION IS A SELF-ADMINISTERED REIT AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

     Some of these conflicts include:

     - competition for the time and services of personnel that work for us and our affiliates, including, such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Roberta S. Matlin, Scott W. Wilton, Kelly E. Tucek, and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

     - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc. and Inland Western Management Corp. for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

     - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for all properties west of the Mississippi River;

     - acquisition of properties from an affiliate who has a contract to acquire it from PDG America; and

     - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

     We have an option to acquire or consolidate into us the business conducted by our advisor and/or our property manager for shares of common stock.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

     We intend to pay our advisor and affiliates substantial fees for managing our business.

     We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

 Set forth below is a tabular summary of fees and compensation payable to our advisor and other affiliates.

 Type of Compensation

 Nonsubordinated payments:

      Offering stage:
 Selling commissions                                7.5% of the sale price for each share
                                                    Estimated maximum:  $187,500,000

 Marketing contribution and due diligence           3.0% of the gross offering proceeds
 allowance                                          Estimated maximum:  $75,000,000

 Reimbursable expenses and other                    We will reimburse our sponsor for
 expenses of issuance                               actual costs incurred on our behalf in
                                                    connection with this offering.
                                                    Estimated amount: $14,684,000

      Acquisition stage:

 Acquisition expenses                               We will reimburse Inland Real Estate
                                                    Acquisitions, Inc. for costs incurred,
                                                    on our behalf, in connection with the
                                                    acquisition of properties:
                                                    Estimated maximum:  $13,450,000

      Operational stage:

 Property management fee                            4.5% of the gross income from the
 This fee terminates upon A BUSINESS COMBINATION    properties. (cannot exceed 90% of the
 WITH OUR PROPERTY MANAGER.                         fee which would be payable to an
                                                    unrelated third party). Actual amounts
                                                    cannot be determined at the present
                                                    time. We will pay the fee for services
                                                    in connection with the rental, leasing,
                                                    operation and management of the
                                                    properties.

 Loan servicing fee                                 .08% of the total principal amount of
                                                    the loans being serviced for each full
                                                    year, up to the first $100 million and
                                                    a lesser percentage on a sliding scale
                                                    thereafter. Actual amounts cannot be
                                                    determined at the present time.

 Reimbursable expenses relating to administrative   The compensation and reimbursements to
 services                                           our advisor and its affiliates will be
                                                    approved by a majority of our
                                                    directors. Actual amounts cannot be
                                                    determined at the present time. These
                                                    may include cost of goods and services
                                                    and non-supervisory services performed
                                                    directly for us by independent parties.

Liquidation stage:

Property disposition fee                           Lesser of 3% of sales price or 50% of
THIS FEE TERMINATES UPON A BUSINESS                the customary commission which would be
COMBINATION WITH OUR ADVISOR.                      paid to a third party. Actual amounts
                                                   cannot be determined at the present time.

     Subordinated payments:

     Operational stage:

Advisor asset management fee                       Not more than 1% per annum of our
THIS FEE TERMINATES UPON A BUSINESS                average assets; subordinated to a
COMBINATION WITH OUR ADVISOR.                      non-cumulative, non-compounded return,
                                                   equal to 6% per annum. Actual amounts
                                                   cannot be determined at the present
                                                   time. We will pay the fee for services
                                                   in connection with our day-to-day
                                                   operations, including administering our
                                                   bookkeeping and accounting functions,
                                                   services as our consultant in
                                                   connection with policy decisions made
                                                   by our board, managing our properties
                                                   or causing them to be managed by
                                                   another party and providing other
                                                   services as our board deems
                                                   appropriate.

     Liquidation stage:

Incentive advisory fee                             After our stockholders have first
THIS FEE TERMINATES UPON A BUSINESS                received a 10% cumulative,
COMBINATION WITH THE ADVISOR.                      non-compounded return and a return on
                                                   their net investment, an incentive
                                                   advisory fee equal to 15% on net
                                                   proceeds from the sale of a property
                                                   will be paid to our advisor. Actual
                                                   amounts cannot be determined at the
                                                   present time. We will pay the fee for
                                                   services in connection with the
                                                   disposition of our properties.

PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

     Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

     Acquisitions:

     - To selectively acquire real properties that are diversified types and well-located.

     - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

     - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

     Operations:

     - We intend to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

     - We intend to improve rental income and cash flow by aggressively marketing rentable space.

     - We intend to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     - We intend to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

SHARES SOLD BEFORE THE OFFERING

     This is our initial public offering. We issued 20,000 shares of our common stock for $10 per share, or an aggregate purchase price of $200,000, to our advisor in connection with our organization.

TERMS OF THE OFFERING

     If we only sell the minimum offering, we will have sold a total of 220,000 shares. If we sell the maximum amount of shares under the offering, we will have sold a total of 250,020,000. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan.

     We are offering a minimum of 200,000 shares ($2,000,000) and a maximum of 250,000,000 shares ($2,500,000,000). We are offering 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

     We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

     An investment in us might be appropriate as part of your investment portfolio if:

     - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     - You are looking for a hedge against inflation. We intend to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

     - You are looking for capital preservation and appreciation. We intend to acquire a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

     WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

DISTRIBUTIONS

     We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

REAL PROPERTY INVESTMENTS

     We have identified one property for purchase in the state of Arizona.

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     An affiliate of our advisor has entered into a contract to acquire this property. We anticipate that the affiliate will assign this purchase contract to us for no cost to us. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

SHARE REPURCHASE PROGRAM

     We intend to institute a share repurchase program. Our share repurchase program may provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                               MAXIMUM OFFERING
                                                                     (INCLUDING SHARES SOLD UNDER THE
                                          MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                           200,000 SHARES                        PROGRAM)
                                ---------------------------------    ---------------------------------
                                    AMOUNT           PERCENT              AMOUNT           PERCENT
                                ---------------   ---------------    ---------------   ---------------
Gross proceeds ..............   $     2,000,000             100.0%   $ 2,690,000,000            100.00%
                                ---------------   ---------------    ---------------   ---------------
Less expenses:
    Selling commissions .....           150,000               7.5%       187,500,000              6.97%
    Marketing contribution ..            60,000               3.0%        75,000,000              2.79%
    Organization and offering            90,000               4.5%        14,684,000               .55%
                                ---------------   ---------------    ---------------   ---------------
    Total expenses ..........           300,000              15.0%       277,184,000             10.30%
                                ---------------   ---------------    ---------------   ---------------

Gross amount available ......         1,700,000              85.0%     2,412,816,000             89.70%
Less
    Acquisition expenses ....            10,000               0.5%        13,450,000              0.50%
    Working capital reserve .            20,000               1.0%        26,900,000              1.00%
                                ---------------   ---------------    ---------------   ---------------
Net cash available ..........   $     1,670,000             83.50%   $ 2,372,466,000             88.20%
                                ===============   ===============    ===============   ===============

                                  RISK FACTORS

     An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

     THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

     -    the offering price of the earlier REITs organized by our sponsor;

     - the range of offering prices of other REITs that do not have a public trading market; and

     - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.

     OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By September 15, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

     YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. We have only recently identified one property we intend to acquire. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will be limited to acquiring properties that are located west of the Mississippi River and single net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

     WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

     We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

     If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

     IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We intend to establish working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

     THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We intend to primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

     WE CURRENTLY PLAN TO ACQUIRE ONLY ONE SINGLE NET LEASED PROPERTY. We currently only have an agreement to acquire one single net leased property. We will not be able to meet our business objectives if we only acquire one single net leased property. This limitation could have an adverse effect on our business.

     THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. That limitation could have adverse consequences on our business, including:

     -    freezing our ability to purchase properties;

     - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

     In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

     WE HAVE NO OPERATING HISTORY, AND SO WE HAVE NO HISTORY OF EARNINGS UPON WHICH YOU COULD EVALUATE OUR BUSINESS. We were incorporated on March 5, 2003. We have only recently begun operations. We have not acquired any properties or hired any employees. Therefore, we have no operating history upon which you can evaluate our business and prospects. We have no income, cash flow, funds from operations or funds available to make distributions to you. We may be unable to conduct our business as we intend to do. You must carefully consider the risks and uncertainties frequently encountered in new companies like ours. Because we have no operating history, we have no historical basis for predicting if our business will be successful.

     BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti takeover effect and inhibit a change in our management include:

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     -    THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND
          OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, commencing March 1, 2003, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

     This restriction may:

          - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

          - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.

     - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected unless, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the

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          difficulty of successfully completing a business combination. See
          "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

     - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of a two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities
          - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

     -    limitations on capital structure;

     -    restrictions on specified investments;

     -    prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

     - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

     - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

     - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

     - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

     - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

     - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

     - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

     Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

     WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.

     OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.

     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

     IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     IF WE DO NOT RAISE SUFFICIENT FUNDS, WE MAY NOT FULFILL OUR INVESTMENT OBJECTIVES, INCLUDING ASSET DIVERSIFICATION. We are making this offering on a best efforts basis and it is conditioned on the sale of at least 200,000 shares of common stock for $2,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to continue to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds. We have committed to pay approximately $26 million for the property to be purchased by us located in Phoenix, Arizona. In addition, expenses that we will incur in connection with this offering will impact the amount of funds that we have available to fulfill our investment objectives. If we only sell the minimum amount, we will incur $300,000 in expenses, and therefore will only have $1.7 million available for investment purposes. Funds that we apply towards offering expenses will reduce the amount of funds available for investment purposes. If we do not raise the minimum offering amount, then we will not be able to fulfill our investment objectives. See "Plan of Distribution -- Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to you. If we sell the maximum amount, we estimate our total expenses will be $277 million, leaving approximately $2.4 billion available for investment purposes.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

     WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and

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

close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

     WE DEPEND ON OUR BOARD OF DIRECTORS, ADVISOR AND PROPERTY MANAGER AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property manager, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Robert D. Parks, G. Joseph Cosenza, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

     Our advisor must reimburse us for certain operational stage expenses exceeding 15%. If the advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our advisor. Inland Real Estate Corporation is a publicly registered REIT. Inland Real Estate Corporation is a self-administered REIT and is no longer affiliated with The Inland Group. Inland Real Estate Corporation purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our advisor receives fees based on the book value of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely effect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its

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

          affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR AND OUR ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do and therefore, could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

     WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

     THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisors."

     THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to cause the business conducted by our advisor and/or our property manager (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our advisor or our property manager or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after five years from the date of this prospectus. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our advisor and our property manager and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our advisor and/or our property manager, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the advisor or property manager and such transaction could dilute your holdings.

     YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

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     -    possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

     -    increasing labor and material costs; and

     -    the attractiveness of the property to tenants in the neighborhood.

     The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

     Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

     ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. Our properties will be located mainly in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

     In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

     RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

     While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

     IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

     OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

     IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

     A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

     OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We intend to locate our properties in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

     OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

     WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and, thus affect the amount of distributions to you.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

     In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

     The United States' armed conflict in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

     More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

     REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

     REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

     Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

     These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

     State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990.

Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

     IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

     If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

     If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We intend to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

     OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. The are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

     CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

     WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

     Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

     YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

     IF WE FAIL TO QUALIFY AS A REIT OR TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION. We intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, will render its opinion upon commencement of this offering that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively

     EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITS. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

     AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

     THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they were to attempt to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

     - the negotiation of the terms of the advisors and property management agreements;

     - the allocation of their time between us and their other business ventures;

     -    decisions whether to acquire and dispose of properties;

     - the purchase and sale of properties to or from the advisor and our affiliates; and

     - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                 HOW WE OPERATE

     We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

     We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

     In addition to the services of our advisor, we contract with Inland Western Management Corp. for their services as our property manager. Inland Western Management Corp. provides the day-to-day property management services for all of our properties.

     Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property manager, Inland Western Management Corp. is owned by individuals who are affiliates of the Inland Group.

     The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

     Property management             Leasing
     Marketing                       Acquisition
     Disposition                     Development
     Redevelopment                   Syndication
     Renovation                      Construction
     Finance                         Other related services

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                   ||                           ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                    |                            ||                                      |                  |
      |                    |               ==========================================           |                  |
      |                    |               ||                ||                    ||           |                  |
      |                    |           -----------  ---------------------  ------------------   |        ----------------------
      |                    |             Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        -----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                   |                 |              |         ============================            =================
      |                   |                 |              |         ||            ||          ||            ||             ||
      |                   |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------               |                 |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance               |                 |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                |                 |              |                   Corporation     Inc.
  ---------               |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |     Real Estate        |            |             |             |
      |                   |                 |              |    Sales Services      |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------  -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |        Development    Acquisition   Brokerage     Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------- ---------------  |    ----------------- ------------   ---------  -------------
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors.  Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

                              CONFLICTS OF INTEREST

     We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

     THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

     In order to address this situation, we have an agreement with our advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

     IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

     Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

     - the effect of the acquisition on the diversification of each program's portfolio;

     -    the amount of funds available for investment;

     -    cash flow; and

     - the estimated income tax effects of the purchase and subsequent disposition.

     We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the agreement with our advisor discussed above. We currently have identified one property for purchase located in Phoenix, Arizona. Neither The Inland Group nor any of its affiliates owns or has any interest in properties adjacent to this property.

     All actions taken by our advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

     WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

     PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY A COMPANY OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property manager, which is owned principally by individuals who are our affiliates, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreement provides that we pay our property manager a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

     OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

     While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

     Our advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

     OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

     THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

     INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

     WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. Before this date, we need the consent of the advisor and the property manager to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property manager and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property manager for services rendered through the closing of such acquisitions.

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                                OFFERING STAGE
Selling commissions payable to  We will pay a selling commission of 7.5% of the   The actual amount depends upon the amount of
the managing dealer and         sale price for each share (and reallow 7%),       shares sold. We will not pay selling commissions
dealers designated by the       subject to reduction for special sales under the  if the minimum offering is not sold. If only the
managing dealers referred to    circumstances as described in the "Plan of        minimum offering is sold and there are no
as soliciting dealers. Neither  Distribution - Compensation - We Will Pay For     special sales, a total of $150,000 in selling
the managing dealer, the        the Sale of Our Shares."                          commissions will be paid. A total of
soliciting dealers, nor our                                                       $187,500,000 in selling commissions will be paid
officers or directors will be   We will permit the managing dealer and its        if the maximum offering is sold and there are no
permitted to purchase shares    respective officers and employees and certain of  special sales.
of our stock in order to meet   its affiliates to purchase shares net of sales
the minimum thresholds.         commissions and the marketing contribution and
                                due diligence expense allowance or for $8.95 per
                                share.

                                Also, soliciting dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase shares net of selling commissions may make an initial purchase of shares net of sales commissions or for $9.30 per share; however, any subsequent purchases of shares by any such persons are limited to a maximum discount of 5%.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Marketing contribution and due  We will pay an amount equal to 2.5% of the gross  The actual amount depends on the number of
diligence expense allowance     offering proceeds to the managing dealer, all or  shares. If there are no special sales,
paid to the managing dealer     a portion of which may be passed on to            approximately the following amounts will be paid
and soliciting dealers.         soliciting dealers, in lieu of reimbursement of   for the marketing contribution and the due
                                specific expenses associated with marketing. We   diligence expense allowance:
                                may pay an additional 0.5% of the gross offering
                                proceeds to the managing dealer, which will be    -    $60,000 if we sell the minimum number of
                                passed on to the soliciting dealers, for due           shares; or
                                diligence expenses. We will not pay the
                                marketing contribution and due diligence expense  -    $75,000,000 if we sell the maximum number of
                                allowance in connection with any special sales,        shares.
                                except those receiving volume discounts and
                                those described in "Plan of Distribution -
                                Volume Discounts."

Other expenses of issuance      We expect to incur the following expenses in      All amounts other than the Securities and
and distribution                connection with this offering:                    Exchange Commission registration fee and the
                                                                                  NASD filing fee are estimates. The actual
                                Securities and Exchange                           amounts of these expenses cannot be determined
                                Commission registration fee        $    217,621   at the present time. We estimate the total
                                NASD filing fee                    $     30,500   amount of the issuance and distribution expenses
                                Printing and mailing expenses      $  3,500,000   to be approximately $14,684,121.
                                Blue Sky fees and expenses         $    136,000
                                Legal fees and expenses            $    650,000
                                Accounting fees and expenses       $    650,000
                                Advertising and sales literature   $  5,000,000
                                Due diligence                      $  3,000,000
                                Transfer Agent fees                $    800,000
                                Data processing fees               $    500,000
                                Bank fees and other
                                  administrative expenses          $    200,000

                                We will reimburse our sponsor for actual costs    Expenses of approximately $691,911 have been
                                incurred in connection with the offering on our   advanced by our sponsor through June 30, 2003 in
                                behalf. However, if the aggregate of all          connection with this offering. We may reimburse
                                offering expenses, including selling              for offering expenses advanced:
                                commissions, the marketing contribution and due   -    $90,000 if we sell the minimum offering
                                diligence expense allowance, exceeds 15% of the        based on the 15% limitation; or
                                gross offering proceeds, or if the aggregate of
                                all offering expenses, excluding the selling      -    $14,684,000 if we sell the maximum
                                expenses, exceeds 5.5% of the gross offering           offering.
                                proceeds, our advisor or its affiliates will
                                promptly pay the excess and we will have no       If the offering is not successful, then our
                                liability for these expenses at any time          sponsor will be solely responsible for the
                                afterward.                                        organization and offering expenses to the extent
                                                                                  it has not been reimbursed.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               ACQUISITION STAGE

Acquisition expenses paid to    We will pay an amount, estimated to be up to      We may pay the following amounts for the
our advisor's affiliates,       0.5% of the total of (1) the gross offering       reimbursement of acquisition expenses:
Inland Real Estate              proceeds from the sale of 250,000,000 shares,
Acquisitions, Inc., The Inland  (2) the gross proceeds from the sale of up to     -    no more than $10,000 if the minimum number
Real Estate Group, Inc. and     20,000,000 shares pursuant to the distribution         of shares are sold; or
Inland Western Management       reinvestment programs. The acquisition expenses
Corp.                           for any particular property will not exceed 6%    -    no more than $13,450,000 if the maximum
                                of the gross purchase price of the property.           number of shares are sold and all of the
                                                                                       20,000,000 shares are sold pursuant to the
                                However, if we request additional services, the        distribution reinvestment program.
                                compensation will be provided on separate
                                agreed-upon terms and the rate will be approved   However, the actual amounts cannot be determined
                                by a majority of disinterested directors,         at the present time.
                                including a majority of the disinterested
                                independent directors, as fair and reasonable
                                for us.

Interest expenses paid to our   We may borrow money from our advisor and its      The actual amounts are dependent on actual
advisor and Inland Mortgage     affiliates in order to acquire properties. In     borrowings. Therefore, these amounts cannot be
Corporation in connection with  such instances, we will pay our advisor and its   determined at the present time.
loans.                          affiliates interest, at prevailing market rates.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Property management fee paid    We will pay a monthly fee of 4.5% of the gross    The actual amounts are dependent upon results of
to our property manager,        income from the properties. We will also pay a    operations and, therefore, cannot be determined
Inland Western Management       monthly fee for any extra services equal to no    at the present time. If we acquire the
Corp. We will pay the fee for   more than 90% of that which would be payable to   businesses of our advisor and/or our property
services in connection with     an unrelated party providing the services. The    manager, the property management fees will
the rental, leasing, operation  property manager may subcontract its duties for   cease.
and management of the           a fee that may be less than the fee provided for
properties.                     in the management services agreements.

Advisor asset management fee.   We will pay our advisor an asset management fee   The actual amounts are dependent upon results of
We will pay the fee for         after our stockholders have first received a 6%   operations and, therefore, cannot be determined
services in connection with     annual return.                                    at the present time.
our day-to-day operations,
including making strategic
decisions, performing
day-to-day operations that
include accounting, investment
advisory services, risk
management services and tax
reduction services and
providing other services as
our board deems appropriate.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Reimbursable expenses to our    We will reimburse some expenses of the advisor.   The actual amounts are dependent upon results of
advisor. These may include      The compensation and reimbursements to our        operations and, therefore, cannot be determined
costs of goods and services,    advisor will be approved by a majority of our     at the present time.
administrative services and     directors and a majority of our independent
non-supervisory services        directors as fair and reasonable for us.
performed directly for us by
independent parties.

We will reimburse some          Inland Risk and Insurance Management Services     The actual amounts are dependent upon results of
expenses of the Inland Risk     charges us $50 per hour for assistance in         operations and, therefore, cannot be determined
and Insurance Management        obtaining insurance coverage. Any commissions     at the present time.
Services for insurance          they receive are credited against this hourly
coverage.                       rate. We believe this hourly rate is
                                approximately 90% of the rate charged by
                                unaffiliated third parties. The compensation to
                                this company will be approved by a majority of
                                our directors and a majority of our independent
                                directors as fair and reasonable for us.

We will compensate the Inland   Inland Mortgage Servicing Corporation charges us  The actual amounts are dependent upon results of
Mortgage Servicing Corporation  .03% per year on the first billion dollars of     operations and, therefore, cannot be determined
and Inland Mortgage Investment  mortgages serviced and .01% thereafter. Inland    at the present time.
Corporation for purchase, sale  Mortgage Investment Corporation charges us .02%
and servicing of mortgages.     of the principal amount of each loan placed. The
                                compensation to these companies will be approved
                                by a majority of our directors and a majority of
                                our independent directors as fair and reasonable
                                for us.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

Property disposition fee        We may pay a property disposition fee to our      The actual amounts to be received depend upon
payable to our advisor's        advisor and its affiliates if we sell any of our  the sale price of our properties and, therefore,
affiliates, Inland Real Estate  real property in an amount equal to the lesser    cannot be determined at the present time. If we
Sales, Inc. and Inland          of:                                               acquire the advisor, the property disposition
Partnership Property Sales                                                        fee will cease.
Corp.                           1.   3% of the contract sales price of the
                                     property; or

                                2. 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

                                The amount paid, when added to the

 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                            METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

                                sums paid to unaffiliated parties, will not exceed either the customary commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if the advisor provides a substantial service in connection with the sale of the property. See
                                "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE
Advisor asset management fee    We pay an annual advisor asset management fee of  The actual amounts to be received depend upon
payable to our advisor.         not more than 1% of our average assets. Our       the sale price of our properties and, therefore,
                                average assets means the average of the total     cannot be determined at the present time. If we
                                book value of our real estate assets plus the     acquire the advisor, the property disposition
                                total value of our loans receivables secured by   fee will cease.
                                real estate, before reserves for depreciation or
                                bad debts or other similar non-cash reserves. We
                                will compute our average assets by taking the
                                average of these values at the end of each month
                                during the quarter for which we are calculating
                                the fee. The fee is payable quarterly in an
                                amount equal to 1/4 of 1% of average assets as
                                of the last day of the immediately preceding
                                quarter. For any year in which we qualify as a
                                REIT, our advisor must reimburse us for the
                                following amounts if any:

                                (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                - 2% of our average assets for that fiscal year, or

                                -    25% of our net income for that fiscal year.

                                (2)  an amount, which will not exceed the
                                     advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest payments,

                                taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
          RECIPIENT                          METHOD OF COMPENSATION                                  DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               LIQUIDATION STAGE
Incentive advisory fee payable  We will pay to the advisor an amount equal to     The actual amounts to be received depend upon
to our advisor.                 15% of the net proceeds from the sale of a        the sale price of our properties and,
                                property after the stockholders have first        therefore, cannot be determined at the present
                                received:                                         time. If we acquire or consolidate with the
                                                                                  business conducted by our advisor, the
                                (1)  a cumulative non-compounded return equal to  incentive advisory fee will terminate.
                                     10% a year on their net investment; and

                                (2)  their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

     We expect to pay the following to our directors (as our officers are not paid directly by us):

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
         RECIPIENT                            METHOD OF COMPENSATION                                DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Director fees                   Independent directors receive an annual fee of    We will pay the five independent directors
                                $5,000 and a fee of $500 for attending each       $25,000 in the aggregate, plus fees for
                                meeting of the board or one of its committees in  attending meetings. The actual amounts to be
                                person and $350 for attending a meeting via the   received for meetings depends upon the number
                                telephone. Our officers who are also our          of meetings and their attendance and,
                                directors do not receive director fees.           therefore, cannot be determined at the present
                                                                                  time.

Stock options to independent    Each independent director receives                This form of compensation is not paid in cash.
directors
                                -    an initial option to purchase 3,000 shares
                                     of common stock at a price of $8.95 per
                                     share, when they become an independent
                                     director, subject to some conditions; and

                                - each year on the date of the stockholders' annual meeting, an additional option to purchase 500 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see
                                     "Management -- Independent Director Stock
                                     Option Plan."

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                                      MAXIMUM OFFERING
                                                                                              (INCLUDING SHARES SOLD UNDER THE
                                                                  MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                                                   200,000 SHARES                         PROGRAM)
                                                       ----------------------------------    ----------------------------------
                                                            AMOUNT            PERCENT             AMOUNT            PERCENT
                                                       ---------------    ---------------    ---------------    ---------------
Gross offering proceeds ............................   $     2,000,000              100.0%   $ 2,690,000,000             100.00%
                                                       ---------------    ---------------    ---------------    ---------------
Less expenses:
    Selling commission .............................           150,000                7.5%       187,500,000               6.97%
    Marketing contribution and due diligence expense
      allowance ....................................            60,000                3.0%        75,000,000               2.79%
    Organization and offering expenses .............            90,000                4.5%        14,684,000               0.55%
                                                       ---------------    ---------------    ---------------    ---------------
    Total public offering expenses .................           300,000               15.0%       277,184,000              10.30%
                                                       ---------------    ---------------    ---------------    ---------------
Gross amount available for investment ..............         1,700,000               85.0%     2,412,816,000              89.70%
    Less: acquisition expenses ....................             10,000                0.5%        13,450,000               0.50%
    Less: working capital reserve .................             20,000                1.0%        26,900,000               1.00%
                                                       ---------------    ---------------    ---------------    ---------------
Net cash portion of gross offering proceeds
     available for the purchase of properties ......   $     1,670,000               83.5%   $ 2,372,466,000              88.20%
                                                       ===============    ===============    ===============    ===============

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2003, The Inland Group and its affiliates have sponsored two other REITs, one other public real estate equity program, one private real estate equity program, four private placement mortgage and note programs and 13 real estate exchange private placements, which altogether have raised more than $2,934,000,000 from over 64,000 investors. During that period, the public real estate equity programs raised over $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $15,831,000 from 373 investors. In addition, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,835,000,000 from over 77,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this supplement as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2003, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                              INLAND RETAIL         INLAND REAL
                                               REAL ESTATE             ESTATE             PRIOR PUBLIC
                                               TRUST, INC.          CORPORATION           REAL ESTATE
                                                  REIT                  REIT                 EQUITY
                                              PROGRAM AS OF        PROGRAM AS OF         PROGRAMS AS OF
                                                 JUNE 30,              JUNE 30,             JUNE 30,
                                                  2003                 2003(2)                2003
                                           ------------------    ------------------    ------------------
Number of programs sponsored                                1                     1                     1
Aggregate amount raised from investors     $    2,156,104,000           679,780,000            32,399,000
Approximate aggregate number of
  investors                                            58,000                19,000                 2,600
Number of properties purchased                            201                   140                    18
Aggregate cost of properties(1)            $    2,835,000,000         1,251,000,000            25,945,000
Number of mortgages/notes                                   0                     0                     0
Principal amount of mortgages/notes        $                0                     0                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                92.00%                85.00%                 0.00%
  Single-user retail net-lease                           8.00%                15.00%                 0.00%
  Nursing homes                                          0.00%                 0.00%                 0.00%
  Offices                                                0.00%                 0.00%                 0.00%
  Industrial                                             0.00%                 0.00%                 0.00%
  Health clubs                                           0.00%                 0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%                 0.00%
    Total commercial                                   100.00%               100.00%                 0.00%
  Multi-family residential                               0.00%                 0.00%                 0.00%
  Land                                                   0.00%                 0.00%               100.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                          58.00%                32.00%                 0.00%
  Existing construction                                 42.00%                68.00%                 0.00%

Number of properties sold (3)                               0                     3                    14

Number of properties exchanged                              0                     0                     0
Number of mortgages/notes repaid                            0                     0                     0

                                              PRIOR PRIVATE         INLAND REAL
                                               REAL ESTATE            ESTATE
                                                EQUITY AND           EXCHANGE
                                                MORTGAGE              PRIVATE
                                                AND NOTE             PLACEMENT
                                              PROGRAMS AS OF      OFFERINGS AS OF
                                                 JUNE 30,             JUNE 30,
                                                  2003                  2003
                                           ------------------    ------------------
Number of programs sponsored                                5                    13
Aggregate amount raised from investors             18,106,000            48,055,000
Approximate aggregate number of
  investors                                               453                    97
Number of properties purchased                              7                    13
Aggregate cost of properties(1)                     1,951,930           151,317,000
Number of mortgages/notes                                 365                     0
Principal amount of mortgages/notes                15,831,000                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                 0.00%                24.90%
  Single-user retail net-lease                           0.00%                13.20%
  Nursing homes                                          0.00%                 0.00%
  Offices                                                0.00%                49.30%
  Industrial                                             0.00%                12.60%
  Health clubs                                           0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%
    Total commercial                                     0.00%               100.00%
  Multi-family residential                               0.00%                 0.00%
  Land                                                 100.00%                 0.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                           0.00%                47.70%
  Existing construction                                  0.00%                52.30%

Number of properties sold (3)                               6                     0

Number of properties exchanged                              0                     0
Number of mortgages/notes repaid                            0                     0

     (1)  Includes purchase price and acquisition fees and expenses.

     (2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

     (3)  Number of properties sold in whole or in part.

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 95% of the aggregate number of investors, approximately 91% of the properties purchased, and approximately 97% of the aggregate cost of the properties.

     During the three years prior to June 30, 2003, Inland Real Estate Corporation purchased 20 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 201 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITs

     INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of June 30, 2003, Inland Real Estate Corporation issued 11,720,169 shares of common stock through its distribution reinvestment program. As of June 30, 2003, Inland Real Estate Corporation repurchased 4,578,588 shares of common stock through its share repurchase program for an aggregate amount of $42,552,838. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $679,780,000 for all of such offerings, as of June 30, 2003. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2003, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2003, Inland Real Estate Corporation financed approximately $685,237,000 on 124 of its 140 properties. Inland Real Estate Corporation's 140 properties, a total investment of approximately $1,251,000,000 at June 30, 2003, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. From December 31, 1995 through June 30, 2003, distributions have totaled $303,438,218, of which $234,358,143 was ordinary income distribution from operating cash flow, $68,705,489 was return of capital for federal income tax purposes from operating cash flow and $374,586 from capital gain distributions.

          Through June 30, 2003, distributions were as follows:

                      Total         Ordinary       Return of    Capital Gain
                  Distribution       Income        Capital *    Distribution
                 -----------------------------------------------------------
          1995   $      736,627        694,213         42,414              -

          1996        3,704,943      3,093,525        611,418              -

          1997       13,127,597      9,739,233      3,388,364              -

          1998       35,443,213     27,015,143      8,428,070              -
          1999       48,379,621     35,640,732     12,738,889              -
          2000       52,964,010     40,445,730     12,518,280              -

          2001       58,791,604     45,754,604     12,662,414        374,586
          2002       60,090,685     41,775,045     18,315,640              -

          2003       30,199,918     30,199,918              -              -
                 -----------------------------------------------------------

                 $  303,438,218    234,358,143     68,705,489        374,586
                 ===========================================================

                 * Represents a return of capital for federal income tax purposes.

          On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

          INLAND RETAIL REAL ESTATE TRUST, INC. On February 11, 1999, Inland Retail Real Estate Trust, Inc. commenced an initial public offering of 50,000,000 shares of common stock at $10 per share. As of January 31, 2001, it had sold 13,687,349 shares in its first offering resulting in gross proceeds of $136,454,948. In addition, it received $200,000 from its advisor for 20,000 shares. As of January 31, 2001, the first offering terminated. Inland Retail Real Estate Trust, Inc. commenced a second offering on February 1, 2001. As of August 29, 2002, it had sold 50,000,000 shares in its second offering resulting in gross proceeds of $497,842,917, thereby completing the second offering. Inland Retail Real Estate Trust, Inc. commenced a third offering on June 7, 2002. As of June 30, 2003, it had sold 147,516,470 shares in its third offering, resulting in gross proceeds of $1,471,607,427. An additional 6,049,526 shares had been sold pursuant to Inland Retail Real Estate Trust, Inc.'s distribution reinvestment program as of June 30, 2003, for which it has received additional net proceeds of $57,470,497. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. has repurchased 793,588 shares through its share repurchase program resulting in disbursements totaling $7,471,853. As a result, Inland Retail Real Estate Trust, Inc.'s net offering proceeds from all offerings total approximately $2,156,104,000 as of June 30, 2003, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program.

          Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2003, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly. Through June 30, 2003, distributions totaled $151,320,937. Through June 30, 2003, distributions were as follows:

                               Total         Ordinary      Return of
                        Distribution           Income       Capital*
                      ----------------------------------------------
               1999   $    1,396,861   $      318,484   $  1,078,377
               2000        6,615,454        3,612,577      3,002,877
               2001       17,491,342       10,538,534      6,952,808
               2002       58,061,491       36,387,136     21,674,355
               2003       67,755,789       67,755,789              -
                      ----------------------------------------------

                      $  151,320,937   $  118,612,520   $ 32,708,417
                      ==============================================

               *Represents a return of capital for federal income tax purposes.

          As of June 30, 2003, Inland Retail Real Estate Trust, Inc. had acquired 201 properties and had seven parcels under development for a total investment of approximately $2,835,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. financed approximately $1,215,200,000 on its properties.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

          INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

          Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2003, this fund has had multiple sales transactions involving the house and portions of 14 parcels which generated approximately $28,049,000 in net sales proceeds, including notes receivable of approximately $1,311,000. Its cost basis in the land parcels sold was approximately $13,990,000 resulting in a gain, net of selling expenses and commissions, of approximately $14,059,000 for financial reporting purposes.

          In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2003 totaled $22,335,763, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

          Since our inception and through June 30, 2003, including the programs described below under " - Private Placement Real Estate Equity Program," and " -- Private Placement Note and Mortgage Program" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised

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more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

          From January 1, 1993 through June 30, 2003, investors in The Inland Group private partnerships have received total distributions in excess of $282,938,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

          Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

          Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

          Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

          Inland Real Estate Investment Corporation is the general partner of 27 private limited partnerships and one public limited partnership that own interests in 15 buildings that are net leased to Kmart. The 14 Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the 15 is as follows:

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          -    CATEGORY 1 - The leases of nine (9) of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

          - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's; the lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

          - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining 4 property leases; one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003. The general partner's, IREIC's, plans for these properties include, but are not limited to the following: 1) renegotiation of the loan encumbering the property; 2) re-tenanting the facility; 3) sale of the asset; or 4) deed in lieu of foreclosure. While it is too early to predict an outcome, the limited partners that own these Kmarts could lose their properties in foreclosure.

          - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to either re-tenant or sell this facility.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

          WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised from 88 investors. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

          On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

          On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

          On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

          The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2003, $562,500 from lot sales has been distributed to investors.

          Through June 30, 2003, investors have received $1,747 for every $1,000 invested or a total of $3,975,000 in distributions. As of June 30, 2003, there were 88 investors in this partnership. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

          Our dealer manager received sales commission equal to 9% of the offering proceeds from which a selling commission of 8% was re-allowed to soliciting dealers. In addition, 0.5% of the offering proceeds were re-allowed to soliciting dealers as reimbursement for due diligence expenses. Additionally, 3.3% of the offering proceeds were used to reimburse the general partner, Inland Real Estate Investment Corporation, and its affiliates for out-of-pocked expenses associated with the offering and acquisition of the land parcels.

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

          During the operating phase of the partnership, the general partner will receive an asset management fee paid annually, equal to 1% of the original cost of the partnership of the parcels. In addition, the general partner and its affiliates will be reimbursed for direct expenses relating to the administration of the partnership and its assets, subject to certain limitations.

          An affiliate of the general partner will participate in real estate brokerage commissions as each parcel is sold, but such commissions will be subordinated to the return of that portion of the limited partners' original investment attributable to that parcel plus a 6% per annum, non-compounded cumulative return on parcel capital.

          The general partner may share in the net proceeds from the sale of the parcels, but such share of sales proceeds will be subordinated, to the return of the limited partners' original capital and receipt of a 15% per annum, non-compounded cumulative return. The sharing arrangement of net sale proceeds after the 15% cumulative return will be 65% to the limited partners and 35% to the general partner.

PRIVATE PLACEMENT NOTE AND MORTGAGE PROGRAM

          9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised from 78 investors. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

          9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised from 82 investors. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate or our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000. All fees and expenses including sales commission and due diligence expense to our dealer-manager equal to 9.5% (of which 8% was re-allowed to soliciting dealers as sales commission and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax consulting and advise (which were anticipated to be approximately $30,000 were absorbed by the sponsor, Inland Real Estate Investment Corporation, and were not paid from the proceeds of the offering.

          IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2003 totaled

$5,147,928, of which $5,128,472 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program. As of June 30, 2003, there were 169 noteholders. All fees and expenses incurred in connection with the offer and sale of the Notes - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee, and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advise (which were anticipated to be approximately $41,000), as well as other costs associated with the refinancing of the property (such as title, surveys, appraisals, recording charges, etc.) were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

          INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. There were 36 investors in this partnership. This partnership was completed in 1997. All fees and expenses incurred in connection with the offering - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advice (which were anticipated to be approximately $45,000), as well as other costs associated with the funding of the conversion loans were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

          In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2003, IREX offered the sale of ten properties with a total property value of $105,810,559.

          LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired the Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.00%. Through June 30, 2003, cash distributions to the owners totaled $482,236, based on the actual holding period of each individual investor. As of June 30, 2003, there were nine investors in this trust.

          SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.20%. Through June 30, 2003, cash distributions to the owners totaled $363,223, based on the actual holding period of each individual investor. As of June 30, 2003, there were six investors in this trust.

          PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.89%. Through June 30, 2003, cash distributions to the owners totaled $231,314, based on the actual holding period of each individual investor. As of June 30, 2003, there were seven investors in this trust.

          1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. As of June 30, 2003, the offering is still in process, with 95.1295% ($1,807,460) of the capital raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.26%. Through June 30, 2003, cash distributions to the owners totaled $160,855, based on the actual holding period of each individual investor. As of June 30, 2003, there were 11 investors in this trust.

          LANSING SHOPPING CENTER, DBT purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The Trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The private placement memorandum projected a first year annualized cash on cash return of 8.47%. Through June 30, 2003, cash distributions to the owners totaled $314,014, based on the actual holding period of each individual investor. As of June 30, 2003, there were five investors in this trust.

          INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Disney in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with 89.8075% ($14,189,578) of the capital raised. The private placement memorandum projected a first year annualized cash on cash return of 8.08%. Through June 30, 2003, cash distributions to the owners totaled $852,564, based on the actual holding period of each individual investor. As of June 30, 2003, there were 32 investors in this trust.

          TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002. The private placement memorandum projected a first-year annualized cash on cash return of 8.31%. Through June 30, 2003, cash distributions to the owner totaled $210,950. As of June 30, 2003, there was one investor in this trust.

          BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with approximately 70.5434% ($5,925,643) of the capital raised. The private placement memorandum projected an initial annualized cash on cash return of 8.14%. Through June 30, 2003, cash distributions to the owners totaled $447,625, based on the actual holding period of each individual owner. As of June 30, 2003, there were 21 investors in this trust.

          BELL PLAZA 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the proceeds obtained by the new owner was allocated to a property reserve account. The offering was completed in November 2002. The private placement memorandum projected a first-year annualized cash on cash return of 14.30%, calculated based on the total original investment of

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$890,000. Through June 30, 2003, cash distributions to the owner totaled
$46,849. As of June 30, 2003, there was one investor in this limited liability company.

          INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. Through June 30, 2003, cash flow to the new owner totaled $245,712. As of June 30, 2003, this property was owned by one investor.

          COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering all of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,950,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 8.05%. Through June 30, 2003, Lombard C-USA, L.L.C. remains the sole investor in the property.

          DEERE DISTRIBUTION FACILITY. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.23%. Through June 30, 2003, Janesville 1031, L.L.C. remains the sole investor in the property.

          FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,000,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.19%. Through June 30, 2003, Westminster Office 1031, L.L.C. remains the sole investor in the property.

          The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                                                         1031          Lansing        Inland 220
                                           Landings of     Sentry Office   Pets Bowie    Chattanooga   Shopping       Celebration
                                           Sarasota DBT    Building DBT    DBT           DBT           Center, DBT    Place DBT
---------------------------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                       Up to 8.5%      Up to 8.5%     Up to 8.5%     Up to 8.5%    Up to 8.5%     Up to 8.5%
---------------------------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                             6.00%           6.00%          6.00%         6.00%         6.00%          6.00%
---------------------------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                          0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                         1.00%           1.50%          1.50%         1.50%         1.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                    1.00%           0.50%          0.50%         0.50%         0.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                   0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
---------------------------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                            N/A             0.71%          0.77%         0.90%         0.88%          1.18%
---------------------------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                          N/A              NA            1.49%         0.50%         0.20%          0.10%
---------------------------------------------------------------------------------------------------------------------------------
Total Load(4)                             11.25%-12.75%       14.23%         13.68%        14.39%        13.68%         13.23%
---------------------------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                        NA             0.75%          1.00%         0.56%         0.55%          0.52%
---------------------------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                    4.5%            5.0%          Paid by        5.0%          5.0%           4.5%
                                                                           Asset Mgr.
---------------------------------------------------------------------------------------------------------------------------------

                                          Taunton       Broadway                    Inland 210    CompUSA
                                          Circuit       Commons DBT   Bell Plaza    Celebration   Retail
                                          DBT           DBT           1031, LLC     Place DBT     Building
----------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.0%    Up to 8.77%   Up to 9.19%   Up to 7.72%   Up to 8.56%
----------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                           6.00%         6.00%         6.00%         3.81%         6.00%
----------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                        0.50%         0.50%         0.50%         0.00%         0.50%
----------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                       1.00%         1.00%         1.00%         0.50%         1.00%
----------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                  0.50%         1.27%         1.69%         0.96%         1.06%
----------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                 0.61%         0.50%         0.50%         0.50%         0.50%
----------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                          0.69%         0.75%          NA           0.89%         0.82%
----------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                        0.07%         0.23%          NA           0.23%         0.23%
----------------------------------------------------------------------------------------------------------------
Total Load(4)                               11.89%        12.98%        23.02%        10.52%        14.93%
----------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                     0.57%          NA           0.53%         0.53%         0.63%
----------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                  4.0%          5.0%          5.0%          4.5%          4.5%
----------------------------------------------------------------------------------------------------------------

                                          Deere
                                          Distribution    Fleet Office
                                          Facility        Building
----------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.6%      Up to 8.52%
----------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                            6.00%           6.00%
----------------------------------------------------------------------
    DUE DILIGENCE FEE                         0.50%           0.50%
----------------------------------------------------------------------
    MARKETING EXPENSES                        1.00%           1.00%
----------------------------------------------------------------------
    OFFERING & ORGANIZATION                   1.10%           1.02%
----------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                  0.50%           0.50%
----------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------
    ACQUISITION FEE                           0.87%           0.85%
----------------------------------------------------------------------
BRIDGE FINANCING FEES                         0.23%           0.35%
----------------------------------------------------------------------
Total Load(4)                                13.93%          14.57%
----------------------------------------------------------------------
Asset Management Fees(5)                      0.49%           0.49%
----------------------------------------------------------------------
Property Management Fees(6)                   4.5%            4.5%
----------------------------------------------------------------------

Backend Sales Commission                       3.5%            3.5%           3.5%          3.5%          3.5%           N/A
---------------------------------------------------------------------------------------------------------------------------------

Backend Sales Commission                     N/A            NA           3.5%           NA            NA
----------------------------------------------------------------------------------------------------------------

Backend Sales Commission                       NA              NA
----------------------------------------------------------------------

----------

          (1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

          (2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

          (3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

          (4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

          (5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.

          (6) Property Management Fees are calculated as a percentage of Gross Income from the property.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY TABLES

          The following summary tables describe information concerning the prior programs discussed above through June 30, 2003.

          Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                 Return on Investment   Return on Investment
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    AVERAGE ANNUAL
                                    FULLY LOADED                                                       RETURN ON
                   NET SALES       PURCHASE PRICE                                                  ALLOCATED CAPITAL    AVERAGE
                   PRICES OF         (ALLOCATED                                  GROSS RETURN %      (GROSS RETURN     NUMBER OF
                    PARCELS          CAPITAL OF           NET PROFITS ON             (NET          %/AVERAGE NUMBER    YEARS OF
                    SOLD TO         PARCELS SOLD          PARCELS SOLD TO       PROFIT/ALLOCATED      OF YEARS OF       CAPITAL
     FUND             DATE    LESS    TO DATE)        =        DATE                 CAPITAL)       CAPITAL INVESTED)   INVESTED
----------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.         28,049,000        13,990,000              14,059,000                100%               9.14%          11.00

Wisconsin Land
Fund, L.P.          4,137,818         2,120,803               2,017,015                 95%               9.05%          10.50

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                    RETURN ON
                                           CAPITAL                  RETURN OF       RETURN ON     INVESTMENT PER
                                           RAISED       TOTAL    =  INVESTMENT   +  INVESTMENT         YEAR
------------------------------------------------------------------------------------------------------------------
Employee Appreciation Fund, L.P.*           400,000     502,198        400,000         102,198            10.00%

Inland Condominium Financing Fund, L.P.   1,031,000   1,411,617      1,031,000         380,617            10.00%

9% Monthly Cash Fund, L.P.                4,000,000   6,291,146      4,000,000       2,291,146             9.00%

9% Monthly Cash Fund II, L.P.             4,000,000   6,417,653      4,000,000       2,417,653             9.00%

IMC Note Issue #2 1993                    6,800,000   5,147,928              0       5,147,928             8.00%

     * Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

          The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2003 as the 33rd largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

          As of June 30, 2003 Inland and its affiliates have more than 800 employees, own properties in 39 states, and have managed assets in excess of $5 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

          Our advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.

          As of June 30, 2003, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 5,800 acres of pre-development land in the Chicago area, as well as 16,871,522 square feet of real property in Chicago and nationwide.

          Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of June 30, 2003 Inland Mortgage Corporation has originated more than $6 billion in financing including loans to third parties and affiliated entities.

          Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of June 30, 2003, Inland Mortgage Investment Corporation owned a $73,947,500 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 503 loans exceeding $2,117,699,700.

          The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.

          As of June 30, 2003 Inland Property Management companies manage 42,982,552 million square feet of commercial properties in 39 states. A substantial portion of the portfolio, approximately 10.8 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. They also manage more than 11,000 multi-family units that are principally located in the Chicago metropolitan area.

          Inland Western Management Corporation, our management company, was incorporated in January 2003 to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management company will be responsible for collecting rent, leasing, and maintaining the retail properties it will manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management company is owned primarily by individuals who are affiliates of Inland.

          Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired more than 1,100 properties.

          Inland Real Estate Development Corporation, an affiliate of Inland, has expertise in rezoning and developing real estate for industrial, residential, and commercial use. It has constructed more than 3,000 single family and multi-family units and developed over one million square feet of commercial space. As of June 30, 2003, Inland Real Estate Development Corporation had more than 5,000 acres of prime land available for development.

          Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $175 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 40,000 multi-family units and over 10 million square feet of commercial property.

          See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $2.8 billion raised from over 77,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending June 30, 2003, and the prior performance of those programs. During the last 35 years, more than 10,000 investors were in the Inland Group's 231 completed programs as of June 23, 2003, with no investor losses of initial invested capital in any completed equity program.

          The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                 AGE*   POSITION AND OFFICE WITH THE INLAND GROUP
----                 ----   -----------------------------------------
Daniel L. Goodwin    59     Chairman, president and director

Robert H. Baum       59     Vice chairman,  executive vice president - general
                            counsel and director

G. Joseph Cosenza    59     Vice chairman and director

Robert D. Parks      59     Director

----------
*As of January 1, 2003

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

          DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

          HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

          EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

          ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

          G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 16 persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

          Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Masters Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

          Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

          ROBERT D. PARKS has been a director of The Inland Group since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation. He is chairman of our sponsor and a director of our managing dealer. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is chairman, chief executive officer and director of Inland Retail Real Estate Trust, Inc. and a trustee of Inland Mutual Fund Trust, Inc.

          Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

          Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

          We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland Western Management Corp. is responsible for managing, maintaining and leasing the individual properties. Inland Real Estate Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description for the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth information with respect to our directors and executive officers:

                NAME                               AGE          POSITION AND OFFICE WITH US
                ----------                       -------  ---------------------------------------
                Robert  D. Parks ..............     59    Chairman, chief executive officer and
                                                          affiliated director
                Roberta S. Matlin .............     58    Vice president -- administration
                Scott W. Wilton ...............     42    Secretary
                Kelly E. Tucek ................     40    Treasurer
                Brenda G. Gujral ..............     60    Affiliated director
                Frank A. Catalano, Jr .........     41    Independent director
                Kenneth H. Beard ..............     63    Independent director
                Paul R. Gauvreau ..............     63    Independent director
                Gerald M. Gorski ..............     60    Independent director
                Barbara A. Murphy .............     65    Independent director

          ----------
          *As of January 1, 2003

          ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of investments of our sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our sponsor and of our managing dealer. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust and was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

          SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange corporation. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

          KELLY E. TUCEK has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is an Assistant Vice President of Inland Real Estate Investment Corporation. As of August 1996, Ms. Tucek is responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

          BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

          Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

          Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

          She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

          FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

          Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

          KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

          Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

          PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

          Mr. Gauvreau holds a MBA from the University of Chicago an a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

          GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

          BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

          Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

          AUDIT COMMITTEE. Our bylaws provide for our board to designate an audit committee consisting of at least three independent directors and for all committee members to be independent directors. Our board will designate three of the independent directors as the members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

          EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

          MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our advisor.

          EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

          We pay our independent directors an annual fee of $5,000 plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

          We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

          We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

          We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

          The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our five independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.

          One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

          Options granted under the independent director stock option plan are exercisable until the first to occur of

          -    the tenth anniversary of the date of grant,

          - the removal for cause of the independent director as an independent director, or

          - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

          No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

          Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

          - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

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

          - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

          - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

          Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

          NAME                       AGE      POSITION AND OFFICE WITH OUR ADVISOR
          ----                       ---   ------------------------------------------
          Daniel L. Goodwin .......  59    Director
          Robert D. Parks .........  59    Director and president
          G. Joseph Cosenza .......  59    Director
          Brenda G. Gujral ........  60    Vice president
          Catherine L. Lynch ......  44    Treasurer
          Scott W. Wilton .........  42    Secretary

          ----------
          *As of January 1, 2003

          CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer/secretary of our sponsor. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Ms. Lynch is also the treasurer/secretary and a director of the dealer manager and treasurer of Inland Retail Real Estate Advisory Services and Inland Investment Advisors, Inc. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

          DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor, generally has responsibility for our day-to-day operations. This includes the following:

          -    administering our bookkeeping and accounting functions,

          - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

          -    rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

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

          TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function. Our board shall determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

          COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

          - an advisor asset management fee after the stockholders have first received a 6% annual return; and

          -    a property disposition fee; and

          - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

          If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

          The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

          -    employee expenses;

          - travel and other expenses of its directors, officers and employees;

          -    rent;

          -    telephone;

          - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

          - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

          REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

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

          - by which our total operating expenses paid during the previous fiscal year exceed the greater of

               -    2% of our average assets for that fiscal year or

               - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

          - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

          BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until September 15, 2008, such a business combination could only take place with our consent and that of the advisor and property manager. After September 15, 2008, we could acquire these companies in a business combination without their consent.

          If the businesses conducted by the advisor and/or a property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

          The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

          - We will first send an election notice to the advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

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

          - Next, the net income of the advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

          - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

          Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses, from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction to occur within 90 days of delivery after the election notice.

          Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

          LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. However, this is only a requirement so long as:

          - the advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

          - the advisor was acting on behalf of or performing services for us;

          - the liability or loss was not the result of misconduct on the part of the advisor; and

          - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          We will advance amounts to those entitled to indemnification for legal and other expenses only if:

          - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

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

          - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

          - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

          Inland Retail Real Estate Trust, Inc. is still offering its securities and has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have initially focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT

          Our present property manager provides property management services to us under the terms of the management agreement. The property manager provides services in connection with the rental, leasing, operation and management of the properties. Our property manager is a Delaware corporation, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property manager may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

          Our property manager, Inland Western Management Corp., conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

          See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

          The following sets forth information with respect to the executive officers and directors of the Inland Western Management Corp.

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

                                                                 POSITION AND OFFICE
                                                                 WITH INLAND WESTERN
             NAME                                AGE*              MANAGEMENT CORP.
             ----                                ----            -------------------
             Thomas P. McGuiness ..............   46       Chairman, director and chief
                                                           executive officer
             JoAnn Armenta ....................   29       Senior vice president, director
                                                           and secretary
             James H. Neubauer.................   61       Senior vice president and
                                                           director
             Alan F. Kremin....................   56       Director

             Anthony Casaccio..................   47       Director

          ----------
          *As of January 1, 2003

          THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

          JOANN ARMENTA joined Inland Property Management in 1992 working in residential management. Ms. Armenta became involved with commercial properties in 1995 overseeing the management of retail, office and industrial properties. She has managed a portfolio of retail properties for Inland Commercial Property Management and was promoted to senior property manager supervising one-half of the property managers. In 2001, she left Inland Commercial Property Management and accepted a position as Assistant Vice President for Inland Southern Corp. Also, she was promoted to Vice President of Inland Mid-Atlantic Management Corp. Her responsibilities in these positions include being in charge of due diligence for all retail acquisitions in approximately 15 states. In 2002 alone she was responsible for all due diligence on approximately 12 million square feet including the pro formas, site inspections, tenant interviews; engineering reports and upgrades. She has also been responsible for coordinating the transition from a property in the due diligence process to the seamless folding of the property into property operations.

          Mrs. Armenta is also the sole training coordinator for Inland Southeast Property Management Corp., Inland Southern Management Corp., and Inland Mid-Atlantic Management Corp. for all new property managers and employees. In addition, she oversees the management of a portfolio of over two million square feet in the Chicago metropolitan area managing retail, office and light industrial.

          Ms. Armenta holds a CSM accreditation with the International Council of Shopping Centers.

          JAMES H. NEUBAUER joined Inland Property Management in 1978. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became a regional property manager with responsibility for residential and retail mixed use properties. In 1984, he became the president of Inland Western Property Management, responsible for a portfolio of properties in Arizona. From 1985 to

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

1996, Mr. Neubauer was senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana and Wisconsin. He left Inland Southeast Property Management Corp. as senior vice president and in May 2002 was promoted to President. He has achieved the Certified property Manager (CPM) designation. He is also a member of the International Council of Shopping Centers and is a licensed real estate broker in Florida. He holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

          ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various Inland Group subsidiaries, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

          ANTHONY A. CASACCIO joined Inland in 1984, working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, where he was responsible for the disposition of over 20,000 apartment units located in northeast Illinois and nearby states, as well as non-residential properties leased to nursing homes, health clubs, office, industrial and shopping center tenants. In 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Still serving in those capacities, Mr. Casaccio is responsible for the disposition of raw land investment programs for which he is also a senior vice president of the sponsor, which owns more than 10,000 acres of development land in Chicago's suburban counties.

          In connection with land development, Mr. Casaccio, in addition to the sales of improved and raw land parcels, oversees land planning activities associated with readying land for sale, including zoning and annexation, negotiations with local municipal school, sanitary district and county authorities, submission of concept plans, preliminary and site amenities, final plats of subdivision; and completion of infrastructure improvements such as roads, sewer and water lines stormwater management facilities and site amenities. He is also a director and the secretary/treasurer of IRED Development Management, Inc.

          Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the Realtor Association of the Western Suburbs (IL), the Fox Valley (IL) Association of Realtors, the Tri-County Board of Realtors, the National Association of Realtors, the Home Builders Association of Greater Chicago, the Northern Illinois Home Builders Association and the Urban Land Institute. He is a licensed real estate broker in the state of Illinois.

INLAND SECURITIES CORPORATION

          Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does nor focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

          The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                              POSITION AND OFFICE
             NAME                            AGE*          WITH OUR MANAGING DEALER
             ----                            ----          ------------------------
             Brenda G. Gujral..............   60   President, chief operating officer and director
             Roberta S. Matlin.............   58   Vice president and director
             Catherine L. Lynch............   44   Treasurer, secretary and director
             Robert D. Parks...............   59   Director
             Brian Conlon..................   44   Executive vice president
             R. Martel Day.................   53   Executive vice president - national sales and
                                                   marketing
             Fred C. Fisher................   58   Senior vice president
             David Bassitt.................   60   Senior vice president
             John Cunningham...............   44   Senior vice president
             Tomas Giardino................   28   Vice president
             Curtis Shoch..................   30   Vice president
             Shawn Vaughan.................   31   Vice president
             Mark Lavery...................   27   Vice president
             Ralph Rudolph.................   39   Vice president

          ----------
          *As of January 1, 2003

          BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

          R. MARTEL DAY is executive vice president-national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

          Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

          FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

          TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer.
Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

          MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

          RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

          The laws that we are subject to and our articles of incorporation provide that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

          Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

          - the person actually received an improper benefit or profit in money, property or services; and

          - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the advisor or its affiliates unless:

          - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

          - the person seeking indemnification was acting on our behalf or performing services for us;

          - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

          - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

          - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

          - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

          - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

          We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

          - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

          - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

          - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

          We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of any person but we intend to.

          We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under the our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

          We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth information as of September 10, 2003 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of September 10, 2003, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                        NUMBER OF SHARES
           BENEFICIAL OWNER            BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------   ------------------   ----------------
Robert D. Parks                            20,000 (1)             100%

Roberta S. Matlin                              0                    *

Scott W. Wilton                                0                    *

Kelly E. Tucek                                 0                    *

Brenda G. Gujral                               0                    *

Frank A. Catalano, Jr.                      1,000 (2)               *

Kenneth H. Beard                            1,000 (2)               *

Paul R. Gauvreau                            1,000 (2)               *

Gerald M. Gorski                            1,000 (2)               *

Barbara A. Murphy                           1,000 (2)               *

All directors and executive officers       25,000 (1)             100%
as a group (10 persons)

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

          We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE

          We intend to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our advisor has agreed to not sell their initial investment while the advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.

          See "How We Operate - Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure.

          If only the minimum offering of 200,000 shares is sold, such shares will represent 90.91% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent 9.09% of the issued and outstanding shares. If 250,000,000 of the shares offered by this prospectus are sold, such shares will represent 99.99% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent only 0.01% of the issued and outstanding shares.

          We will form entities to acquire each of the properties to be owned by us. They will be owned or controlled directly or indirectly by us.

          Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Catherine L. Lynch, and Kelly E. Tucek are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Ms. Tucek is our treasurer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin or Ms. Tucek, none of our promoters are officers or directors of us.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             SELECTED FINANCIAL DATA

          As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to the advisor for an aggregate purchase price of $200,000. See "Management's Discussion and Analysis of Our Financial Condition," and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

          Our investment objectives are to:

          - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

          - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

          -    preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

          Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

          We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

          We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our real estate will be located mainly in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments -- General."

          Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

          We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

          To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

          We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

          See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

          We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

               -    geographic location and type;

               -    construction quality and condition;

               -    current and projected cash flow;

               -    potential for capital appreciation;

               -    lease rent roll, including the potential for rent increases;

               - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

               - potential for expanding the physical layout of the property and/or the number of sites;

               - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

               - prospects for liquidity through sale, financing or refinancing of the property;

               - competition from existing properties and the potential for the construction of new properties in the area; and

               - treatment under applicable federal, state and local tax and other laws and regulations.

          Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

          Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

          When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

          Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

          Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

          In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

          We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

          Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

          Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

          If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

          We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.

          We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

SALE OR DISPOSITION OF PROPERTIES

          Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

          We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

          When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

          Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

          We will not:

               - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

               -    invest in commodities or commodity future contracts;

               -    issue redeemable shares of common stock;

               - issue shares on a deferred payment basis or other similar arrangement; and

               - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

          We do not intend to engage in hedging or similar activities for speculative purposes.

          We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

          Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

APPRAISALS

          All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to

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the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

          If at least 200,000 shares are not sold within six months from the original effective date of this prospectus, all funds received from subscribers will be promptly returned to them, together with any interest earned on the funds. We would expect to return funds to subscribers within five business days after the offering is terminated if at least 200,000 shares are not sold within six months from the original effective date of this prospectus. Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

               - fund expenses incurred to operate the properties which have been acquired,

               - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement,

               - pay the advisor its compensation under the advisory agreement; and

               - pay the property manager its property management fee under the management agreement

          See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

          We anticipate that by September 15, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by September 15, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

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

JOINT VENTURES

          We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

          We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

          In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

          We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

          From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intends to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

          Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

          We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

          We will not make distributions-in-kind, except for:

          -    distributions of readily marketable securities;

          - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

          - distributions of in-kind property which meet all of the following conditions:

               - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

               - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

               - the directors distribute in-kind property only to those stockholders who accept our offer.

          Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

          -    underwrite the securities of other issuers;

          -    invest in real estate mortgages; or

          - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

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

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

          Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            REAL PROPERTY INVESTMENTS

INVESTING IN REITS

     A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

     According to the National Association of Real Estate Investment Trusts (NAREIT), dividend growth for publicly traded REITs has consistently outpaced inflation. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

     An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.

GENERAL

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

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     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

     We intend to initially focus on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

     California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

     Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

     The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets. Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

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INSURANCE COVERAGE ON PROPERTIES

     We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

     An affiliate, Inland Real Estate Acquisitions, Inc., has entered into an agreement to acquire a community shopping center in Phoenix, Arizona. This Safeway-anchored grocery shopping center has approximately 180,000 square feet.

     We intend to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, we may also purchase larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

     We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

     In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

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

     When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

     Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

     We seek to reduce our operating and leasing risks through geographic and tenant diversity.

     We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of truth worth or realizable value.

     In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

POTENTIAL PROPERTY ACQUISITIONS

     We are currently considering acquiring the one property in Phoenix, Arizona. Our decision to acquire this property will generally depend upon:

     - no material adverse change occurring in the property, the tenants or the local economic conditions;

     - our receipt of sufficient net proceeds from this offering to make this acquisition or sufficient availability of credit; and

     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

     Other properties may be identified in the future that we may acquire before or instead of this property. We cannot guarantee that we will complete this acquisition.

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POTENTIAL PROPERTY: PEORIA STATION, PEORIA, ARIZONA

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     Inland Real Estate Acquisitions, Inc., an affiliate of our advisor, has entered into a contract to acquire this property. We anticipate that Inland Real Estate Acquisitions will assign this purchase contract to us at no cost. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

     We may place financing on the property at the time of acquisition.

     In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Peoria Station was built in 1987 and redeveloped in 2002/2003. As of June 30, 2003, this property was 98% leased. We anticipate that all existing leases will be assigned to us.

     For federal income tax purposes, the depreciable basis in this property will be approximately $19,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Two tenants, Safeway and LA Fitness, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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
                                             Base Rent
                  Approximate               Per Square
                  GLA Leased    % of Total   Foot Per          Lease Term
Lessee             (Sq. Ft.)    GLA          Annum ($)    Beginning       To
---------------------------------------------------------------------------------
Safeway                55,471          31%        5.60    04/01/95     12/31/97
                                                  6.92    01/01/98     12/31/17

LA Fitness             40,916          23%        6.60    05/01/02     01/31/03
                                                 13.20    02/01/03     01/31/07
                                                     *    02/01/07     01/31/12
                                                     *    02/01/12     01/31/17

* Rent increases by CPI

     As of June 30, 2003, a total 137,319 square feet was leased to 17 tenants at this property. The following table sets forth certain information with respect to those leases:

                     Approximate                              Base Rent Per
                     GLA Leased               Current Annual   Square Foot
Lessee                (Sq. Ft.)   Lease Ends     Rent ($)     Per Annum ($)
---------------------------------------------------------------------------
Blackbelt Academy          1,800       08/03          23,886          13.27
Barro's Pizza              2,400       08/03          36,000          15.00
Ombundsman
  Education                1,763       11/03          28,208          16.00
Melly's Hallmark           3,000       01/04          40,500          13.50
Smartcare Medical
  Center                   1,200       10/04          30,724          25.60
Other Mothers              4,197       12/04          65,054          15.50
Circus Cleaners              900       01/05          14,362          15.96
Cents Store                5,300       04/05          57,400          10.83
H & R Block                1,800       04/05          33,048          18.36
Great Clips                1,200       06/05          21,900          18.25
Peter Piper Pizza         11,067       12/05         138,337          12.50
#1 Nails                     900       01/06          14,812          16.46
Tan Banana                 1,800       09/06          30,600          17.00
China Palace               1,885       08/07          41,885          22.22
Dunkin Donuts              1,720       04/09          51,416          29.89
LA Fitness                40,916       01/17         540,091          13.20
Safeway                   55,471       12/17         383,859           6.92

     In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

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

                                 CAPITALIZATION

     The following table sets forth our historical capitalization as of June 30, 2003 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition--Liquidity and Capital Resources."

                                                                                      June 30, 2003
                                                                                Historical      Pro Forma
                                                                               ------------   ------------
DEBT:
   Mortgage notes payable...................................................   $          0   $          0

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 10,000,000 authorized, none
   outstanding..............................................................              0              0
   Common stock, $.001 par value, 350,000,000 authorized, 20,000 shares issued and outstanding historical; 220,000 shares
     issued and outstanding pro forma ......................................             20            220
   Additional paid-in capital...............................................        202,230      1,902,030
   Retained earnings deficit................................................         (9,750)        (9,750)
                                                                               ------------   ------------
     Total stockholders' equity.............................................        192,500      1,892,500
                                                                               ------------   ------------
     Total capitalization...................................................   $    192,500   $  1,892,500
                                                                               ============   ============

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

     Certain statements contained in this "Management's Discussion and Analysis of Our Financial Condition" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements." You should read the following discussion along with our financial statements and the related notes included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

     We were formed in March 2003 to acquire and manage a diversified portfolio of real estate, primarily located in states west of the Mississippi River. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The advisor has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds.

     We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

     The distribution reinvestment program will allow stockholders who purchase shares pursuant to this offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

     The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for per prior calendar year.

Shares purchased by us will not be available for resale. During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering.

     The net proceeds of the offering will enable us to purchase properties. It is our policy to acquire properties free and clear of permanent mortgage indebtedness if we deem it advantageous by paying the entire purchase price of each property in cash or for shares, interest in entities that own our properties, or a combination of these means, and to selectively encumber all or some properties. We may, however, acquire properties subject to existing indebtedness. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

     Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests described in the section entitled "Federal Income Tax Considerations -- Federal Income Taxation as a REIT" are met. On an ongoing basis, as we and the advisor perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

CAPITAL RESOURCES

     As of the date of this prospectus, we have identified one property in which to invest. If the minimum 200,000 shares are sold, we would not have sufficient resources to acquire the property identified.

     We have rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. We expect to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

     The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

     The advisor has guaranteed payment of all organization and offering expenses, including selling commissions and the other fees payable to the managing dealer, in excess of 15% of the gross offering proceeds of the offering and all organization and offering expenses, excluding such selling expenses, in excess of 5.5% of the gross offering proceeds. In addition, if we do not sell the minimum offering, neither our sponsor nor our advisor will be reimbursed for any organization and offering expenses.

     As of June 30, 2003, we had incurred $691,911 of offering and organization costs, all of which was advanced by our advisor.

     Certain compensation and fees payable to our advisor for services to be provided to us are limited to maximum amounts. Set forth below is a table describing compensation and fees payable by us to our advisor.

Nonsubordinated payments:

Offering stage:
                          Selling commissions                 7.5% of the sale price for each share
                          Marketing contribution and due      3.0% of the gross offering proceeds
                          diligence allowance
                          Reimbursable expenses and other     We will reimburse our sponsor for
                          expenses of issuance                actual costs incurred, on our behalf, in
                                                              connection with the offering
Acquisition stage:
                          Acquisition expenses                We will reimburse an affiliate of
                                                              our advisor for costs incurred, on
                                                              our behalf, in connection with the
                                                              acquisition of properties
Operational stage
                          Property management fee.  THIS FEE  4.5% of the gross income from the
                          TERMINATES UPON A BUSINESS          properties. (Cannot exceed 90% of
                          COMBINATION WITH OUR PROPERTY       the fee which would be payable to
                          MANAGER                             an unrelated third party)
                          Loan servicing fee                  .08% of the total principal amount
                                                              of the loans being serviced for
                                                              each full year, up to the first
                                                              $100 million and a lesser
                                                              percentage on a sliding scale
                                                              thereafter
                          Reimbursable expenses relating to   The compensation and reimbursements
                          administrative services             to our advisor and its affiliates
                                                              will be approved by a majority of
                                                              our directors
Liquidation stage:
                          Property disposition fee. THIS FEE  Lesser of 3% of sales price or 50%
                          TERMINATES UPON A BUSINESS          of the customary commission which
                          COMBINATION WITH THE ADVISOR        would be paid to a third party
Subordinated payments:
                          Operational stage:
                          Advisor asset management fee.       Not more than 1% per annum of our
                          THIS FEE TERMINATES UPON A          average assets; subordinated to a
                          BUSINESS COMBINATION WITH OUR       non-cumulative, non-compounded return,
                          ADVISOR                             equal to 6% per annum

                          Liquidation stage:
                          Incentive advisory fee. THIS FEE    After our stockholders have first
                          TERMINATES UPON A BUSINESS          received a 10% cumulative, non-
                          COMBINATION WITH OUR ADVISOR        compounded return and a return on
                                                              their net investment, an incentive
                                                              advisory fee equal to 15% on net
                                                              proceeds from the sale of a property
                                                              will be paid to our advisor

     As of the date of this prospectus, we have no current plans to acquire the property manager or advisor. No subscriptions for shares have been received from the public. The only funds received to date are from the advisor's contribution of $200,000 for 20,000 common shares.

RESULTS OF OPERATIONS

     As of the date of this prospectus, we have not yet had any operations. We intend to use the proceeds of this offering as set forth under "Estimated Use of Proceeds," principally to acquire properties. Our primary business objective will be to enhance the performance and value of our properties through management strategies designed to meet the needs of an evolving retail marketplace.

     As we have not acquired any properties yet, our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to in the prospectus.

     We have paid no distributions yet.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under accounting principles generally accepted in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as "NAREIT", an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

INITIAL PROPERTY

     We have the right to acquire a neighborhood center, being the initial property. If sufficient funds are raised in the offering, we will, subject to certain conditions, acquire the initial property from an unaffiliated third party. See "Real Property Investments" for a more detailed description of the initial property.

CRITICAL ACCOUNTING POLICIES

GENERAL.

     The following disclosure pertains to critical accounting policies management believes will be most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which will be taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

     VALUATION AND ALLOCATION OF INVESTMENT PROPERTY. In order to ascertain the value of an investment property management will take into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, at the acquisition date, every property acquired will be supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected.

     We will allocate the purchase price of the each acquired investment property between land, building and improvements, acquired favorable and unfavorable leases, lease origination value (the market cost avoidance of executing each acquired lease), and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires complex judgments and significant estimates. We use the information contained in the independent appraisal we obtained as the primary basis for the allocation to land and building improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated lease origination value based on estimated lease execution costs for similar leases and consider various factors including geographic location and size of leased space. We also will evaluate each acquired lease based upon current market rates at the acquisition date and consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is favorable or unfavorable. After an acquired lease is determined to be favorable or unfavorable, we will allocate a portion of the purchase price to such favorable or unfavorable acquired lease based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate" for each individual lease and primarily based upon the credit worthiness of each individual tenant.

     On a quarterly basis, we will conduct an impairment analysis in accordance with Statement of Financial Accounting Standards No. 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss.

     The valuation and allocation of purchase price, and possible subsequent impairment of investment properties is a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy will be to review all expenses paid and capitalize any item exceeding a threshold deemed to be an upgrade or a tenant improvement that is included in the investment property asset classification. In addition, we will capitalize costs incurred during the development period, including direct costs and indirect costs such as construction, insurance, architectural costs, and legal fees, interest and other financing costs, and real estate taxes. We will cease capitalization of indirect costs once management considers the property is substantially complete and available for occupancy.

     Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements. That portion of the purchase price is allocated to acquired favorable and unfavorable leases will be amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Lease origination value, other leasing costs, and tenant improvements will be amortized on a straight line basis over the life of the related lease as a component of amortization expense.

     Cost capitalization and the estimate of useful lives requires management judgment and includes significant estimates that can and do change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     REVENUE RECOGNITION. We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. Management makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from management's judgment, the estimated reimbursement could be negatively effected adjusted appropriately.

     In connection with certain acquisitions, we will receive payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments will be received through a draw of funds escrowed at the time of purchase and will be for a period from one to three years. There is no assurance that upon the expiration of the master leases agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results differ from management's judgment, the property valuation could be negatively or positively affected.

     VALUATION OF ACCOUNTS AND RENTS RECEIVABLE. Management will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole determines the valuation.

     REIT STATUS. In order to maintain our status as a REIT, we are required to distribute at least 90% of its REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our

REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

NEW ACCOUNTING PRONOUNCEMENT

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

INFLATION

     Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net-lease basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

     While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

     Our articles of incorporation provide that we may issue up to 350,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 250,020,000 shares of common stock outstanding and no preferred stock outstanding.

     As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

     We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

COMMON STOCK

     Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -    share exchanges in which we are the acquiror;

     -    mergers with or into a 90 percent or more owned subsidiary;

     -    mergers in which we do not:

          - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

          -    amend our articles of incorporation; and

          - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

     Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

     We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

     Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

     Our articles of incorporation provide that we will not issue:

     -    common stock which is redeemable at the option of the holder;

     - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

     - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

     -    stock on a deferred payment basis or similar arrangement.

     Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably, as part of a financing arrangement or as part of a stock plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

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     Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

     Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our

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discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

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PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize some provisions of Maryland law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

     CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no

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voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person, (2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third;

     -    one-third or more but less than a majority; or

     -    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

     Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 270,020,000 shares of common stock. This includes:

     -    the 20,000 shares purchased by our advisor;

     and assumes that:

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this initial public offering;

     - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering; and

     - that there is no exercise of options which are expected to be outstanding and exercisable.

     In addition, we have reserved:

     - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

     Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

     -    directly for equity interests in real properties; or

     - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

     All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

     In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities

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exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We will issue in the aggregate options to purchase 9,000 shares of our common stock to our independent directors, at the exercise price of $8.95 per share, when, and if, we have 90,000 shares of common stock issued and outstanding. One-third of the shares will be exercisable upon their grant. An additional 66,000 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

     In the future we may grant "demand" and/or "piggyback" registration rights to:

     - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

     - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

     "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares ONLY at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights

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permit the holder of demand rights to REQUIRE us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

     These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."

     Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation were filed in Maryland, and provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

     Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come

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before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

     Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

     Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

     Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

     - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

     - transfer all or substantially all of our assets other than in the ordinary course of business;

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     -    engage in mergers, consolidations or share exchanges, except in certain circumstances; or

     -    dissolve or liquidate.

     Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

     Our articles of incorporation provide that neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company or the sale of all or substantially all of our assets, and in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

     If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

     In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

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AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting.

DISSOLUTION OR TERMINATION OF THE COMPANY

     As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by September 15, 2008, our board will determine whether to:

     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

     -    commence subsequent offerings after completion of the offering.

     If listing our shares of common stock is not feasible by that time, our board may decide to:

     - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

     -    list our shares of common stock at a future date; or

     - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

     Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

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     -    provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

     - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

     -    not earlier than the ninetieth day prior to the special meeting, and

     -    not later than the close of business on the later of either:

          -    the sixtieth day prior to the special meeting; or

          - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

     A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -    stockholders' voting rights;

     -    our term and existence;

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     -    sponsor or advisor compensation; or

     -    our investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

     -    be based on an evaluation of all relevant information;

     - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     -    assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

     We may not participate in any proposed roll-up which would:

     - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

     - result in the stockholders having greater liability than provided in our articles of incorporation;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

     - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

     - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

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     -    result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

     -    accepting the securities of the roll-up entity offered; or

     -    one of either:

          - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

          - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

     These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

     The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid

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or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

     Our articles of incorporation impose restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

     - SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

     - SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

     - LOANS. We will not make loans to our sponsor, advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     - INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

     - OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to

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ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

     approved by a majority of our independent directors;

     - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

     -    subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

     -    any foreign currency or bullion;

     -    short sales; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

     In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

     (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3)  We will not invest in contracts for the sale of real estate.

     (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We

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          will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

     (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

     (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

     (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

     (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

     (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

     (11) We will not engage in trading, as compared with investment, activities.

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     (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

     Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

     GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

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     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -    that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -    that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

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-    SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

- ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

          75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

          When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

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          25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

          Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

          Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

          We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

          THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

          Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

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     -    Rent from a particular tenant will not qualify if we, or an owner of
          10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

     - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.

     THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from
(i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

     Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief

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provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income
Test.

     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -    is a real estate asset under the 75% Asset Test;

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     -    has been held for at least four years;

     - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss

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from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The

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following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the common shares constitute a "U.S. real property interest" under
Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be

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subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

     The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be

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retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

          - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

          - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

          - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

          - will be sufficiently liquid for the benefit plan after taking this investment into account; and

          - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

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

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

     Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

     The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

     The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

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

     The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

          - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

          - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

          - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

          - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

          - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

          - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

     In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

     - have investment discretion with respect to the investment of such assets; or

     - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

     Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

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

                              PLAN OF DISTRIBUTION

GENERAL

     Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

     The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. If the minimum offering of 200,000 shares is not sold by September 15, 2004, we will cancel this offering and your investment will be returned to you within five business days after cancellation with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005, in states that permit an extension. We reserve the right to terminate this offering at any time.

     Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $679,780,000 in its offering. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. raised approximately $2,156,104,000 in its offering.

     Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $2,000,000 within six months from the date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within six months from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.

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

     The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest bearing account with the power of investment in short term securities issued or guaranteed by the United States Government which can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for.

     The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder in connection with the sale of at least 200,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

     We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

     The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.

     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your

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

funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

     - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

     -    You are purchasing our common stock for your own account; and

     -    You acknowledge that our common stock cannot be readily sold.

     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

     -    you have an apparent understanding of:

          - the fundamental risks and possible financial hazards of this type of investment;

          -    that the shares cannot be readily sold;

          - the role of our advisor in directing or managing your investment in us; and

          -    the tax consequences of your investment; and

     -    you have the financial capability to invest in our common stock.

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

     By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

     The following table shows the compensation payable to our dealer manager.

    TYPE OF COMPENSATION                AMOUNT                ESTIMATED MAXIMUM AMOUNT
                                --------------------------------------------------------
     Selling commissions         7.5% of sale price for
                                      each share                    $ 187,500,000
                                --------------------------------------------------------
Marketing contribution and due    3% of gross offering
    diligence allowance                 proceeds                    $  75,000,000
                                --------------------------------------------------------

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

     - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

     - the purchase of common stock under the distribution reinvestment program.

     - No selling commissions will be paid in connection with the following special sales:

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

     - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                        AMOUNT OF PURCHASER'S INVESTMENT

     AMOUNT OF SELLING                                    MAXIMUM COMMISSION
      VOLUME DISCOUNT         FROM             TO             PER SHARE
     -----------------    ------------    ------------    ------------------
             1%           $    250,010    $    500,000            6%
             2%           $    500,010    $  1,000,000            5%
             3%           $  1,000,010    $  2,500,000            4%
             4%           $  2,500,010    $  5,000,000            3%
             5%           $  5,000,010    $ 10,000,000            2%
             6%           $ 10,000,010       more than            1%
                                          $ 10,000,000

     Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

     Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the

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

investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

     If the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

     DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000,

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

$1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.

     As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

     TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

     SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

     AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

     ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

     In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time

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that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

     - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

     - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

          - pay to us the unpaid portion of the remaining deferred commission obligation; or

          - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

     LEGEND. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

     MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

     We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for

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          securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LNB/Escrow Agent for IWRRET ", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

     An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, and North Carolina. If you would like to place a transfer on death

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

designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

     The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                SALES LITERATURE

     In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

     As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

     Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

     A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

     - issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

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     -    provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

     Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

     As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

     The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.

     We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

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     A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the certificate of ownership.

     At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would then be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be held until the next month, unless withdrawn.

     We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.

     Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.

     Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares and the other conditions of the plan. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the stock certificate for the shares to be repurchased and evidence that no lien or encumbrance is on the shares. Upon receipt of the form, if satisfactory evidence is not provided, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. We use a third party to conduct this UCC search. The repurchase will occur on a prorata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request or we exceed the share limitation, we will purchase only those shares for which we have sufficient funds available or are below the limitation; and we will place the requesting stockholder's request into the next month until funds become available sufficient to complete the transaction or we do not exceed the limitation.

     If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

     There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

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     Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and certificate of ownership, and completion of a UCC search to ensure that no liens are held against the stock or other satisfactory evidence.

     The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

     We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests would be pro rated, depending upon availability of funds.

     Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. The share repurchase plan will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

     See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

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                             REPORTS TO STOCKHOLDERS

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

     -    audited financial statements;

     - the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

     Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

     - the location and a description of the general character of the property acquired during the quarter;

     - the present or proposed use of the property and its suitability and adequacy for that use;

     -    the terms of any material leases affecting the property;

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or

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          encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

     - a statement that title insurance has been or will be obtained on the property acquired.

     - In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

     - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

     - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

     After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

     The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

     See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

     We are not subject to any material pending legal proceedings.

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                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay our advisor and its affiliates certain fees or other compensation for providing services to us.

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
                                                        OFFERING STAGE

Selling commissions payable          We will pay a selling commission of 7.5% of the sale   The actual amount depends upon
to the managing dealer and           price for each share (and reallow 7%), subject to      the amount of shares sold.  We
dealers designated by the            reduction for special sales under the circumstances    will not pay selling
managing dealer referred to          as described in the "Plan of Distribution -            commissions if the minimum
as soliciting dealers.               Compensation - We Will Pay For the Sale of Our         offering is not sold.  If only
Neither the managing dealer,         Shares."                                               the minimum offering is sold
the soliciting dealers, nor                                                                 and there are no special sales,
our officers or  directors           We will permit the managing dealer and its             a total of $150,000 in selling
will be offered to purchase          respective officers and employees and certain of its   commissions will be paid.  A
shares of our stock in order         affiliates to purchase shares net of sales             total of $187,500,000 in
to meet the minimum                  commissions and the marketing contribution and due     selling commissions will be
thresholds.                          diligence expense allowance or for $8.95 per share.    paid if the maximum offering is
                                                                                            sold and there are no special
                                     Also, soliciting dealers and their respective          sales.
                                     officers and employees and certain of their
                                     respective affiliates who request and are
                                     entitled to purchase shares net of selling
                                     commissions may make an initial purchase of
                                     shares net of sales commissions or for $9.30 per
                                     share; however, any subsequent purchases of
                                     shares by any such persons are limited to a
                                     maximum discount of 5%.

    TYPE OF COMPENSATION                                                                            ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
Marketing contribution and due       We will pay an amount equal to 2.5% of the gross       The actual amount depends on
diligence expense allowance          offering proceeds to the managing dealer, all or a     the number of shares. If there
paid to the managing dealer          portion of which may be passed on to soliciting        are no special sales,
and soliciting dealers.              dealers, in lieu of reimbursement of specific          approximately the following
                                     expenses associated with marketing. We may pay an      amounts will be paid for the
                                     additional 0.5% of the gross offering proceeds to      marketing contribution and the
                                     the managing dealer, which may be passed on to the     due diligence expense
                                     soliciting dealers, for due diligence expenses. We     allowance:
                                     will not pay the marketing contribution and due
                                     diligence expense allowance in connection with any     -  $60,000 if we sell the
                                     special sales, except those receiving volume              minimum number of shares;
                                     discounts and those described in "Plan of                 or
                                     Distribution - Volume Discounts."
                                                                                            -  $75,000,000 if we sell the
                                                                                               maximum number of shares.

Other expenses of issuance           We expect to incur the following expenses in           All amounts other than the
and distribution                     connection with this offering:                         Securities and Exchange
                                                                                            Commission registration fee
                                     Securities and Exchange                                and the NASD filing fee are
                                     Commission registration                                estimates. The actual amounts
                                       fee                                 $    217,621     of these expenses cannot be
                                     NASD filing fee                       $     30,500     determined at the present
                                     Printing and mailing                                   time. We estimate the total
                                       expenses                            $  3,500,000     amount of the issuance and
                                     Blue Sky fees and                                      distribution expenses to be
                                       expenses                            $    136,000     approximately $14,684,121.
                                     Legal fees and
                                       expenses                            $    650,000
                                     Accounting fees and
                                       expenses                            $    650,000
                                     Advertising and sales
                                       literature                          $  5,000,000
                                     Due diligence                         $  3,000,000
                                     Data Processing fees                  $    500,000
                                     Bank fees and other
                                         administrative
                                         expenses                          $    200,000

                                     We will reimburse our sponsor for actual costs         Expenses of approximately
                                     incurred in connection with the offering on our        $691,911 have been advanced by
                                     behalf.  However, if the aggregate of all offering     our sponsor through June 30,
                                     expenses, including selling commissions, the           2003 in connection with this
                                     marketing contribution and due diligence expense       offering. We may reimburse for
                                     allowance, exceeds 15% of the gross offering           offering expenses advanced:
                                     proceeds, or if the aggregate of all offering          -  $90,000 if we sell the
                                     expenses, excluding the selling expenses, exceeds         minimum offering based on
                                     5.5% of the gross offering proceeds, our advisor or       the 15% limitation; or
                                     its affiliates will promptly pay the excess and we
                                     will have no liability for these expenses at any       -  $14,684,000 if we sell the
                                     time afterward.                                           maximum offering.

                                                                                            If the offering is not
                                                                                            successful, then our sponsor
                                                                                            will be solely responsible for
                                                                                            the organization and offering
                                                                                            expenses to the extent it has
                                                                                            not been reimbursed.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       ACQUISITION STAGE

Acquisition expenses paid to         We will pay an amount, estimated to be up to 0.5%      We may pay the following
our advisor and its                  of the total of (1) the gross offering proceeds        amounts for the reimbursement
affiliates.                          from the sale of 250,000,000 shares, (2) the gross     of acquisition expenses:
                                     proceeds from the sale of up to 20,000,000 shares
                                     pursuant to the distribution reinvestment              -  no more than $10,000 if the
                                     programs. The acquisition expenses for any                minimum number of shares
                                     particular property will not exceed 6% of the             are sold; or
                                     gross purchase price of the property.
                                                                                            -  no more than $13,450,000 if
                                     However, if we request additional services, the           the maximum number of
                                     compensation will be provided on separate                 shares are sold and all of
                                     agreed-upon terms and the rate will be approved by        the 20,000,000 shares are
                                     a majority of disinterested directors, including a        sold pursuant to the
                                     majority of the disinterested independent                 distribution reinvestment
                                     directors, as fair and reasonable for us.                 program.

                                                                                            However, the actual amounts
                                                                                            cannot be determined at the
                                                                                            present time.

Interest expenses paid to our        We may borrow money from our advisor and its           The actual amounts are
advisor and its affiliates and       affiliates in order to acquire properties. In such     dependent on actual
Inland Mortgage Corporation in       instances, we will pay our advisor and its             borrowings. Therefore, these
connection with loans.               affiliates customary interest payments.                amounts cannot be determined
                                                                                            at the present time.

                                                                                                ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                        DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Property management fee paid         We will pay a monthly fee of 4.5% of the gross         The actual amounts are
to our property manager,             income from the properties. We will also pay a         dependent upon results of
Inland Western Management            monthly fee for any extra services equal to no         operations and, therefore,
Corp. We will pay the fee for        more than 90% of that which would be payable to an     cannot be determined at the
services in connection with          unrelated party providing the services. The            present time. If we acquire
the rental, leasing, operation       property manager may subcontract its and/or our        the businesses of our advisor
and management of the                property manager, duties for a fee that may be
properties.                          less than the property management fees the fee
                                     provided for in the management will cease.
                                     services agreements.

Advisor asset management fee.        We will pay our advisor an asset management fee        The actual amounts are
We will pay the fee for              after our stockholders have first received a 6%        dependent upon results of
services in connection with          annual return.                                         operations and, therefore,
our day-to-day operations,                                                                  cannot be determined at the
including making strategic                                                                  present time.
decisions, performing
day-to-day operations that
include accounting,

investment advisory services,
risk management services and
tax reduction services and
providing other services as
our board deems appropriate.

                                                                                                    ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                            DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Reimbursable expenses to our         We will reimburse some expenses of the advisor.        The actual amounts are
advisor. These may include           The compensation and reimbursements to our advisor     dependent upon results of
costs of goods and services,         will be approved by a majority of our directors        operations and, therefore,
administrative services and          and a majority of our independent directors as         cannot be determined at the
non-supervisory services             fair and reasonable for us.                            present time.
performed directly for us by
independent parties.

We will reimburse some               Inland Risk and Insurance Management Services          The actual amounts are
expenses of the Inland Risk          charges us $50 per hour for assistance in              dependent upon results of
and Insurance Management             obtaining insurance coverage. Any commissions they     operations and, therefore,
Services for insurance               receive are credited against this hourly rate. We      cannot be determined at the
coverage.                            believe this hourly rate is approximately 90% of       present time.
                                     the rate charged by unaffiliated third parties.
                                     The compensation to this company will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

We will compensate the Inland        Inland Mortgage Servicing Corporation charges us       The actual amounts are
Mortgage Servicing Corporation       .03% per year on the first billion dollars of          dependent upon results of
and Inland Mortgage Investment       mortgages serviced and .01% thereafter. Inland         operations and, therefore,
Corporation for purchase, sale       Mortgage Investment Corporation charges us .02% of     cannot be determined at the
and servicing of mortgages.          the principal amount of each loan placed. The          present time.
                                     compensation to these companies will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      LIQUIDATION STAGE

Property disposition fee             We may pay a property disposition fee to our           The actual amounts to be
payable to our advisor's             advisor and its affiliates if we sell any of our       received depend upon the sale
affiliates, Inland Real              real property in an amount equal to the lesser of:     price of our properties and,
Estate Sales, Inc. and Inland                                                               therefore, cannot be
Partnership Property Sales           3. 3% of the contract sales price of the property;     determined at the present
Corp.                                   or                                                  time. If we acquire the
                                                                                            advisor, the property
                                                                                            disposition fee will

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       LIQUIDATION STAGE

                                     4. 50% of the customary commission which would be      cease.
                                        paid to a third party broker for the sale of a
                                        comparable property.

                                     The amount paid, when added to the sums paid to
                                     unaffiliated parties, will not exceed either the
                                     customary commission or an amount equal to 6% of
                                     the contracted for sales price. Payment of such
                                     fees will be made only if the advisor provides a
                                     substantial service in connection with the sale of
                                     the property. See "Management -- Our Advisory
                                     Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

       TYPE OF COMPENSATION                                                                          ESTIMATED MAXIMUM
          AND RECIPIENT                             METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Advisor asset management fee         We pay an annual advisor asset management fee of       The actual amounts to be
payable to our advisor.              not more than 1% of our average assets. Our            received depend upon the sale
                                     average assets means the average of the total book     price of our properties and,
                                     value of our real estate assets plus the total         therefore, cannot be
                                     value of our loans receivables secured by real         determined at the present
                                     estate, before reserves for depreciation or bad        time. If we acquire the
                                     debts or other similar non-cash reserves. We will      advisor, the property
                                     compute our average assets by taking the average       disposition fee will cease.
                                     of these values at the end of each month during
                                     the quarter for which we are calculating the fee.
                                     The fee is payable quarterly in an amount equal
                                     to 1/4 of 1% of average assets as of the last day of
                                     the immediately preceding quarter. For any year in
                                     which we qualify as a REIT, our advisor must
                                     reimburse us for the following amounts if any:

                                     (3) the amounts by which our total operating
                                         expenses, the sum of the advisor asset
                                         management fee plus other operating expenses,
                                         paid during the previous fiscal year exceed
                                         the greater of:

                                     -   2% of our average assets for that fiscal year,
                                         or

                                     -   25% of our net income for that fiscal year.

                                     (4) an amount, which will not exceed the advisor
                                         asset management fee for that year, equal to
                                         any difference between the

                                         total amount of distributions to stockholders
                                         for that year and the 6% annual return on the
                                         net investment of stockholders.

                                     Items such as organization and offering expenses,
                                     property expenses, interest payments, taxes,
                                     non-cash expenditures, the incentive advisory fee
                                     and acquisition expenses are excluded from the
                                     definition of total operating expenses.

                                     See "Management -- Our Advisory Agreement" for an
                                     explanation of circumstances where the excess
                                     amount specified in clause (1) may not need to be
                                     reimbursed.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -----------------------------------
                                                      LIQUIDATION STAGE

Incentive advisory fee               We will pay to the advisor an amount equal to 15%      The actual amounts to be
payable to our advisor.              of the net proceeds from the sale of a property        received depend upon the sale
                                     after the stockholders have first received:            price of our properties and,
                                                                                            therefore, cannot be
                                     (1) a cumulative non-compounded return equal to        determined at the present
                                         10% a year on their net investment; and            time. If we acquire or
                                                                                            consolidate with the business
                                     (2) their net investment.                              conducted by our advisor, the
                                                                                            incentive advisory fee will
                                                                                            terminate.

                                  LEGAL MATTERS

     Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our advisor.

     Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

     The balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, and the historical summary of gross income and direct operating expenses of Peoria Station for the year ended December 31, 2002, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                       AND

                              FINANCIAL STATEMENTS

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)   Report of Independent Registered Public Accounting Firm                          F-1

     (b)   Balance Sheet at June 30, 2003                                                   F-2

     (c)   Notes to Balance Sheet at June 30, 2003                                          F-3

2.   PEORIA STATION:

     (a)   Independent Auditors' Report                                                     F-8

     (b)   Historical Summary of Gross Income and Direct Operating Expenses for the
           year ended December 31, 2002 and six months ended June 30, 2003
           (unaudited)                                                                      F-9

     (c)   Notes to the Historical Summary of Gross Income and Direct
           Operating Expenses for the year ended December 31, 2002 and
           six months ended June 30, 2003 (unaudited)                                       F-10

                               Report of Independent
                         Registered Public Accounting Firm

Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying balance sheet of Inland Western Retail Real Estate Trust, Inc. (the "Company") as of June 30, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
August 15, 2003

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                  BALANCE SHEET
                                  June 30, 2003

                                     ASSETS

Cash                                                                $    200,000
Deferred offering costs                                                  684,411
                                                                    ------------

Total assets                                                        $    884,411
                                                                    ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accrued offering expenses                                           $    691,911

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value,
  10,000,000 shares authorized, none
  outstanding                                                                  -
Common stock, $.001 par value,
  350,000,000 shares authorized, 20,000
  shares issued and outstanding                                               20
Additional paid in capital                                               202,230
Retained earnings deficit                                                 (9,750)
                                                                    ------------

Total stockholders' equity                                               192,500
                                                                    ------------

Total liabilities and stockholders' equity                          $    884,411
                                                                    ============

                    See accompanying notes to balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET

                                  June 30, 2003

(1)  Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 250,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, monthly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2003, the Company had incurred $691,911 of offering and organization costs, all of which was advanced by the Advisor. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

     Offering stage:

           Selling commissions            7.5% of the sale price for each share

           Marketing contribution         3.0% of the gross offering proceeds
           and due diligence
           allowance

           Reimbursable expenses          We will reimburse our sponsor for
           and other expenses of          actual costs incurred, on our behalf,
           issuance                       in connection with the offering.

      Acquisition stage:

           Acquisition expenses           We will reimburse an affiliate of our
                                          Advisor for costs incurred, on our
                                          behalf, in connection with the
                                          acquisition of properties

      Operational stage:

           Property management fee        4.5% of the gross income from the
           THIS FEE TERMINATES UPON A     properties. (cannot exceed 90% of the
           BUSINESS COMBINATION WITH THE  fee which would be payable to an
           PROPERTY MANAGEMENT COMPANY.   unrelated third party)

           Loan servicing fee             .08% of the total principal amount of
                                          the loans being serviced for each full
                                          year, up to the first $100 million and
                                          a lesser percentage on a sliding scale
                                          thereafter

           Reimbursable expenses          The compensation and reimbursements to
           relating to administrative     our advisor and its affiliates will be
           services                       approved by a majority of our
                                          directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

     Liquidation stage:

           Property disposition fee       Lesser of 3% of sales price or 50% of
           THIS FEE TERMINATES UPON       customary the commission which would
           A BUSINESS COMBINATION         be paid to a third party
           WITH THE ADVISOR

Subordinated payments:

     Operational stage:

           Advisor asset management fee   Not more than 1% per annum of our
           THIS FEE TERMINATES UPON A     average assets;  Subordinated to a
           BUSINESS COMBINATION WITH      non-cumulative, non-compounded return,
           THE ADVISOR                    equal to 6% per annum

     Liquidation stage:

           Incentive advisory fee         After the stockholders have first
           THIS FEE TERMINATES UPON A     received a 10% cumulative,
           BUSINESS COMBINATION WITH      non-compounded return and a return on
           THE ADVISOR                    their net investment, an incentive
                                          advisory fee equal to 15% on net
                                          proceeds  from the sale of a property
                                          will be paid to the Advisor.

(3)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2003, we have issued 3,000 options to acquire shares to each of our Independent Directors, for a total of 9,000 options, of which none have been exercised or expired.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $2,250 as expense for the 3,000 options (1,000 options per director) vesting upon the date of grant and will record the remaining $3,150 in expense ratably over the two-year vesting period.

The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

The Company has rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. The Company expects to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

(4)  New Accounting Pronouncement

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                      Independent Auditors' Report


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Station ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Station for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP


Chicago, Illinois
March 10, 2003

                                 PEORIA STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

                                                            December 31,           June 30,
                                                               2002            2003 (unaudited)
                                                         ------------------   ------------------
Gross income:
  Base rental income                                     $        1,524,218              779,009
  Operating expense and real estate tax recoveries                  479,053              229,566
                                                         ------------------   ------------------

Total gross income                                                2,003,271            1,008,575
                                                         ------------------   ------------------

Direct operating expenses:
  Operating expenses                                                130,419               59,264
  Real estate taxes                                                 322,362              155,379
  Insurance                                                          26,179               14,923
                                                         ------------------   ------------------

Total direct operating expenses                                     478,960              229,566
                                                         ------------------   ------------------

Excess of gross income over direct operating expenses    $        1,524,310              779,009
                                                         ==================   ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

(1)  Business

Peoria Station (the "Property") is located in Phoenix, Arizona. The Property consists of 140,019 square feet of gross leasable area and was 100% occupied at December 31, 2002. Three tenants account for 66% of base rental revenue. Inland Real Estate Acquisitions, Inc., on behalf of Inland Western Retail Real Estate Trust, Inc. ("IWRRETI"), has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

(2)  Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2003.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. None of the existing leases include any contingent rentals.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $335,653 for the year ended December 31, 2002.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to thirty-one years, in effect at December 31, 2002, are as follows:

                      Year                        Total
                 ---------------             --------------
                      2003                   $    1,563,237
                      2004                        1,765,821
                      2005                        1,611,422
                      2006                        1,513,498
                      2007                        1,331,269
                   Thereafter                    14,420,530
                                             --------------

                     Total                   $   22,205,777
                                             ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                   APPENDIX A

                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

           Table I         Experience in Raising and Investing Funds (unaudited)

           Table II        Compensation to IREIC and Affiliates (unaudited)

           Table III       Operating Results of Prior Programs (unaudited)

           Table IV        Results of Completed Programs (unaudited)

           Table V         Sales or Disposals of Properties (unaudited)

           Table VI        Acquisition of Properties by Programs* (unaudited)

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. and Inland Real Estate Corporation are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2002. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since no offering closed in the three years prior to December 31, 2002, Table I is not included.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2002 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                                                                   Inland's            Inland
                                                         Inland Retail         Inland Real          Monthly            Monthly
                                                          Real Estate            Estate             Income             Income
                                                           Trust, Inc.         Corporation         Fund, L.P.       Fund II, L. P.
                                                      ----------------------------------------------------------------------------
Date offering commenced                                      02/11/99           10/14/94            08/03/87            08/04/88
Dollar amount raised                                  $     1,217,656            673,860              30,000              25,324
                                                      ==========================================================================
Total amounts paid to general partner or affiliates
   from proceeds of offerings:
   Selling commissions and underwriting fees                  105,809(C)          49,869(C)              273(B)              423(B)
   Other offering expenses (D)                                  5,786              2,350                 116                 230
   Acquisition cost and expense                                   844                925               2,550(E)            1,706(E)
                                                      ==========================================================================
Dollar amount of cash available from
   operations before deducting payments to
   general partner or affiliates (F)                           78,357            201,947               4,867               4,286
                                                      ==========================================================================

Amounts paid to general partner or affiliates
   related to operations: (J)
   Property management fees (G)                                 7,403              3,045                  69                  55
   Advisor asset management fee                                 5,413              2,414                   0                   0
   Accounting services                                            578                 77                  50                  48
   Data processing service                                        229                 43                  27                  27
   Legal services                                                  94                 54                  14                  11
   Mortgage servicing fees                                        253                 50                   0                   0
   Mortgage interest expense                                        0                 27                   0                   0
   Acquisition costs expensed                                      33                138                   0                   0
   Other administrative services                                  849                138                  70                  44
   Property upgrades                                                0                  0                   0                   0
Dollar amount of property sales and
   refinancings before payments to general
   partner and affiliates (H):
   Cash                                                             0              1,314               4,964                   0
   Notes                                                            0                  0                   0                   0
Dollar amounts paid or payable to general
   partner or affiliates from sales and
   refinancings (I):
   Sales commissions                                                0                  0                   0                   0
   Participation in cash distributions                              0                  0                   0                   0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2002 and the figures relating to cash available from operations are for the three years ending December 31, 2002. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2002. The operating results consist of:

       -  The components of taxable income (loss);
       -  Taxable income or loss from operations and property sales;
       - Cash available and source, before and after cash distributions to investors; and
       -  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IREC is included in Table III.

       -  Inland Retail Real Estate Trust, Inc. - currently offering shares
       -  Inland's Monthly Income Fund, L.P. - offering terminated in 1988
       -  Inland Monthly Income Fund II, L.P. - offering terminated in 1990
       -  Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
       -  Inland Mortgage Investors Fund-II, L.P. - offering terminated in 1988
       -  Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)
                         INLAND REAL ESTATE CORPORATION

                                           2002       2001       2000       1999        1998       1997       1996       1995
                                        --------------------------------------------------------------------------------------
Gross revenues                          $ 156,358    155,048    150,892    123,788     73,302     29,422      6,328      1,180
Profit on sale of properties                1,546        467          0          0          0          0          0          0
Less:
  Merger consideration costs (D)                0          0     68,775          0          0          0          0          0
  Operating expenses                       48,967     47,477     47,727     40,303     21,017      8,863      1,873        327
  Interest expense                         34,428     34,797     33,682     25,654     13,422      5,655        597        164
  Program expenses                          5,805      5,367      6,493      7,298      3,114      1,576        449         22
  Depreciation & amortization              29,428     27,208     26,219     20,361     11,663      4,681        957        170
                                        --------------------------------------------------------------------------------------

Net income (loss)-GAAP basis            $  39,276     40,666    (32,004)    30,172     24,086      8,647      2,452        497
                                        ======================================================================================
Taxable income (loss) (A):                      0          0          0          0          0          0          0          0
                                        ======================================================================================

Cash available (deficiency) from
  operations (B)                           69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
Cash available from sales (C)               8,175      2,364          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Total cash available before
  distributions and special items          77,626     76,426     58,434     53,636     40,142     15,857      5,530        978

Less distributions to investors:
  From operations                          61,913     62,367     54,368     48,773     33,454     11,899      3,286        607
  From sales and refinancings                   0        467          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  before special items                     15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
Special items:                                  0          0          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  and special items                     $  15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
                                        ======================================================================================

Tax data per $1,000 invested (A):               0          0          0          0          0          0          0          0
Distribution data per $1,000 invested:
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                          94         93         90         89         88         86         82         78
  Source (on cash basis):
    Sales                                       0          0          0          0          0          0          0          0
    Operations (E)                             94         93         90         89         88         86         82         78
Percent of properties remaining
  unsold(F)                                100.00%
                                        =========

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                          Inland Real Estate Corporation
                                                                 (000's omitted)
                                2002        2001       2000       1999       1998      1997        1996       1995
                             --------------------------------------------------------------------------------------
Net cash provided by
   operating activities per
   the Form 10-K annual
   report or 10-Q quarterly
   report                    $  69,500     74,091     58,505     53,724     40,216     15,924      5,530        978
Principal payments on
   long-term debt                  (49)       (29)       (71)       (88)       (74)       (67)         -          -
                             --------------------------------------------------------------------------------------
                             $  69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
                             ======================================================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(E) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                         2002      2001      2000      1999      1998      1997      1996      1995
                      ------------------------------------------------------------------------------
% of Distribution
  representing:
  Ordinary income        69.52     78.33     76.37     73.67     76.22     74.19     83.50     94.24
  Return of Capital      30.48     21.67     23.63     26.33     23.78     25.81     16.50      5.76
                      ------------------------------------------------------------------------------

                        100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). Sales proceeds from the sale of three properties were used to acquire new properties.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2002 have sold their properties and either hold notes with respect to such sales or have liquidated. Three programs with investment objectives similar to ours have disposed of all of their properties during the five years ended prior to December 31, 2002.

                                                         INLAND MORTGAGE          INLAND MORTGAGE            INLAND MORTGAGE
PROGRAM NAME                                           INVESTORS FUND, L.P.   INVESTORS FUND L.P.- II   INVESTORS FUND III, L.P.
Dollar amount raised                                           10,065                 9,388                      2,837
Number of properties/loans purchased                               15                    13                          7
Date of closing of offering                                     02/87                 08/88                      01/91
Date of first sale of property                                  12/88                 09/89                      06/93
Date of final sale of property                                  03/99                 12/98                      10/98
Tax and distribution data per
  $1,000 invested (A):
   Federal income tax results:
     Ordinary income (loss):
       Operations                                                 547                   633                        419
       Recapture                                                    0                     0                          0
       Capital Gain                                                30                     0                          0
     Deferred Gain:
       Capital                                                      0                     0                          0
       Ordinary                                                     0                     0                          0
     Cash distributions to investors (cash basis):
     Source (on GAAP basis)
       Investment income                                          624                   631                        421
       Return of capital                                          745                   809                        827
     Source (on cash basis)
       Sales                                                      745                   809                        827
       Operations                                                 624                   631                        421


(A) Data per $1,000 invested is presented as of December 31, 2002. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2002. Since January 1, 2000, programs sponsored by affiliates of our advisor had five sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
     -    Cash invested in properties;
     -    Cash flow (deficiency) generated by the property;
     -    Taxable gain (ordinary and total); and
     -    Terms of notes received at sale.

The entities listed in Table V are Inland's Monthly Income Fund, L.P. and IREC.

     -    Inland Real Estate Corporation - offering terminated in 1999.

                      SALES OR DISPOSALS OF PROPERTIES (A)

                                 (000'S OMITTED)

                                                                      Cash            Selling       Mortgage      Secured
                                                                    Received,       Commissions        at          Notes
                                              Date      Date of   net of Closing  Paid or Payable    Time of     Received
                                            Acquired      Sale       Costs(B)        to Inland        Sale        at Sale
-------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza        10/19/87   07/19/00        3,249             69               0         0
Monthly Income Fund I - Rantoul Walmart      08/05/88   11/17/00        1,715             83             985         0
IREC - Lincoln Park Place                    01/24/97   04/17/01        1,314              0           1,050         0
IREC - Antioch Plaza                            12/95   03/28/02          943              0             875         0
IREC - Shorecrest Plaza                         07/97   06/12/02        3,107              0           2,989         0

                                                Adjust
                                              Resulting                             Partnership
                                                 from          Net      Original      Capital
                                             Application     Selling    Mortgage     Invested
                                               of GAAP        Price     Financing       (C)       Total
-------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             0            3,180           0        1,967     1,967
Monthly Income Fund I - Rantoul Walmart           0            2,617           0        2,656     2,656
IREC - Lincoln Park Place                         0            2,364           0        1,897     1,897
IREC - Antioch Plaza                              0            1,818         875          753     1,628
IREC - Shorecrest Plaza                           0            6,085       2,978        2,947     5,925

                                        Excess (deficiency) of       Amount of
                                        property operating cash  subsidies included  Total Taxable
                                          receipts over cash     in operating cash     Gain (loss)     Ordinary Income    Capital
                                           expenditures (D)           receipts          from Sale         from Sale     Gain (loss)
-----------------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             1,092                  0                374                 0                374
Monthly Income Fund I - Rantoul Walmart           2,534                  0                787                 0                787
IREC - Lincoln Park Place                           218                  0                467                 0                467
IREC - Antioch Plaza                                130                  0                  0(E)              0                  0
IREC - Shorecrest Plaza                           1,556                  0                  0(E)              0                  0

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2002. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                                   APPENDIX B

                           DIVIDEND REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

     Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated September 15, 2003 (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

     i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated September 15, 2003 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

     v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                           INSTRUCTIONS TO SUBSCRIBERS

[LOGO]

               Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares ($3,000).
               Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares
               ($3,000) for IRA accounts; Minnesota requires 200 shares ($2,000) for IRA and qualified accounts).
               Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A
               COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR EACH INITIAL AND
               ADDITIONAL INVESTMENT.

Item (1)b      Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission
               Option" section of the Prospectus, as supplemented to date.

Item (1)c      Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. If you have questions, please call 800-826-8228.

               FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

Item (2)a      Check the appropriate box to indicate the type of entity that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under
               Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership -- check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.

Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

Item (2)c      The custodian must complete this box by entering its custodian
               Tax ID number (for tax purposes), custodial account number and its telephone number.

                           C - SUBSCRIBER INFORMATION

Item (3) For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter FBO the name of the subscriber.

Item (4) Enter mailing address, city, state, and zip code of the subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2) b.

Item (5) Enter the residence address if different than the mailing address in Item (4). For custodial ownership accounts, enter the residence address of the subscriber.

Item (6)       Enter home telephone, business telephone and email address.

Item (7) Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.

Item (8) Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9) Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

Item (10)      Check this box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                            D - DISTRIBUTION OPTIONS

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.

Item (11)a     Check if you desire distributions to be mailed to address of record in Section C, Item (4) above.

Item (11)b     Check if you desire to participate in Distribution Reinvestment
               Program.

Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS.

Item (12)a     Check if you desire distributions to be mailed to custodian.

Item (12)b     Check if you desire to participate in Distribution Reinvestment
               Program.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED by the
               subscriber(s), and if applicable, the trustee or custodian.

                   F - BROKER/DEALER REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home office address, and B/D Client
               Account number. By executing the Subscription Agreement/Signature
               Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
               Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.

Item (14)a     Check the box to indicate whether the broker/dealer agrees to the
               Deferred Commission Option if the subscriber has elected the deferred Commission Option; the broker/dealer must sign to acknowledge that agreement.

Item (14)b     Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. NO
               SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523. Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

                          SPECIAL SUITABILITY STANDARDS

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES.

IF THE SUBSCRIBER IS A RESIDENT OF MAINE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $200,000; OR (ii) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $50,000.

IF THE SUBSCRIBER IS A RESIDENT OF ARIZONA, CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, MISSOURI, OREGON OR TENNESSEE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

IN ADDITION, IF THE SUBSCRIBER IS A RESIDENT OF KANSAS, OHIO OR PENNSYLVANIA, THE INVESTMENT MAY NOT EXCEED 10% OF THE INVESTOR'S LIQUID NET WORTH.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "INLAND" REFERS TO INLAND REAL ESTATE GROUP, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                                  ACH LANGUAGE

I (WE) HEREBY AUTHORIZE INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. ("COMPANY") TO DEPOSIT DISTRIBUTIONS FROM MY (OUR) INTEREST IN STOCK OF THE COMPANY INTO THE ACCOUNT LISTED IN SECTION D OF SUBSCRIPTION AGREEMENT AT THE FINANCIAL INSTITUTION INDICATED IN SECTION D OF SUBSCRIPTION AGREEMENT. I FURTHER AUTHORIZE THE COMPANY TO DEBIT MY ACCOUNT NOTED IN SECTION D OF SUBSCRIPTION AGREEMENT IN THE EVENT THAT THE COMPANY ERRONEOUSLY DEPOSITS ADDITIONAL FUNDS TO WHICH I AM NOT ENTITLED, PROVIDED THAT SUCH DEBIT SHALL NOT EXCEED THE ORIGINAL AMOUNT OF THE ERRONEOUS DEPOSIT. IN THE EVENT THAT I WITHDRAW FUNDS ERRONEOUSLY DEPOSITED INTO MY ACCOUNT BEFORE THE COMPANY REVERSES SUCH DEPOSIT, I AGREE THAT THE COMPANY HAS THE RIGHT TO RETAIN ANY FUTURE DISTRIBUTIONS THAT I AM ENTITLED UNTIL THE ERRONEOUSLY DEPOSITED AMOUNTS ARE RECOVERED BY THE COMPANY.

THIS AUTHORIZATION IS TO REMAIN IN FULL FORCE AND EFFECT UNTIL THE COMPANY HAS RECEIVED WRITTEN NOTICE FROM ME OF THE TERMINATION OF THIS AUTHORIZATION IN TIME TO ALLOW REASONABLE OPPORTUNITY TO ACT ON IT, OR UNTIL THE COMPANY HAS SENT ME WRITTEN NOTICE OF TERMINATION OF THIS AUTHORIZATION.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
         2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 ~ 800.826.8228 SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED ______________

[LOGO]

         PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE
                      TERMS AND CONDITIONS BEFORE SIGNING.
               SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $_________________ for the purchase of ________________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
       THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement is required for each initial and additional investment.

(1)b   / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed on the following page)

(1)c   / / REGISTERED REPRESENTATIVE NAV PURCHASE

                                B - TYPE OF OWNERSHIP

                              NON-CUSTODIAL OWNERSHIP
                 MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a   / / INDIVIDUAL OWNERSHIP - one signature required
       / / TOD (FILL OUT TOD FORM TO EFFECT DESIGNATION)
       / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign / / COMMUNITY PROPERTY - all parties must sign
       / / TENANTS IN COMMON - all parties must sign
       / / TENANTS BY THE ENTIRETY - all parties must sign
       / / CORPORATE OWNERSHIP - authorized signature required
       / / PARTNERSHIP OWNERSHIP - authorized signature required
       / / LLC OWNERSHIP - authorized signature required
       / / UNIFORM GIFTS TO MINORS ACT - custodian signature required

           STATE OF ________________ A CUSTODIAN FOR______________________
       / / PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / TRUST - trustee or grantor signature(s) required

           / / TAXABLE  / / GRANTOR A OR B   DATE TRUST ESTABLISHED ______

           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / ESTATE - personal representative signature required

       / / OTHER (SPECIFY) ______________________________________________

                                 CUSTODIAL OWNERSHIP

       MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN
(2)a   / / TRADITIONAL IRA - custodian signature required
       / / ROTH IRA - custodian signature required
       / / KEOGH - trustee signature required
       / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.) - trustee signature required
       / / PENSION OR PROFIT SHARING PLAN - custodian signature required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________

       / / OTHER (SPECIFY) _______________________________________________
(2)b
       ___________________________________________________________________
           NAME OF CUSTODIAN OR TRUSTEE

       ___________________________________________________________________
           MAILING ADDRESS

       ___________________________________________________________________
           CITY, STATE, ZIP

(2)c   CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

       CUSTODIAN TAX ID #       -

       CUSTODIAL ACCOUNT #

       CUSTODIAN TELEPHONE         -           -

                           C - SUBSCRIBER INFORMATION

(3)    SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
       CO-SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
(4)    MAILING ADDRESS

       CITY, STATE & ZIP CODE

(5)    RESIDENCE ADDRESS
       (if different from above)

       CITY, STATE & ZIP CODE

(6)    HOME TELEPHONE              -    -       BUSINESS TELEPHONE    -       -

       EMAIL ADDRESS

(7)    BIRTH DATE/DATE            /    /  MM/DD/YYYY
       OF INCORPORATION

       CO-SUBSCRIBER BIRTH        /    /  MM/DD/YYYY
       DATE

(8)    SOCIAL SECURITY #           -    -

       CO-SUBSCRIBER SOCIAL        -    -
       SECURITY #

       TAX ID #                        -

(9)    PLEASE INDICATE CITIZENSHIP STATUS
       / / U.S. CITIZEN     / / RESIDENT ALIEN     / / NON-RESIDENT ALIEN

(10)   / / EMPLOYEE OR AFFILIATE

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a  / / MAIL TO ADDRESS OF RECORD

(11)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

(11)c  / / DISTRIBUTIONS DIRECTED TO:
           / / VIA MAIL COMPLETE INFORMATION BELOW.
           / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH
               language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK
           / / CHECKING    / / SAVINGS

       ___________________________________________________________________
           NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL
       ___________________________________________________________________
           MAILING ADDRESS
       ___________________________________________________________________
           CITY, STATE, ZIP


       BANK ABA # (FOR ACH ONLY)              ACCOUNT NUMBER-MUST BE FILLED IN
       MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a  / / MAIL TO CUSTODIAL ACCOUNT

(12)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
       The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
       (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Does not apply to Minnesota residents.)
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.
       (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
       (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents)
       (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

X
---------------------------------             ----------------------------------
SIGNATURE -- REGISTERED OWNER                 DATE

X                                             X
---------------------------------             ----------------------------------
SIGNATURE -- CO-OWNER (IF APPLICABLE)         AUTHORIZED SIGNATURE (CUSTODIAN OR
                                              TRUSTEE IF APPLICABLE)

   A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
             AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

       NAME OF REGISTERED
       REPRESENTATIVE
       / / Mr.   / / Mrs.   / / Ms.

       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       BROKER/DEALER
       NAME

       HOME OFFICE
       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       B/D CLIENT
       ACCOUNT NUMBER                #

       B/D REP ID NUMBER             #

                   -           -
       REGISTERED REPRESENTATIVE'S TELEPHONE
       HAVE YOU CHANGED BROKER/DEALERS?  / / YES    / / NO

       ----------------------------------------------------------
       REGISTERED REPRESENTATIVE'S E-MAIL

       X
       ----------------------------------------------------------
       SIGNATURE--REGISTERED REPRESENTATIVE

       X
       ----------------------------------------------------------
       SIGNATURE--BROKER/DEALER (IF APPLICABLE)

(14)a  / / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:
                                                                         ------

(14)b  / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                   APPENDIX D

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)
                THIS FORM IS NOT VALID FOR TRUST OR IRA ACCOUNTS.

                                                       Please mail this form to:
                          Inland Securities Corporation, Attn: Investor Services
Use this form to designate                     2901 Butterfield Road, Oak Brook,
a T.O.D. beneficiary (ies)                                        Illinois 60523
                                                                    800.826.8228


                            A - INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

       ______________________________________________________________________

       ______________________________________________________________________

2.     Social Security number(s) of registered owner(s):
             -      -                     -      -

3.     Daytime phone number:
             -      -

4.     State of Residence:

       ______________________________________________________________________
       Not accepted from residents of Louisiana, New York or North Carolina

                        B - TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. Additional beneficiaries may be listed on a separate page.

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

                                  C - SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X                                                 X
 ------------------  ------------                 -------------------  ---------
 Signature                   Date                 Signature                 Date

                          TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Western Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
-  Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
   (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where (1) shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
-  A minor may not be named as a beneficiary.
- A T.O.D. designation will not be accepted from residents of Louisiana, New York or North Carolina.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.
- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                                   APPENDIX E1

                               LETTER OF DIRECTION

_________________, 2003


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Registered Investment Advisory Fees
     Account No. ______________ ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

     (1)  $________________; OR

     (2) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION

__________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Revocation of Instruction
     Account No. _________ ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

                                      E2-1

                                   APPENDIX F

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

          - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

          - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

          - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

          - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

          - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

          -    If we suspect fraud.

          - To protect the security of our records, Web site and telephone customer service center.

          -    Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

          - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

          - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

          - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

          - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than selling commissions) incurred by us while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.

                                                                 Initial Offering     Second Offering
                                                                 ----------------     ---------------
           Securities and Exchange Commission Registration Fee   $        228,621     $       340,823
           NASD Filing Fee                                       $         31,435     $             -
           Printing and Mailing Expenses                         $        522,749     $             -
           Blue Sky Fees and Expenses                            $        519,779     $             -
           Legal Fees and Expenses                               $        548,878     $       111,158
           Accounting Fees and Expenses                          $        229,183     $       103,593
           Advertising and Sales Literature                      $      4,897,657     $         6,198
           Due Diligence                                         $        344,067     $             -
           Transfer agent fees                                   $        161,909     $             -
           Data processing fees                                  $         67,098     $             -
           Bank fees and other administrative expenses           $        432,883     $             -
                                                                 ----------------     ---------------
             Total                                               $      8,020,259     $       561,772*

* As December 31, 2004

ITEM 32.  SALES TO SPECIAL PARTIES.

     Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     As of March 14, 2005, we have sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

     Options to purchase an aggregate of 15,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the five independent directors plus options for 500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XV of our articles of incorporation provides as follows:

SECTION 3.     INDEMNIFICATION

     (a) Subject to paragraphs (b), (c) and (d) of this Section 3, we shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

     (b) As long as we qualify as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our Net Assets and not from the Stockholders.

     (c) As long as we qualify as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of ours or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of ours were offered or sold as to indemnification for violations of securities laws.

     (d) We may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as we qualify as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     (e) We shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. We shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

     Our article of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

     We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS.

    The following financial statements were previously filed as part of the registration statement in the prospectus and are incorporated herein by reference:

     1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Balance Sheet at June 30, 2003 (audited)

     (c)  Notes to Balance Sheet at June 30, 2003 (audited)


2.   PEORIA STATION:

      (a)  Independent Auditors' Report

      (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)

      (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)

     The following financial statements are included as part of Post Effective Amendment No. 2 and are incorporated herein by reference:

     1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Pro Forma Balance Sheet at September 30, 2003 (unaudited)

     (b)  Notes to Pro Forma Balance Sheet at September 30, 2003 (unaudited)

     (c) Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

     (d) Notes to Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

     (e) Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

     (f) Notes to Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

2.   SHOPS AT PARK PLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

3.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 3 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)

     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (f)  Notes to Consolidated Financial Statements (audited)

     (g)  Real Estate and Accumulated Depreciation (Schedule III)

     (h)  Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

     (i) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

     (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

     (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 3 and are incorporated herein by reference:

2.   DARIEN TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

     (c)  Notes to the Historical Summary of Gross Income and Direct Operating
          Expenses for the year ended December   31, 2002

     (d) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

3.   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

4.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

5.   SHOPS AT PARK PLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

6.   SHAW'S SUPERMARKET (NEW BRITAIN):

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

7.   HICKORY RIDGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

8.   CORWEST PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

9.   METRO SQUARE CENTER (SUPERVALUE) :

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

10.  LARKSPUR LANDING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

11.  NORTH RANCH PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  LA PLAZA DEL NORTE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

13.  MACARTHUR CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

14.  PROMENADE AT RED CLIFF:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

15.  PEORIA CROSSINGS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

16.  DORMAN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

17.  HERITAGE TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 4 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at March 31, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

     (c) Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

     (e)  Notes to Consolidated Financial Statements (unaudited).

2.   PARADISE VALLEY MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

3.   BEST ON THE BOULEVARD:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

4.   BLUEBONNET PARC:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

5.   NORTH RIVERS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

6.   ARVADA MARKETPLACE AND CONNECTION:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

7.   EASTWOOD TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

8.   WATAUGA PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended
          March 31, 2004 (unaudited)

9.   NORTHPOINTE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

10.  PLAZA SANTA FE II:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended
          March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

11.  PINE RIDGE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  HUEBNER OAKS CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

13.  ALISON'S CORNER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 5 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three and six months ended June 30, 2004 (unaudited), for the three months ended June 30, 2003, and the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

     (c) Consolidated Statement of Stockholders' Equity for the six months period ended June 30, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for the three and six months ended June 30, 2004 (unaudited), three months ended June 30, 2003 and for the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

     (e)  Notes to Consolidated Financial Statements (unaudited).

2.   JOHN'S CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

3.   LAKEWOOD TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

4.   FULLERTON METROCENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

5.   DAVIS TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

6.   NORTHGATE NORTH:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

7.   CRANBERRY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

8.   GATEWAY PLAZA SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

9.   SAFEWAY PLAZA AT MARYSVILLE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

10.  FORKS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

11. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

12.  THE SHOPS AT BOARDWALK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

13.  MANCHESTER MEADOWS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14.  GOVERNOR'S MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14.  MITCHELL RANCH PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

15.  THE COLUMNS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

16.  SAUCON VALLEY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

17.  LINCOLN PARK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended
          June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

18.  SHOPPES AT PROMINENCE POINT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

19.  LOW COUNTRY VILLAGE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

20.  SHOPPES AT DALLAS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

21.  DORMAN CENTRE - PHASE II:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

22.  VILLAGE SHOPPES AT SIMONTON:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

23.  HARVEST TOWN CENTER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

24.  BED, BATH & BEYOND PLAZA:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 7: and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three and nine months ended September 30, 2004, three months ended September 30, 2003, and the period from March 5, 2003 (inception) through September 30, 2003 (unaudited)

     (c) Consolidated Statement of Stockholders' Equity for the nine month period ended September 30, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for nine months ended September 30, 2004, and the period from March 5, 2003 (inception) to September 30, 2003 (unaudited)

     (e)  Notes to Consolidated Financial Statements (unaudited)

     (f)  Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (g) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (h) Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (i) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

     (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

2.   AZALEA SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

3.   PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

4.   DENTON TOWN CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

5.   THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

6.   GURNEE TOWN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

7.   WINCHESTER COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

8.   MANSFIELD TOWNE CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

9.   FOX CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

10.  GATEWAY PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

11.  NORTHWOODS SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

12.  OSWEGO COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

13.  LAKE MARY POINTE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

14.  PUBLIX CENTER - MT. PLEASANT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

15.  FIVE FORKS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

16.  GATEWAY STATION

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)

17.  SHOPS AT FOREST COMMONS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended
          September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

18.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)

     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (f)  Notes to Consolidated Financial Statements (audited)

     (g)  Real Estate and Accumulated Depreciation (Schedule III)

The following financial statements are included as part of Post Effective Amendment No. 8:

 INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

 (a) Reports of Independent Registered Public Accounting Firm

 (b) Consolidated Balance Sheets at December 31, 2004 and 2003

 (c) Consolidated Statements of Operations for the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003

 (d) Consolidated Statement of Stockholders' Equity for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003

 (e) Consolidated Statements of Cash Flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003

 (f) Notes to Consolidated Financial Statements

 (g) Real Estate and Accumulated Depreciation (Schedule III)

 (h) Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004

 (i) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at
     December 31, 2004

 (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004

 (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004

 HENRY TOWN CENTER:

 (a) Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

 THE PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS:

 (a) Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.:

 (a) Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 SHOPPES AT LAKE ANDREW:

 (a) Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 MESA FIESTA:

 (a) Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 MIDTOWN CENTER:

 (a) Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 TRENTON CROSSING:

 (a) Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 PROPERTIES ACQUIRED FROM WEBER & COMPANY:

 (a) Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 MCALLEN SHOPPING CENTER:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 23RD STREET PLAZA:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 PHENIX CROSSING:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 MAGNOLIA SQUARE:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 COTTAGE PLAZA:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 VILLAGE AT QUAIL SPRINGS:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 HOLLIDAY TOWN CENTER:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

HIGH RIDGE CROSSING:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) through December 31, 2004 (unaudited)

STATELINE STATION:

(a) Independent Auditors' Report

(b) Historical Summary of Gross Income and Direct Operating Expenses for year ended December 31, 2004

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

(b)  EXHIBITS.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    1.1**********         Form of Dealer Manager Agreement by and between Inland
                          Western Retail Real Estate Trust, Inc. and Inland
                          Securities Corporation.

    1.2**********         Form of Soliciting Dealers Agreement by and between
                          Inland Securities Corporation and the Soliciting
                          Dealers.

    3.1**********         First Amended and Restated Articles of Incorporation
                          of Inland Western Retail Real Estate Trust, Inc.

    3.2*                  Bylaws of Inland Western Retail Real Estate Trust,
                          Inc.

    3.2. X3               Second Amended and Restated Bylaws of Inland Western
                          Retail Real Estate Trust, Inc. as of February 11, 2005

    4.1*                  Specimen Certificate for the Shares.

    5**********           Opinion of Duane Morris LLP as to the legality of the
                          Shares being registered.

    8**********           Opinion of Duane Morris LLP as to tax matters.

    10.1**                Form of Escrow Agreement by and among Inland Western
                          Retail Real Estate Trust, Inc., Inland Securities
                          Corporation and LaSalle Bank National Association.

    10.2**                Form of Advisory Agreement by and between Inland
                          Western Retail Real Estate Trust, Inc. and Inland
                          Western Retail Real Estate Advisory Services, Inc.

    10.2.1 X3             Amended and Restated Advisory Agreement dated
                          December 28, 2004

    10.2.2 X3             Second Amended and Restated Advisory Agreement dated
                          December 28, 2004

    10.3** Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Western Retail Real Estate Trust, Inc.
                          and Inland Western Property Management Corp.

    10.4**                Property Acquisition Service Agreement by and among
                          Inland Western Retail Real Estate Trust, Inc., Inland
                          Western Retail Real Estate Advisory Services, Inc.,
                          Inland Real Estate Corporation, Inland Real Estate
                          Advisory Services, Inc., and Inland Real Estate
                          Acquisitions, Inc.

    10.4.1 X3             Property Acquisition Agreement dated February 10, 2005
                          by and between Inland Real Estate Acquisitions, inc,
                          Inland Western Retail Real Estate Trust, Inc., and
                          Inland Western Retail Real Estate Advisory Services,
                          Inc.

    10.5*                 Independent Director Stock Option Plan.

    10.6*                 Indemnification Agreement by and between Inland
                          Western Retail Real Estate Trust, Inc. and its directors and executive officers.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.7**                Purchase and Sale Agreement (Re: Peoria Station) dated
                          January 31, 2003.

    10.8***               Assignment of Purchase and Sale Agreement (Re: Peoria
                          Station) dated June 3, 2003.

    10.9****              Share Repurchase Plan.

    10.10*****            Agreement for Purchase and Sale (Re: Stony Creek)
                          dated November 11, 2003.

    10.11*****            Real Property Purchase Agreement (Re: Plaza 205 and
                          Mall 205) dated December 3, 2003.

    10.12*****            Amended Real Estate Purchase Contract (Re: Edmond
                          Oklahoma Eckerd Drug Store) dated November 11, 2003.

    10.13*****            Amended Real Estate Purchase Contract (Re: Norman
                          Oklahoma Eckerd Drug Store) dated November 11, 2003.

    10.14******           Sale-Purchase Agreement Contract (Re: Shops at Park
                          Place) dated September 5, 2003.

    10.15******           Assignment of Contract (Re: Shops at Park Place) dated
                          September 23, 2003.

    10.16******           Assignment of Membership Interests (Re: Shops at Park
                          Place) dated October 31, 2003.

    10.17******           Promissory Note (Re: Shops at Park Place) dated
                          October 31, 2003.

    10.18******           Loan Agreement (Re: Shops at Park Place) dated
                          October 31, 2003.

    10.19******           Post Closing Agreement (Re: Shops at Park Place) dated
                          October 31, 2003.

    10.20******           Purchase and Sale Agreement (Re: Darien Towne Center)
                          dated November 12, 2003.

    10.21******           Purchase and Sale Agreement (Re: Shaws Supermarkets-
                          New Britain) dated November 20, 2003.

    10.22******           Agreement Relating to PetsMart Claims (Re: Darien
                          Towne Center) dated December 18, 2003.

    10.23******           Agreement Relating to Irv's Lease (Re: Darien Towne
                          Center) dated December 18, 2003.

    10.24******           Amended Purchase Agreement (Re: Newnan Crossing) dated
                          December 18, 2003.

    10.25******           Mortgage Note $10M (Re: Darien Towne Center) dated
                          December 19, 2003.

    10.26******           Mortgage Note $6.5M (Re: Darien Towne Center) dated
                          December 19, 2003.

    10.27******           Mortgage, Assignment of Leases, Rents and Contracts,
                          Security Agreement and Fixture Filing (Re: Darien
                          Towne Center) dated December 19, 2003.

    10.28******           Related Agreement (Re: Darien Towne Center) dated
                          December 19, 2003.

    10.29******           Assignment (Re: Darien Towne Center) dated
                          December 19, 2003.

    10.30******           Partial Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Shaws Supermarket - New Britain) dated
                          December 30, 2003.

    10.31******           Amended Purchase Agreement (Re: Pavilion at Kings
                          Grant) dated December 31, 2003.

    10.32******           Post Closing and Indemnity Agreement (Re: Pavilion at
                          Kings Grant) dated December 31, 2003.

    10.33******           Mortgage Note (Re: CorWest Plaza) dated
                          January 1, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.34******           Mortgage, Assignment of Leases and Rents and Security
                          Agreement (Re: CorWest Plaza) dated January 1, 2004.

    10.35******           Guaranty Agreement (Re: CorWest Plaza) dated
                          January 1, 2004.

    10.36******           Letter Agreement (Re: Stoney Creek Marketplace) dated
                          January 5, 2004.

    10.37******           Mortgage Note (Re: Stoney Creek Marketplace) dated
                          January 5, 2004.

    10.38******           Mortgage, Assignment of Leases and Rents and Security
                          Agreement (Re: Stoney Creek Marketplace) dated
                          January 5, 2004.

    10.39******           Amended Contract of Sale (Re: La Plaza Del Norte)
                          dated January 16, 2004.

    10.40******           Promissory Note (Re: Hickory Ridge) dated
                          January 23, 2004.

    10.41******           Post Closing Agreement (Re: Hickory Ridge) dated
                          January 2004.

    10.42******           Loan Agreement (Re: Hickory Ridge) dated
                          January 23, 2004.

    10.43******           Amended and Restated Promissory Noted (Re: Shops at
                          Park Place and Shaws Supermarket - New Britain) dated
                          January 2004.

    10.44******           Promissory Note (Re: Shops at Park Place and Shaws
                          Supermarket - New Britain) dated January 2004.

    10.45******           Open-End Mortgage and Security Agreement (Re: Shops at
                          Park Place and Shaws Supermarket - New Britain) dated
                          January 2004.

    10.46******           Loan Agreement (Re: Shops at Park Place and Shaws
                          Supermarket - New Britain) dated January 2004.

    10.47******           Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Shops at Park Place) dated January 2004.

    10.48******           Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Shaws Supermarket - New Britain) dated
                          January 2004.

    10.49******           Notice of Final Agreement (Re: La Plaza Del Norte)
                          dated February 2004.

    10.50******           Secured Promissory Note Loan No. 753821 (Re: La Plaza
                          Del Norte) dated February 2004.

    10.51******           Deed of Trust, Security Agreement and Assignment of
                          Rents Loan No. 753821 (Re: La Plaza Del Norte) dated
                          February 2004.

    10.52******           Guaranty Loan No, 753821 (Re: La Plaza Del Norte)
                          dated February 2004.

    10.53*******          Amended Purchase and Sale Agreement (Re: CorWest
                          Plaza) dated October 8, 2003.

    10.54*******          Assignment and Assumption of Purchase and Sale
                          Agreement (Re: CorWest Plaza) dated January 5, 2004.

    10.55*******          Amended Purchase and Sale Agreement (Re: Metro Square
                          Center) dated January 16, 2004.

    10.56*******          Assignment and Assumption of Letter Agreement (Re:
                          Metro Square Center) dated January 20, 2004.

    10.57*******          Reinstatement of and Amendment to Purchase and Sale
                          Agreement (Re: North Ranch Pavilions) dated
                          January 14, 2004.

    10.58*******          Assignment and Assumption of Purchase and Sale
                          Agreement (Re: North Ranch Pavilions) dated
                          January 15, 2004.

    10.59*******          Letter Agreement (Re: MacArthur Crossing) dated
                          November 20, 2003.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.60*******          Assignment of Contract (Re: MacArthur Crossing) dated
                          February 2004.

    10.61*******          Secured Promissory Note Loan No. 753820 (Re: Larkspur
                          Landing) dated January 30, 2004.

    10.62*******          Deed of Trust, Security Agreement and Assignment of
                          Rents (Re: Larkspur Landing) dated January 30, 2004.

    10.63*******          Guaranty Loan No. 753820 (Re: Larkspur Landing) dated
                          January 30, 2004.

    10.64*******          Amended Option to Purchase Partnership Interests (Re:
                          Hickory Ridge) dated December 23, 2003.

    10.65*******          Assignment (Re: La Plaza Del Norte) dated
                          January 21, 2004.

    10.66*******          Purchase and Sale Agreement (Re: Larkspur Landing)
                          dated December 12, 2003.

    10.67*******          Assignment (Re: Larkspur Landing) dated
                          January 14, 2004.

    10.68*******          Amended Letter Agreement Offer to Purchase (Re: The
                          Promenade at Red Cliff) dated February 13, 2004.

    10.69********         Agreement of Sale (Re: Peoria Crossing) dated
                          January, 2004

    10.70********         Letter Agreement to Purchase (Re: Heritage Towne
                          Crossing) dated January 8, 2004.

    10.71*********        Secured Promissory Note Loan No. 753865 (Re: Pavilion
                          at King's Grant) dated April 6, 2004.

    10.72*********        Deed of Trust, Security Agreement and Assignment of
                          Rents Loan No. 753865 (Re: Pavilion at King's Grant)
                          dated April 6, 2004.

    10.73*********        Guaranty Loan No. 753865 (Re: Pavilion at King's
                          Grant) dated April 6, 2004.

    10.74*********        Guaranty - II Loan No. 753865 (Re: Pavilion at King's
                          Grant) dated April 6, 2004.

    10.75*********        Assignment of Contract (Re: Hickory Ridge ) dated
                          January 9, 2004.

    10.76*********        Promissory Note Loan No. 6518303 (Re: Metro Square
                          Center) dated March 26, 2004.

    10.77*********        Deed of Trust, Assignment of Leases and Rents,
                          Security Agreement and Fixture Filing Loan No. 6518303
                          (Re: Metro Square Center) dated March 26, 2004.

    10.78*********        Non-Recourse Guaranty Agreement Loan No. 6518303 (Re:
                          Metro Square Center) dated March 26, 2004.

    10.79*********        Payment Guaranty Agreement Loan No. 6518303 (Re: Metro
                          Square Center) dated March 26, 2004.

    10.80*********        Secured Promissory Note Loan No. 753864 (Re: MacArthur
                          Crossing) dated March 26, 2004.

    10.81*********        Deed of Trust, Security Agreement and Assignment of
                          Rents Loan No. 753864 (Re: MacArthur Crossing) dated
                          March 26, 2004.

    10.82*********        Guaranty Loan No. 753864 (Re: MacArthur Crossing)
                          dated March 26, 2004.

    10.83*********        Promissory Note Loan No. 57968 (Re: Promenade at Red
                          Cliff) dated April 8, 2004.

    10.84*********        Exceptions to Non-Recourse Guaranty Agreement Loan No.
                          57968 (Re: Promenade at Red Cliff) dated
                          April 8, 2004.

    10.85*********        Loan Agreement No. 57968 (Re: Promenade at Red Cliff)
                          dated April 8, 2004.

    10.86*********        Post Closing and Indemnity Agreement (Re: Heritage
                          Towne Crossing) dated March 5, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.87*********        Vacancy Escrow Agreement (Re: Heritage Towne Crossing)
                          dated March 5, 2004.

    10.88*********        General Assignment (Re: Heritage Towne Crossing) dated
                          March 5, 2004.

    10.89*********        Assignment of Contract (Re: Heritage Towne Crossing)
                          dated March 5, 2004.

    10.90*********        Assignment of Contract (Re: Dorman Center) dated
                          December 29, 2003.

    10.92*********        Dorman Center Pier 1 Escrow (Re: Dorman Center) dated
                          March 4, 2004.

    10.93*********        Dorman Center Escrow (Re: Dorman Center) dated
                          March 4, 2004.

    10.94*********        Mortgage Note Loan No. 6518291 (Re: Dorman Center)
                          dated April 9, 2004.

    10.95*********        Mortgage, Assignment of Leases and Rents and Security
                          Agreement (Re: Dorman Center) dated April 9, 2004.

    10.96*********        Transitional Security (Phase II) Reserve Agreement
                          (Re: Dorman Center) dated April 9, 2004,

    10.97*********        Guaranty Agreement Loan No. 6518291 (Re: Dorman
                          Center) dated April 9, 2004.

    10.98*********        Promissory Note: (Re: Heritage Towne Crossing) dated
                          April 26, 2004.

    10.99*********        Promissory Note: (Re: Eckerds - Edmond, OK.) dated
                          April 26, 2004.

    10.100********        Promissory Note: (Re: Eckerds - Norman, OK.) dated
                          April 26, 2004.

    10.101********        Loan Agreement (Re: Heritage Towne Crossing, Eckerds -
                          Edmond, OK. And Eckerds - Norman, OK.) dated
                          April 26, 2004.

    10.102********        Post-Closing Agreement (Re: Heritage Towne Crossing,
                          Eckerds - Edmond, OK. And Eckerds - Norman, OK.) dated
                          April 26, 2004.

    10.103********        Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Heritage Towne Crossing) dated April 26, 2004.

    10.104********        Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds - Edmond, OK.) dated April 26, 2004.

    10.105********        Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds - Norman, OK.) dated April 26, 2004.

    10.106********        Assignment of Contract (Re: Promenade at Red Cliff)
                          dated February 13, 2004.

    10.107********        Assignment of Contract (Re: Peoria Crossings) dated
                          March 3, 2004.

    10.108********        Post Closing Agreement (Re: Peoria Crossings) dated
                          March 3, 2004.

    10.109********        Master Lease Escrow Agreement (Re: Peoria Crossings)
                          dated February 4, 2004.

    10.110********        Tax Proration Agreement (Re: Peoria Crossings) dated
                          March 3, 2004.

    10.111********        Promissory Note Loan No. 10023006 (Re: Peoria
                          Crossings) dated March 5, 2004.

    10.112********        Loan Agreement -Loan No. 10023006 (Re: Peoria
                          Crossings) dated March 5, 2004.

    10.113********        Assignment of Contract (Re: Paradise Valley
                          Marketplace) dated April 8, 2004.

    10.114********        Revised Letter Agreement to Purchase (Re: Paradise
                          Valley Marketplace) dated January 21, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.115********        Escrow Agreement (Re: Paradise Valley Marketplace)
                          dated April 8, 2004.

    10.116********        Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Best on the Boulevard) dated
                          April 4, 2004.

    10.117********        Post-Closing Agreement (Re: Best on the Boulevard)
                          dated April 14, 2004.

    10.118********        Amended Purchase and Sale Agreement (Re: Best on the
                          Boulevard) dated March 29, 2004.

    10.119********        Assignment and Assumption of Purchase and Sales
                          Agreement (Re: Bluebonnet Parc) dated April 21, 2004.

    10.120********        Escrow Agreement (Re: Bluebonnet Parc) dated
                          April 22, 2004.

    10.121********        Letter Agreement to Purchase (Re: Bluebonnet Parc)
                          dated February 4, 2004.

    10.122********        Loan Agreement (Re: Bluebonnet Parc) dated
                          May 7, 2004.

    10.123********        Assignment and Assumption of Agreement for Purchase
                          and Sale (Re: Alison's Corner) dated April 20, 2004.

    10.124********        Post Closing Agreement (Re: Alison's Corner) dated
                          April 28, 2004.

    10.125********        Amended Purchase and Sale Agreement (Re: Alison's
                          Corner) dated April 23, 2004.

    10.126********        Promissory Note (Re: Alison's Corner) dated
                          May 10, 2004.

    10.127********        Loan Agreement (Re: Alison's Corner) dated
                          May 10, 2004.

    10.128********        Letter Agreement Regarding Escrow (Re: Alison's
                          Corner) dated May 10, 2004.

    10.129********        Post-Closing Agreement (Re: Alison's Corner) dated
                          May 10, 2004.

    10.130********        Assignment and Assumption of Purchase and Sales
                          Agreement (Re: North Rivers Town Center) dated
                          April 27, 2004.

    10.131********        Post-Closing Agreement (Re: North Rivers Town Center)
                          dated April 2004.

    10.132********        Amended Agreement for Purchase and Sale (Re: North
                          Rivers Town Center) dated April 26, 2004.

    10.133********        Assignment and Assumption of Purchase and Sales
                          Agreement (Re: Eastwood Towne Center) dated
                          May 12, 2004.

    10.134********        Revised Letter Agreement (Re: Eastwood Towne Center)
                          dated March 29, 2004.

    10.135********        Master Fund Escrow Agreement (Eastwood Towne Center)
                          dated May 13, 2004.

    10.136********        Holdback Agreement (Re: Eastwood Towne Center) dated
                          May 13, 2004.

    10.137********        Bill of Sale, Assignment and Assumption of Contracts
                          (Re: Eastwood Towne Center) dated May 13, 2004.

    10.138********        Assignment and Assumption of Purchase and Sales
                          Agreement (Re: Arvada Connection and Arvada
                          Marketplace) dated April 28, 2004.

    10.139********        Bill of Sale, Assignment and Assumption of Contracts
                          (Re: Arvada Connection and Arvada Marketplace) dated
                          April 29, 2004.

    10.140********        Purchase and Sale Agreement (Re: Arvada Connection and
                          Arvada Marketplace) dated March 31, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.141********        Escrow Agreement (Re: Arvada Connection and Arvada
                          Marketplace) dated April 29, 2004.

    10.142********        Redevelopment Agreement (Re: Arvada Connection and
                          Arvada Marketplace) dated April 28, 2004.

    10.144********        Assignment of Contract (Re: Watauga Pavilion) dated
                          May 20, 2004.

    10.145********        Amended Purchase and Sale Agreement (Re: Watauga
                          Pavilion) dated May 11, 2004.

    10.146********        Post-Closing Escrow and Master Lease Agreement (Re:
                          Watauga Pavilion) dated May 21, 2004.

    10.147********        CAM Reconciliation Escrow Agreement (Re: Northpointe
                          Plaza) dated May 2004.

    10.148********        Reinstatement of and First Amendment to Agreement of
                          Purchase and Sale (Re: Northpointe Plaza) dated
                          April 2004.

    10.149********        Vacancy Escrow Agreement (Re: Northpointe Plaza) dated
                          May 2004.

    10.150********        Promissory Note - Loan No. 58108 (Re: Paradise Valley
                          Marketplace) dated June 3, 2004.

    10.151********        Loan Agreement - Loan No. 58108 (Re: Paradise Valley
                          Marketplace) dated June 3, 2004.

    10.152********        Promissory Note (Re: North Rivers Town Center) dated
                          June 3, 2004.

    10.153********        Mortgage and Security Agreement (Re: North Rivers Town
                          Center) dated June 3, 2004.

    10.154********        Post-Closing Agreement (Re: North Rivers Town Center)
                          dated June 3, 2004.

    10.155********        Real Estate Purchase and Leaseback Agreement (Re:
                          Eckerds - Kill Devil Hills, NC) dated March 18, 2004.

    10.156********        Real Estate Purchase and Leaseback Agreement (Re:
                          Eckerds - Greer, SC) dated April 1, 2004.

    10.157********        Real Estate Purchase and Leaseback Agreement (Re:
                          Eckerds - Columbia, SC) dated March 18, 2004.

    10.158********        Real Estate Purchase and Leaseback Agreement (Re:
                          Eckerds - Crossville, TN) dated March 18, 2004.

    10.159*******         Deed of Trust, Assignment of Leases and Rents,
                          Security Agreement and Fixture Filing Loan No. 58108
                          (Re: Peoria Crossing) dated June 3, 2004.

    10.160*******         Loan Agreement (Re: North Rivers Town) dated
                          June 3, 2004.

    10.161*******         Secured Promissory Note Loan No. 753946 (Re: Arvada
                          Marketplace) dated June 17, 2004.

    10.162*******         Deed of Trust, Security Agreement and Assignment of
                          Rents Loan No. 753946 (Re: Arvada Marketplace) dated
                          June 17, 2004.

    10.163*******         Guaranty Loan No. 753946 (Re: Arvada Marketplace)
                          dated June 17, 2004.

    10.164*******         Mortgage Note Loan No. 6518370 (Re: Eastwood Town
                          Center) dated June 15, 2004.

    10.165*******         Mortgage - Loan No. 6518370 (Re: Eastwood Town Center)
                          dated June 15, 2004.

    10.166*******         Guaranty Agreement Loan No. 6518370 (Re: Eastwood Town
                          Center) dated June 15, 2004.

    10.167*******         Secured Promissory Note Loan No. 753943 (Re: Watauga
                          Pavilion) dated June 7, 2004.

    10.168*******         Deed of Trust, Security Agreement and Assignment of
                          Rents Loan No. 753943 (Re: Watauga Pavilion) dated
                          June 7, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.169*******         Notice of Final Agreement Loan No. 753943 (Re: Watauga
                          Pavilion) dated June 7, 2004.

    10.170*******         Guaranty Loan No. 753943 (Re: Watauga Pavilion) dated
                          June 7, 2004.

    10.171*******         General Assignment (Re: Northpointe Plaza) dated
                          May 25, 2004.

    10.172*******         Post Closing and Indemnity Agreement (Re: Northpointe
                          Plaza) dated May, 2004.

    10.173*******         Promissory Note (Re: Northpointe Plaza) dated
                          June 4, 2004.

    10.174*******         Loan Agreement (Re: Northpointe Plaza) dated
                          June 4, 2004.

    10.175*******         Deed of Trust, Security Agreement and Fixture Filing
                          (Re: Northpointe Plaza) dated June 4, 2004.

    10.176*******         Revised Letter Agreement to Purchase (Re: Plaza Santa
                          Fe) dated December 4, 2004.

    10.177*******         Promissory Note Secured By Leasehold Deed of Trust
                          (Re: Plaza Santa Fe) dated November 22, 2002.

    10.178*******         Leasehold Deed of Trust and Absolute Assignment of
                          Rents and Leases and Security Agreement and Fixture
                          Filing Loan No. 31-0900141A (Re: Plaza Santa Fe) dated
                          November, 2002.

    10.179*******         Assignment of Purchase and Sale Agreement (Re: Pine
                          Ridge Plaza) dated June 4, 2004.

    10.180********        Assignment and Assumption Agreement Purchase and Sale
                          Agreement (Re: Pine Ridge Plaza) dated May 26, 2004.

    10.181*******         Amended Purchase and Sale Agreement (Re: Pine Ridge
                          Plaza) dated March 30, 2004.

    10.182*******         Assignment of Contract (Re: Huebner Oaks Center) dated
                          June 8, 2004.

    10.183*******         Agreement of Purchase and Sale (Re: Huebner Oaks
                          Center).

    10.184*******         Secured Promissory Note 1 Loan No. 753971 (Re: Huebner
                          Oaks Center) dated June 22, 2004.

    10.185*******         Secured Promissory Note 2 Loan No. 753972 (Re: Huebner
                          Oaks Center) dated June 22, 2004.

    10.186*******         Deed of Trust, Security Agreement and Assignment of
                          Rents Loan Nos. 753971 and 753972 (Re: Huebner Oaks
                          Center) dated June 22, 2004.

    10.187*******         Guaranty Loan Nos. 753971 and 753972 (Re: Huebner Oaks
                          Center) dated June 22, 2004.

    10.188*******         Notice of Final Agreement Loan Nos. 753971 and 753972
                          (Huebner Oaks Center) dated June 22, 2004.

    10.189*******         Amended Letter Purchase Agreement (Re: John's Creek
                          Village) dated June 18, 2004.

    10.190*******         Earn-out Agreement (Re: John's Creek Village) dated
                          June 23, 2004.

    10.191*******         Assignment of Contract (Re: Lakewood Towne Center)
                          dated June, 2004.

    10.192*******         Agreement for Purchase and Sale of Real Property and
                          Escrow Instructions (Re: Lakewood Towne Center) dated
                          May 6, 2004.

    10.193*******         Escrow and Leasing Agreement (Re: Lakewood Towne
                          Center) dated June, 2004.

    10.194*******         Commitment Letter Loan Nos. 122498 and 122499 (Re:
                          Lakewood Towne Center) dated June 28, 2004.

    10.195*******         Deed of Trust Note A Loan No. 122498 (Re: Lakewood
                          Towne Center) dated June 28, 2004.

    10.196*******         Deed of Trust Note B Loan No. 122499 (Re: Lakewood
                          Towne Center) dated June 28, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.197*******         Deed of Trust, Assignment of Leases, Rents and
                          Contracts, Security Agreement and Fixture Filing (Re:
                          Lakewood Towne Center) dated June 28, 2004.

    10.198*******         First Amendment to Escrow and Leasing Agreement Loan
                          Nos. 122498 and 122499 (Re: Lakewood Towne Center)
                          dated June 28, 2004.

    10.199*******         Master Lease Escrow Agreement (Re: Paradise Shoppes at
                          Prominence Point) dated June 30, 2004.

    10.200*******         Assignment of Purchase and Sale Agreement (Re:
                          Northgate North) dated June 24, 2004.

    10.201*******         Amended Agreement to Purchase and Sale Agreement (Re:
                          Northgate North) dated June 23, 2004.

    10.202*******         Escrow Agreement Regarding July Rents (Re: Northgate
                          North) dated June 30, 2004.

    10.203*******         Escrow Agreement Regarding Bassett TI Work/Leasing
                          Commission (Re: Northgate North) dated June, 2004.

    10.204*******         Access Agreement (Re: Northgate North) dated
                          June 30, 2004.

    10.205*******         Post Closing and Indemnity Agreement (Re: Davis Towne
                          Crossing) dated June 30, 2004.

    10.206*******         Letter Agreement to Purchase (Re: Davis Towne
                          Crossing) dated April 21, 2004.

    10.207                ** NOT USED

    10.208*******         Assignment of Purchase and Sale Agreement (Re:
                          Fullerton Metrocenter) dated June 24, 2004.

    10.209*******         Post Closing and Indemnity Agreement (Re: Fullerton
                          Metrocenter) dated June, 2004.

    10.210*******         Amended Purchase and Sale Agreement and Joint Escrow
                          Instructions (Re: Fullerton Metrocenter) dated
                          June 30, 2004.

    10.211*******         Assignment and Assumption of Agreement for Purchase
                          and Sale (Re: Low Country Village) dated
                          June 30, 2004.

    10.212*******         Post Closing Agreement (Re: Low Country Village) dated
                          June 30, 2004.

    10.213*******         Agreement of Purchase and Sale (Re: Low Country
                          Village) dated May 20, 2004.

    10.214*******         Installment Note (Re: Pacheco Pass) dated
                          June 30, 2004.

    10.215*******         Loan Proceeds Holdback Agreement (Re: Pacheco Pass)
                          dated June 30, 2004.

    10.216*******         Interest Reserve Holdback Agreement (Re: Pacheco Pass)
                          dated June 30, 2004.

    10.217*******         Loan Guaranty Agreement (Secured Note) (Re: Pacheco
                          Pass) dated June 30, 2004.

    10.218*******         Escrow Agreement (Re: Shoppes at Boardwalk) dated July
                          1, 2004.

    10.219*******         Secured Promissory Note Loan No. 753948 (Re: Shoppes
                          at Boardwalk) dated July 2, 2004.

    10.220*******         Deed of Trust, Security Agreement and Assignment of
                          Rents (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.221*******         Guaranty Loan No. 75348 (Re: Shoppes at Boardwalk)
                          dated July 2, 2004.

    10.222*******         Property Reserves Agreement Loan No. 753948 (Re:
                          Shoppes at Boardwalk) dated July 2, 2004.

    10.223*******         Master Lease Escrow Agreement (Re: Paradise Shoppes at
                          Dallas) dated July 1, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.224*********       Assignment of Purchase Agreement (Re: Plaza Santa Fe
                          II) dated May 25, 2004

    10.225*********       Assignment of Contract (Re: Eckerds - Greer) dated
                          May 2004

    10.226*********       Assignment of Contract (Re: Eckerds - Kill Devil
                          Hills) dated May 2004

    10.227*********       Assignment of Contract (Re: Eckerds - Crossville)
                          dated May 2004

    10.228*********       Assignment of Contract (Re: Eckerds - Columbia) dated
                          May 2004

    10.229*********       Promissory Note (Re: Eckerds - Crossville) dated
                          July 21, 2004

    10.230*********       Post-Closing Agreement (Re: Eckerds - Crossville)
                          dated July 21, 2004

    10.231*********       Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds- Crossville) dated July 21, 2004

    10.232*********       Promissory Note (Re: Eckerds - Columbia) dated
                          July 21, 2004

    10.233*********       Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds- Columbia) dated July 21, 2004

    10.234*********       Promissory Note (Re: Eckerds - Kill Devil Hills) dated
                          July 21, 2004

    10.235*********       Post-Closing Agreement (Re: Eckerds - Kill Devil
                          Hills) dated July 21, 2004

    10.236*********       Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds - Kill Devil Hills) dated July 21, 2004

    10.237*********       Promissory Note (Re: Eckerds - Greer) dated
                          July 21, 2004

    10.238*********       Guaranty Agreement Regarding Cross-Collateralization
                          (Re: Eckerds - Greer) dated July 21, 2004

    10.239*********       Loan Agreement (Re: Eckerds - Crossville, Columbia,
                          Greer and Kill Devil Hills) dated July 21, 2003

    10.240*********       Promissory Note (Re: Pine Ridge Plaza) dated
                          July 27, 2004

    10.241*********       Loan Agreement (Re: Pine Ridge Plaza) dated
                          July 27, 2004

    10.242*********       Earn-Out Agreement (Re: Johns Creek Village) dated
                          June 23, 2004

    10.243*********       Transitional Security (Phase II) Reserve Agreement
                          (Re: Johns Creek Village) dated June 28, 2004

    10.244*********       Mortgage Note (Re: Johns Creek Village) dated
                          June 28, 2004

    10.245*********       Deed to Secure Debt, Assignment of Leases and Rents
                          and Security Agreement (Re: Johns Creek Village) dated
                          June 28, 2004

    10.246*********       Guaranty Agreement (Re: Johns Creek Village) dated
                          June 28, 2004

    10.247*********       Post-Closing Agreement (Re: Fullerton Metrocenter)
                          dated July 9, 2004

    10.248*********       Promissory Note (Re: Fullerton Metrocenter) dated
                          July 9, 2004

    10.249*********       Loan Agreement (Re: Fullerton Metrocenter) dated
                          July 9, 2004

    10.250*********       Deed of Trust Note (Re: Northgate North) dated
                          July 2004

    10.251*********       Letter Agreement (Re: Northgate North) dated
                          July 14, 2004

    10.252*********       Closing Certificate (Re: Northgate North) dated
                          July 2004

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.253*********       Limited Payment Guaranty (Re: Northgate North) dated
                          July 2004

    10.254*********       Post-Closing Agreement (Re: Cranberry Square) dated
                          July 2004

    10.255*********       Loan Agreement (Re: Cranberry Square) dated July 2004

    10.256*********       Letter Agreement (Re: Tollgate Marketplace) dated
                          July 21, 2004

    10.257*********       Closing Certificate (Re: Tollgate Marketplace) dated
                          July 21, 2004

    10.258*********       Mortgage Note (Re: Tollgate Marketplace) dated
                          July 21, 2004

    10.259*********       Post Closing Delivery Covenant (Re: Tollgate
                          Marketplace) dated July 21, 2004

    10.260*********       Indemnity Guaranty (Re: Tollgate Marketplace) dated
                          July 21, 2004

    10.261*********       Real Estate Purchase Contract (Re: Wal-Mart
                          Supercenter - Blytheville) dated May 28, 2004

    10.262*********       Letter Agreement (Re: Gateway Village) dated
                          July 21, 2004

    10.263*********       Closing Certificate (Re: Gateway Village) dated
                          July 21, 2004

    10.264*********       Mortgage Note A (Re: Gateway Village) dated
                          July 21, 2004

    10.265*********       Mortgage Note B (Re: Gateway Village) dated
                          July 21, 2004

    10.266*********       Indemnity Guaranty (Re: Gateway Village) dated
                          July 21, 2004

    10.267*********       Post Closing Delivery Covenant (Re: Gateway Village,
                          Towson Circle, and Tollgate Marketplace) dated
                          July 21, 2004

    10.268*********       Letter Agreement (Re: Towson Circle) dated
                          July 21, 2004

    10.269*********       Closing Certificate (Re: Towson Circle) dated
                          July 21, 2004

    10.270*********       Mortgage Note A (Re: Towson Circle) dated
                          July 21, 2004

    10.271*********       Mortgage Note B (Re: Towson Circle) dated
                          July 21, 2004

    10.272*********       Indemnity Guaranty (Re: Towson Circle) dated
                          July 21, 2004

    10.273*********       Letter Agreement (Re: Gateway Plaza Shopping Center)
                          dated May 20, 2004

    10.274*********       Promissory Note (Re: Wrangler Company Western
                          Headquarters and Distribution Facility) dated
                          July 26, 2004

    10.275*********       Loan Agreement (Re: Wrangler Company Western
                          Headquarters and Distribution Facility) Dated
                          July 26, 2004

    10.276*********       Promissory Note (Re: Plaza at Marysville) dated
                          July 30, 2004

    10.277*********       Loan Agreement (Re: Plaza at Marysville) dated
                          July 30, 2004

    10.278*********       Forks Town Center China Moon Escrow (Re: Forks Town
                          Center) dated July 27, 2004

    10.279*********       Earn Out Agreement (Re: Forks Town Center) dated
                          July 27, 2004

    10.280*********       Promissory Note (Re: Academy Sports and Outdoors -
                          Houma) dated August 4, 2004

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.281*********       Loan Agreement (Re: Academy Sports and Outdoors -
                          Houma) dated August 4, 2004

    10.282*********       Promissory Note (Re: Reisterstown Plaza) dated
                          August 4, 2004

    10.283*********       Letter Agreement (Re: Reisterstown Plaza) dated
                          July 30, 2004

    10.284*********       Loan Agreement (Re: Reisterstown Plaza) dated
                          August 4, 2004

    10.285*********       Guaranty Agreement (Re: Reisterstown Plaza) dated
                          August 4, 2004

    10.286*********       Limited Guaranty Agreement (Re: Reisterstown Plaza)
                          dated August 4, 2004

    10.287*********       Post-Closing Agreement (Re: Reisterstown Plaza) dated
                          August 4, 2004

    10.288*********       Letter Agreement (Re: Wal-Mart Supercenter -
                          Jonesboro) dated June 4, 2004

    10.289*********       Promissory Note (Re: Wal-Mart Supercenter - Jonesboro)
                          dated August 6, 2004

    10.290*********       Loan Agreement (Re: Wal-Mart Supercenter - Jonesboro)
                          dated August 6, 2004

    10.291**********      Promissory Note Loan No. 10024997 (Re: Davis Towne
                          Crossing) dated August 9, 2004.

    10.292**********      Loan Agreement No. 10024997 (Re: Davis Towne Crossing)
                          dated August 9, 2004.

    10.293**********      Promissory Note Loan No. 10024995 (Re: Shoppes of
                          Prominence Point) dated August 2004.

    10.294**********      Loan Agreement No. 10024995 (Re: Shoppes of Prominence
                          Point) dated August 2004.

    10.295**********      Assignment of Contract (Re: Shops at Boardwalk) dated
                          July 1, 2004.

    10.296**********      Letter Agreement to Purchase (Re: Shops at Boardwalk)
                          dated March 2004.

    10.297**********      Amended Agreement of Sale (Re: Shops at Boardwalk)
                          dated April 15, 2004.

    10.298**********      Assignment of Contract (Re: Cranberry Square) dated
                          June 23, 2004.

    10.299**********      Letter Agreement to Purchase (Re: Cranberry Square)
                          dated April 27, 2004.

    10.300**********      Construction Agreement (Re: Dorman Center Phase II)
                          dated July 15, 2004.

    10.301**********      Escrow Agreement (Re: Dorman Center Phase II) dated
                          July 14, 2004.

    10.302**********      Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Gateway Plaza) dated July 21, 2004.

    10.303**********      Amended Purchase and Sale Agreement (Re: Gateway
                          Plaza) dated July 15, 2004.

    10.304**********      Letter Agreement to Purchase (Re: Gateway Plaza) dated
                          May 20, 2004.

    10.305**********      Assignment of Contract (Re: Plaza at Marysville) dated
                          July 26, 2004.

    10.306**********      Reinstated and Amended Purchase and Sale Agreement
                          (Re: Plaza at Marysville) dated July 23, 2004.

    10.307**********      Purchase and Sale Agreement (Re: Plaza at Marysville)
                          dated May 6, 2004.

    10.308**********      Letter Agreement to Purchase (Re: Forks Town Center)
                          dated August 10, 2004.

    10.309**********      Mortgage Note Loan No. 122483 (Re: Forks Town Center)
                          dated August 10, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.310**********      Limited Payment Guarantee Agreement Loan No. 122483
                          (Re: Forks Town Center) dated August 10, 2004.

    10.311**********      Post-Closing Agreement (Re: Village Shoppes at
                          Simonton) dated August 9, 2004.

    10.312**********      Escrow and Guarantee Agreement (Re: Village Shoppes at
                          Simonton) dated August 2004.

    10.313**********      Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Village Shoppes at Simonton) dated
                          August 2004.

    10.314**********      Letter Agreement to Purchase (Re: Village Shoppes at
                          Simonton) dated April 30, 2004.

    10.315**********      Secured Promissory Note Loan No. 754044 (Re:
                          Manchester Meadows) dated August 24, 2004.

    10.316**********      Deed of Trust, Security Agreement and Assignment of
                          Rents (Re: Manchester Meadows) dated August 24, 2004.

    10.317**********      Guaranty Agreement Loan No. 754044 (Re: Manchester
                          Meadows) dated August 24, 2004.

    10.318**********      Escrow and Guarantee Agreement (Re: Manchester
                          Meadows) dated August 2004.

    10.319**********      St. Louis Plays capes Escrow and Guarantee Agreement
                          (Re: Manchester Meadows) dated August 2004.

    10.320**********      Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Manchester Meadows) dated August 2004.

    10.321**********      Purchase and Sale Agreement (Re: Manchester Meadows)
                          dated July 13, 2004.

    10.322**********      Amended and Restated Promissory Note Loan No. 10024998
                          (Re: Governor's Marketplace) dated August 17, 2004.

    10.323**********      Post-Closing Agreement (Re: Governor's Marketplace)
                          dated August 2004.

    10.324**********      Loan Agreement No. 10024998 (Re: Governor's
                          Marketplace) dated August 17, 2004.

    10.325**********      Master Lease Escrow Agreement (Re: Mitchell Ranch
                          Plaza) dated August 23, 2004.

    10.326**********      Agreement of Purchase and Sale (Re: Mitchell Ranch
                          Plaza) dated July 20, 2004.

    10.327**********      Master Lease Escrow Agreement (Re: The Columns) dated
                          August 24, 2004.

    10.328**********      Escrow Agreement (Re:  The Columns) dated
                          August 24, 2004.

    10.329 X1             Assignment (Re: John's Creek Village) dated
                          June 23, 2004.

    10.330 X1             Assignment (Re: Shoppes at Prominence Point) dated
                          June 30, 2004.

    10.331 X1             Amended Agreement of Purchase and Sale of Shopping
                          Center (Re: Shoppes at Prominence Point) dated
                          June 18, 2004.

    10.332 X1             Assignment (Re: Shoppes of Dallas) dated July, 2 2004.

    10.333 X1             Amended Agreement of Purchase and Sale of Shopping
                          Center (Re: Shoppes of Dallas) dated June 29, 2004.

      EXHIBIT NO.                              DESCRIPTION
    ----------------------------------------------------------------------------
    10.334 X1             Letter Agreement (Re: Shoppes of Dallas) dated
                          September 27, 2004.

    10.335 X1             Mortgage Note A Loan No. 122533 (Re: Shoppes of
                          Dallas) dated September 27, 2004.

    10.336 X1             Mortgage Note B Loan No. 122533 (Re: Shoppes of
                          Dallas) dated September 27, 2004.

    10.337 X1             Deed to Secure Debt and Security Agreement (Re:
                          Shoppes of Dallas) dated September 27, 2004.

    10.338 X2             Contribution Agreement (Re: Boulevard at the
                          Capital Centre) dated July 21, 2004.

    10.339 X1             Contribution Agreement (Re: Tollgate Marketplace)
                          dated July 19, 2004.

    10.340 X1             Contribution Agreement (Re: Gateway Village) dated
                          July 21, 2004.

    10.341 X1             Promissory Note (Re: Plaza at Marysville) dated
                          July 30, 2004.

    10.342 X1             Loan Agreement (Re: Plaza at Marysville) dated
                          July 30, 2004.

    10.343 X1             Assignment of Contract (Re: Forks Town Center)
                          dated June 18, 2004.

    10.344 X1             Reinstated and Amended Contract (Re: Forks Town
                          Center) dated July 2, 2004.

    10.345                NOT USED

    10.346 X1             Contribution Agreement (Re: Towson Circle) dated
                          July 2004.

    10.347 X1             Letter Agreement (Re: Gateway Plaza) dated
                          August 19, 2004.

    10.348 X1             Deed of Trust Note Loan No. 122520 (Re: Gateway
                          Plaza) dated August 19, 2004.

    10.349 X1             Limited Payment Guaranty (Re: Gateway Plaza) dated
                          August 19, 2004.

    10.350 X1             Contribution Agreement (Re: Reisterstown Road Plaza)
                          dated July 2004.

    10.351 X1             Letter Agreement (Re: Village Shops at Simonton) dated
                          September 27, 2004.

    10.352 X1             Mortgage Note A Loan No. 122532 (Re: Village Shops at
                          Simonton) dated September 27, 2004.

    10.353 X1             Mortgage Note A Loan No. 122532 (Re: Village Shops at
                          Simonton) dated September 27, 2004.

    10.354 X1             Deed to Secure Debt and Security Agreement (Re:
                          Village Shops at Simonton) dated September 27, 2004.

    10.355 X1             Amendment Agreement (Re: Governor's Marketplace) dated
                          August 12, 2004.

    10.356 X1             Master Lease Escrow Agreement (Re: Governor's
                          Marketplace) dated August 17, 2004.

    10.357 X1             Secured Promissory Note Loan No. 754065 (Re: Mitchell
                          Ranch Plaza) dated September 2, 2004.

    10.358 X1             Mortgage and Security Agreement (Re: Mitchell Ranch
                          Plaza) dated September 2, 2004.

    10.359 X1             Guaranty (Re: Mitchell Ranch Plaza) dated
                          September 2, 2004.

    10.360 X1             Assignment (Re: The Columns) dated August 24, 2004.

    10.361 X1             Amendment Agreement (Re: The Columns) dated
                          August 2, 2004.

    10.362 X1             Letter Agreement (Re: The Columns) dated
                          October 1, 2004.

      EXHIBIT NO.                              DESCRIPTION
    10.363 X1             Mortgage Note A Loan No. 122534 (Re: The Columns)
                          dated September 27, 2004.

    10.364 X1             Mortgage Note B Loan No. 122534 (Re: The Columns)
                          dated September 27, 2004.

    10.365 X1             Installment Note (Re: Quakertown) dated
                          August 25, 2004.

    10.366 X1             Loan Guaranty Agreement (Re: Quakertown) dated
                          August 25, 2004.

    10.367 X1             Amended Agreement (Re: Saucon Valley Square) dated
                          September 7, 2004.

    10.368 X1             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Lincoln Park) dated September 1, 2004.

    10.369 X1             Amended and Restated Purchase and Sale Agreement (Re:
                          Lincoln Park) dated August 6, 2004.

    10.369 X1             Promissory Note (Re: Lincoln Park) dated
                          October 8, 2004.

    10.370 X1             Loan Agreement (Re: Lincoln Park) dated
                          October 8, 2004.

    10.371 X1             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Harvest Towne Center) dated
                          September 2004.

    10.372 X1             Amended Purchase Agreement (Re: Harvest Towne Center)
                          dated August 2004.

    10.373 X1             Easement Indemnity Escrow Agreement (Re: Harvest Towne
                          Center) dated September 8, 2004.

    10.374 X1             Master Lease Agreement (Re: Harvest Towne Center)
                          dated September 8, 2004.

    10.375 X1             Amended and Restated Promissory Note (Re: Boulevard at
                          the Capital Centre) dated September 8, 2004.

    10.376 X1             Loan Agreement (Re: Boulevard at the Capital Centre)
                          dated September 8, 2004.

    10.377 X1             Amended and Restated Limited Guaranty Agreement (Re:
                          Boulevard at the Capital Centre) dated
                          September 8, 2004.

    10.378 X1             Post Closing Agreement (Re: Boulevard at the Capital
                          Centre) dated September 8, 2004.

    10.379 X1             Agreement of Sale (Re: GMAC Insurance Building) dated
                          August 2004.

    10.380 X1             Escrow Agreement (Re: GMAC Insurance Building) dated
                          September 2004.

    10.381 X1             Guaranty (Re: GMAC Insurance Building) dated
                          September 2004.

    10.382 X1             Promissory Note (Re: GMAC Insurance Building) dated
                          September 29, 2004.

    10.383 X1             Loan Agreement (Re: GMAC Insurance Building) dated
                          September 29, 2004.

    10.384 X1             Promissory Note (Re: Saucon Valley Square) dated
                          September 7, 2004.

    10.385 X1             Loan Agreement (Re: Saucon Valley Square) dated
                          September 7, 2004.

    10.386                NOT USED

    10.387 X2             Amended Agreement to Option to Purchase Real Property
                          (Re: Azalea Square) dated September 29, 2004.

    10.388 X2             Amended Agreement to Contract for Sale and Purchase
                          (Re: Edgemont Town Center) dated November 23, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.389 X2             Assignment (Re: University Town Center) dated
                          November 23, 2004.

    10.390 X2             Amended Agreement to Contract for Sale and Purchase
                          (Re: University Town Center) dated November 19, 2004.

    10.391 X2             Promissory Note (Re: Azalea Square) dated
                          November 11, 2004.

    10.392 X2             Loan Agreement (Re: Azalea Square) dated
                          November 11, 2004.

    10..393 X2            Promissory Note (Re: Mansfield Towne Crossing) dated
                          November 12, 2004.

    10.394 X2             Loan Agreement (Re: Mansfield Towne Crossing) dated
                          November 12, 2004.

    10.395 X2             Amendment to Loan Documents (Re: The Columns) dated
                          November 2, 2004.

    10.396 X2             Mortgage Note A Loan No. 122541 (Re: The Columns)
                          dated November 2, 2004.

    10.397 X2             Mortgage Note B Loan No. 122541 (Re: The Columns)
                          dated November 2, 2004.

    10.398 X2             Promissory Note (Re: Bed Bath & Beyond Plaza) dated
                          November 12, 2004.

    10.399 X2             Loan Agreement (Re: Bed Bath & Beyond Plaza) dated
                          November 12, 2004.

    10.400 X2             Promissory Note (Re: Oswego Commons) dated
                          November 23, 2004.

    10.401 X2             Loan Agreement (Re: Oswego Commons) dated
                          November 23, 2004.

    10.402 X2             Promissory Note (Re: Zurich Towers) dated
                          November 23, 2004.

    10.403 X2             Loan Agreement (Re: Zurich Towers) dated
                          November 23, 2004.

    10.404 X2             Assignment and Assumption of Purchase and Sale
                          Agreement (Bed, Bath & Beyond Plaza) dated
                          September 2004.

    10.405 X2             Agreement to Purchase (Re: Bed, Bath & Beyond Plaza)
                          dated March 24, 2004.

    10.406 X2             Amended Ground Lease Agreement (Re: Bed, Bath & Beyond
                          Plaza) dated May 28, 2004.

    10.407 X2             Letter Agreement to Purchase (Re: Publix - Mt.
                          Pleasant) dated August 27, 2004.

    10.408 X2             Agreement of Purchase and Sale (Re: Denton Crossing)
                          dated August 20, 2004.

    10.409 X2             Escrow Agreement (Re: Denton Crossing) dated
                          October 18, 2004.

    10.410 X2             Letter Agreement to Purchase (Re: Oswego Commons)
                          dated July 21, 2004.

    10.411 X2             Agreement of Purchase and Sale (Re: Gurnee Town
                          Centre) dated October 5, 2004.

    10.412 X2             Vacancy Escrow Agreement (Re: Gurnee Town Centre)
                          dated October 29, 2004.

    10.413 X2             Assignment of Contract (Re: Mansfield Town Crossing)
                          dated November 3, 2004.

    10.414 X2             Amended Letter Agreement to Purchase (Re: Mansfield
                          Town Crossing) dated October 29, 2004.

    10.415 X2             Amended Purchase and Sale Agreement and Joint Escrow
                          Instructions (Re: Mansfield Town Crossing) dated
                          October 20, 2004.

    10.416 X2             Assignment of Contract (Re: Fox Creek Village) dated
                          November 21, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.417 X2             Amended Letter Agreement (Re: Fox Creek Village) dated
                          November 15, 2004.

    10.418 X2             Escrow Agreement (Re: Fox Creek Village) dated
                          November 22, 2004.

    10.419 X2             Letter Agreement to Purchase (Re: Winchester Commons)
                          dated September 8, 2004.

    10.420 X2             Escrow Agreement (Re: Winchester Commons) dated
                          November 5, 2004.

    10.421 X2             Assignment of Contract (Re: Zurich Towers) dated
                          November 2, 2004.

    10.422 X2             Purchase and Sale Agreement (Re: Zurich Towers) dated
                          November 2, 2004.

    10.423 X3             Assignment of Contract (Re: Denton Crossing) dated
                          October 12, 2004.

    10.424 X3             Promissory Note (Re: Denton Crossing) dated
                          December 7, 2004.

    10.425 X3             Promissory Note (Re:  Denton Crossing) dated
                          December 7, 2004.

    10.426 X3             Guaranty Agreement (Re:  Denton Crossing) dated
                          December 7, 2004.

    10.427 X3             Assignment of Purchase Agreement (Re: Plaza at
                          Riverlakes) dated October 21, 2004.

    10.428 X3             Amended Purchase and Sale Agreement and Joint Escrow
                          Instructions (Re: Plaza at Riverlakes) dated
                          October 20, 2004.

    10.429 X3             Assignment of Contract (Re: Gurnee Town Center) dated
                          October 26, 2004.

    10.430 X3             Promissory Note (Re: Gurnee Town Center) dated
                          December 20, 2004.

    10.431 X3             Loan Agreement (Re: Gurnee Town Center) dated
                          December 20, 2004.

    10.432 X3             Mortgage Note (Re: Fox Creek Village) dated
                          December 23, 2004.

    10.433 X3             Loan Letter Agreement (Re: Fox Creek Village) dated
                          December 23, 2004.

    10.434 X3             Assignment of Contract (Re: Five Forks) dated
                          December 6, 2004.

    10.435 X3             Agreement of Purchase and Sale (Re: Five Forks) dated
                          September 10, 2004.

    10.436 X3             Assignment of Real Estate Purchase Contract (Re:
                          Placentia Town Center) dated November 29, 2004.

    10.437 X3             Reinstated and Amended Purchase and Sale Agreement and
                          Joint Escrow Instructions (Re: Placentia Town Center)
                          dated November 4, 2004.

    10.438 X3             Promissory Note (Re: Placentia Town Center) dated
                          December 21, 2004.

    10.439 X3             Loan Agreement (Re: Placentia Town Center) dated
                          December 21, 2004.

    10.440 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Gateway Station) dated December 2004.

    10.441 X3             Letter Agreement to Purchase (Re: Gateway Station)
                          dated October 22, 2004.

    10.442 X3             Assignment (Re: Northwoods) dated November 7, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.443 X3             Amended Agreement to Sale (Re: Northwoods) dated
                          November 8, 2004.

    10.444 X3             Promissory Note (Re: Northwoods) dated
                          December 29, 2004.

    10.445 X3             Loan Agreement (Re: Northwoods) dated
                          December 29, 2004.

    10.446 X3             Assignment of Contract (Re: Gateway Pavilions) dated
                          December, 2004.

    10.447 X3             Purchase and Sale Agreement and Escrow Instructions
                          (Re: Gateway Pavilions) dated August 9, 2004.

    10.448 X3             Promissory Note (Re: Gateway Pavilions) dated
                          December 30, 2004.

    10.449 X3             Loan Agreement (Re: Gateway Pavilions) dated
                          December 30, 2004.

    10.450 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - 31st Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.451 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - 19th Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.452 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - Minneapolis, MN)
                          dated December 16, 2004.

    10.453 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - De Pere, WI) dated
                          December 16, 2004.

    10.454 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - Greensboro, NC)
                          dated December 16, 2004.

    10.455 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - Fort Lauderdale, FL)
                          dated December 16, 2004.

    10.456 X              3 Purchase and Sale Agreement (Re: American Express -
                          31st Avenue, Phoenix, AZ, 19th Avenue, Phoenix, AZ,
                          Minneapolis, MN, De Pere, WI, Greensboro, NC and Fort
                          Lauderdale, FL) dated December 16, 2004.

    10.457 X3             Promissory Note (Re: American Express - 31st Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.458 X3             Loan Agreement (Re: American Express - 31st Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.459 X3             Promissory Note (Re: American Express - 19th Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.460 X3             Loan Agreement (Re: American Express - 19th Avenue,
                          Phoenix, AZ) dated December 16, 2004.

    10.461 X3             Promissory Note (Re: American Express - Minneapolis,
                          MN) dated December 16, 2004.

    10.462 X3             Loan Agreement (Re: American Express - Minneapolis,
                          MN) dated December 16, 2004.

    10.463 X3             Promissory Note (Re: American Express - De Pere, WI)
                          dated December 16, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.464 X3             Loan Agreement (Re: American Express - De Pere, WI)
                          dated December 16, 2004.

    10.465 X3             Promissory Note (Re: American Express - Greensboro,
                          NC) dated December 16, 2004.

    10.466 X3             Loan Agreement (Re: American Express - Greensboro, NC)
                          dated December 16, 2004.

    10.467 X3             Promissory Note (Re: American Express - Fort
                          Lauderdale, FL) dated December 16, 2004.

    10.468 X3             Loan Agreement (Re: American Express - Fort
                          Lauderdale, FL) dated December 16, 2004.

    10.469 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Southlake Town Square) dated
                          December 22, 2004.

    10.470 X3             Amended and Restated Purchase and Sale Agreement (Re:
                          Southlake Town Square) dated November 5, 2004.

    10.471 X3             Assignment and Assumption of Agreement to Admit
                          Partners (Re: Southlake Town Square) dated
                          December 22, 2004.

    10.472 X3             Agreement to Admit Partner (Re: Southlake Town Square)
                          dated November 5, 2004.

    10.473 X3             Assignment (Re: Henry Town Center) dated
                          December 23, 2004.

    10.474 X3             Amended Agreement of Purchase and Sale (Re: Henry Town
                          Center) dated December 1, 2004.

    10.475 X3             Promissory Note (Re: Henry Town Center) dated
                          January 8, 2003.

    10.476 X3             Deed to Secure Debt and Security Agreement (Re: Henry
                          Town Center) dated January 8, 2003.

    10.477 X3             Assignment (Re: 23rd Street Plaza) dated
                          December 23, 2004.

    10.478 X3             Agreement of Sale (Re: 23rd Street Plaza) dated
                          November 19, 2004.

    10.479 X3             Assignment (Re: Coram Plaza) dated December 23, 2004.

    10.480 X3             Amended Agreement of Purchase and Sale (Re: Coram
                          Plaza) dated October 21, 2004.

    10.481 X3             Assignment (Re: Phenix Crossing) dated
                          December 28, 2004.

    10.482 X3             Amended Real Estate Sale Agreement (Re: Phenix
                          Crossing) dated December 20, 2004.

    10.483 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Mesa Fiesta) dated December 2004.

    10.484 X3             Agreement of Purchase and Sale (Re: Mesa Fiesta) dated
                          December 7, 2004.

    10.485 X3             Assignment (Re: Green's Corner, Newton Crossroads and
                          Stilesboro Oaks) dated December 29, 2004.

    10.486 X3             Amended Purchase and Sale Agreement (Re: Green's
                          Corner, Newton Crossroads and Stilesboro Oaks) dated
                          December 20, 2004.

    10.487 X3             Assignment of Contract (Re: Shoppes at Lake Andrew)
                          dated December 30, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.488 X3             Letter Agreement to Purchase (Re: Shoppes at Lake
                          Andrew) dated November 8, 2004.

    10.489 X3             Promissory Note (Re: Shoppes at Lake Andrew) dated
                          October 30, 2002.

    10.490 X3             Future Advance and Renewal Note (Re: Shoppes at Lake
                          Andrew) dated February 26, 2004.

    10.491 X3             Notice of Future Advance, Mortgage Modification and
                          Amended and Restated Mortgage and Security Agreement
                          (Re: Shoppes at Lake Andrew) dated February 26, 2004.

    10.492 X3             Renewal Note (Re: Shoppes at Lake Andrew) dated
                          December 2004.

    10.493 X3             Mortgage Modification and Amended and Restated
                          Mortgage and Security Agreement (Re: Shoppes at Lake
                          Andrew) dated December 30, 2004.

    10.494 X3             Assignment of Contract (Re: Pleasant Run Towne
                          Crossing) dated December 29, 2004.

    10.495 X3             Promissory Note (Re: Pleasant Run Towne Crossing)
                          dated December 30, 2004.

    10.496 X3             Loan Agreement (Re: Pleasant Run Towne Crossing) dated
                          December 30, 2004.

    10.497 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Evans Town Center) dated December 2004.

    10.498 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: Irmo Station) dated December 2004.

    10.499 X3             Amended Agreement of Purchase and Sale (Re: Evans Town
                          Center and Irmo Station) dated December 29, 2004.

    10.500 X3             Assignment and Assumption of Purchase and Sale
                          Agreement (Re: American Express - Markham, Ontario,
                          Canada) dated January 25, 2005.

    10.501 X3             Purchase and Sale Agreement (Re: American Express -
                          Markham, Ontario, Canada) dated January 25, 2005.

    10.502 X3             Purchase Agreement (Re: American Express - Markham,
                          Ontario, Canada) dated January 25, 2005.

    10.503 X3             Promissory Note (Re: American Express - Markham,
                          Ontario, Canada) dated January 26, 2005.

    10.504 X3             Loan Agreement (Re: American Express - Markham,
                          Ontario, Canada) dated January 26, 2005.

    10.505 X3             Amended and Restated Project Promissory Note (Re:
                          Coram Plaza) dated December 7, 2004.

    10.506 X3             Amended and Restated Acquisition Promissory Note (Re:
                          Coram Plaza) dated December 7, 2004.

    10.507 X3             Amended and Restated Building Loan Promissory Note
                          (Re: Coram Plaza) dated December 7, 2004.

      EXHIBIT NO.                              DESCRIPTION
      -----------                              -----------
    10.508 X3             Assignment, Assumption, Modification and Release
                          Agreement (Re: Coram Plaza) dated December 7, 2004.

    10.509 X3             Interim Secured Promissory Note Loan No. 754183 (Re:
                          Coram Plaza) dated January 26, 2005.

    10.510 X3             Consolidated, Amended and Restated Secured Promissory
                          Note Loan No. 754183 (Re: Coram Plaza) dated January
                          26, 2005.

    10.511 X3             Loan Agreement Loan No. 754183 (Re: Coram Plaza) dated
                          January 26, 2005.

    10.512 X3             Guaranty Loan No. 754183 (Re: Coram Plaza) dated
                          January 26, 2005.

    23.1                  Consent of KPMG LLP

    23.2*********         Consent of Duane Morris LLP (included in Exhibit 5)

    23.3**********        Consent of Duane Morris LLP (included in Exhibit 8)

    24* Power of Attorney (included in signature page to the Registration Statement)

    31.1 X3               Rule 13a-15(e)/15d-15(e) Certification by Chief
                          Executive Officer

    31.2 X3               Rule 13a-15(e)/15d-15(e) Certification by Principal
                          Financial Officer

    31.3 X3               Rule 13a-15(e)/15d-15(e) Certification by Principal
                          Accounting Officer

    32.1 X3 Section 1350 Certification by Chief Executive Officer and Principal Accounting Officer and Principal
                          Financial Officer

    99.1 X2               Code of Business Conduct and Ethics

    99.2 X2               Nonretaliation Policy

    *                     Incorporated by reference to the Company's
                          Registration Statement on Form S-11 (File No.
                          333-103799) originally filed March 13, 2003.

    ** Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File
                          No. 333-103799) originally filed May 8, 2003.

    *** Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-11 (File
                          No. 333-103799) originally filed June 30, 2003.

    **** Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File
                          No. 333-103799) originally filed August 20, 2003.

    *****                 Incorporated by reference to Post-Effective Amendment
                          No. 1 to the Company's Registration Statement on Form
                          S-11 (File No. 333-103799) originally filed December
                          15, 2003.

    ******                Incorporated by reference to the Company's Annual
                          Report on Form 10-K for the year ended December 31, 2003, originally filed February 27, 2004.

    *******               Incorporated by reference to Post-Effective Amendment
                          No. 3 to the Company's Registration Statement on Form
                          S-11 (File No. 333-103799) originally filed March 15,
                          2004.

    ********              Incorporated by reference to the Company's Quarterly
                          Report on Form 10-Q for the quarter ended June 30, 2004, originally filed July 29, 2004.

    *********             Incorporated by reference to Post-Effective Amendment
                          No. 4 to the Company's Registration Statement on Form
                          S-11 (File No. 333-103799) originally filed June 15,
                          2004.

    **********            Incorporated by reference to Post-Effective Amendment
                          No. 5 to the Company's Registration Statement on Form
                          S-11 (File No. 333-103799) originally filed September
                          15, 2004.

    X1                    Incorporated by reference to the Company's
                          Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, originally filed on November

    X2                    Incorporated by reference to Post-Effective Amendment
                          No. 7 to the Company's Registration Statement on Form
                          S-11 (File No. 333-103799) originally filed.

    X3                    Incorporated by reference to the Company's Annual
                          Report on Form 10-K for the year ended December 31, 2004, originally filed on March 7, 2005

ITEM 37. UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i). To include any prospectus required by section 10(a)(3) of the Act;

          (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                                     PURCHASE PRICE        MORTGAGE
                                            NUMBER OF    DATE OF    PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                   SQUARE FEET   PURCHASE         FEE             OF PURCHASE
--------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                            25,692      04/01              3,304                   -
Eckerd Drug Store, Chattanooga, TN              10,908      05/02              2,367                   -
Michael's, Coon Rapids, MN                      24,317      07/02              2,808                   -
Deer Trace, Kohler, WI                         149,881      07/02             13,281                   -
Disney, Celebration, FL                        166,131      07/02             27,281              13,600
Townes Crossing, Oswego, IL                    105,989      08/02             12,043                   -
Park Square, Brooklyn Park, MN                 137,116      08/02              9,873               5,850
Forest Lake Marketplace, Forest Lake, MN        93,853      09/02             11,856                   -
Naper West Ph II, Naperville, IL                50,000      10/02              3,116                   -
Walgreens, Jennings, MO                         15,120      10/02              2,706                   -
Four Flaggs Annex, Niles, IL                    21,790      11/02              3,289                   -
Four Flaggs, Niles, IL                         306,479      11/02             21,298              12,510
Brunswick Market Center, Brunswick, OH         119,540      12/02             13,458                   -
Medina Marketplace, Medina, OH                  72,781      12/02              9,511                   -
Shakopee Valley, Shakopee, MN                  146,436      12/02             14,700                   -
Shops at Orchard Place, Skokie, IL             164,542      12/02             42,752                   -
Cub Foods, Hutchinson, MN                       60,208      01/03              5,388                   -
Mankato Heights, Mankato, MN                   129,410      04/03             15,102                   -
Caton Crossing, Plainfield, IL                  83,792      06/03             11,165                   -
Village Ten, Coon Rapids, MN                   211,568      08/03             15,104                   -
Rochester Marketplace, Rochester, MN            69,914      09/03              9,371                   -
University Crossing, Mishawaka, IN             136,422      10/03             14,913                   -

Total for Inland Real Estate Corporation     2,301,889              $        264,686   $          31,960
                                           ===========              ================   =================

                                                         OTHER CASH
                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                    PAYMENT    CAPITALIZED (A)         COST(B)
-------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                           3,304                 0                3,304
Eckerd Drug Store, Chattanooga, TN             2,367                 2                2,369
Michael's, Coon Rapids, MN                     2,808                 0                2,808
Deer Trace, Kohler, WI                        13,281                 0               13,281
Disney, Celebration, FL                       13,681                 0               27,281
Townes Crossing, Oswego, IL                   12,043               319               12,362
Park Square, Brooklyn Park, MN                 4,023               160               10,033
Forest Lake Marketplace, Forest Lake, MN      11,856               (41)              11,815
Naper West Ph II, Naperville, IL               3,116             1,298                4,414
Walgreens, Jennings, MO                        2,706                 6                2,712
Four Flaggs Annex, Niles, IL                   3,289                 6                3,295
Four Flaggs, Niles, IL                         8,788             2,645               23,943
Brunswick Market Center, Brunswick, OH        13,458               247               13,705
Medina Marketplace, Medina, OH                 9,511                 4                9,515
Shakopee Valley, Shakopee, MN                 14,700                12               14,712
Shops at Orchard Place, Skokie, IL            42,752              (129)              42,623
Cub Foods, Hutchinson, MN                      5,388                 7                5,395
Mankato Heights, Mankato, MN                  15,102               (12)              15,090
Caton Crossing, Plainfield, IL                11,165                 7               11,172
Village Ten, Coon Rapids, MN                  15,104                 0               15,104
Rochester Marketplace, Rochester, MN           9,371                (7)               9,364
University Crossing, Mishawaka, IN            14,913                20               14,933

Total for Inland Real Estate Corporation   $ 232,726   $         4,544    $         269,230
                                           =========   ===============    =================

                                                                               PURCHASE PRICE        MORTGAGE
                                                      NUMBER OF    DATE OF    PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                             SQUARE FEET   PURCHASE         FEE             OF PURCHASE
------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL                         65,870      01/01              7,440                   -
K-Mart, Macon, GA                                        102,098      02/01              9,031                   -
Lowe's Home Improvement Center, Warner Robbins, GA       131,575      02/01              9,431                   -
West Oaks, Ocoee, FL                                      66,539      03/01             11,221                   -
PETsMART - Chattanooga, Chattanooga, TN                   26,040      04/01              3,103                   -
PETsMART - Daytona Beach, Daytona Beach, FL               26,194      04/01              3,238                   -
PETsMART - Fredricksburg, Fredricksburg, VA               26,067      04/01              3,410                   -
Sand Lake Corners, Orlando, FL                           189,741      05/01             22,256                   -
Jo-Ann Fabrics, Alpharetta, GA                            44,418      06/01              4,911                   -
Woodstock Square, Atlanta, GA                            218,819      06/01             27,596                   -
Chickasaw Trails Shopping Center, Orlando, FL             75,492      08/01              8,631                   -
Just for Feet - Daytona, Daytona Beach, FL                22,255      08/01              3,901                   -
Skyview Plaza, Orlando, FL                               281,247      09/01             21,332                   -
Aberdeen Square, Boynton Beach, FL                        70,555      10/01              6,717                   -
Anderson Central, Anderson, SC                           223,211      11/01             15,863              11,000
Brandon Blvd. Shoppes, Brandon, FL                        85,377      11/01              9,482                   -
Creekwood Crossing, Bradenton, FL                        227,052      11/01             23,616                   -
Eckerd Drug Store - Greenville, Greenville, SC            10,908      11/01              2,828                   -
Abernathy Square, Atlanta, GA                            131,649      12/01             24,131                   -
Citrus Hills, Citrus Hills, FL                            68,927      12/01              6,027                   -
Douglasville Pavilion, Douglasville, GA                  267,764      12/01             27,377              20,000
Eckerd Drug Store - Spartanburg, Spartanburg, SC          10,908      12/01              2,807                   -
Fayetteville Pavilion, Fayetteville, NC                  272,385      12/01             26,898              20,133
Southlake Pavilion, Morrow, GA                           525,162      12/01             56,377              39,740
Steeplechase Plaza, Ocala, FL                             87,380      12/01              8,647                   -
Venture Pointev, Duluth, GA                              334,620      12/01             26,533              13,334
Sarasota Pavilion, Sarasota, FL                          324,140      01/02             42,100                   -

                                                                   OTHER CASH
                                                     CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                              PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL                        7,440                (6)               7,434
K-Mart, Macon, GA                                        9,031                 -                9,031
Lowe's Home Improvement Center, Warner Robbins, GA       9,431                 -                9,431
West Oaks, Ocoee, FL                                    11,221                27               11,248
PETsMART - Chattanooga, Chattanooga, TN                  3,103                 -                3,103
PETsMART - Daytona Beach, Daytona Beach, FL              3,238                 -                3,238
PETsMART - Fredricksburg, Fredricksburg, VA              3,410                 -                3,410
Sand Lake Corners, Orlando, FL                          22,256               (90)              22,166
Jo-Ann Fabrics, Alpharetta, GA                           4,911                 -                4,911
Woodstock Square, Atlanta, GA                           27,596               (56)              27,540
Chickasaw Trails Shopping Center, Orlando, FL            8,631                14                8,645
Just for Feet - Daytona, Daytona Beach, FL               3,901                 4                3,905
Skyview Plaza, Orlando, FL                              21,332               624               21,956
Aberdeen Square, Boynton Beach, FL                       6,717               (30)               6,687
Anderson Central, Anderson, SC                           4,863              (111)              15,752
Brandon Blvd. Shoppes, Brandon, FL                       9,482                 5                9,487
Creekwood Crossing, Bradenton, FL                       23,616                96               23,712
Eckerd Drug Store - Greenville, Greenville, SC           2,828               (17)               2,811
Abernathy Square, Atlanta, GA                           24,131               280               24,411
Citrus Hills, Citrus Hills, FL                           6,027               191                6,218
Douglasville Pavilion, Douglasville, GA                  7,377              (156)              27,221
Eckerd Drug Store - Spartanburg, Spartanburg, SC         2,807                11                2,818
Fayetteville Pavilion, Fayetteville, NC                  6,765             1,285               28,183
Southlake Pavilion, Morrow, GA                          16,637             7,413               63,790
Steeplechase Plaza, Ocala, FL                            8,647               457                9,104
Venture Pointev, Duluth, GA                             13,199              (149)              26,384
Sarasota Pavilion, Sarasota, FL                         42,100               182               42,282

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                            284,224         01/02             21,762                   -
Universal Plaza, Lauderhill, FL                                 49,816         01/02              9,872                   -
Hairston Crossing, Decatur, GA                                  57,884         02/02              6,630                   -
Just for Feet - Augusta, Augusta, GA                            22,115         02/02              3,054                   -
Just For Feet - Covington, Covington, LA                        20,116         02/02              3,447                   -
Logger Head Junction, Sarasota, FL                               4,711         02/02                665                   -
Shoppes of Golden Acres, Newport Richey, FL                     76,371         02/02             10,831                   -
Newnan Pavilion, Newnan, GA                                    481,004         03/02             33,114                   -
Eisenhower Crossing I & II, Macon, GA                          403,013   11/01,03/02             43,292                   -
Acworth Avenue Retail Shopping Center, Acworth, GA              16,130    12/00,3/02              2,834                   -
Crystal Springs Shopping Center, Crystal Springs, FL            67,021         04/02              7,478                   -
Eckerd Drug Store - Concord, Concord, NC                        10,908         04/02              2,039                   -
Eckerd Drug Store - Tega Cay, Tega Cay, SC                      13,824         04/02              2,544                   -
Melbourne Shopping Center, Melbourne, FL                       209,217         04/02              9,842               5,949
Riverstone Plaza, Canton, GA                                   302,024         04/02             31,943                   -
Target Center, Columbia, SC                                     79,253         04/02              7,673                   -
Hampton Point, Taylors, SC                                      58,316         05/02              4,526                   -
Northpoint Marketplace, Spartanburg, SC                        101,982         05/02              8,269                   -
Oleander Shopping Center, Wilmington, NC                        51,888         05/02              5,221               3,000
Sharon Greens, Cumming, GA                                      98,317         05/02             13,062                   -
Bass Pro Outdoor World, Dania Beach, FL                        165,000         06/02             18,220                   -
Chesterfield Crossings, Richmond, VA,                           68,898         06/02             10,982                   -
Circuit City-Rome, Rome, GA                                     33,056         06/02              4,476                   -
Circuit City-Vero Beach, Vero Beach, FL                         33,243         06/02              5,648                   -
Hillsboro Square, Deerfield Beach, FL                          145,647         06/02             18,985                   -
Stonebridge Square, Roswell, GA                                160,104         06/02             19,529                   -
Ward's Crossing, Lynchburg, VA                                  80,918         06/02             11,100                   -
Circuit City Plaza, Orlando, FL                                 78,625         07/02             11,518                   -
Eckerd Drug Store - Woodruff, Woodruff, SC                      13,824         07/02              2,475                   -
McFarland Plaza, Tuscaloosa, AL                                221,807         07/02             15,259                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                           21,762            10,181               31,943
Universal Plaza, Lauderhill, FL                                9,872                 2                9,874
Hairston Crossing, Decatur, GA                                 6,630                34                6,664
Just for Feet - Augusta, Augusta, GA                           3,054                 3                3,057
Just For Feet - Covington, Covington, LA                       3,447                 -                3,447
Logger Head Junction, Sarasota, FL                               665                 -                  665
Shoppes of Golden Acres, Newport Richey, FL                   10,831               101               10,932
Newnan Pavilion, Newnan, GA                                   33,114             2,623               35,737
Eisenhower Crossing I & II, Macon, GA                         43,292              (286)              43,006
Acworth Avenue Retail Shopping Center, Acworth, GA             2,834                16                2,850
Crystal Springs Shopping Center, Crystal Springs, FL           7,478                (2)               7,476
Eckerd Drug Store - Concord, Concord, NC                       2,039               156                2,195
Eckerd Drug Store - Tega Cay, Tega Cay, SC                     2,544               544                3,088
Melbourne Shopping Center, Melbourne, FL                       3,893               935               10,777
Riverstone Plaza, Canton, GA                                  31,943               243               32,186
Target Center, Columbia, SC                                    7,673                20                7,693
Hampton Point, Taylors, SC                                     4,526                55                4,581
Northpoint Marketplace, Spartanburg, SC                        8,269              (128)               8,141
Oleander Shopping Center, Wilmington, NC                       2,221                12                5,233
Sharon Greens, Cumming, GA                                    13,062                79               13,141
Bass Pro Outdoor World, Dania Beach, FL                       18,220                16               18,236
Chesterfield Crossings, Richmond, VA,                         10,982               723               11,705
Circuit City-Rome, Rome, GA                                    4,476                 6                4,482
Circuit City-Vero Beach, Vero Beach, FL                        5,648                 9                5,657
Hillsboro Square, Deerfield Beach, FL                         18,985             2,565               21,550
Stonebridge Square, Roswell, GA                               19,529             1,653               21,182
Ward's Crossing, Lynchburg, VA                                11,100               (76)              11,024
Circuit City Plaza, Orlando, FL                               11,518                 -               11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                     2,475               374                2,849
McFarland Plaza, Tuscaloosa, AL                               15,259                21               15,280

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                                 256,523         07/02             38,184                   -
Walk at Highwoods I, Tampa, FL                                 133,940         07/02             23,999                   -
Eckerd Drug Store - Blackstock, Spartanburg, SC                 10,908         08/02              2,723                   -
Forestdale Plaza, Jamestown, NC                                 53,239         08/02              6,670                   -
Sexton Commons, Fuquay Varina, NC                               49,097         08/02              8,023                   -
Shoppes at Lake Mary, Lake Mary, FL                             69,843         08/02             11,140                   -
Wakefield Crossing, Raleigh, NC                                 75,929         08/02             10,794                   -
Circuit City-Cary, Cary, NC                                     27,891         09/02              5,650                   -
Cox Creek, Florence, AL                                        173,934         09/02             19,231              15,287
Forest Hills Centre, Wilson, NC                                 73,280         09/02              6,675                   -
Golden Gate, Greensboro, NC                                    153,114         10/02             10,545                   -
Goldenrod Groves, Orlando, FL                                  108,944         10/02              9,177                   -
City Crossing, Warner Robins, GA                               187,099         11/02             14,644                   -
Clayton Corners, Clayton, NC                                   125,656         11/02             14,994               9,740
CompUSA Retail Center, Newport News, VA                         47,134         11/02              7,324                   -
Duvall Village, Bowie, MD                                       82,522         11/02             13,046                   -
Gateway Plaza - Jacksonville, Jacksonville, NC                 101,682         11/02             11,865                   -
Harundale Plaza, Glen Burnie, MD                               274,160         11/02             24,752                   -
Jones Bridge Plaza, Norcross, GA                                83,363         11/02              7,525                   -
Lakewood Ranch, Bradenton, FL                                   69,472         11/02              9,494               4,400
North Aiken Bi-Lo Center, Aiken, SC                             59,204         11/02              5,816                   -
Plant City Crossing, Plant City, FL                             85,252         11/02             10,879                   -
Presidential Commons, Snellville, GA                           372,149         11/02             45,032              26,113
Rainbow Foods - Garland, Garland, TX                            70,576         11/02              5,098                   -
Rainbow Foods - Rowlett, Rowlett, TX                            63,117         11/02              4,604                   -
River Ridge, Birmingham, AL                                    158,755         11/02             26,492                   -
Rosedale Shopping Center, Huntersville, NC                      94,248         11/02             19,544              13,300
Shoppes on the Circle, Dothan, AL                              149,085         11/02             15,013              12,210
Southlake Shopping Center, Cornelius, NC                       131,247         11/02             13,633               7,962
Village Square at Golf, Boynton Beach, FL                      134,894         11/02             18,537                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                                38,184             3,077               41,261
Walk at Highwoods I, Tampa, FL                                23,999                72               24,071
Eckerd Drug Store - Blackstock, Spartanburg, SC                2,723                 -                2,723
Forestdale Plaza, Jamestown, NC                                6,670              (114)               6,556
Sexton Commons, Fuquay Varina, NC                              8,023              (129)               7,894
Shoppes at Lake Mary, Lake Mary, FL                           11,140                59               11,199
Wakefield Crossing, Raleigh, NC                               10,794              (182)              10,612
Circuit City-Cary, Cary, NC                                    5,650                 4                5,654
Cox Creek, Florence, AL                                        3,944                31               19,262
Forest Hills Centre, Wilson, NC                                6,675                11                6,686
Golden Gate, Greensboro, NC                                   10,545                23               10,568
Goldenrod Groves, Orlando, FL                                  9,177               741                9,918
City Crossing, Warner Robins, GA                              14,644             3,204               17,848
Clayton Corners, Clayton, NC                                   5,254                (5)              14,989
CompUSA Retail Center, Newport News, VA                        7,324                 5                7,329
Duvall Village, Bowie, MD                                     13,046               369               13,415
Gateway Plaza - Jacksonville, Jacksonville, NC                11,865               (24)              11,841
Harundale Plaza, Glen Burnie, MD                              24,752               (40)              24,712
Jones Bridge Plaza, Norcross, GA                               7,525               401                7,926
Lakewood Ranch, Bradenton, FL                                  5,094                39                9,533
North Aiken Bi-Lo Center, Aiken, SC                            5,816                13                5,829
Plant City Crossing, Plant City, FL                           10,879               (16)              10,863
Presidential Commons, Snellville, GA                          18,919                 6               45,038
Rainbow Foods - Garland, Garland, TX                           5,098                 5                5,103
Rainbow Foods - Rowlett, Rowlett, TX                           4,604                 2                4,606
River Ridge, Birmingham, AL                                   26,492                79               26,571
Rosedale Shopping Center, Huntersville, NC                     6,244              (122)              19,422
Shoppes on the Circle, Dothan, AL                              2,803                19               15,032
Southlake Shopping Center, Cornelius, NC                       5,671               (15)              13,618
Village Square at Golf, Boynton Beach, FL                     18,537              (263)              18,274

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                                32,000         12/02              3,964                   -
Columbiana Station, Columbia, SC                               270,649         12/02             46,615                   -
Gateway Plaza - Conway, Conway, SC                              62,428         12/02              6,295                   -
Lakeview Plaza, Kissimmee, FL                                   54,788         12/02              6,187               3,613
Meadowmont Village Center, Chapel Hill, NC                     133,471         12/02             26,808                   -
Shoppes at Citiside, Charlotte, NC                              75,478         12/02              9,706                   -
Shoppes at New Tampa, Wesley Chapel, FL                        158,342         12/02             19,196                   -
Camp Hill Center, Harrisburg, PA                                63,350         01/03              7,786                   -
Eckerd Drug Store - #5018, Amherst, NY                          10,908         01/03              2,805               1,582
Eckerd Drug Store - #5661, Buffalo, NY                          12,732         01/03              3,145               1,777
Eckerd Drug Store - #5786, Dunkirk, NY                          10,908         01/03              1,720                 905
Eckerd Drug Store - #5797, Cheektowaga, NY                      10,908         01/03              3,756               1,636
Eckerd Drug Store - #6007, Connelsville, PA                     10,908         01/03              3,503               1,636
Eckerd Drug Store - #6036, Pittsburgh, PA                       10,908         01/03              3,840               1,636
Eckerd Drug Store - #6040, Monroeville,PA                       12,738         01/03              5,430               1,911
Eckerd Drug Store - #6043, Monroeville,PA                       10,908         01/03              3,315               1,637
Eckerd Drug Store - #6062, Harborcreek, PA                      10,908         01/03              2,527               1,418
Eckerd Drug Store - #6089, Weirton, WV                          10,908         01/03              2,472               1,374
Eckerd Drug Store - #6095, Cheswick, PA                         10,908         01/03              2,791               1,571
Eckerd Drug Store - #6172, New Castle,PA                        10,908         01/03              2,877               1,636
Eckerd Drug Store - #6193, Erie, PA                             10,908         01/03              2,919               1,636
Eckerd Drug Store - #6199, Millcreek, PA                        10,908         01/03              3,729               1,637
Eckerd Drug Store - #6257, Millcreek, PA                        10,908         01/03              1,444                 640
Eckerd Drug Store - #6286, Erie, PA                             10,908         01/03              4,193               1,601
Eckerd Drug Store - #6334, Erie, PA                             10,908         01/03              2,997               1,636
Eckerd Drug Store - #6392, Penn, PA                             10,908         01/03              2,949               1,636
Eckerd Drug Store - #6695, Plum Borough, PA                     10,908         01/03              3,669               1,637
Eckerd Drug Store - Piedmont, Piedmont, SC                      10,908         01/03              1,968                   -
Market Square, Douglasville, GA                                121,774         01/03             12,905               8,390
Springfield Park, Lawrenceville, GA                            105,321         01/03             10,924                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                               3,964                16                3,980
Columbiana Station, Columbia, SC                              46,615               193               46,808
Gateway Plaza - Conway, Conway, SC                             6,295                 -                6,295
Lakeview Plaza, Kissimmee, FL                                  2,574                19                6,206
Meadowmont Village Center, Chapel Hill, NC                    26,808              (581)              26,227
Shoppes at Citiside, Charlotte, NC                             9,706               326               10,032
Shoppes at New Tampa, Wesley Chapel, FL                       19,196              (266)              18,930
Camp Hill Center, Harrisburg, PA                               7,786                 5                7,791
Eckerd Drug Store - #5018, Amherst, NY                         1,223                 -                2,805
Eckerd Drug Store - #5661, Buffalo, NY                         1,368                 -                3,145
Eckerd Drug Store - #5786, Dunkirk, NY                           815                 -                1,720
Eckerd Drug Store - #5797, Cheektowaga, NY                     2,120                (1)               3,755
Eckerd Drug Store - #6007, Connelsville, PA                    1,867                 -                3,503
Eckerd Drug Store - #6036, Pittsburgh, PA                      2,204                (1)               3,839
Eckerd Drug Store - #6040, Monroeville,PA                      3,519                (2)               5,428
Eckerd Drug Store - #6043, Monroeville,PA                      1,678                 -                3,315
Eckerd Drug Store - #6062, Harborcreek, PA                     1,109                 -                2,527
Eckerd Drug Store - #6089, Weirton, WV                         1,098                 -                2,472
Eckerd Drug Store - #6095, Cheswick, PA                        1,220                 -                2,791
Eckerd Drug Store - #6172, New Castle,PA                       1,241                 -                2,877
Eckerd Drug Store - #6193, Erie, PA                            1,283                 -                2,919
Eckerd Drug Store - #6199, Millcreek, PA                       2,092                (1)               3,728
Eckerd Drug Store - #6257, Millcreek, PA                         804                 -                1,444
Eckerd Drug Store - #6286, Erie, PA                            2,592                (1)               4,192
Eckerd Drug Store - #6334, Erie, PA                            1,361                 -                2,997
Eckerd Drug Store - #6392, Penn, PA                            1,313                 -                2,949
Eckerd Drug Store - #6695, Plum Borough, PA                    2,032                 -                3,669
Eckerd Drug Store - Piedmont, Piedmont, SC                     1,968                 5                1,973
Market Square, Douglasville, GA                                4,515               787               13,692
Springfield Park, Lawrenceville, GA                           10,924                 5               10,929

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                           109,937         01/03             11,439                   -
Capital Crossing, Raleigh, NC                                   92,248         02/03              9,984                   -
Colonial Promenade Bardmore Center, Largo, FL                  152,667         02/03             17,151                   -
Commonwealth Center II, Richmond, VA                           165,382         02/03             22,278                   -
Concord Crossing, Concord, NC                                   55,930         02/03              5,331                   -
Fountains, Plantation, FL                                      408,807         02/03             44,412                   -
Marketplace at Mill Creek, Buford, GA                          398,407         02/03             50,118                   -
Monroe Shopping Center, Monroe, NC                              45,080         02/03              3,548                   -
Oakley Plaza, Asheville, NC                                    118,727         02/03              9,469                   -
Overlook at King of Prussia, King of Prussia, PA               186,980         02/03             57,045              30,000
Paraiso Plaza, Hialeah, FL                                      61,012         02/03              9,481                   -
Publix Brooker Creek, Palm Harbor, FL                           77,596         02/03              8,719               4,468
Sheridan Square, Dania, FL                                      67,425         02/03              7,586                   -
Stonecrest Marketplace, Lithonia, GA                           264,447         02/03             34,742                   -
Suwanee Crossroads, Suwanee, GA                                 69,500         02/03             12,068                   -
Windsor Court Shopping Center, Windsor Court, CT                78,480         02/03             14,639                   -
Downtown Short Pump, Richmond, VA                              125,553         03/03             33,515                   -
Valley Park Commons, Hagerstown, MD                             89,579         03/03             11,317                   -
Eckerd - Perry Creek, Perry Creek, NC                           10,908         09/02              2,795                   -
Village Center, Mt. Pleasant, WI                               217,103         03/03             23,987                   -
Watercolor Crossing, Tallahassee, FL                            43,200         03/03              5,485                   -
Bi-Lo - Southern Pines, Southern Pines, NC                      57,404         04/03              8,127                   -
Creeks at Virginia Center, Richmond, VA                        266,266         04/03             39,458              27,804
Flamingo Falls, Pembroke Pines, FL                             108,565         04/03             23,946                   -
Glenmark Shopping Center, Morgantown, WV                       122,167         04/03             12,982                   -
River Run, Miramar, FL                                          93,643         04/03             11,638                   -
Westside Centre Shopping Center, Huntsville, AL                490,784         04/03             46,015              39,350
440 Commons, Jersey City, NJ                                   162,533         05/03             18,046                   -
Barrett Pavilion, Kennesaw, GA                                 460,755         05/03             80,183                   -
Bi-Lo - Asheville, Asheville, NC                                54,319         05/03              7,727                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                          11,439              (248)              11,191
Capital Crossing, Raleigh, NC                                  9,984                14                9,998
Colonial Promenade Bardmore Center, Largo, FL                 17,151                45               17,196
Commonwealth Center II, Richmond, VA                          22,278              (133)              22,145
Concord Crossing, Concord, NC                                  5,331                 5                5,336
Fountains, Plantation, FL                                     44,412                 -               44,412
Marketplace at Mill Creek, Buford, GA                         50,118                50               50,168
Monroe Shopping Center, Monroe, NC                             3,548                 5                3,553
Oakley Plaza, Asheville, NC                                    9,469                 4                9,473
Overlook at King of Prussia, King of Prussia, PA              27,045                15               57,060
Paraiso Plaza, Hialeah, FL                                     9,481                26                9,507
Publix Brooker Creek, Palm Harbor, FL                          4,251               146                8,865
Sheridan Square, Dania, FL                                     7,586                23                7,609
Stonecrest Marketplace, Lithonia, GA                          34,742              (115)              34,627
Suwanee Crossroads, Suwanee, GA                               12,068               (69)              11,999
Windsor Court Shopping Center, Windsor Court, CT              14,639                10               14,649
Downtown Short Pump, Richmond, VA                             33,515              (147)              33,368
Valley Park Commons, Hagerstown, MD                           11,317                12               11,329
Eckerd - Perry Creek, Perry Creek, NC                          2,795               (66)               2,729
Village Center, Mt. Pleasant, WI                              23,987               (33)              23,954
Watercolor Crossing, Tallahassee, FL                           5,485                 -                5,485
Bi-Lo - Southern Pines, Southern Pines, NC                     8,127               (62)               8,065
Creeks at Virginia Center, Richmond, VA                       11,654             1,608               41,066
Flamingo Falls, Pembroke Pines, FL                            23,946                 -               23,946
Glenmark Shopping Center, Morgantown, WV                      12,982               335               13,317
River Run, Miramar, FL                                        11,638                (5)              11,633
Westside Centre Shopping Center, Huntsville, AL                6,665             2,035               48,050
440 Commons, Jersey City, NJ                                  18,046                 9               18,055
Barrett Pavilion, Kennesaw, GA                                80,183               (51)              80,132
Bi-Lo - Asheville, Asheville, NC                               7,727                (1)               7,726

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                              61,705         05/03             11,836                   -
Bi-Lo - Sylvania, Sylvania, GA                                  36,000         05/03              4,407                   -
Birkdale Village, Charlotte, NC                                653,983         05/03             96,410                   -
BJ'S Wholesale Club, Charlotte, NC                              99,792         05/03             13,025                   -
Brick Center Plaza, Brick, NJ                                  114,028         05/03             19,451                   -
East Hanover Plaza, East Hanover, NJ                           122,028         05/03             17,312                   -
Eckerd Drug Store - #0234, Marietta, GA                         10,880         05/03              2,044               1,161
Eckerd Drug Store - #0444, Gainesville, GA                      10,594         05/03              1,986               1,129
Eckerd Drug Store - #0818, Ft. Worth, TX                        10,908         05/03              2,691               1,540
Eckerd Drug Store - #0862, Wichita Falls, TX                     9,504         05/03              2,087               1,203
Eckerd Drug Store - #0943, Richardson, TX                       10,560         05/03              2,354               1,338
Eckerd Drug Store - #0963, Richardson, TX                       10,560         05/03              2,313               1,316
Eckerd Drug Store - #0968, Wichita Falls, TX                     9,504         05/03              1,837               1,036
Eckerd Drug Store - #0980, Dallas, TX                            9,504         05/03              1,917               1,097
Eckerd Drug Store - #2320, Snellville, GA                       10,594         05/03              2,230               1,271
Eckerd Drug Store - #2506, Dallas, TX                            9,504         05/03              2,073               1,177
Eckerd Drug Store - #3072, Richland Hills, TX                   10,908         05/03              2,663               1,521
Eckerd Drug Store - #3152, Lake Worth, TX                        9,504         05/03              1,805               1,021
Eckerd Drug Store - #3169, River Oaks, TX                       10,908         05/03              2,705               1,546
Eckerd Drug Store - #3192, Tyler, TX                             9,504         05/03              1,495                 845
Eckerd Drug Store - #3338, Kissimmee, FL                        10,880         05/03              2,479               1,407
Eckerd Drug Store - #3350, Oklahoma City, OK                     9,504         05/03              1,776               1,005
Eckerd Drug Store - #3363, Ft. Worth, TX                         9,504         05/03              1,661                 941
Eckerd Drug Store - #3449, Lawrenceville, GA                     9,504         05/03              2,061                   -
Eckerd Drug Store - #3528, Plano, TX                            10,908         05/03              2,535               1,445
Edgewater Town Center, Edgewater, NJ                            77,446         05/03             27,030                   -
Goody's Shopping Center, Augusta, GA                            22,560         05/03              2,051                   -
Heritage Pavilion, Smyrna, GA                                  262,961         05/03             40,013                   -
Hiram Pavilion, Hiram, GA                                      363,618         05/03             36,787                   -
Killearn Shopping Center, Tallahassee, FL                       94,547         05/03             10,945               4,041

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                            11,836                10               11,846
Bi-Lo - Sylvania, Sylvania, GA                                 4,407                 2                4,409
Birkdale Village, Charlotte, NC                               96,410              (897)              95,513
BJ'S Wholesale Club, Charlotte, NC                            13,025                 1               13,026
Brick Center Plaza, Brick, NJ                                 19,451                13               19,464
East Hanover Plaza, East Hanover, NJ                          17,312                 5               17,317
Eckerd Drug Store - #0234, Marietta, GA                          883                 4                2,048
Eckerd Drug Store - #0444, Gainesville, GA                       857                 4                1,990
Eckerd Drug Store - #0818, Ft. Worth, TX                       1,151                 4                2,695
Eckerd Drug Store - #0862, Wichita Falls, TX                     884                 4                2,091
Eckerd Drug Store - #0943, Richardson, TX                      1,016                 4                2,358
Eckerd Drug Store - #0963, Richardson, TX                        997                 4                2,317
Eckerd Drug Store - #0968, Wichita Falls, TX                     801                 4                1,841
Eckerd Drug Store - #0980, Dallas, TX                            820                 4                1,921
Eckerd Drug Store - #2320, Snellville, GA                        959                 4                2,234
Eckerd Drug Store - #2506, Dallas, TX                            896                 4                2,077
Eckerd Drug Store - #3072, Richland Hills, TX                  1,142                 4                2,667
Eckerd Drug Store - #3152, Lake Worth, TX                        784                 4                1,809
Eckerd Drug Store - #3169, River Oaks, TX                      1,159                 4                2,709
Eckerd Drug Store - #3192, Tyler, TX                             650                 4                1,499
Eckerd Drug Store - #3338, Kissimmee, FL                       1,072                 4                2,483
Eckerd Drug Store - #3350, Oklahoma City, OK                     771                 4                1,780
Eckerd Drug Store - #3363, Ft. Worth, TX                         720                 4                1,665
Eckerd Drug Store - #3449, Lawrenceville, GA                   2,061                 4                2,065
Eckerd Drug Store - #3528, Plano, TX                           1,090                 4                2,539
Edgewater Town Center, Edgewater, NJ                          27,030                11               27,041
Goody's Shopping Center, Augusta, GA                           2,051                 -                2,051
Heritage Pavilion, Smyrna, GA                                 40,013                 4               40,017
Hiram Pavilion, Hiram, GA                                     36,787             1,559               38,346
Killearn Shopping Center, Tallahassee, FL                      6,904                80               11,025

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                      227,209         05/03             26,858                   -
North Hill Commons, Anderson, SC                                42,942         05/03              4,541                   -
Sandy Plains Village, Roswell, GA                              175,035         05/03             18,055                   -
Shoppes at Paradise Pointe, Ft Walton Beach, FL                 84,070         05/03             11,591                   -
Sony Theatre Complex, East Hanover, NJ                          70,549         05/03             12,068                   -
Town & Country, Knoxville, TN                                  639,135         05/03             49,812                   -
Village Crossing, Skokie, IL                                   427,722         05/03             69,443                   -
West Falls Plaza, West Paterson, NJ                             88,913         05/03             20,980                   -
CostCo Plaza, White Marsh, MD                                  209,841         06/03             16,857                   -
Denbigh Village Shopping Center, Newport News, VA              311,583         06/03             20,855                   -
Shoppes at Lake Dow, McDonough, GA                              73,271         06/03             11,014                   -
Willoughby Hills Shopping Center, Willoughby Hills, OH         359,414         06/03             37,705              14,480
Cascades Marketplace, Sterling, VA                              98,532         07/03             16,840                   -
Fayette Pavilion III, Fayetteville, GA                         619,856         07/03             46,308                   -
Northlake Commons, Palm Beach Gardens, FL                      143,955         07/03             21,643                   -
Route 22 Retail Shopping Center, Union, NJ                     110,453         07/03             19,054              11,355
Vision Works, Plantation, FL                                     6,891         07/03              1,732                   -
Bellevue Place Shopping Center, Nashville, TN                   77,249         08/03             10,884                   -
Camfield Corners, Charlotte, NC                                 69,887         08/03              9,339                   -
Kensington Place, Murfreesboro, TN                              70,624         08/03              7,167                   -
Largo Town Center, Upper Marlboro, MD                          270,310         08/03             30,947                   -
Naugatuck Valley Shopping Center, Waterbury, CT                383,332         08/03             50,452                   -
Riverdale Shops, West Springfield, MA                          273,928         08/03             42,055                   -
Spring Mall Center, Springfield, VA                             56,511         08/03             10,481                   -
Walgreen's, Port Huron, MI                                      14,998         08/03              4,368                   -
Bank First, Winter Park, FL                                      3,348         09/03                723                   -
Carlisle Commons, Carlisle, PA                                 393,023         09/03             39,635                   -
Circuit City - Culver City, Culver City, CA                     32,873         09/03              8,781                   -
Circuit City - Highland Ranch, Highland Ranch, CO               43,480         09/03              5,628                   -
Circuit City - Olympia, Olympia, WA                             35,776         09/03              5,632                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                     26,858               265               27,123
North Hill Commons, Anderson, SC                               4,541                 1                4,542
Sandy Plains Village, Roswell, GA                             18,055                84               18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL               11,591               (94)              11,497
Sony Theatre Complex, East Hanover, NJ                        12,068                 5               12,073
Town & Country, Knoxville, TN                                 49,812             1,397               51,209
Village Crossing, Skokie, IL                                  69,443             6,001               75,444
West Falls Plaza, West Paterson, NJ                           20,980                 5               20,985
CostCo Plaza, White Marsh, MD                                 16,857                 5               16,862
Denbigh Village Shopping Center, Newport News, VA             20,855              (106)              20,749
Shoppes at Lake Dow, McDonough, GA                            11,014               (68)              10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH        23,225                22               37,727
Cascades Marketplace, Sterling, VA                            16,840                 5               16,845
Fayette Pavilion III, Fayetteville, GA                        46,308             2,540               48,848
Northlake Commons, Palm Beach Gardens, FL                     21,643               523               22,166
Route 22 Retail Shopping Center, Union, NJ                     7,699                 -               19,054
Vision Works, Plantation, FL                                   1,732                 6                1,738
Bellevue Place Shopping Center, Nashville, TN                 10,884                 5               10,889
Camfield Corners, Charlotte, NC                                9,339                 2                9,341
Kensington Place, Murfreesboro, TN                             7,167                 -                7,167
Largo Town Center, Upper Marlboro, MD                         30,947                 7               30,954
Naugatuck Valley Shopping Center, Waterbury, CT               50,452                 8               50,460
Riverdale Shops, West Springfield, MA                         42,055                34               42,089
Spring Mall Center, Springfield, VA                           10,481                 2               10,483
Walgreen's, Port Huron, MI                                     4,368                 9                4,377
Bank First, Winter Park, FL                                      723                 8                  731
Carlisle Commons, Carlisle, PA                                39,635                10               39,645
Circuit City - Culver City, Culver City, CA                    8,781                 4                8,785
Circuit City - Highland Ranch, Highland Ranch, CO              5,628                 3                5,631
Circuit City - Olympia, Olympia, WA                            5,632                 3                5,635

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                      791,373         09/03             88,521                   -
Kroger - Cincinnati, Cincinnati, OH                             56,634         09/03              7,431                   -
Kroger - Grand Prairie, Grand Prairie, TX                       64,522         09/03              5,793                   -
Kroger - Westchester, Westchester, OH                           56,083         09/03              4,670                   -
Lowe's Home Improvement - Baytown, Baytown, TX                 125,357         09/03             11,478                   -
Lowe's Home Improvement - Cullman, Cullman, AL                 101,287         09/03              8,960                   -
Lowe's Home Improvement - Houston, Houston, TX                 131,644         09/03             12,050                   -
Lowe's Home Improvement - Steubenville, Steubenville, OH       130,497         09/03             11,442                   -
Southwood Plantation, Tallahassee, FL                           62,700         10/02              7,738                   -
Super Wal-Mart - Alliance, Alliance, OH                        200,084         09/03             15,879                   -
Super Wal-Mart - Greenville, Greenville, SC                    200,084         09/03             16,971                   -
Super Wal-Mart - Winston-Salem, Winston-Salem, NC              204,931         09/03             18,721                   -
Eckerd - Gaffney, Gaffney, SC                                   13,813         12/02              2,374                   -
Wal-Mart/Sam's Club, Worcester, MA                             107,929         09/03             11,194                   -
Bi-Lo at Northside Plaza, Greenwood, SC                         41,581         10/03              4,069                   -
Cedar Springs Crossing, Spartanburg, SC                         86,581         10/03             10,191                   -
Clearwater Crossing, Flowery Branch, GA                         90,566         10/03             13,303                   -
Cortez Plaza, Bradenton, FL                                    286,610         10/03             26,819              16,828
Houston Square, Warner Robins, GA                               60,799         10/03              5,214                   -
Lexington Place, Lexington, SC                                  83,167         10/03              8,481                   -
Manchester Broad Street, Manchester, CT                         68,509         10/03             13,119                   -
Plaza Del Paraiso, Miami, FL                                    82,442         10/03             15,417                   -
Seekonk Town Center, Seekonk, MA                                80,713         10/03             11,068                   -
Shoppes of Ellenwood, Ellenwood, GA                             67,721         10/03             10,703                   -
Shoppes of Lithia, Brandon, FL                                  71,430         10/03             12,926                   -
Crossroads Plaza, Lumberton, NJ                                 89,627         11/03             18,232                   -
Hilliard Rome, Columbus, OH                                    110,772         11/03             17,171              11,883
Loisdale Center, Springfield, VA                               120,742         11/03             29,051                   -
Middletown Village, Middletown, RI                              98,161         11/03             17,871                   -
Shoppes at Oliver's Crossing, Winston-Salem, NC                 76,512         11/03             10,386                   -

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                     88,521              (357)              88,164
Kroger - Cincinnati, Cincinnati, OH                            7,431                 3                7,434
Kroger - Grand Prairie, Grand Prairie, TX                      5,793                 7                5,800
Kroger - Westchester, Westchester, OH                          4,670                 3                4,673
Lowe's Home Improvement - Baytown, Baytown, TX                11,478                 7               11,485
Lowe's Home Improvement - Cullman, Cullman, AL                 8,960                 3                8,963
Lowe's Home Improvement - Houston, Houston, TX                12,050                 7               12,057
Lowe's Home Improvement - Steubenville, Steubenville, OH      11,442                 3               11,445
Southwood Plantation, Tallahassee, FL                          7,738                 4                7,742
Super Wal-Mart - Alliance, Alliance, OH                       15,879                 3               15,882
Super Wal-Mart - Greenville, Greenville, SC                   16,971                 3               16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC             18,721                 3               18,724
Eckerd - Gaffney, Gaffney, SC                                  2,374               502                2,876
Wal-Mart/Sam's Club, Worcester, MA                            11,194                 3               11,197
Bi-Lo at Northside Plaza, Greenwood, SC                        4,069                 -                4,069
Cedar Springs Crossing, Spartanburg, SC                       10,191                 -               10,191
Clearwater Crossing, Flowery Branch, GA                       13,303                 -               13,303
Cortez Plaza, Bradenton, FL                                    9,991             1,854               28,673
Houston Square, Warner Robins, GA                              5,214                 -                5,214
Lexington Place, Lexington, SC                                 8,481                 -                8,481
Manchester Broad Street, Manchester, CT                       13,119                 -               13,119
Plaza Del Paraiso, Miami, FL                                  15,417                 -               15,417
Seekonk Town Center, Seekonk, MA                              11,068                 -               11,068
Shoppes of Ellenwood, Ellenwood, GA                           10,703                 -               10,703
Shoppes of Lithia, Brandon, FL                                12,926                 -               12,926
Crossroads Plaza, Lumberton, NJ                               18,232                 -               18,232
Hilliard Rome, Columbus, OH                                    5,288               231               17,402
Loisdale Center, Springfield, VA                              29,051                 -               29,051
Middletown Village, Middletown, RI                            17,871                 -               17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC               10,386                 -               10,386

                                                                                        PURCHASE PRICE        MORTGAGE
                                                            NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                                   SQUARE FEET    PURCHASE           FEE             OF PURCHASE
---------------------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                               46,150         11/03              3,442                   -
Waterfront Marketplace/Town Center, Homestead, PA              755,407         11/03            113,024              72,035
Winslow Bay Commons, Mooresville, NC                           255,598         11/03             42,132                   -
Albertson's at Bloomingdale Hills, Brandon, FL                  78,686         12/03              5,856                   -
Oak Summit, Winston-Salem, NC                                  142,739         12/03             13,666                   -
Paradise Place, West Palm Beach, FL                             69,620         12/03             11,688                   -
Pointe at Tampa Plams, Tampa, FL                                20,258         12/03              5,282                   -
Southhampton Village, Tyrone, GA                                77,900         11/02             10,610                   -
Shoppes on the Ridge                                            91,165         12/02             11,422                   -
                                                           ----------------------------------------------------------------
  Total for 2001 through 2003 acquisitions                  29,573,733                        3,653,755             497,556
                                                           ================================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                             N/A         07/03                203                   -
Fountains, Plantation, FL                                          N/A         02/03              2,664                   -
Hiram Pavilion, Hiram, GA                                          N/A         05/03                695                   -
Northlake Commons, Palm Beach Gardens, FL                          N/A         07/03                640                   -
Redbud Commons Gastonia, NC                                        N/A         06/03              5,101                   -
Shoppes of Golden Acres II, Newport Richey, FL                     N/A         02/02                189                   -
Southhampton Village, Tyrone, GA                                   N/A         11/02                 62                   -
Southlake Pavilion, Morrow, GA                                     N/A         12/01                702                   -
Turkey Creek II, Knoxville, TN                                     N/A         01/02              1,317                   -
Watercolor Crossing, Tallahassee, FL                               N/A         03/03              1,028                   -
Westside Center, Huntsville, AL                                    N/A         04/03              4,888                   -
                                                           ----------------------------------------------------------------
   Total for Development projects at 12/31/03                        -                           17,489                   -
                                                           ================================================================
GRAND TOTAL                                                 31,875,622                        3,935,930             529,516
                                                           ================================================================

                                                                         OTHER CASH
                                                           CASH DOWN    EXPENDITURES      TOTAL ACQUISITION
PROPERTY                                                    PAYMENT    CAPITALIZED (A)         COST(B)
-----------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                              3,442                 -                3,442
Waterfront Marketplace/Town Center, Homestead, PA             40,989             4,694              117,718
Winslow Bay Commons, Mooresville, NC                          42,132                 -               42,132
Albertson's at Bloomingdale Hills, Brandon, FL                 5,856                 -                5,856
Oak Summit, Winston-Salem, NC                                 13,666                 -               13,666
Paradise Place, West Palm Beach, FL                           11,688                 -               11,688
Pointe at Tampa Plams, Tampa, FL                               5,282                 -                5,282
Southhampton Village, Tyrone, GA                              10,610                 -               10,610
Shoppes on the Ridge                                          11,422                 -               11,422
                                                           ------------------------------------------------
  Total for 2001 through 2003 acquisitions                 3,156,199            59,541            3,713,296
                                                           ================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                           203                 -                  203
Fountains, Plantation, FL                                      2,664                 -                2,664
Hiram Pavilion, Hiram, GA                                        695                 -                  695
Northlake Commons, Palm Beach Gardens, FL                        640                 -                  640
Redbud Commons Gastonia, NC                                    5,101                 -                5,101
Shoppes of Golden Acres II, Newport Richey, FL                   189                 -                  189
Southhampton Village, Tyrone, GA                                  62                 -                   62
Southlake Pavilion, Morrow, GA                                   702                 -                  702
Turkey Creek II, Knoxville, TN                                 1,317                 -                1,317
Watercolor Crossing, Tallahassee, FL                           1,028                 -                1,028
Westside Center, Huntsville, AL                                4,888                 -                4,888
                                                           ------------------------------------------------
   Total for Development projects at 12/31/03                 17,489                 -               17,489
                                                           ================================================
GRAND TOTAL                                                3,406,414            64,085            4,000,015
                                                           ================================================

                      ACQUISITION OF PROPERTIES BY PROGRAMS

                                NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No.8 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 15th day of March, 2005.


                              INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.


                              By: /s/ Robert D. Parks
                                -------------------------------------------
                                   Robert D. Parks
                                   President, Chief Executive Officer and
                                   Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                                CAPACITY                         DATE
             ----                                --------                         ----
/s/ Robert D. Parks              Chairman and Director                       March 15, 2005
------------------------------
Robert D. Parks


/s/ Steven P. Grimes             Treasurer and Principal financial officer   March 15, 2005
------------------------------
Steven P. Grimes


/s/ Lori J. Foust                Principal accounting officer                March 15, 2005
------------------------------
Lori J. Foust


/s/ Brenda G. Gujral             Director                                    March 15, 2005
------------------------------
Brenda G. Gujral


        *                        Independent Director                        March 15, 2005
------------------------------
Frank Catalano


         *                       Independent Director                        March 15, 2005
-------------------------
Ken Beard


          *                      Independent Director                        March 15, 2005
-------------------------
Paul R. Gauvreau


          *                      Independent Director                        March 15, 2005
-------------------------
Gerald M. Gorski


           *                     Independent Director                        March 15, 2005
-------------------------
Barbara A. Murphy


/s/ Roberta S. Matlin
------------------------------

* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.